                                                                 EXHIBIT (c)(12)

SANDS POINT APARTMENTS
8330 North 19th Avenue
Phoenix, Maricopa County, Arizona
CBRE File No. 05-271PH-0628

[PICTURE]                                         COMPLETE APPRAISAL
                                                  SELF CONTAINED REPORT

PREPARED FOR:

Mr. Myles Diamond
Assistant Vice President
GMAC COMMERCIAL MORTGAGE
CORPORATION
200 Witmer Road
Horsham, Pennsylvania 19044

VALUATION & ADVISORY SERVICES                                     [CBRE LOGO]
                                                                CB RICHARD ELLIS

VALUATION & ADVISORY SERVICES                                        [CBRE LOGO]
                                                                CB RICHARD ELLIS

                                                        2415 East Camelback Road
                                                               Phoenix, AZ 85016

                                                                T (602) 735-5649
                                                                F (602) 735-5176

                                                                    www.cbre.com

May 9, 2005

Mr. Myles Diamond
Assistant Vice President
GMAC COMMERCIAL MORTGAGE CORPORATION
200 Witmer Road
Horsham, Pennsylvania 19044

RE: Appraisal of Sands Point Apartments
    8330 North 19th Avenue
    Phoenix, Maricopa County, Arizona
    CBRE File No 05-271PH-0628

Dear Mr. Diamond:

At your request and authorization, CBRE has prepared a Complete Appraisal of the market value of the referenced property and presented our analysis in the following Self Contained Appraisal Report.

The subject is a 432 -unit garden-style apartment property built in 1985 and situated on a 11.720-acre site in Phoenix, Maricopa County, Arizona. Currently the facility is 72.9% occupied and in average condition. The subject is more fully described, legally and physically within the enclosed report.

Data, information, and calculations leading to the value conclusion are incorporated in the report following this letter. The report, in its entirety, including all assumptions and limiting conditions, is an integral part of, and inseparable from, this letter.

Based on the analysis contained in the following report, the market value of the subject is concluded as follows:

                             MARKET VALUE CONCLUSION

APPRAISAL PREMISE          INTEREST APPRAISED           EXPOSURE       DATE OF VALUE   VALUE CONCLUSION
-----------------          ------------------           --------       -------------   ----------------
      As Is                Fee Simple Estate         6 to 12 months   April 21, 2005    $  18,000,000
As If Stabilized           Fee Simple Estate         6 to 12 months   April 21, 2005    $  18,150,000

Compiled by CBRE

The following appraisal sets forth the most pertinent data gathered, the techniques employed, and the reasoning leading to the opinion of value. The analyses, opinions and conclusions were developed based on, and this report has been prepared in conformance with, our interpretation of the guidelines and recommendations set forth in the Uniform Standards of Professional Appraisal Practice (USPAP), the requirements of the Code of Professional Ethics and Standards of Professional Appraisal Practice

Mr. Myles Diamond
May 9, 2005
Page 2

of the Appraisal Institute, the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (FIRREA), Title XI Regulations and GMAC Commercial Mortgage Corporation's appraisal standards.

The report is for the sole use of the client; however, client may provide only complete, final copies of the appraisal report in its entirety (but not component parts) to third parties who shall review such reports in connection with loan underwriting or securitization efforts. Appraiser is not required to explain or testify as to appraisal results other than to respond to the client for routine and customary questions. Please note that our consent to allow an appraisal report prepared by CBRE or portions of such report, to become part of or be referenced in any public offering, the granting of such consent will be at our sole discretion and, if given, will be on condition that we will be provided with an Indemnification Agreement and/or Non-Reliance letter, in a form and content satisfactory to us, by a party satisfactory to us. We do consent to your submission of the reports to rating agencies, loan participants or your auditors in its entirety (but not component parts) without the need to provide us with an Indemnification Agreement and/or Non-Reliance letter.

It has been a pleasure to assist you in this assignment. If you have any questions concerning the analysis, or if CBRE can be of further service, please contact us.

Respectfully submitted,

CBRE - VALUATION & ADVISORY SERVICES

/s/ William J. Davis

William J. Davis
Vice President
Arizona Certified General Real Estate
Appraiser No. 30784

Phone: 602-735-5649
Fax:   602-735-5613
Email: jim.davis@cbre.com

SANDS POINT APARTMENTS                            CERTIFICATION OF THE APPRAISAL

                         CERTIFICATION OF THE APPRAISAL

We certify to the best of our knowledge and belief:

1.    The statements of fact contained in this report are true and correct.

2. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions and are our personal, impartial and unbiased professional analyses, opinions, and conclusions.

3. We have no present or prospective interest in or bias with respect to the property that is the subject of this report and have no personal interest in or bias with respect to the parties involved with this assignment.

4. Our engagement in this assignment was not contingent upon developing or reporting predetermined results.

5. Our compensation for completing this assignment is not contingent upon the development or reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value opinion, the attainment of a stipulated result, or the occurrence of a subsequent event directly related to the intended use of this appraisal.

6. This appraisal assignment was not based upon a requested minimum valuation, a specific valuation, or the approval of a loan.

7. Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice of The Appraisal Foundation and the requirements of the Code of Professional Ethics and the Standards of Professional Appraisal Practice of the Appraisal Institute, as well as the requirements of the State of Arizona relating to review by its duly authorized representatives. This report also conforms to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (FIRREA).

8. The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

9. William J. Davis, MAI has completed the requirements of the continuing education program of the Appraisal Institute.

10. William J. Davis, MAI has made a personal inspection of the property that is the subject of this report.

11.   Todd Lamb assisted in the research portion of this report.

12. William J. Davis, MAI has extensive experience in the appraisal/review of similar property types.

13. William J. Davis, MAI is currently certified in the state where the subject is located.

14. Valuation & Advisory Services operates as an independent economic entity within CBRE. Although employees of other CBRE divisions may be contacted as a part of our routine market research investigations, absolute client confidentiality and privacy are maintained at all times with regard to this assignment without conflict of interest.

/s/ William J. Davis
--------------------------------
William J. Davis, MAI
Vice President
Arizona Certified General Real
Estate Appraiser No. 30784

SANDS POINT APARTMENTS                                       SUBJECT PHOTOGRAPHS

                              SUBJECT PHOTOGRAPHS

                                    [PICTURE]

                           STREET VIEW OF THE SUBJECT

                                    [PICTURE]

                              POOL VIEW OF SUBJECT

SANDS POINT APARTMENTS                                 SUMMARY OF SALIENT FACTS

                            SUMMARY OF SALIENT FACTS

PROPERTY NAME                       Sands Point Apartments
LOCATION                            8330 North 19th Avenue,
                                    Phoenix, Arizona
ASSESSOR'S PARCEL NUMBER            158-06-002B
HIGHEST AND BEST USE
   As Though Vacant                 Multi-family residential development
   As Improved                      Continued multi-family use
PROPERTY RIGHTS APPRAISED           Fee Simple Estate
LAND AREA                           11.72 AC            510,511 SF
IMPROVEMENTS
   Property Type                    Apartment
   Number of Buildings              23
   Number of Stories                3
   Net Rentable Area                339,852SF
   Number of Units                  432
   Average Unit Size                787SF
   Year Built                       1985
   Condition                        Average
ESTIMATED EXPOSURE TIME             6 to 12 Months
FINANCIAL INDICATORS
   Current Occupancy                72.9%
   Stabilized Occupancy             88.0%
   Estimated Lease-up Period        6 Months
   Overall Capitalization Rate      6.25%
   Discount Rate                    8.75%
   Terminal Capitalization Rate     7.00%

PRO FORMA OPERATING DATA                   TOTAL                     PER UNIT
                                           -----                     --------
   Effective Gross Income               $ 2,743,905                  $  6,352
   Operating Expenses                   $ 1,611,481                  $  3,730
   Expense Ratio                              58.73%
   Net Operating Income                 $ 1,132,424                  $  2,621

SANDS POINT APARTMENTS                                 SUMMARY OF SALIENT FACTS

 VALUATION - AS IS                              TOTAL           PER UNIT
                                                -----           --------
   Sales Comparison Approach                 $  18,360,000      $ 42,500
   Income Capitalization Approach            $  18,000,000      $ 41,667

   Insurable Value                           $  22,390,000      $ 51,829

                             CONCLUDED MARKET VALUE

APPRAISAL PREMISE            INTEREST APPRAISED         DATE OF VALUE        VALUE
-----------------            ------------------         -------------        -----
   As Is                      Fee Simple Estate        April 21, 2005    $ 18,000,000
   As If Stabilized           Fee Simple Estate        April 21, 2005    $ 18,150,000

Compiled by CBRE

SPECIAL ASSUMPTIONS

None noted.

SANDS POINT APARTMENTS                                        TABLE OF CONTENTS

                                TABLE OF CONTENTS

CERTIFICATION OF THE APPRAISAL ....    i
SUBJECT PHOTOGRAPHS ...............   ii
SUMMARY OF SALIENT FACTS ..........   ii
TABLE OF CONTENTS .................    v
INTRODUCTION ......................    1
AREA ANALYSIS .....................    5
NEIGHBORHOOD ANALYSIS .............   19
MARKET ANALYSIS ...................   24
SITE ANALYSIS .....................   40
IMPROVEMENT ANALYSIS ..............   44
ZONING ............................   50
TAX AND ASSESSMENT DATA ...........   52
HIGHEST AND BEST USE ..............   54
APPRAISAL METHODOLOGY .............   57
SALES COMPARISON APPROACH .........   58
INCOME CAPITALIZATION APPROACH ....   65
RECONCILIATION OF VALUE ...........   91
ASSUMPTIONS AND LIMITING CONDITIONS   93

ADDENDA
A Glossary of Terms
B Additional Photographs
C Improved Comparable Sales
D Rent Comparables
E Operating Data
F Engagement Letter
G Miscellaneous Exhibits
H Qualifications
A

SANDS POINT APARTMENTS                                              INTRODUCTION

                                  INTRODUCTION

PROPERTY IDENTIFICATION

The subject is a 432 -unit garden-style apartment property built in 1985 and situated on a 11.720-acre site in Phoenix, Maricopa County, Arizona. Currently the facility is 72.9% occupied. Known as Sands Point, the subject is located near the intersection of 19th Avenue and Northern Avenue. The unit mix includes one and two-bedroom units and there are 23 three-story apartment buildings. Common amenities include two pools, one spa, clubhouse, tennis court, volleyball, on-site laundry facilities and covered parking. Units have patios and balconies, washer and dryer hook-ups (washers and dryers are an option), vaulted ceilings and fireplaces on third story units. The subject is more fully described, legally and physically within the enclosed report.

OWNERSHIP AND PROPERTY HISTORY

Title to the property is currently vested in the name of Century Properties Fund XIX, who acquired title to the property in 1995. There have been no other ownership transfer of the property since then. The subject is not currently listed for sale.

RELEVANT DATES

The following table illustrates the various dates associated with the valuation of the subject property:

                                 RELEVANT DATES

Date of Report:                       May 9, 2005
Date of Inspection:                   April 21, 2005
Date of Value
  As Is:                              April 21, 2005
  As If Stabilized:                   April 21, 2005

Compiled by CBRE

PURPOSE OF THE APPRAISAL

The purpose of this appraisal is to estimate the market value of the subject property. The current economic definition agreed upon by agencies that regulate federal financial institutions in the U.S. (and used herein) is as follows:

The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

1.    buyer and seller are typically motivated;

SANDS POINT APARTMENTS                                              INTRODUCTION

2. both parties are well informed or well advised, and acting in what they consider their own best interests;

3.    a reasonable time is allowed for exposure in the open market;

4. payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

5. the price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale. (1)

PREMISE OF THE APPRAISAL

The premise of this appraisal valuation is "as is" on the date of value. Additionally, the subject has been valued assuming a stabilized level of occupancy on the date of inspection.

TERMS AND DEFINITIONS

The Glossary of Terms in the Addenda provides definitions for terms that are, and may be used in this appraisal.

INTENDED USE AND USER OF REPORT

This appraisal is to be used for mortgage underwriting decisions by the client, GMAC Commercial Mortgage Corporation.

PROPERTY RIGHTS APPRAISED

The interest appraised represents the fee simple estate.

SCOPE OF WORK

The scope of the assignment relates to the extent and manner in which research is conducted, data is gathered and analysis is applied, all based upon the purpose of the appraisal and its intended use, as previously outlined.

CBRE completed the following steps for this assignment:

1. physically identified and inspected both the interior and exterior of the subject property, as well as its surrounding environs; identified and considered those characteristics that may have a legal, economic or physical impact on the subject;

2. physically inspected the micro and/or macro market environments with respect to physical and economic factors relevant to the valuation process; expanded this knowledge through interviews with regional and/or local market participants, available published data and other various resources;

----------
(1) Appraisal Standards Board of The Appraisal Foundation, Uniform Standards of Professional Appraisal Practice, 2003 ed. (Washington, DC: The Appraisal Foundation, 2003), 219; Appraisal Institute, The Dictionary of Real Estate Appraisal, 4th ed. (Chicago: Appraisal Institute, 2002), 177-178. This definition is also compatible with the OTS, OCC, RTC, FDIC, FRS and NCUA definitions of market value.

SANDS POINT APARTMENTS                                              INTRODUCTION

3. conducted regional and/or local research with respect to applicable tax data, zoning requirements, flood zone status, demographics, income and expense data, and comparable listing, sale and rental information;

4. analyzed the data gathered through the use of appropriate and accepted appraisal methodology to arrive at a probable value indication via each applicable approach to value;

5. correlated and reconciled the results into a reasonable and defensible value conclusion, as defined herein; and

6. estimated a reasonable exposure time and marketing time associated with the value estimate presented.

To develop the opinion of value, CBRE performed a Complete Appraisal as defined by the Uniform Standards of Professional Appraisal Practice (USPAP). This means that no departures from Standard 1 were invoked. In this Complete Appraisal, CBRE used all appropriate approaches to value. Furthermore, the value conclusion reflects all known information about the subject, market conditions, and available data.

This appraisal of the subject has been presented in the form of a Self-Contained Appraisal Report, which is intended to comply with the reporting requirements set forth under Standards Rule 2-2(a) of the USPAP. That is, this report incorporates, to the fullest extent possible, practical explanation of the data, reasoning and analysis that were used to develop the opinion of value. This report also includes thorough descriptions of the subject and the market for the property type.

SPECIAL APPRAISAL INSTRUCTIONS

There have been no special appraisal instructions for this assignment.

EXPOSURE/MARKETING TIME

Current appraisal guidelines require an estimate of a reasonable time period in which the subject property could be brought to market and sold. This reasonable time frame can either be examined historically or prospectively. In a historic analysis, this is referred to as exposure time. Exposure time always precedes the date of value, with the underlying premise being the time a property would have been on the market prior to the date of value, such that it would sell at its appraised value as of the date of value. On a prospective basis, the term marketing time is most often used. The exposure/marketing time is a function of price, time, and use. It is not an isolated estimate of time alone. It is different for various types of real estate and under various market conditions.

A discussion of an appropriate exposure/marketing time estimate for the subject property is presented in the following sections.

In consideration of these factors, we have analyzed the following:

      -     exposure periods for comparable sales used in this appraisal;

      - marketing time information from the CB Richard Ellis, Inc. National Investor Survey; and

SANDS POINT APARTMENTS                                             INTRODUCTION

      -     the opinions of market participants.

The following table presents the information derived from these sources.

                            EXPOSURE TIME INFORMATION

                                                       Exposure Time (Months)
Investment Type                                        Range           Average
---------------                                    --------------     --------
Comparable Sales Data                                1.0 -  6.0          3.0
Apartments
  Class A                                            1.0 -  9.0          4.1
  Class B                                            1.0 -  6.0          3.7
  Class C                                            3.0 - 12.0          7.2
CBRE ESTIMATE                                              6 TO 12 MONTHS

Source: CBRE National Investor Survey

In general, the improved sales indicate exposure times in the lower to middle portion of the range indicated by the investor survey. In addition to the sales and survey data, we have also reviewed the assumptions and conclusions reached in the Valuation section of this report, particularly the income estimates and rates of return. Based on these analyses, we have concluded an exposure/marketing time of 6 to 12 months would be considered reasonable for the subject property.

This exposure/marketing time reflects current economic conditions, current real estate investment market conditions, the terms and availability of financing for real estate acquisitions, and property and market-specific factors. It assumes that the subject property is (or has been) actively and professionally marketed. The marketing/exposure time would apply to all valuation premises included in this report.

SANDS POINT APARTMENTS                                             AREA ANALYSIS

                                 AREA ANALYSIS

                                     [MAP]

LOCATION

The subject is located in Phoenix, within the Phoenix-Mesa metropolitan statistical area (MSA). The MSA, located entirely within two counties, Maricopa and Pinal, includes the state capital and the state's largest city, Phoenix.

POPULATION

The following table shows changes in population from the 1990 and 2000 censuses, estimates for the current year, and forward projections for the MSA. As these data demonstrate, there has been a significant increase in the area population during the last two decades and that growth is projected to continue into the foreseeable future.

SANDS POINT APARTMENTS                                            AREA ANALYSIS

                   POPULATION OF PHOENIX-MESA MSA BY CITY/TOWN

                                                                         1990-2000      2000-2004      2004-2009       2004
                      1990         2000        2004         2009         Compound       Compound       Compound      Percentage
     City/Town       Census       Census     Estimate    Projection   Annual Growth   Annual Growth  Annual Growth     of MSA
     ---------       ------       ------     --------    ----------   -------------   -------------  -------------   ----------
Apache Junction **     18,981       31,851      34,017      37,053          5.3%           1.7%           1.7%           0.9%
Avondale               18,393       35,897      59,379      83,809          6.9%          13.4%           7.1%           1.6%
Buckeye                 4,939        6,537       6,572       6,649          2.8%           0.1%           0.2%           0.2%
Carefree                1,514        2,927       3,493       4,229          6.8%           4.5%           3.9%           0.1%
Cave Creek              2,060        3,728       4,056       4,498          6.1%           2.1%           2.1%           0.1%
Chandler               91,281      176,502     217,693     266,771          6.8%           5.4%           4.1%           6.0%
El Mirage               5,050        7,609      19,426      29,761          4.2%          26.4%           8.9%           0.5%
Fountain Hills         10,016       20,235      22,862      26,365          7.3%           3.1%           2.9%           0.6%
Gila Bend               1,800        1,980       1,886       1,834          1.0%          -1.2%          -0.6%           0.1%
Gilbert                33,357      109,750     152,082     201,934         12.6%           8.5%           5.8%           4.2%
Glendale              151,698      218,973     234,410     256,766          3.7%           1.7%           1.8%           6.4%
Gold Camp *             2,107        6,028       8,086      10,566         11.1%           7.6%           5.5%           0.2%
Goodyear                6,298       18,875      32,516      46,345         11.6%          14.6%           7.3%           0.9%
Guadalupe               5,458        5,228       5,172       5,205         -0.4%          -0.3%           0.1%           0.1%
Litchfield Park         3,303        3,810       3,909       4,076          1.4%           0.6%           0.8%           0.1%
Maricopa *                665        1,040       1,401       1,822          4.6%           7.7%           5.4%           0.0%
Mesa                  294,715      396,330     439,842     495,541          3.0%           2.6%           2.4%          12.0%
New River               4,056       10,740      16,454      22,508         10.2%          11.3%           6.5%           0.5%
Paradise Valley        11,931       13,663      14,176      15,075          1.4%           0.9%           1.2%           0.4%
Peoria                 51,991      108,357     131,149     159,055          7.6%           4.9%           3.9%           3.6%
Phoenix               989,709    1,320,896   1,398,726   1,515,160          2.9%           1.4%           1.6%          38.3%
Queen Creek **          2,414        4,314       6,171       8,417          6.0%           9.4%           6.4%           0.2%
Rio Verde                 454        1,419       1,638       1,908         12.1%           3.7%           3.1%           0.0%
Scottsdale            131,271      202,705     223,458     251,715          4.4%           2.5%           2.4%           6.1%
Sun City               36,844       38,289      35,254      32,629          0.4%          -2.0%          -1.5%           1.0%
Sun City West          16,519       26,343      25,137      24,197          4.8%          -1.2%          -0.8%           0.7%
Sun Lakes               7,361       11,943      11,985      12,218          5.0%           0.1%           0.4%           0.3%
Surprise                7,954       30,868      54,170      77,066         14.5%          15.1%           7.3%           1.5%
Tempe                 142,495      158,625     159,817     164,099          1.1%           0.2%           0.5%           4.4%
Tolleson                4,437        4,974       5,122       5,400          1.1%           0.7%           1.1%           0.1%
Wickenburg              4,573        5,082       5,064       5,202          1.1%          -0.1%           0.5%           0.1%
Youngtown               2,557        3,010       3,007       3,063          1.6%           0.0%           0.4%           0.1%
Other                 172,263      263,334     315,861     376,787          4.3%           4.7%           3.6%           8.6%
                    ---------    ---------   ---------   ---------         ----           ----            ---          -----
Total MSA           2,238,464    3,251,862   3,653,991   4,157,723          3.8%           3.0%           2.6%         100.0%
                    ---------    ---------   ---------   ---------         ----           ----            ---          -----

----------
* Pinal County, ** partially Pinal County, otherwise Maricopa County
Source: Claritas, Inc.
Compiled by: CB Richard Ellis

The State of Arizona is projected to gain over 690,000 new residents over the next five years, or more than 135,000 residents per year. Of this amount, 73% (500,000 total) of the forecast growth is projected to occur in the Phoenix-Mesa MSA. Water availability and employment issues are driving this growth in the Phoenix area, where approximately 65% of the state's inhabitants reside.

The following list provides comparative population gain for the top 10 MSAs. Phoenix-Mesa has consistently ranked among the top 10.

SANDS POINT APARTMENTS                                            AREA ANALYSIS

                POPULATION GROWTH IN SELECTED METROPOLITAN AREAS

Rank  Metropolitan Statistical Area                  1990 Census       2000 Census     Change      % Gain
-----------------------------------                  -----------       -----------     ------      ------
   1 Las Vegas-Paradise, NV                              741,459        1,375,765      634,306      85.5%
   2 Austin-Round Rock, TX                               846,227        1,249,763      403,536      47.7%
   3 Raleigh-Cary, NC                                    541,100          797,071      255,971      47.3%
   4 Phoenix-Mesa-Scottsdale, AZ                       2,238,480        3,251,876    1,013,396      45.3%
   5 Atlanta-Sandy Springs-Marietta, GA                3,069,425        4,247,981    1,178,556      38.4%
   6 Orlando, FL                                       1,224,852        1,644,561      419,709      34.3%
   7 Denver-Aurora, CO                                 1,666,883        2,179,240      512,357      30.7%
   8 Charlotte-Gastonia-Concord, NC-SC                 1,024,643        1,330,448      305,805      29.8%
   9 Dallas-Fort Worth-Arlington, TX                   3,989,294        5,161,544    1,172,250      29.4%
  10 Portland-Vancouver-Beaverton, OR-WA               1,523,741        1,927,881      404,140      26.5%
                                                       ---------        ---------    ---------      ----

Population growth for 81 metroplitan areas with total population exceeding 500,000, ranked by percent change, based on total population estimates for 1990 to 2000.

Source: US Census Bureau
Compiled by: CB Richard Ellis

Although Phoenix-Mesa ranks below its close neighbor Las Vegas-Paradise in percentage gain, Phoenix-Mesa surpasses Las Vegas-Paradise by a large margin in net population gain. The overall percentage gain for all metropolitan markets is 14.0%, representing the addition of approximately 28.6 million people in metropolitan areas.

HOUSEHOLDS

The following table shows changes in demographic statistics by household based on the 2000 Census.

SANDS POINT APARTMENTS                                             AREA ANALYSIS

                       MSA HOUSEHOLD PROFILES BY CITY/TOWN

                                         Households                   Housing                    Income
                             -------------------------------  ---------------------   ------------------------------
                              2000         2004       2009     Owner        Persons    Median      Average     Per
City/Town                    Census     Estimate  Projection  Occupied       per HH   Household   Household   Capita
-------------------          ------     --------  ----------  --------      -------   ---------   ---------  -------
Apache Junction **           13,795      14,782     16,153      81.9%         2.28    $ 34,712    $ 41,300   $18,231
Avondale                     10,642      17,569     24,430      81.6%         3.36    $ 58,191    $ 67,994   $20,214
Buckeye                       2,158       2,144      2,134      64.3%         3.08    $ 39,667    $ 50,171   $16,110
Carefree                      1,388       1,638      1,949      87.9%         2.11    $ 90,008    $147,690   $69,540
Cave Creek                    1,571       1,683      1,828      84.9%         2.46    $ 85,734    $114,321   $46,878
Chandler                     62,353      76,983     94,359      74.3%         2.81    $ 64,561    $ 76,855   $27,310
El Mirage                     2,121       5,425      8,441      71.4%         3.62    $ 41,141    $ 45,703   $12,604
Fountain Hills                8,653       9,961     11,726      83.6%         2.29    $ 65,899    $ 85,041   $37,071
Gila Bend                       659         623        598      61.0%         3.09    $ 28,638    $ 35,404   $11,466
Gilbert                      35,416      49,021     65,018      85.4%         3.11    $ 78,610    $ 90,502   $29,114
Glendale                     75,776      80,766     87,803      65.3%         2.87    $ 48,488    $ 60,238   $21,010
Gold Camp *                   2,785       3,796      5,072      65.0%         2.27    $ 70,815    $ 87,152   $38,206
Goodyear                      6,169      10,812     15,909      86.4%         2.69    $ 63,947    $ 78,106   $26,354
Guadalupe                     1,110       1,092      1,092      69.0%         4.73    $ 32,622    $ 41,774   $ 8,868
Litchfield Park               1,508       1,566      1,650      87.2%         2.48    $ 77,108    $103,184   $41,440
Maricopa *                      292         396        523      75.3%         3.11    $ 40,971    $ 46,675   $14,861
Mesa                        146,637     162,513    182,271      67.9%         2.68    $ 46,780    $ 59,070   $22,010
New River                     3,921       5,899      7,879      92.6%         2.78    $ 78,281    $ 87,517   $31,655
Paradise Valley               5,034       5,178      5,440      96.6%         2.71    $159,358    $221,212   $81,456
Peoria                       39,181      47,147     56,877      85.9%         2.74    $ 60,229    $ 70,953   $25,849
Phoenix                     465,762     491,643    528,687      60.8%         2.79    $ 44,429    $ 61,770   $21,991
Queen Creek **                1,217       1,730      2,332      89.4%         3.56    $ 70,335    $ 83,605   $23,449
Rio Verde                       761         860        976      96.2%         2.09    $ 83,735    $118,141   $56,601
Scottsdale                   90,669     100,626    113,803      70.2%         2.21    $ 62,847    $ 94,952   $42,936
Sun City                     23,478      21,742     20,071      87.6%         1.60    $ 33,710    $ 43,479   $26,964
Sun City West                14,996      14,534     14,183      95.3%         1.74    $ 44,980    $ 59,092   $33,735
Sun Lakes                     6,688       6,836      7,106      96.1%         1.79    $ 48,417    $ 66,642   $37,123
Surprise                     12,495      22,438     32,462      90.1%         2.39    $ 53,200    $ 63,063   $26,342
Tempe                        63,602      64,931     67,194      50.7%         2.38    $ 45,205    $ 59,869   $24,591
Tolleson                      1,432       1,494      1,597      65.7%         3.43    $ 42,687    $ 50,891   $14,838
Wickenburg                    2,341       2,340      2,406      63.6%         2.22    $ 33,742    $ 45,406   $20,625
Youngtown                     1,641       1,633      1,637      63.6%         1.77    $ 23,674    $ 31,222   $17,712
Other                        87,994     104,407    123,894      95.5%         2.52         N/A    $ 56,924   $19,570
                          ---------   ---------  ---------      ----          ----    --------    --------   -------
Total MSA                 1,194,245   1,334,208  1,507,500      69.2%         2.66    $ 49,478    $ 66,405   $24,499
                          ---------   ---------  ---------      ----          ----    --------    --------   -------

* Pinal County, ** partially Pinal County, otherwise Maricopa County
Source: Claritas, Inc.
Compiled by: CB Richard Ellis

ECONOMIC BASE

Maricopa County's economy is built on a base of activities including manufacturing, government, regional hub activities, travel and tourism, services and construction. Each of these five components of the economic base react differently to economic cycles. Mining and agriculture are also significant economic contributors, although they no longer hold their historically dominant positions. Maricopa County is the largest producer of crops and livestock in the state and places high among all counties in the nation in terms of the cash value of its agricultural products.

SANDS POINT APARTMENTS                                             AREA ANALYSIS

EMPLOYMENT

The following chart represents the diversity of Phoenix-Mesa's economic base.

                2004 PHOENIX-MESA NON-FARM EMPLOYMENT BY SECTOR

                                  [PIE CHART]

Other Service Providing                      24%
Good Producing                               16%
Trade, Transportation & Utilities            21%
Professional & Business Services             16%
Leisure & Hospitality                        10%
Government                                   13%

Source: University of Arizona 2005/2006 Economic Outlook
Compiled by: CB Richard Ellis

Historically, employment has grown by 174% over the last 20 years in Phoenix, compared with 50% nationally. Arizona was one of the first states to recover all of the jobs that were lost during the 2001 recession. Non-farm employment grew approximately 2.0% in 2004. This is due in part to the fact that Arizona has not experienced the same slowdown in hiring in the retail, education and health and social services sectors that the country has seen as a whole. Retail employment is merely growing at a slower pace than previously, and some of the largest skill shortages in Arizona are for teachers, nurses, medical technologists, and pharmacists. However, telecommunications and manufacturing have continued to struggle. Strong productivity gains, outsourcing, off shoring, and commoditization are blamed for the manufacturing segment's fall of 20% over the last five years.

The following table shows the history and projections for employment in the Phoenix-Mesa MSA, broken down by sector.

SANDS POINT APARTMENTS                                            AREA ANALYSIS

            PHOENIX-MESA NON-FARM EMPLOYMENT HISTORY AND PROJECTIONS

          Sector               2002      2003      2004      2005     2006       2007      2008      2009      2010
          ------            --------- --------- --------- --------- --------- --------- --------- --------- ---------
Good Producing                270,500   270,400   271,900   289,100   300,600   302,700   300,700   304,100   310,400
Trade, Transportation &
Utilities                     326,700   334,300   342,900   342,900   358,000   380,300   389,700   399,800   412,000
Professional & Business
Services                      254,000   262,000   273,800   291,100   304,500   314,500   322,100   329,200   339,200
Leisure & Hospitality         152,400   155,700   163,300   169,700   173,700   178,100   182,800   188,300   194,300
Government                    211,600   214,700   219,700   224,700   229,500   233,700   237,500   242,200   248,700
Other Service Providing       384,000   401,400   400,100   434,000   446,700   450,000   465,300   479,800   494,600
                            --------- --------- --------- --------- --------- --------- --------- --------- ---------
Total                       1,599,200 1,638,500 1,671,700 1,751,500 1,813,000 1,859,300 1,898,100 1,943,400 1,999,200
                            --------- --------- --------- --------- --------- --------- --------- --------- ---------

Source: University of Arizona 2005/2006 Economic Outlook
Compiled by: CB Richard Ellis

Note that both the manufacturing and information sectors (of which telecommunications is a part) are expected to grow in 2005. The general forecast is for much stronger growth of 79,800 jobs, or 4.8% in 2005. Professional and business services are expect to post the most new jobs, however the fastest growing major sectors are expected to be construction, professional and business services, and financial activities. All of the major employment categories are projected to post increases over the next year within the Phoenix-Mesa MSA with exception to Trade, Transportation and Utilities, which is expected to remain stagnant. However, that sector too is expected to increase from 2006 onward. There are several large projects that will contribute significantly to future job growth, which include the T-Gen project in Downtown Phoenix, and a possible expansion of Intel in Chandler. The Translational Genomics Research Institute (T-Gen) includes three major Arizona Universities as partners and has a mission of discovering genetic markers of disease and identifying new treatments. Intel Corp., the world's largest semiconductor company, is considering an expansion that could mean up to $5 billion in revenue for the city of Chandler. The company may upgrade one of two existing chip-manufacturing plants and is considering adding another. Corporate officials are eyeing the Ocotillo campus in Chandler as the site for a new manufacturing facility, which would be the third in the complex. Intel already owns more than 700 acres at the Ocotillo complex. About half of the area is still available for construction. A decision on the project could be made by the middle of 2005. If the company decides to go ahead with the expansion, it would take 18 months to two years to complete.

The following chart depicts employment growth history and projections for the Phoenix-Mesa MSA and the State of Arizona through 2010:

SANDS POINT APARTMENTS                                             AREA ANALYSIS

                            PHOENIX-MESA JOB GROWTH

                                  [BAR CHART]

                2003      2004    2005     2006     2007     2008      2009       2010
Phoenix-Mesa   39,300    33,200  79,800   61,500   46,300   38,800    45,300     55,800
Arizona        51,200    41,900  114,20   75,600   52,800   48,000    56,700     70,900

Source: University of Arizona Economic Outlook 2005/2006
Compiled by: CB Richard Ellis

University of Arizona forecasters are projecting average annual growth of nearly 330,000 new jobs in the Phoenix MSA during the 2004 through 2010 forecast period, or 2.6% annually.

The following table summarizes trends in unemployment across the MSA, State, and
Nation:

                            ANNUAL UNEMPLOYMENT RATES

               MSA                 State                  USA
               ---                 -----                  ---
1995           3.8%                 5.1%                 5.6%
1996           3.5%                 5.5%                 5.4%
1997           3.0%                 4.6%                 5.0%
1998           2.9%                 4.1%                 4.5%
1999           2.7%                 4.4%                 4.2%
2000           2.7%                 4.0%                 4.0%
2001           4.0%                 4.7%                 4.8%
2002           5.7%                 6.2%                 5.8%
2003           5.0%                 5.6%                 6.0%
2004           4.0%                 4.8%                 5.5%

Source: Arizona Department of Economic Security
Compiled by: CB Richard Ellis

As can be seen from the last 10 years of unemployment data, Phoenix-Mesa consistently outperforms the state of Arizona and the United States in employment rates, despite its fast-paced population growth.

                                                                   AREA ANALYSIS
SANDS POINT APARTMENTS

                          2005 TOP 10 PRIVATE EMPLOYERS

       Company                      Headquarters         No. of Employees
       -------                      ------------         ----------------
Wal-Mart                                No                   19,510
Banner Health Systems                  Yes                   14,447
Honeywell International                 No                   12,000
Wells Fargo & Co.                       No                   11,000
Raytheon Missile Systems                No                   10,530
Basha's Inc.                           Yes                    9,646
Albertson's-Osco                        No                    9,500
Intel Corp.                             No                    9,500
Safeway Stores                          No                    9,500
JPMorganChase & Co.                     No                    9,200

Source: The Business Journal, Book of Lists 2005

The greater Phoenix area is a $ 50 billion marketplace driven by technology. World-leading companies such as Intel, Avnet, Motorola, AlliedSignal, Honeywell and Boeing Company have chosen Phoenix for their corporate or regional headquarter. Industry giants such as American Express, Phelps Dodge, Sumitomo Sitix, Prudential, Charles Schwab and Mayo Clinic have major operations in Phoenix.

REAL ESTATE TRENDS

The following table presents 10-year trends in rental rates and vacancy within the major non-residential real estate categories across the MSA:

                      HISTORICAL RENTAL AND VACANCY RATES

Period               Office                   Industrial                 Retail                       Apartment
 (4Q)       Rent/SF          Vacancy     Rent/SF     Vacancy      Rent/SF      Vacancy          Rent/Unit     Vacancy
------     --------          -------     -------     -------     --------      -------          ---------     -------
 1995      $  14.64           11.71%      $0.52        6.64%     $  10.27        8.70%           $   545         4%
 1996      $  15.61            9.51%      $0.65        5.69%     $  11.18        7.94%           $   572         5%
 1997      $  18.33            9.22%      $0.70        7.01%     $  11.64        7.53%           $   602         5%
 1998      $  19.20            9.46%      $0.75        7.08%     $  12.65        6.28%           $   628         5%
 1999      $  20.49            9.97%      $0.68        8.06%     $  14.01        5.52%           $   651         6%
 2000      $  18.79            9.87%      $0.60        7.38%     $  14.98        5.25%           $   677         7%
 2001      $  19.66           16.02%      $0.71        9.84%     $  15.81        6.59%           $   688         8%
 2002      $  19.25           18.82%      $0.73       10.34%     $  16.55        7.30%           $   692         9%
 2003      $  18.86           18.38%      $0.72        9.70%     $  16.86        7.38%           $   698        10%
 2004      $  19.50           16.40%      $0.77        8.53%     $  17.64        6.05%           $   705         8%

Sources: CB Richard Ellis, Real Data, Phoenix Metropolitan Housing Study

Vacancy in all categories increased beginning in the mid-1990s. The commercial real estate market in general is moving through an overbuilt phase. However, aggressive pricing on behalf of investors and favorable mortgage interest rates have had a favorable influence on overall values during this downturn.

SANDS POINT APARTMENTS                                             AREA ANALYSIS

The following table presented trends in new and resale home prices across the
MSA:

                        SINGLE FAMILY MEDIAN HOME PRICES

                                  [BAR CHART]

                 1995       1996     1997      1998       1999      2000       2001       2002      2003       2004
                 ----       ----     ----      ----       ----      ----       ----       ----      ----       ----
Resale         $ 90,500  $ 97,000  $105,000  $113,585   $120,000  $128,900   $136,000   $144,900  $155,000   $174,815
New Home       $127,600  $130,750  $136,130  $139,070   $146,710  $150,770   $156,560   $159,990  $173,240   $195,000

Source: Arizona Real Estate Center

Average new homes have increased in price 4.3% compounded annually over the last 10 years, and resales have increased nearly 6.8% annually over the same time period. The price increases over the latter years were achieved during an economic downturn and are attributable primarily to the favorable mortgage rate environment. According to the University of Arizona 2005/2006 Economic Outlook, the ratio of average home prices to average household income is the highest it has been for nearly 30 years. New housing prices are now 3-1/2 times household incomes. Existing housing is now priced at three times household income. Further, as a long-term average, the Arizona homebuilding industry supplies roughly 400 housing units for each 1,000-person increase in new residents. Today, 550 housing units are supplied for each 1,000-person increase in population. However, an unbelievable amount of money is flowing into Arizona real estate from out-of-state buyers who consider local prices to be cheap. Factors that could adversely affect housing price increases are disruptions in the mortgage lending environment or more than modest increases in interest rates. Population growth, on the other hand, will continue to apply upward pressure to housing prices.

RETAIL SALES

The following chart depicts trends in retail sales across the MSA:

SANDS POINT APARTMENTS                                             AREA ANALYSIS

                           PHOENIX-MESA RETAIL SALES

                                  [BAR CHART]

2002     2003    2004    2005     2006    2007     2008     2009      2010
$38.1   $41.1   $44.9   $47.7    $49.6   $52.0    $54.7    $57.7     $61.2

Numbers shown are $billion
Source: University of Arizona Economic Outlook 2005/2006

The University of Arizona's 2005/2006 Economic Outlook is predicting a 6.4% increase in retail sales in 2005 and a 4.5% average annual increase over the next 7 years.

GOVERNMENTAL INFLUENCES

Planning and zoning within Maricopa County is administered by the individual municipalities, and all of the incorporated areas within the county have adopted comprehensive zoning policies and long term general plans. The state legislature mandates assessment ratios and basic property tax policy, while Maricopa County determines assessed values. Local municipalities determine tax rates. Arizona has a 5% sales tax and Maricopa County has a 7.0% sales tax. Most of the municipalities within Maricopa County also have a sales tax.

The State of Arizona employs a dual (Primary, Secondary) structure for real estate taxation. The assessed value derived from "full cash value" is the basis for computing taxes for budget overrides, bond and sanitary, fire and other special districts (Secondary taxes), while the assessed value derived from "limited value" is the basis for computing taxes for the maintenance and operation of school districts, community college districts, cities, county and the state (Primary taxes).

TRANSPORTATION

The Phoenix area is moving ahead with major infrastructure projects that will help carry the region well into the next decade. The freeway plan originally called for constructing 16 new limited access highways totaling 244 miles. Since the passage of Proposition 300, more than 70 miles of new freeways have been opened, including the Agua Fria, the Pima/Price-Loop 101, and the Red Mountain Freeways. In March 2002, the final segment of the 61-mile $1.25 billion Loop 101 Freeway system was finished. This milestone freeway now makes is possible to travel unobstructed

SANDS POINT APARTMENTS                                             AREA ANALYSIS

from Chandler, north through Tempe and Scottsdale, west through Phoenix and Glendale, and ultimately south to Interstate 10.

The current ADOT construction plan is presented as follows:

REGIONAL FREEWAY SYSTEM
July 2004 Certification

                                  [FLOOR PLAN]

   Remaining Life Cycle Cost
    (Millions) 2005 - 2007
------------------------------
Design                    $ 10
R/W                       $ 95
Construction              $560
                          ----
    Total                 $665

Obligated
Roadway Construction      $340

MASS TRANSIT

The Regional Public Transportation authority coordinates mass transit throughout the metropolitan area under the title of Valley Metro. Valley Metro includes six private carriers that are contracted to the various municipalities. Additionally, voters gave initial approval to a light rail system in 2001. The starter segment will run from Spectrum Mall in northwest Phoenix, through central Phoenix to the downtown area, and then east through Tempe and into Mesa. Most recently, the construction phase was scheduled to begin in late 2004 and the rail system is planned to be operational by late 2008. This starter segment is expected to cost $1.3 million. The following presents the construction schedule for the 20-mile starter segment:

SANDS POINT APARTMENTS                                             AREA ANALYSIS

[METRO LOGO]

                                PROJECT SCHEDULE

                                  [BAR CHART]

                                     [MAP]

In November of 2004, residents of the Phoenix metropolitan area approved Proposition 400, which continues a half-cent sales tax for 20 years, generating an estimated $15 billion for the valley's transportation plan. Proposition 400 partially funds the starter segment and six extensions:

- 2 miles south along Rural Road in Tempe, from the main line on Apache Boulevard (Phase II: 2011-2015)

SANDS POINT APARTMENTS                                             AREA ANALYSIS

- 2.7 miles on Main Street in Mesa from the former Tri-City Mall to downtown (Phase II: 2011-2015)

- 12 miles from central Phoenix to Paradise Valley Mall along state Route 51 (Phase IV: 2021-2026)

-     5 miles from 19th Avenue in Phoenix to downtown Glendale (Phase III:
      2016-2020)

-     5 miles from 19th Avenue in Phoenix to Metro Center mall (Phase II:
      2011-2015)

-     11 miles along I-10 in the West Valley to 79th Avenue (Phase III:
      2016-2020)

The plan includes park and-ride lots along the line. Approximately $2.3 million of the Proposition 400 funding is allocated toward the extension routes.

The light rail system relies in part on federal funding. The federal government formally committed to its portion of the Valley's light rail system on January 24th in a funding grant that will pay nearly half of the construction costs of the 20-mile starter line. The government is funding $587.2 million of the $1.3 billion cost of the project, which has started construction. Phoenix, Mesa, and Tempe pay the remainder for the line that will run through the three municipalities. The agreement will provide annual funding through 2011. There is also a separate $60 million that will be available from federal Congestion Mitigation and Air Quality funds.

According to Valley Metro, there are additional possible extensions to the light rail system in Scottsdale and Glendale. Scottsdale and Tempe completed a Major Investment Study in 2002 that recommended a high capacity transit route on Scottsdale Road. In early 2003, the Scottsdale City Council officially approved Scottsdale Road as a high-capacity transit corridor. While no technology has yet been approved for this corridor, the identification of Scottsdale Road as a high-capacity transit corridor leaves the option open for light rail or other high capacity modes here.

SKY HARBOR INTERNATIONAL AIRPORT

The airport was established in 1929, and the first air traffic control tower and Terminal 1 were completed in 1952. Terminal 2 was added in 1962, and in 1979, Terminal 3 and the new control tower were completed at a cost of approximately $48 million. In 1990, Terminal 4 (the Barry M. Goldwater Terminal) was completed. Sky Harbor is now ranked as the fifth busiest airport in the world (just ahead of Paris and behind Los Angeles) with about 560,000 take offs and landings annually. The airport now has three terminals and runways (the original terminal was razed) with over 100 gates, and serves over 35.0 million passengers each year. The City of Phoenix recently embarked on a $1.2 billion dollar expansion of the airport that added a third runway in 2000. With the planned expansion of Terminal Four, the capacity will be raised in the next 15 years to 110 gates and 60 million passengers. A state of the art $35.0 million people mover system is planned to be operational in 2009, and this will provide an underground connection to a new, seven-story 18,000-car parking

SANDS POINT APARTMENTS                                             AREA ANALYSIS

garage. Also, the new Sky Harbor Rental Car Center is under construction west of the airport. The new rental car center will consolidate all of the eight car rental agencies and their maintenance facilities into one location. The scheduled occupancy is November 2005. The project is 2.5 million square feet of space. The project can accommodate 5,600 rental cars. However, Sky Harbor already supports 40,000 rental cars in the immediate area of the airport.

RAIL SERVICE

Two transcontinental rail lines, the Southern Pacific and the Santa Fe Railroad, and two Amtrak lines serve Phoenix. Most major southwest cities are readily accessible by rail at very competitive rates. Proximity to rail service in the northwest and southwest regions combined with a plentiful supply of industrially zoned properties has been an important factor in growth of these two regions in the 1980s. While many industrial park developers would like rail access to provide flexibility in attracting new users, few valley manufacturers are required to locate near rail lines. Instead, they employ the numerous common carrier trucking firms to move raw materials and finished goods. Consequently, rail access has had only a small impact on the location of manufacturing in the country in recent years.

CONCLUSION

The Phoenix-Mesa MSA is emerging from an economic downturn that began in 2000. Claritas is projecting population growth to average 100,000 new residents per year through 2009 and the University of Arizona is projecting an average of 124,000 new residents per year, and an average employment growth of 55,000 new non-farm jobs per year through 2010, with 79,800 new non-farm jobs project for 2005. Major infrastructure projects within the freeway, rail and airport systems are underway to facilitate this growth. The near term outlook is for the local economy to continue its move back into a growth and development phase across all of the major economic sectors. Over the long term, the Phoenix MSA will strengthen is position as the dominant social and economic hub of the southwestern US.

SANDS POINT APARTMENTS                                     NEIGHBORHOOD ANALYSIS

                             NEIGHBORHOOD ANALYSIS

                                     [MAP]

LOCATION

The subject is located in central Phoenix, near the intersection of Butler Drive (between Northern Avenue and Dunlap Avenue) and 19th Avenue, in Maricopa County. The defined neighborhood is located approximately five miles north of the central business district of Phoenix.

BOUNDARIES

The neighborhood boundaries are detailed as follows:

    North:         Dunlap Avenue
    South:         Camelback Avenue
    East:          7th Street
    West:          Interstate 17

The defined neighborhood covers eight square miles, and the subject is located in the central part of the neighborhood.

SANDS POINT APARTMENTS                                     NEIGHBORHOOD ANALYSIS

LAND USE

The subject neighborhood is predominantly a residential district that is west of the affluent "north-central" residential district, and which is north of the downtown and Camelback corridor employment districts. Beyond periodic infill projects, the neighborhood has been fully developed for decades.

The housing base in the area includes ranch style single family residences that were developed in the 1950's and early 1960's. Although small pockets of relatively high-end housing are interspersed throughout the area, typical single family homes range from about 1,500 to 2,000 square feet. Claritas reports median 2004 housing values of $285,000 and $312,000 within one and three miles of the subject.

The subject property is located one about a mile east of Metrocenter, a regional mall that represents the largest concentration of commercial development within the subject neighborhood. The mall was constructed in 1973, and was originally designed for a total of 268 tenants within 1.6 million square feet. Numerous peripheral retail, restaurant, hotel, office and multifamily residential uses have been developed throughout the approximate 120 acre campus which comprises the Metrocenter project. Metrocenter extends between Peoria Avenue on the north, and the Arizona Canal on the south, and between the Black Canyon Freeway on the east and 31st Avenue on the west. Anchor tenants for the regional mall include Dillard's, Robinson's-May, and Sears. Macy's recently left the mall and Westcor is considering bringing in a discount anchor as a replacement.

The 342-room Sheraton Crescent Hotel is located within a business district at the northwest corner of Interstate 17 and Dunlap Road. Surrounding this facility to the north, south and east is a light industrial and business district known as Northwest Business Center. This project is owned by RREEF and is fully developed. Typical buildings in this area include clean light industrial facilities that were developed from the late 1970's to the early 1980's, and a combination of garden and mid-rise office buildings that were primarily developed in the mid-1980's, but infill office development is still occurring in the area. Major employers/tenants in this neighborhood include US West, Southwest Gas, American Express, Liberty Mutual, and Federated Insurance. However, typical office tenants and employers in the neighborhood include local or regional users who occupy 1,000 to 5,000 square feet suites. Access to employment and transportation is the primary draw for office users in the neighborhood.

The subject is within a five to 10 minute drive of the fast-growing Deer Valley employment corridor along the intersection of Interstate 17 and the 101 Loop. American Express, Honeywell, Discover Card, Safeway, Petsmart, and Phoenix General Hospital all have existing administrative facilities within the neighborhood boundaries, and there are literally dozens of smaller industrial and office employers within the area. Additionally, in the last two years several large scale back-office users have entered this market. One demographic study that was prepared in the mid-1990's found that there are

SANDS POINT APARTMENTS                                     NEIGHBORHOOD ANALYSIS

approximately 5,000 jobs within a three mile radius of the intersection of Interstate 17 and the Loop 101 freeway. Not surprisingly, therefore, one of the most prevalent land uses in the neighborhood consists of high quality office and back office employment facilities, and these property types are positioned in a major growth phase as of the effective date of this report.

Mark-Taylor introduced the 600-unit San Valiente apartment project to the neighborhood in 1996 and 1998. This project is located near Dunlap Avenue and 22nd Avenue. Other apartment projects in the are primarily 1980's era projects consisting of 150 to 250 units. The housing base in the neighborhood conforms with the employment base in the area. Executive housing is available within 15 to 30 minutes of the neighborhood.

The entire subject neighborhood is within the city limits of Phoenix and is provided all necessary community services including public schools, police and fire protection, and water and sanitary sewer service. The neighborhood lies within the Glendale Union High School and Washington Elementary School Districts which include Moon Valley and Cortez High Schools, Cholla and Royal Palm Junior High Schools and various elementary schools. Ottawa University, located one block east of the subject, offers bachelors and masters programs in liberal arts education and currently has 2,500 students enrolled. Cholla Branch Public Library is located across the street from Metrocenter regional mall. The private suppliers of public services include natural gas from Southwest Gas Corporation, electricity by the Salt River Project and telephone by US West Communications. The above services and suppliers are considered adequate in quality and quantity for the subject neighborhood at present and in the future.

Approximately one-quarter of a mile north of the subject property, along the west side of the Cave Creek Wash, is the Rose Mofford Sports Complex. This project includes lighted playing fields, tennis courts, racquetball courts, a swimming pool, and playground areas. Other recreational facilities within the neighborhood include the 18-hole EI Caro Golf Course and Cactus, Cortez, Cave Creek, Hoshoni and Royal Palm Parks. The North Mountain Preserve features scenic hiking trails in the far northeast portion of the neighborhood.

TRANSPORTATION INFLUENCES

Dunlap Avenue, Northern Avenue, Glendale Avenue, Bethany Home Road, and Camelback Road are the primary east-west arterials serving the subject neighborhood. The principal north-south thoroughfares within the immediate neighborhood include the Black Canyon Freeway (Interstate 17) and 19th and 7th Avenues, as well as 7th Street.

In 2000, Maricopa County voters approved a $1.0 billion light rail system that will run from central Phoenix, through downtown, and ultimately through Tempe and into Mesa. The 20-mile stretch that will comprise the first segment of the project will start at the intersection of 19th Avenue and Bethany

SANDS POINT APARTMENTS                                     NEIGHBORHOOD ANALYSIS

Home Road. A train station and parking facility is therefore required at this intersection. In 2000, the City of Phoenix identified three sites in the area as potential parking facilities, including the southwest corner of the intersection, which is improved with a 1950's-era bowling alley; the Phoenix Spectrum mall site, which would require the construction of a three-story parking garage; and the Montebello site, which is improved with a neighborhood shopping center. The City's first choice was the mall site; however, negotiations with the owners broke down and the location was removed from consideration. During the summer of 2002, the Phoenix City Council formally designated the Montebello parcel at 19th Avenue and Montebello as the site for an 825-space park and ride facility. A light rail station is planned for the Spectrum Mall site, and the rail line will run south along 19th Avenue, east along Camelback Avenue, and then south through downtown Phoenix. The development time line began in late 2003 and should reach its end in late 2006. The project is dependent upon Federal funding, but Phoenix and Tempe have decided to move forward with land acquisition and planning in advance of Federal funding. Land acquisition costs are currently estimated at $116 million and the Regional Public Transit Authority (RPTA) plans to spend one-third of that amount during 2003. Overall, the planned rail system is further testament to the revitalization that is unfolding within the neighborhood.

DEMOGRAPHICS

Selected demographics in a one, three, and five-mile radius from the subject are shown in the table on the following page.

SANDS POINT APARTMENTS                                     NEIGHBORHOOD ANALYSIS

                       SELECTED NEIGHBORHOOD DEMOGRAPHICS

8330 N. 19th Ave.                              Radius 1.0   Radius 3.0   Radius 5.0
Phoenix, AZ                                       Mile         Mile         Mile
--------------------------------------------   ----------   ----------   ----------
Population
     2009 Population                              18,283      186,370      465,340
     2004 Population                              17,040      174,033      436,280
     2000 Population                              16,049      164,248      413,050
     1990 Population                              14,772      132,982      361,351
     Growth 2004 - 2009                             7.29%        7.09%        6.66%
     Growth 2000 - 2004                             6.17%        5.96%        5.62%
     Growth 1990 - 2000                             8.64%       23.51%       14.31%

Households
     2009 Households                              10,724       87,048      208,098
     2004 Households                              10,029       81,936      196,570
     2000 Households                               9,477       77,874      187,281
     1990 Households                               8,512       66,064      166,852
     Growth 2004 - 2009                             6.93%        6.24%        5.86%
     Growth 2000 - 2004                             5.82%        5.22%        4.96%
     Growth 1990 - 2000                            11.34%       17.88%       12.24%

Income
     2004 Median Household Income              $  64,253    $  53,968    $  49,706
     2004 Estimated Average Household Income   $ 100,286    $  98,795    $  87,711
     2004 Estimated Per Capita Income          $  59,160    $  46,752    $  39,839
Age 25+ College Graduates - 2004                   9,049       66,709      149,485
Age 25+ Percent College Graduates - 2004            64.8%        54.4%        49.2%

Source: CBRE

The relatively low growth rates projected for the subject's area are the result of a lack of vacant land for new development. A more detailed overview of demographic trends within the competitive area is presented in the Market Analysis section of this report.

SUMMARY AND CONCLUSIONS

The subject neighborhood is positioned in a long term period of stability in terms of a typical neighborhood life cycle. Although infill development and renovation is evident in the retail and multi-family segment, the outlook is for stable market conditions including limited new development over the near term. The long term outlook for the neighborhood is favorable due to the convenient access to employment, freeways, and shopping. By local standards barriers to entry are high in this area, and this has a favorable influence on the long term potential of the subject.

SANDS POINT APARTMENTS                                           MARKET ANALYSIS

                                 MARKET ANALYSIS

Marketability refers to the posture of the subject property within its marketplace and its ability to be leased, sold or marketed relative to its competition and current conditions. Within this section, we have addressed the overall market trends influencing the Phoenix apartment market, the trends occurring in the local submarket, the demographic influences affecting the subject property and our projections for the long-term market acceptance of the subject property.

PROPERTY PRODUCTIVITY ANALYSIS

The subject is a 432-unit garden apartment project known as Sands Point Apartments. The property was developed in 1985 and is presently 72.9% leased. The subject is classified as a Class B apartment project by local market standards

MULTI-FAMILY MARKET -- METRO PHOENIX ANALYSIS

A snapshot of the multi-family apartment market as well as conditions within the submarket is presented as follows:

                           APARTMENT MARKET STATISTICS

Category                       Phoenix Area   Submarket 4S
----------------------------   ------------   ------------
Existing Supply (Units)           223,870         8,484
New Construction YTD (Units)        3,432             0
Leasing YTD (Units)                   907           179
Average Occupancy                    92.0%         92.0%
Average Rent Per Unit          $      713       $   617
Average Unit Size                  655 SF        713 SF
Average Rent PSF               $     1.09       $  0.87
Date of Survey                    1Q 2005

Source: RealData

The apartment market in Phoenix moved through a rapid development phase from 1994 through 2001. This time period was characterized by rapid introduction of new space and relatively strong absorption across the Phoenix MSA. Market conditions began to change in the second half of 2001 in conjunction with the national economic downturn as vacancy rates moved upward, concessions began to increase, and rental rates plateaued. Although certain pockets of the Phoenix area are still experiencing rapid introduction of new space, new construction activity has slowed greatly across the MSA. Currently, the market is positioned in a recovery period with non-stabilized occupancy and concessions in most markets. However, declining overall capitalization rates have had a stabilizing effect on multi-family values, and this trend is expected to continue.

SANDS POINT APARTMENTS                                           MARKET ANALYSIS

SUPPLY

The following table depicts the changes in inventory and building permits issued for the Phoenix metropolitan area from 1991 through the present.

                             MULTI-FAMILY INVENTORY
                              METROPOLITAN PHOENIX

                               Building
Year    Inventory   % Change   Permits    % Change
-----   ---------   --------   --------   --------
1991     260,501      0.6%        710      -62.4%
1992     261,095      0.2%      1,234       73.8%
1993     262,930      0.7%      1,799       45.8%
1994     264,663      0.7%      6,015      234.4%
1995     266,849      0.8%      7,719       28.3%
1996     275,919      3.4%      8,545       10.7%
1997     284,220      3.0%      7,930       -7.2%
1998     289,044      1.7%      7,877        0.7%
1999     296,761      2.7%      8,241        4.6%
2000     306,386      3.2%      8,009       -2.8%
2001     312,761      2.1%      7,201      -10.1%
2002     321,459      2.8%      5,607      -22.1%
2003     326,311      1.5%      4,836      -13.8%
2004*    330,291      1.0%      4,997        3.3%

Source: Phoenix Metropolitan Housing Study, through Fourth Quarter 2004*

Roughly 36,000 apartment units were added to the Phoenix metropolitan area during the 1990's, or about 4,000 units per year on average. Permit activity remained relatively strong in 2000 and 2001, but declined 22% in 2002 and another 14% in 2003 to a decade low permit total of 4,836 in 2003. At the end of fourth, quarter 2004, 3,126 building permits were filed, which is 3.3% higher than the number of building permits filed in all of 2003. According to RealData, there are 3,631 units under construction across Phoenix MSA, and another 2,815 are in the planning stages for projects of 50 units or more.

It should be noted that virtually all of the new permit activity is directed towards the luxury, or "A" quality market. The base inventory of "B" and "C" quality projects has remained fixed for several years. Furthermore, although there is market wide softness in leasing and occupancy, there is strong demand from both private capital and institutional investors for new and existing projects. The low capitalization rate environment is pushing prices upward and another development cycle is beginning in 2004.

VACANCY RATES

Trends in vacancy rates within the Phoenix area are presented in the following table:

SANDS POINT APARTMENTS                                           MARKET ANALYSIS

                             APARTMENT VACANCY RATES
                              METROPOLITAN PHOENIX

                                           Annual
Year   Qtr. 1   Qtr. 2   Qtr. 3   Qtr. 4   Average
----   ------   ------   ------   ------   -------
1990    12%      13%      11%      10%      11.5%
1991    10%      13%      11%      10%      11.0%
1992    10%      11%       9%       8%       9.5%
1993     7%       8%       6%       4%       6.3%
1994     4%7      5%       4%       4%       4.3%
1995     3%       6%       4%       4%       4.3%
1996     4%       5%       5%       5%       4.8%
1997     5%       6%       5%       5%       5.3%
1998     4%       5%       5%       5%       5.0%
1999     5%       6%       6%       6%       6.0%
2000     6%       7%       8%       7%       7.0%
2001     8%       8%       7%       8%       7.8%
2002     8%       9%       8%       9%       8.5%
2003    10%      10%      10%      10%      10.0%
2004     9%       9%       8%       8%       8.5%

Source: Phoenix Metropolitan Housing Study, through Fourth Quarter 2004

Average year-end vacancy increased from 1998 through 2003, stabilized at 10%, but fell to 8% by the third quarter of 2004. Construction slowed dramatically over the last two years, but certain submarkets are now targeted for significant levels of new inventory, most notably the 101 Freeway corridor in north-Phoenix.

Interest rates remain favorable, and this trend is expected to continue into 2005. However, while low mortgage rates have been blamed for a large-scale migration of apartment residents into the single-family market, most analysts (including home builders and apartment managers) now believe that this migration is over. Apartment residents who have the means to enter the single-family market have already done so over the last five years. Limited new construction in most areas combined with an improving employment market and a decline in migration from multi-family to single family point to an improvement in physical occupancy during 2005.

It should be noted that the Phoenix Metropolitan Housing Study attempts to include all apartments via statistical inference in the previous vacancy rates. RealData, Inc. figures in the next section include only projects with 100 or more units. Therefore, there is a slight difference in apartment vacancy rates between these sources.

ABSORPTION

The following table depicts the number of units that have been absorbed and that remained vacant since 1990.

SANDS POINT APARTMENTS                                           MARKET ANALYSIS

                     ANNUAL ABSORPTION RATES - METRO PHOENIX

Year    Absorption   % Change   No. Vacant   % Change
-----   ----------   --------   ----------   --------
1990      10,482       53.9%      25,875      -24.9%
1991       2,734      -73.9%      24,650       -4.7%
1992       4,394       60.7%      20,850      -15.4%
1993      12,135      176.0%      10,550      -49.4%
1994       2,208      -81.8%      10,075       -4.5%
1995         211      -90.4%      12,050       19.6%
1996       7,820       36.1%      12,300        2.1%
1997       8,001        2.3%      13,600       10.6%
1998       3,674      -69.9%      14,525        6.8%
1999       5,017       36.6%      17,450       20.1%
2000       6,225       24.1%      20,850       19.5%
2001       1,525      -75.5%      25,700        8.2%
2002       4,273      180.2%      30,125       17.2%
2003       3,702      -13.4%      31,275        3.7%
2004*      9,230      249.3%      26,025      -16.8%

Source: Phoenix Metropolitan Housing Study, Fourth Quarter 2004*

A total of 4,836 permits were issued in 2003 and 3,702 units were absorbed. As of Fourth Quarter 2004, 4,997 permits have been issued and 9,230 units have been absorbed. Although annual absorption has remained positive over the last 14 years, it tends to lag behind new construction. The large positive imbalance between new permits and absorption posted during the first three quarters of 2004 has caused the metropolitan vacancy level to drop from 10% at year-end 2003 to its current rate of 8%. However, new construction is still occurring in various pockets across the MSA, particularly within the Deer Valley/101 corridor.

SALE PRICES

The following table depicts several benchmarks in relation to recent sales activity in the subject's overall property class. Sales criteria involved all projects above 150 units that were developed between 1981 and 1989.

SANDS POINT APARTMENTS                                           MARKET ANALYSIS

                    SALES TRENDS: MARICOPA COUNTY APARTMENTS

                               2001          2002           2003           2004           2005
                          ------------   ------------   ------------   ------------   ------------
Total Sales                         19             11             26             32             11
Total $ Volume            $264,005,015   $134,163,000   $225,570,396   $384,526,235   $136,027,500
Total Square Feet            4,194,503      2,675,293      4,548,576      6,693,740      2,069,596
Total Units                      5,095          3,703          6,274          8,743          2,893
Total Acres                     207.17         126.61         247.25         330.14          126.6
Average Sale Price        $ 13,895,001   $ 12,196,636   $  8,675,784   $ 12,016,445   $ 12,366,136
Average Number of SF           220,763        243,208        174,945        209,179        188,145
Average Price Per SF      $      62.94   $      50.15   $      49.59   $      57.45   $      65.73
Median Price Per Sf       $      57.13   $      42.56   $      50.47   $      58.72   $      61.94
Average Price Per Unit    $     51,816   $     36,231   $     35,953   $     43,981   $     47,020
Median Price Per Unit     $     52,925   $     29,885   $     35,821   $     42,026   $     41,161
Average Number of Units            268            337            241            273            263
Average Number of Acres          11.51          11.51           9.51          10.32          11.51
Average Cap Rate                  8.94           8.58           8.41           6.57           7.46
Average GRM                       6.11              0           5.32           5.98           6.03

Source:CoStar

The true number of sales for 2005 is suspect because Costar is approximately 75 days behind schedule in reporting current sales. However, the data indicate that 2004 was a record year in both the number of transactions and total dollar volume. While none of the samples is statistically valid, average unit prices have increased over the five-year time frame. There are generally more buyers than sellers in the current market. As overall capitalization rates continue to decline, the immediate outlook is for stable or improving values into 2005.

RENTAL RATES

The following table shows the trend in average unfurnished rental rates since 1992:

SANDS POINT APARTMENTS                                           MARKET ANALYSIS

                          AVERAGE UNFURNISHED RENT AND

                           ANNUAL PERCENTAGE INCREASE

                                            Annual
Year   Qtr. 1   Qtr. 2   Qtr. 3   Qtr. 4   % Change
----   ------   ------   ------   ------   --------
1992    $431     $433     $436     $439      1.9%
1993    $445     $449     $455     $464      4.3%
1994    $475     $483     $494     $508      6.9%
1995    $523     $530     $537     $545      4.2%
1996    $553     $559     $566     $572      3.4%
1997    $578     $586     $594     $602      4.2%
1998    $614     $616     $625     $628      2.3%
1999    $636     $640     $646     $651      2.4%
2000    $657     $662     $669     $677      3.0%
2001    $683     $686     $687     $688      0.7%
2002    $691     $691     $694     $692      0.6%
2003    $694     $694     $695     $698      0.8%
2004    $700     $700     $702     $705      1.0%

Source: Real Data, Inc.

Income growth is currently neutral in the Phoenix MSA, but has ranged from 0.6% to 6.9% annually over the last 12 years. The average income growth rate over the last 12 years in Phoenix has been 4.0%. The near term projection is for neutral to improving rental growth as reflected by the performance of the apartment market during the first four quarters of 2004. However, the long-term growth rate remains in the range of 2% to 3%.

CONCLUSION--MULTI-FAMILY MACRO

The apartment cycle is positioned in a recovery phase following a rapid development cycle during the 1990's. Softness in leasing and occupancy are common across the MSA and new construction is ongoing. The outlook in Phoenix for the next two years includes the following:

      - Flat rental rates are projected into 2005, but the long-term growth rate remains at 2% to 3%, particularly in the Class A segment.

      - Physical vacancy is expected to improve during 2005, but a relatively high level of concessions, including free rent, will remain in effect over the next several quarters.

      - After several quarters of flat property values, there appears to be upward pressure on property values due to strong investor demand and declining overall rates.

The final part of this analysis is presented on a submarket basis. This analysis is presented after the submarket map on the following page.

SANDS POINT APARTMENTS                                           MARKET ANALYSIS

                                      [MAP]

SANDS POINT APARTMENTS                                           MARKET ANALYSIS

MULTI-FAMILY MARKET -- SUBMARKET ANALYSIS

The following discussion concerns the market conditions impacting the immediate subject submarket. The subject property is located in the Metrocenter submarket 4S as designated by RealData, Inc. The map on the preceding page delineates the area incorporated in this submarket.

SUPPLY ANALYSIS

An analysis of the specific inventory comprising this area indicates the following age characteristics in complexes with 100+ units.

                      SUBMARKET APARTMENTS WITH 100+ UNITS
                                   DISTRICT 4S

  Year Built      Total # of Units   % of Phoenix Area
---------------   ----------------   -----------------
Prior to 1972            559               6.6%
1973 to 1980           2,277              26.8%
1980 to 1990           4,985              58.8%
1990 to 2000             663               7.8%
2000 to Present            0               0.0%

Source: RealData

PROPOSED INVENTORY

Gray Development is planning the 205-unit Arete project at 2506 W. Avenue, less than one mile northwest of the subject. There is a high degree of probability that this project will be constructed; however, the Class A rental structure will not overlap with the subject.

ABSORPTION

The following table presents the historical absorption within the Metrocenter submarket:

                               HISTORIC ABSORPTION
                               100+ UNIT COMPLEXES

 Period     Submarket 4S   Metro Phoenix
---------   ------------   -------------
1Q2003           35           2,021
2Q2003          145            -218
3Q2003          -12           1,213
4Q2003         -124             256
1Q2004          125           2,066
2Q2004           45             -53
3Q2004         -170           3,021
4Q2004         -216            -854
1Q2005          176             907
               ----           -----
TOTAL YTD       176             907
               ----           -----

Source: RealData

SANDS POINT APARTMENTS                                           MARKET ANALYSIS

VACANCY

The following chart depicts recent historical vacancies within 100+ unit complexes.

                            STABALIZED VACANCY RATES
                               100+ UNIT COMPLEXES

 Period     Submarket 4S   Metro Phoenix
---------   ------------   -------------
1Q2003         11.57%          9.73%
2Q2003          9.73%         10.37%
3Q2003          9.95%          9.90%
4Q2003         11.49%         10.18%
1Q2004         10.41%          9.40%
2Q2004         10.20%          9.79%
3Q2004          9.56%          8.65%
4Q2004         10.12%          8.84%
1Q2005          7.70%          8.03%

Source: RealData

It should be noted that the previous vacancy figures represent physical vacancy only. Deductions for economic vacancy, including collection losses, lagging rent and concessions are not included in the previous figures.

Vacancy improved significantly from the end of 2004 through the first quarter of 2005. This is attributable to the following factors:

      -     New construction has slowed across the Phoenix MSA

      - Mortgage rates are increasing thereby reducing migration from the multi-family market to the single family market

      - At least eight projects with 1,146 units were removed from the multi-family inventory during the first quarter of 2005 due to condominium conversion. Numerous additional conversions are planned.

These trends are projected to remain in effect for the balance of 2005. However, concessions remain widespread, typically from 8% to 25% of the gross lease rate.

RENTAL RATES

The following chart summarizes rental rates in the submarket.

SANDS POINT APARTMENTS                                           MARKET ANALYSIS

                                  AVERAGE RENT
                           UNFURNISHED - NO UTILITIES
                                   100+ UNITS

   Type         Submarket 4S     Metro Phoenix
   ----         ------------     -------------
Studio          $        455        $      464
1 BR/1 BA       $        653        $      623
1 BR/1+ BA      $        725        $      700
2 BR/1 BA       $        826        $      651
2 BR/1+ BA      $        936        $      792
3 BR/1 BA                  *        $      675
3BR /1+ BA      $      1,161        $    1,050
4 BR/1+ BA                 *        $      984
                ------------       -----------
    Average     $        758        $      713
                ------------       -----------

----------
* No significant units of this type
Realdata

The average rental structure within the subject neighborhood is somewhat higher than the average for metro-Phoenix due to the concentration of several high-end Class A projects in the mix.

DEMOGRAPHIC ANALYSIS

Demand for additional residential property is a direct function of population change. Multi-family communities are products of a clearly definable demand relating directly to population shifts.

HOUSING, POPULATION AND HOUSEHOLD FORMATION

                      POPULATION AND HOUSEHOLD PROJECTIONS

                           Radius 1.0     Radius 3.0     Radius 5.0
                              Mile           Mile           Mile
                           ----------     ----------     ----------
Population
     2009 Population           18,283        186,370        465,340
     2004 Population           17,040        174,033        436,280
     2000 Population           16,049        164,248        413,050
     1990 Population           14,772        132,982        361,351
     Growth 2004 - 2009          7.29%          7.09%          6.66%
     Growth 2000 - 2004          6.17%          5.96%          5.62%
     Growth 1990 - 2000          8.64%         23.51%         14.31%
Households
     2009 Households           10,724         87,048        208,098
     2004 Households           10,029         81,936        196,570
     2000 Households            9,477         77,874        187,281
     1990 Households            8,512         66,064        166,852
     Growth 2004 - 2009          6.93%          6.24%          5.86%
     Growth 2000 - 2004          5.82%          5.22%          4.96%
     Growth 1990 - 2000         11.34%         17.88%         12.24%

-----------------------
Source: CBRE

SANDS POINT APARTMENTS                                           MARKET ANALYSIS

Households represent a basic unit of demand in the housing market. According to the data, the subject's neighborhood is densely populated and experiencing average population growth and household formation compared with the overall Phoenix MSA.

INCOME DISTRIBUTIONS

Household income available for expenditure on housing and other consumer items is a primary factor in determining the price/rent level of housing demand in a market area. In the case of this study, projections of household income, particularly for renters, identifies in gross terms the market from which the subject submarket draws. The following table illustrates estimated household income distribution for the subject neighborhood.

                          HOUSEHOLD INCOME DISTRIBUTION

                                           Radius 1.0   Radius 3.0   Radius 5.0
                                              Mile         Mile          Mile
                                           ----------   ----------   -----------
Households by Income Distribution - 2004
Less Than $15K                                   8.16%       12.35%        13.21%
$15K - $25K                                      5.82%        9.87%        10.46%
$25K - $35K                                      8.35%       11.18%        12.03%
$35K - $50K                                     15.60%       13.61%        14.55%
$50K - $75K                                     19.55%       15.53%        15.90%
$75K - $100K                                    12.32%        9.52%         9.58%
$100K - $150K                                   12.26%       10.33%         9.80%
$150K - $250K                                   10.79%        8.90%         7.82%
$250K - $500K                                    4.78%        4.71%         3.69%
$500K or more                                    2.37%        4.01%         2.96%

-----------------------
Source: CBRE

The following table illustrates the median and average household income levels for the subject neighborhood.

                             HOUSEHOLD INCOME LEVELS

                                            Radius 1.0   Radius 3.0   Radius 5.0
                                               Mile         Mile         Mile
                                            ----------   ----------   ----------
Income
  2004 Median Household Income              $   64,253   $   53,968   $  49,706
  2004 Estimated Average Household Income   $  100,286   $   98,795   $  87,711
  2004 Estimated Per Capita Income          $   59,160   $   46,752   $  39,839

-----------------------
Source: CBRE

An analysis of the income data indicates that the submarket is generally comprised of middle- to upper middle-income economic cohort groups, which include the target groups to which the subject property is oriented.

SANDS POINT APARTMENTS                                           MARKET ANALYSIS

EMPLOYMENT

An employment breakdown typically indicates the working class characteristics for a given market area. The specific employment population within the indicated radii of the subject is as follows:

                             EMPLOYMENT BY INDUSTRY

                                  Radius 1.0   Radius 3.0   Radius 5.0
                                     Mile         Mile         Mile
                                  ----------   ----------   ----------
Occupation
    Agr/Frst/Fish/Hunt/Mine             3.40%        3.00%        2.70%
    Construction                        3.56%        5.60%        5.78%
    Total Manufacturing                 7.53%        6.80%        7.24%
    Wholesale Trade                     5.38%        4.61%        4.43%
    Retail Trade                        8.10%        8.96%        9.20%
    Transport/Warehse/Utils             5.80%        4.30%        4.41%
    Information                         3.31%        2.86%        2.83%
    Fin/Insur/RE/Rent/Lse              12.94%       12.12%        9.86%
    Prof/Sci/Tech/Admin                22.53%       15.99%       14.08%
    Mgmt of Companies                   0.11%        0.26%        0.22%
    Admin/Spprt/Waste Mgmt              2.89%        4.32%        4.41%
    Educational Svcs                    6.92%        7.27%        8.94%
    Health Care/Soc Asst                6.22%        8.54%       10.23%
    Entertainment & Rec Services        2.08%        1.74%        1.66%
    Accommdtn/Food Svcs                 4.53%        7.11%        7.00%
    Oth Svcs, Not Pub Admin             3.67%        4.83%        5.09%
    Public Administration               1.02%        1.69%        1.92%

--------------------
Source: CBRE

The previous table illustrates the employment character of the submarket, indicating a predominantly middle- to lower-middle employment profile, with the largest percentages of the population holding retail trade, FIRE related, and professional jobs.

VACANCY CONCLUSION

COMPARABLE PROPERTIES

Comparable properties have been surveyed in order to identify the occupancy trends within the immediate submarket. The comparable data is summarized in the following table:

SANDS POINT APARTMENTS                                           MARKET ANALYSIS

                     SUMMARY OF COMPARABLE APARTMENT RENTALS

 COMP.
  NO.            NAME                      LOCATION          OCCUPANCY
-------   ----------------------   -----------------------   ---------
  1       Hunter's Ridge           8902 N 19th Avenue,              94%
                                   Phoenix, AZ

  2       Maya Linda               8222 N 19th Avenue,              91%
                                   Phoenix, AZ

  3       Mission Shadows          8111 N. 19th Avenue,             88%
                                   Phoenix, AZ

  4       The Fairways             2045 W Butler Drive,             93%
                                   Phoenix, AZ

  5       The Greens               8445 N 23rd Avenue,              94%
                                   Phoenix, AZ

  6       The Links                2121 W Royal Palm Road,          95%
                                   Phoenix, AZ
-------   ----------------------   -----------------------   ---------
Subject   Sands Point Apartments   8330 North 19th Avenue,          73%
                                   Phoenix, Arizona

---------------------
Compiled by CBRE

Prior to concessions, the comparables support a range of occupancy of 88% to 95%, with an average of 93%. The subject is 72.9% leased.

Various measures of physical occupancy were discussed and analyzed within this section of this report. These benchmarks are summarized as follows:

                              OCCUPANCY CONCLUSIONS

Phoenix Area                       92.0%
Submarket                          92.0%
Rent Comparables                   92.5%
Subject's Current Occupancy        72.9%
------------------------------     ----
Subject's Stabilized Occupancy     88.0%

------------------------
Compiled by CBRE

Physical occupancy tends to peak in March and April in the Phoenix MSA, and declines in the summer months. The subject has averaged 9% to 18% physical vacancy since 2003 and the owner is

SANDS POINT APARTMENTS                                           MARKET ANALYSIS

budgeting 15% physical vacancy for 2005. Given the positive trends in vacancy demonstrated in the first quarter figures, as well as the occupancy levels of the primary competitors, we have reconciled the physical occupancy conclusion at 88%.

Concessions remain widespread and this trend will continue over the next several years. In addition to physical vacancy, we have estimated 4.0% collection loss, 8.00% long-term concessions, and 1.50% loss to lease, which will each be deducted as line items from the potential gross income.

LEASE-UP ANALYSIS

According to the rent roll provided, the subject is 73% occupied with 117 vacant units. In order to achieve a stabilized level of occupancy, a total of 65 net units will need to be leased (73% to 88%). The manager that facilitated the inspection of the subject was new to the project and unfamiliar with the recent operations. The senior manager was unwilling or unable to discuss the recent history of the subject. However, no trends within the submarket or physical deficiencies associated with the improvements appear to be the cause of the current non-stable occupancy. In addition to the high physical occupancy, we note that collection losses have ranged from 4.1% to 7.5% over the last three years with a clear upward trend in this category. Furthermore, late charges and lease cancellation fees are by far the biggest other income categories in the financial statements since 2003. All of these trends point to management as either a primary or contributing cause to the current below market occupancy.

This appraisal assumes competent management, and current net absorption rates in the new construction market ranges from 20 to 30 units per month without having to contend with rollover. In this analysis, we have modeled a six month lease-up period. This assumes effective net absorption of roughly 11 units per month and a steady absorption phase over the next six months beginning with the date of value. The average market rental rate per unit developed later in this report is $598. The lease-up deduction is, therefore, $116,610 (65 units x $598 per month x 6 months x 50% (average loss during a six month lease-up)). To this amount we have estimated a 20% entrepreneurial incentive to acquire a non-stable property and move-it through lease-up. This amount ($140,000) is applied a deduction in the valuation sections to arrive at an "as is" value of the subject.

CONCLUSION

The Phoenix apartment market is moving through a recovery phase at this time. New construction has slowed and the large-scale migration from multi-family to single family housing over the last five years appears to be over. The near term outlook is for general improvement in physical occupancy during 2005. Continued aggressive pricing on behalf of institutional buyers and the expectation of ongoing favorable mortgage rates in the private capital arena have driven investment rates downward. Although rent growth will most likely result in increasing overall rates over the next several quarters,

SANDS POINT APARTMENTS                                           MARKET ANALYSIS

there are more buyers than sellers in this market and the outlook is for continued price appreciation in the multi-family segment.

The subject's immediate area is fully developed with limited potential for new inventory. This is predominantly a Class B market, but there are a handful of high-quality Class A projects. Access to freeways, employment, and shopping is good and the relationship between rental rates and home prices is favorable.

At 432 units, the subject is oriented to a wide mix of private capital and institutional buyers.

SANDS POINT APARTMENTS                                             SITE ANALYSIS

                                   [SITE MAP]

SANDS POINT APARTMENTS                                             SITE ANALYSIS

                                  SITE ANALYSIS

The following chart provides a summary of the salient features relating to the subject site.

                                  SITE SUMMARY

PHYSICAL DESCRIPTION
  Net Site Area                    11.72 Acres          510,511 Sq. Ft.
  Primary Road Frontage            19th Avenue          500 Feet
  Secondary Road Frontage          Butler Drive         1,000 Feet
  Average Depth                    500 Feet
  Excess Land Area                 None
  Surplus Land Area                None
  Zoning District                  R-5, Phoenix Multi-family Residence
  Flood Map Panel No.              04013C1665H, dated July 19, 2001
  Flood Zone                       X (Shaded)

----------
Source: Various sources compiled by CBRE

LOCATION

The subject is located at the southwest corner of 19th Avenue and Butler Drive, about one-half mile north of Northern Avenue. The street address is 8330 North 19th Avenue.

ASSESSOR'S PARCEL NUMBER

The Maricopa County Tax Assessor's parcel number is 158-06-002B.

LAND AREA

The site is considered adequate in terms of size and utility. There is no unusable, excess or surplus land area.

SHAPE AND FRONTAGE

The site is generally rectangular in shape and has adequate frontage along two primary thoroughfares within the neighborhood.

INGRESS/EGRESS

Ingress and egress is available to the site via two entrance points, one is along 19th Avenue and the other is along Butler Drive.

Butler Drive is a two-lane neighborhood collector street. It has curbs and gutters along both sides of the road, and there is a traffic signal at the intersection with 19th Avenue.

SANDS POINT APARTMENTS                                             SITE ANALYSIS

Nineteenth Avenue is a primary arterial road with six lanes of traffic in each direction. There is a bus stop just south of the subject, and street parking is not permitted.

Please refer to the prior site/plat exhibit for the layout of the streets that provide access to the subject property.

TOPOGRAPHY AND DRAINAGE

The site is generally level and at street grade. The topography of the site is not seen as an impediment to the development of the property. During our inspection of the site, we observed no drainage problems and assume that none exist.

SOILS

A soil analysis for the site has not been provided for the preparation of this appraisal. In the absence of a soil report, it is a specific assumption that the site has adequate soils to support the highest and best use.

EASEMENTS AND ENCROACHMENTS

A title policy for the property has not been provided for the preparation of this appraisal. Based on our visual inspection and review of the site plan, the property does not appear to be adversely affected by any easements or encroachments. It is recommended that the client/reader obtain a current title policy outlining all easements and encroachments on the property, if any, prior to making a business decision.

ACCESS AGREEMENTS

There are no known access agreements that may affect the subject's marketability.

COVENANTS, CONDITIONS AND RESTRICTIONS

There are no known covenants, conditions and restrictions impacting the site that are considered to affect the marketability or highest and best use, other than zoning restrictions.

UTILITIES AND SERVICES

The site is within the jurisdiction of Phoenix and is provided all municipal services, including police, fire and refuse garbage collection. All utilities are available to the site in adequate quality and quantity to service the highest and best use as if vacant and as improved. Arizona Public Service provides electricity, the City of Phoenix provides water and sewer, Qwest provides telephone service, and Cox provides cable and high-speed internet access.

SANDS POINT APARTMENTS                                             SITE ANALYSIS

FLOOD ZONE

According to flood hazard maps published by the Federal Emergency Management Agency (FEMA), the site is within Zone X (Shaded), as indicated on the indicated Community Map Panel No. 04013C1665H, dated July 19, 2001.

      FEMA Zone X (Shaded): Areas of 500-year flood; areas if 100-year flood with average depths of less than 1 foot or with drainage areas less than 1 square mile; and areas protected by levees from 100-year flood.

ENVIRONMENTAL ISSUES

CBRE has not observed, yet is not qualified to detect, the existence of potentially hazardous material or underground storage tanks which may be present on or near the site. The existence of hazardous materials or underground storage tanks may have an affect on the value of the property. For this appraisal, CBRE has specifically assumed that any hazardous materials and/or underground storage tanks that may be present on or near the property do not affect the property.

ADJACENT PROPERTIES

The adjacent land uses are as follows:

      North:     Royal Palm Middle School
      South:     Multi-family
      East:      Retail
      West:      Multi-family

The adjacent properties represent a mixture of retail, office and residential uses representative of a fully developed and healthy neighborhood.

CONCLUSION

The site has good visibility along an arterial road. The size of the site is typical for the area and use, and there are no known detrimental uses in the immediate vicinity. Overall, there are no known factors that are considered to prevent the site from development to its highest and best use, as if vacant, or adverse to the existing use of the site.

SANDS POINT APARTMENTS                                      IMPROVEMENT ANALYSIS

                               IMPROVEMENT LAYOUT

                          [IMPROVEMENT LAYOUT PICTURE]

SANDS POINT APARTMENTS                                      IMPROVEMENT ANALYSIS

                              IMPROVEMENT ANALYSIS

The following chart depicts the subject's building area by component.

                               IMPROVEMENT SUMMARY

Number of Buildings          23
Number of Stories            3
Net Rentable Area            339,852 SF
Number of Units              432
Average Unit Size            787 SF
Development Density          36.9 Units/Acre
Parking Improvements         569 Total Spaces   Open:      432
                                                Covered:   159
Parking Ratio(spaces/unit)   1.32

                                             PERCENT OF   UNIT SIZE
  UNIT MIX        COMMENTS     NO. OF UNITS     TOTAL        (SF)    NRA (SF)
-----------     -----------    ------------  ----------   ---------  --------
1 BR, 1 BA      Apache                   96        22.2%        597    57,312
1 BR, 1 BA      Mohave                   72        16.7%        678    48,816
1 BR, 1 BA      Mesquite                 48        11.1%        732    35,136
1 BR, 1 BA      Saguaro                  48        11.1%        782    37,536
2 BR, 1 BA      Desert Willow            48        11.1%        863    41,424
2 BR, 2 BA      Joshua                   36         8.3%        951    34,236
2 BR, 2 BA      Ocotillo                 48        11.1%        999    47,952
2 BR, 2 BA      Palo Verde               36         8.3%      1,040    37,440
                               ------------  ----------   ---------  --------
Total/Average:                          432       100.0%        787   339,852
                               ------------  ----------   ---------  --------

Source: Various sources compiled by CBRE

As shown in the previous table, the subject consists of 23 rental buildings as well as a clubhouse and several laundry facilities. There are 432 rentable apartment units, for a total net rentable area of 339,852 square feet. Units sizes were derived from management and do not include patios or balconies.

Building plans and specifications were not provided for the preparation of this appraisal. The following is a description of the subject improvements and basic construction features derived from CBRE's physical inspection.

YEAR BUILT

The subject property was built in 1985 and has not been recently renovated

FOUNDATION

The foundation consists of poured reinforced concrete/perimeter footings and column pads.

SANDS POINT APARTMENTS                                      IMPROVEMENT ANALYSIS

CONSTRUCTION COMPONENTS

The construction components include a wood frame with wood truss and joist floor structure and plywood floor deck.

FLOOR STRUCTURE

The floor structure is summarized as follows:

      Ground Floor:     Concrete slab on compacted fill

      Other Floors:     Plywood deck with light-weight concrete cover

EXTERIOR WALLS

The exterior wall structure is masonry block with a painted stucco finish. The buildings have single pane aluminum frame windows.

ROOF COVER

All buildings exhibit flat roof surfaces with a built-up foam surface and pitched areas with a concrete tile surface.

ELEVATOR/STAIR SYSTEM

The subject has no elevator systems, but each building has exterior stairway access. This is common for the age and class of the subject.

HVAC

The individual units feature roof-mounted electric condenser/compressor units with electric strip heating within the interior of the units. The HVAC systems are assumed to be in average operating condition and adequate for the respective square footage of each individual unit.

UTILITIES

Each unit is individually metered for electrical usage. Management back bills for water, trash, and common gas expenses used to deliver hot water. Aggregate monthly utility reimbursements are summarized as follows:

    -  Apache:             $    27
    -  Mohave:             $    32
    -  Mesquite:           $    34
    -  Saguaro:            $    36
    -  Desert Willow:      $    40
    -  Joshua:             $    44

SANDS POINT APARTMENTS                                      IMPROVEMENT ANALYSIS

    -  Ocotillo:           $    46
    -  Palo Verde:         $    48

SECURITY

The improvements are encircled by a combination block/iron wall with security keyed electronic gates at all vehicle access points. Although the management office features a security alarm system, there is no alarm oriented security system for the individual units.

FIRE PROTECTION

The improvements are not fire sprinklered, although all units are equipped with smoke detectors. It is assumed the improvements have adequate fire alarm systems, fire exits, fire extinguishers, fire escapes and/or other fire protection measures to meet local fire marshal requirements.

PROJECT AMENITIES

The project amenities include two pools, one spa, tennis and volleyball courts, leasing office/clubhouse, fitness center, on-site laundries, security access gate, and covered parking.

UNIT AMENITIES

KITCHENS

Each unit features a full appliance package including an electric range/oven, vent-hood, frost-free refrigerator with icemaker, garbage disposal, dishwasher, and built-in microwave oven. Additionally, each unit features wood cabinets with Formica countertops and vinyl tile flooring in the kitchen area. According to management, the project has experienced an adequate on-going replacement program for all kitchen appliances and no appliances are known to be inoperable.

BATHROOMS

The bathrooms within each unit feature combination tub/showers with ceramic tile wainscot. Additionally, each bathroom features a commode, wood cabinet with Formica counter and built-in porcelain sink, wall-mounted medicine cabinet with vanity mirror and vinyl tile flooring.

INTERIOR FEATURES

Each unit includes a ceiling fan in the living room with all third-floor units featuring vaulted ceilings. All units have a patio or balcony, washer and dryer hook-ups, vertical and mini-blinds, and carpet and vinyl flooring. Third floor units also have wood burning fireplaces.

SANDS POINT APARTMENTS                                      IMPROVEMENT ANALYSIS

INTERIOR LIGHTING

Each unit features incandescent lighting in appropriate interior and exterior locations with fluorescent lighting in bathrooms and kitchen areas.

PATIOS, BALCONIES AND STORAGE

All units include a private patio or balcony area with an exterior storage room. The storage rooms are not included in the gross rentable building area.

SITE AMENITIES

PARKING AND DRIVES

The project features adequate surface parking, including reserved handicap spaces. All parking spaces and vehicle drives are asphalt paved and considered to be in average condition.

According to management, there are 591 total parking spaces, including 432 covered spaces. The parking ratio is 1.37 spaces per unit. The City of Phoenix requires 1.3 spaces for each studio unit; 1.5 spaces for each one-bedroom unit;
1.5 spaces for each two; 2 spaces for each three-bedroom unit. Under this scenario, the subject requires 648 on-site parking spaces to conform with zoning.

LANDSCAPING

The project features combinations of grass, gravel and natural desert landscaping which is considered to be in average condition and well maintained. All planting is sprinklered or irrigated.

QUALITY AND STRUCTURAL CONDITION

The overall quality of the project is considered average for the neighborhood and age. CBRE did not observe any evidence of structural fatigue and the improvements appear structurally sound for occupancy. However, CBRE is not qualified to determine structural integrity and it is recommended that the client/reader retain the services of a qualified, independent engineer or contractor to determine the structural integrity of the improvements prior to making a business decision.

FUNCTIONAL UTILITY

All of the floor plans are considered to feature functional layouts and the layout of the overall project is considered functional in utility. Therefore, the unit mix is also functional and no conversion is warranted to the existing improvements.

SANDS POINT APARTMENTS                                      IMPROVEMENT ANALYSIS

PROJECT DENSITY

The project's development density is commensurate with other competing properties in the neighborhood.

ADA COMPLIANCE

The client/reader's attention is directed to the specific limiting conditions regarding ADA compliance.

FURNITURE, FIXTURES AND EQUIPMENT

The apartment units are rented on an unfurnished basis. However, miscellaneous maintenance tools, pool furniture, leasing office furniture, recreational room and clubhouse furniture, and various exercise machines are examples of personal property associated with and typically included in the sale of multifamily apartment complexes. The personal property items contained in the project are not considered to contribute significantly to the overall value of the real estate.

ENVIRONMENTAL ISSUES

CBRE has not observed, yet is not qualified to detect, the existence of any potentially hazardous materials such as lead paint, asbestos, urea formaldehyde foam insulation, or other potentially hazardous construction materials on or in the improvements. The existence of such substances may have an affect on the value of the property. For the purpose of this assignment, we have specifically assumed that any hazardous materials that would cause a loss in value do not affect the subject.

DEFERRED MAINTENANCE

Our inspection of the property indicated no major items of deferred maintenance.

ECONOMIC AGE AND LIFE

CBRE's estimate of the subject improvements effective age and remaining economic life is depicted in the following chart:

                              ECONOMIC AGE AND LIFE

Actual Age                                20 Years
Effective Age                             20 Years
MVS Expected Life                         45 Years
Remaining Economic Life                   25 Years
Accrued Physical Incurable Depreciation     44.4%

Compiled by CBRE

SANDS POINT APARTMENTS                                      IMPROVEMENT ANALYSIS

The overall life expectancy is based upon our on-site observations and a comparative analysis of typical life expectancies reported for buildings of similar construction as published by Marshall and Swift, LLC, in the Marshall Valuation Service cost guide. While CBRE did not observe anything to suggest a different economic life, a capital improvement program could extend the life expectancy.

CONCLUSION

The improvements are considered to be in average to good overall condition and are considered to be typical for the age and location in regard to improvement design and layout, as well as interior and exterior amenities. Overall, there are no known factors that could be considered to adversely impact the marketability of the improvements.

SANDS POINT APARTMENTS                                                    ZONING

                                     ZONING

The following map indicates the zoning districts present within the subject's immediate area:

                                      [MAP]

The following chart summarizes the zoning requirements applicable to the subject:

SANDS POINT APARTMENTS                                                    ZONING

                                 ZONING SUMMARY

Current Zoning                         R-5, Phoenix Multi-Family Residence District
Legally Conforming                     See comments
Uses Permitted                         Provides for multi-family housing development
Zoning Change                          Not likely

     CATEGORY                                 ZONING REQUIREMENT
------------------------               ------------------------------------
Minimum Lot Depth                      50 Feet
Minimum Lot Width                      40 Feet
Maximum Height                         2 stories and 30 feet
Minimum Setbacks
  Front Yard                           15 Feet
  Street Side Yard                     10 feet one-story, 15 feet two-story
  Interior Side Yard                   13 Feet
  Rear Yard                            15 feet one-story, 20 feet two-story
Maximum Bldg. Coverage                 50%
Maximum Density                        43.5 Units per acre
Parking Requirements                   648 Spaces
Subject's Actual Parking               569 Spaces

Source: Planning & Zoning Dept.

ANALYSIS AND CONCLUSION

The parking ratio appears to fall below current standards for the subject, which require a minimum parking ratio of 1.5 spaces per unit. This condition is not curable, yet does not affect the marketability of the subject. No other areas of non-conformance are evident. It is recommended that local planning and zoning personnel be contacted regarding more specific information that might be applicable to the subject.

SANDS POINT APARTMENTS                                   TAX AND ASSESSMENT DATA

                             TAX AND ASSESSMENT DATA

The State of Arizona employs a dual (Primary, Secondary) structure for real estate taxation. The assessed value derived from "full cash value" is the basis for computing taxes for budget overrides, bond and sanitary, fire and other special districts (Secondary taxes), while the assessed value derived from "limited value" is the basis for computing taxes for the maintenance and operation of school districts, community college districts, cities, county and the state (Primary taxes).

The subject's market value, assessed value, and taxes are summarized below, and do not include any furniture, fixtures and equipment.

                           AD VALOREM TAX INFORMATION

                         2004 Actual                  2005 Pro Forma                 2006 Pro Forma
                    Limited      Full Cash       Limited        Full Cash       Limited       Full Cash
                  -----------   -----------    -----------     -----------    -----------    -----------
    158-06-002B   $15,086,070   $15,086,070    $15,086,070     $15,086,070    $15,086,070    $15,086,070
                  -----------   -----------    -----------     -----------    -----------    -----------
       Subtotal   $15,086,070   $15,086,070    $15,086,070     $15,086,070    $15,086,070    $15,086,070
Assessment Rate         10.00%        10.00%         10.00%          10.00%         10.00%         10.00%
                  -----------   -----------    -----------     -----------    -----------    -----------
Assessed Values   $ 1,508,607   $ 1,508,607    $ 1,508,607     $ 1,508,607    $ 1,508,607    $ 1,508,607

  Taxation Type     Primary      Secondary       Primary        Secondary       Primary       Secondary
  Rates per 100        8.4963        4.7109         8.4963          4.7109         8.4963         4.7109
Assessed Values   $ 1,508,607   $ 1,508,607    $ 1,508,607     $ 1,508,607    $ 1,508,607    $ 1,508,607
                  -----------   -----------    -----------     -----------    -----------    -----------
         Totals   $   128,176   $    71,069    $   128,176     $    71,069    $   128,176    $    71,069

  Taxation Type                   Special                        Special                      Special
  Rates per 100                      0.0000                         0.0000                        0.0000
Assessed Values                 $ 1,508,607                    $ 1,508,607                   $ 1,508,607
                                -----------                    -----------                   -----------
         Totals                 $         0                    $         0                   $         0

    TOTAL TAXES                 $   199,245                    $   199,245                   $   199,245

Source: Maricopa County Assessor's Office

According to Maricopa County Treasurer records, there are no delinquent property taxes encumbering the subject. Our pro forma is based on actual assessed values along with 2004 tax rates. Taxes are then expected to increase at the rate of inflation.

TAX COMPARABLES

As a crosscheck to the subject's applicable real estate taxes, CBRE has reviewed the real estate tax information according to the Maricopa County Assessor for comparable properties in the immediate area. The following table summarizes the real estate tax comparables employed for this assignment:

SANDS POINT APARTMENTS                                   TAX AND ASSESSMENT DATA

                           AD VALOREM TAX COMPARABLES

                            Comp 1         Comp 2        Comp 3         Subject
Year Built                   1984           1985          1986            1985
No. Units                     200            174           380             432
Tax Year                     2005           2005          2005            2005

TOTAL FULL CASH VALUE     $9,575,700     $8,636,900    $12,955,600    $15,086,070
PER UNIT                  $   47,879     $   49,637    $    34,094    $    34,921

SOURCE: Maricopa County Assessor's Office

CONCLUSION

The tax comparables support an assessed value ranging from $34,094 to $49,637 per unit. The subject falls at $34,921 per unit. Therefore, the subject's 2005 pro forma taxes of $199,245 are considered reasonable. There is no basis for a tax appeal at this time.

SANDS POINT APARTMENTS                                      HIGHEST AND BEST USE

                              HIGHEST AND BEST USE

In appraisal practice, the concept of highest and best use represents the premise upon which value is based. The four criteria the highest and best use must meet are:

                        -     legal permissibility;

                        -     physical possibility;

                        -     financial feasibility; and

                        -     maximum profitability.

Highest and best use analysis involves assessing the subject both as if vacant and as improved.

AS VACANT

LEGAL PERMISSIBILITY

The legally permissible uses were discussed in detail in the site analysis and zoning sections of this report. The subject site is zoned for multi-family use. This zoning category is oriented towards garden style apartment projects, but lower intensity uses such as condominiums, churches, and single family residences are possible under the subject's current zoning.

With multi-family projects to the south and west and a school to the north there is little probability that the subject's zoning would be changed to a higher intensity commercial, office or industrial use. Multi-family uses for the subject conform with the general plan of Phoenix.

No private restrictions are known to impact the subject.

PHYSICAL POSSIBILITY

The physical characteristics of the subject site were discussed in detail in the site analysis. The subject parcel is rectangular in shape with frontage along a primary arterial road and a neighborhood collector. The net usable site area is approximately 11.72 acres, and all off-sites, including curbs, gutters, sidewalks, storm drains, and utilities are available to the subject site. Overall, the subject site is physically suited for near term development.

The overall size of the subject is small for a single-family residential subdivision. Furthermore, the neighborhood is already adequately served by schools and parks. Therefore, the most probable use from a physical and legal perspective is either multi-family development, or to hold the site as an investment.

FINANCIAL FEASIBILITY

The financial feasibility of a specific property is market driven, and is influenced by surrounding land uses. Based upon the supply of new projects planned for the competitive area, there is strong

SANDS POINT APARTMENTS                                      HIGHEST AND BEST USE

inferential evidence that market participants perceive a need for new inventory in this area. Near term multi-family development is considered to be financially feasible.

MAXIMUM PROFITABILITY

The use which results in the maximum profitability of the site is beyond the scope of this assignment. Although alternate land uses may be financially feasible, the maximally productive use of the subject site is near term multi-family development.

CONCLUSION: HIGHEST AND BEST USE AS VACANT

Based on the foregoing analysis, the highest and best use of the site as though vacant would be for near future multi-family development.

AS IMPROVED

LEGAL PERMISSIBILITY

The subject site was approved for apartment development; however, the improvements appear to represent a legally non-conforming use due to parking. This issue is not curable, nor does it impact the marketability of the subject. Therefore, no changes from a legal perspective are necessary to maximize value.

PHYSICAL POSSIBILITY

The subject improvements were discussed in detail in the Improvement Analysis. The layout and positioning of the improvements are functional for apartment use based on comparison to neighborhood properties. The improvements are in average to good physical condition. No deferred maintenance was evident. Overall, no physical changes to the subject are recommended to maximize value.

FINANCIAL FEASIBILITY

The financial feasibility for an apartment property is based on the amount of rent which can be generated, less operating expenses required to generate that income; if a residual amount exists then the land is being put to a productive use. As will be indicated in the Income Capitalization Approach, the subject is capable of producing a positive net cash flow and continued utilization of the improvements for apartments is considered financially feasible.

MAXIMUM PROFITABILITY

It appears there are no alternative uses of the existing improvements which would produce a higher net income and/or value over time than the current use, as a rental apartment complex.

SANDS POINT APARTMENTS                                      HIGHEST AND BEST USE

CONCLUSION: HIGHEST AND BEST USE AS IMPROVED

Based on the foregoing, the highest and best use of the property as improved is to complete the lease-up and then continue the current use indefinitely.

SANDS POINT APARTMENTS                                     APPRAISAL METHODOLOGY

                              APPRAISAL METHODOLOGY

In appraisal practice, an approach to value is included or omitted based on its applicability to the property type being valued and the quality and quantity of information available.

COST APPROACH

The cost approach is based upon the proposition that the informed purchaser would pay no more for the subject than the cost to produce a substitute property with equivalent utility. This approach is particularly applicable when the property being appraised involves relatively new improvements that represent the highest and best use of the land, or when relatively unique or specialized improvements are located on the site and for which there exist few sales or leases of comparable properties.

SALES COMPARISON APPROACH

The sales comparison approach utilizes sales of comparable properties, adjusted for differences, to indicate a value for the subject. Valuation is typically accomplished using physical units of comparison such as price per square foot, price per unit, price per floor, etc., or economic units of comparison such as gross rent multiplier. Adjustments are applied to the physical units of comparison derived from the comparable sale. The unit of comparison chosen for the subject is then used to yield a total value. Economic units of comparison are not adjusted, but rather analyzed as to relevant differences, with the final estimate derived based on the general comparisons.

INCOME CAPITALIZATION APPROACH

The income capitalization approach reflects the subject's income-producing capabilities. This approach is based on the assumption that value is created by the expectation of benefits to be derived in the future. Specifically estimated is the amount an investor would be willing to pay to receive an income stream plus reversion value from a property over a period of time. The two common valuation techniques associated with the income capitalization approach are direct capitalization and the discounted cash flow (DCF) analysis.

METHODOLOGY APPLICABLE TO THE SUBJECT

In valuing the subject, only the sales comparison and income capitalization approaches are applicable and have been used. The cost approach is not applicable in the estimation of market value due to lack of use by market participants and the amount of depreciation impacting the subject. The exclusion of the Cost Approach does not diminish the reliability of the value conclusion and does not represent a limitation on the scope of the appraisals that requires departure from USPAP.

SANDS POINT APARTMENTS                                 SALES COMPARISON APPROACH

                            SALES COMPARISON APPROACH

The following location map and table of sales summarizes the comparable data used in the valuation of the subject property. A detailed description of each transaction is included in the Addenda.

                                 [LOCATION MAP]

                      SUMMARY OF COMPARABLE APARTMENT SALES

                            TRANSACTION    YEAR    NO.   AVG. UNIT ACTUAL SALE     ADJUSTED     PRICE PER        NOI PER
NO.            NAME         TYPE    DATE   BUILT  UNITS    SIZE       PRICE     SALE PRICE (1)  UNIT (1)   OCC.    UNIT   OAR
---    ------------------  ------  ------  -----  -----  --------- -----------  --------------  ---------  ----  -------  ----
  1    Smoketree           Sale    Aug-03  1974    280      678    $11,132,000    $11,132,000    $39,757    95%  $ 2,640  6.64%
       Apartments,
       Phoenix, AZ

  2    South Creek         Sale    Feb-04  1986    528      894    $28,650,000    $28,900,000    $54,735    93%  $ 3,838  7.01%
       Apartments,
       Phoenix, AZ

  3    Terracina,          Sale    Sep-04  1984    856      856    $42,650,000    $42,650,000    $49,825    90%  $ 3,021  6.06%
       Phoenix, AZ

  4    Desert Shadows,     Sale    Jan-05  1980    548      829    $22,478,000    $22,478,000    $41,018    86%  $ 1,979  4.83%
       Phoenix, AZ

  5    Superstition Park,  Escrow  Mar-05  1985    376      662    $20,400,000    $20,400,000    $54,255    86%  $ 3,116  5.74%
       Tempe, AZ

  6    Thunderbird Ranch,  Escrow  Mar-05  1979    672      789    $28,990,000    $28,990,000    $43,140    93%  $ 3,020  7.00%
       Phoenix, AZ

Subj.  Sands Point            -       -    1985    432      787              -              -          -    88%  $ 2,621     -
 Pro   Apartments,
Forma  Phoenix, Arizona

(1) Transaction Amount Adjusted for Cash Equivalency And/or Deferred Maintenance (Where Applicable)
Compiled By CBRE

SANDS POINT APARTMENTS                                 SALES COMPARISON APPROACH

ANALYSIS OF IMPROVED SALES - GROUPED ADJUSTMENTS

PROPERTY RIGHTS CONVEYED

Fee simple property rights (subject to short term apartment leases) were transferred in each transaction. No adjustments for property rights are necessary.

FINANCING

No additional adjustments for financing are necessary. As noted, financing adjustments were applied prior to the derivation of an overall rate, if applicable.

CONDITIONS OF SALE

Each of the sales represents a normal, arms-length transaction between knowledgeable and well-informed parties. No adjustments for conditions of sale are applied.

MARKET CONDITIONS

Overall capitalization rates have been declining rapidly over the last 24 months. Therefore, date of sale was an important selection criteria in determining which comparables to use in this analysis. The comparables selected are all recent sales; however, based upon the trend in prices in the comparable data set, upward adjustments are necessary for Comparables One through Three.

ANALYSIS OF IMPROVED SALES - INDIVIDUAL ADJUSTMENTS

IMPROVED SALE ONE

Smoketree apartments is a 280-unit project that is located in northwest Phoenix near the Metrocenter mall. The improvements contain two-story, walk-up buildings that were constructed in 1974. The density is 17.7 units per acre. Amenities include pools, covered parking, laundries, and tennis courts. The project is master-metered with a central chiller/boiler system; however, residents pay for plug-ins within the unit (not HVAC). The unit mix includes studio, one, and two-bedroom apartments. The project was in average condition at the time of sale, and was 95% occupied. The pro forma OAR was 6.64%.

The location is considered to be similar to the subject. However, the comparable was developed in 1974, or 11 years before the subject. Therefore an upward adjustment is necessary for age and condition. Also, the average unit size is smaller than the subject and an upward adjustment is applied for this element of comparison. No further adjustments are necessary.

SANDS POINT APARTMENTS                                 SALES COMPARISON APPROACH

IMPROVED SALE TWO

This comparable represents South Creek Apartments, a two-story, 472,152 square foot, 528-unit, garden apartment project that was completed in 1986, and sits on a 23.445-acre lot located at 4424 E. Baseline Road. The density is 22.52 units per acre. The exterior walls are constructed of stucco, and the project features two pools and spas, security gate, covered parking, sauna, fitness center. The property sold in February 2004 for $28,900,000, or $54,735 per unit. Pro Forma net operating income at the time of sale was $2,026,937, or $3,839 per unit, for an overall capitalization rate of 7.01%. Occupancy at the time of sale was 93%.

In relation to the subject, the basic location is considered to be similar. However, the physical condition of the project is superior to the subject and a downward adjustment is necessary. The average unit size is larger than the subject and a downward adjustment is applied for unit size. The remaining elements are comparison are all similar.

IMPROVED SALE THREE

This comparable represents Terracina, a two and three-story, 732,484 square foot, 856-unit, garden apartment project that was completed in 1984, and sits on a 38.5-acre lot located at 1450 E. Bell Road. The density is 22.23 units per acre. The exterior walls are constructed of frame and stucco, and the project features pools, spas, fitness center, security access gate, on-site laundry. The property sold in September 2004 for $42,650,000, or $49,825 per unit. Existing net operating income at the time of sale was $2,586,400, or $3,022 per unit, for an overall capitalization rate of 6.06%. Occupancy at the time of sale was 90%. This comparable is located at 14th Street and Bell Road in north-Phoenix. Originally developed by Spanos, the project was sold by United Dominion. Units have eight foot ceilings and patios and balconies. The three-bedroom units have washer and dryer hook-ups and the largest unit types have washers and dryers.

In relation to the subject, the basic location is considered to be similar. However, the physical condition of the project is superior to the subject and a downward adjustment is necessary. The average unit size is larger than the subject and a downward adjustment is applied for unit size. The remaining elements are comparison are all similar.

IMPROVED SALE FOUR

Desert Shadows is a 548-unit apartment project that is located in northwest Phoenix near the intersection of 19th Avenue and Thunderbird Road. The project was developed in 1980 and is in average physical condition. The unit mix includes one, two, and three-bedroom units and the site area is 26.92 acres. The overall density is therefore 20.36 units per acre. All buildings are two-story walk-ups and project amenities include four pools and spas, saunas, basketball court, playground, clubhouse, and covered parking. The project was acquired for $22,478,000 in January 2005. The

SANDS POINT APARTMENTS                                 SALES COMPARISON APPROACH

OAR based upon income in place was 4.83%. However, the buyer is planning a major capital improvement and repositioning program over the next three years.

The location is similar to the subject, but the physical condition is inferior. Therefore, an upward adjustment is applied for age and condition. The average unit size is larger than the subject and a downward adjustment is necessary for unit size. The remaining elements of comparison are all similar to the subject.

IMPROVED SALE FIVE

This comparable represents Superstition Park, a two-story, 248,912 square foot, 376-unit, garden apartment project that was completed in 1985, and sits on a 17.95-acre lot located at 30 West Carter Drive. The density is 20.95 units per acre. The exterior walls are constructed of frame and stucco, and the project features pools, spa, covered parking, security access gate, and a central chiller/boiler system. The property sold in March 2005 for $20,400,000, or $54,255 per unit. Existing net operating income at the time of sale was $1,171,963, or $3,117 per unit, for an overall capitalization rate of 5.74%. Occupancy at the time of sale was 86%. This comparable is located in south Tempe near the Arizona State University Campus. The cap rate on actual income is 5.74%, however the cap rate using the broker's pro forma is 8.0%.

The location near ASU, with a captive student base, is superior to the subject. Therefore, a downward adjustment for location is applied. Age and condition, project size, and economic factors are all similar to the subject. However, the average unit size is smaller than the subject and an upward adjustment is necessary for this element of comparison. No additional adjustments are necessary.

IMPROVED SALE SIX

Thunderbird Ranch is a 672-unit apartment project that is located in northwest Phoenix near the intersection of 19th Avenue and Thunderbird Road. Developed in 1979 by the Spanos Company, the project contains 77 rental buildings on a 29.43 acre site. Amenities include four pools, spas, two clubhouses, on-site laundries and covered parking. There is no security gate. Units have eight foot ceilings and patios and balconies, and the three bedroom units have washer and dryer hook-ups. The project is in escrow to be acquired for $28,990,000, or $43,139 per unit. The OAR based upon trailing 12 month income is 7.0%. The buyer is planning a capital improvement and repositioning program over three years. The capital investment is planned to be $5.2 million.

No specific adjustments are necessary for this comparable.

SUMMARY OF ADJUSTMENTS

Based on the foregoing discussions, the following table summarizes the adjustments warranted when comparing each sale to the subject.

SANDS POINT APARTMENTS                                 SALES COMPARISON APPROACH

                         APARTMENT SALES ADJUSTMENT GRID

                                                                                                                Subj.
                                                                                                                Pro
   Comparable Number            1             2             3             4             5             6         Forma
Transaction Type                  Sale          Sale          Sale          Sale        Escrow        Escrow       --
Transaction Date                Aug-03        Feb-04        Sep-04        Jan-05        Mar-05        Mar-05       --
Year Built                        1974          1986          1984          1980          1985          1979     1985
No. Units                          280           528           856           548           376           672      432
Avg. Unit Size                     678           894           856           829           662           789      787
Actual Sale Price          $11,132,000   $28,650,000   $42,650,000   $22,478,000   $20,400,000   $28,990,000       --
Adjusted Sale Price (1)    $11,132,000   $28,900,000   $42,650,000   $22,478,000   $20,400,000   $28,990,000       --
Price Per Unit (1)         $    39,757   $    54,735   $    49,825   $    41,018   $    54,255   $    43,140       --
Occupancy                           95%           93%           90%           86%           86%           93%      88%
Noi Per Unit               $     2,640   $     3,838   $     3,021   $     1,979   $     3,116   $     3,020   $2,621
OAR                               6.64%         7.01%         6.06%         4.83%         5.74%         7.00%      --
                           -----------   -----------   -----------   -----------   -----------   -----------
Adj. Price Per Unit        $    39,757   $    54,735   $    49,825   $    41,018   $    54,255   $    43,140
                           -----------   -----------   -----------   -----------   -----------   -----------
Property Rights Conveyed             0%            0%            0%            0%            0%            0%
Financing Terms (1)                  0%            0%            0%            0%            0%            0%
Conditions of Sale                   0%            0%            0%            0%            0%            0%
Market Conditions (Time)             5%            3%            3%            0%            0%            0%
                           -----------   -----------   -----------   -----------   -----------   -----------
Subtotal                   $    41,745   $    56,377   $    51,320   $    41,018   $    54,255   $    43,140
                           -----------   -----------   -----------   -----------   -----------   -----------
Location                             0%            0%            0%            0%          -15%            0%
Age and Condition                    5%          -10%          -10%            5%            0%            0%
Average Unit Size                    5%           -5%           -5%           -5%            5%            0%
Project Size                         0%            0%            0%            0%            0%            0%
Density                              0%            0%            0%            0%            0%            0%
Economic Factors                     0%            0%            0%            0%            0%            0%
                           -----------   -----------   -----------   -----------   -----------   -----------
Total Other Adjustments             10%          -15%          -15%            0%          -10%            0%
                           ===========   ===========   ===========   ===========   ===========   ===========
INDICATED VALUE PER UNIT   $    45,919   $    47,920   $    43,622   $    41,018   $    48,830   $    43,140
                           ===========   ===========   ===========   ===========   ===========   ===========

(1) Transaction amount adjusted for cash equivalency and/or deferred maintenance (where applicable)

Compiled by CBRE

Based on the preceding discussions of each comparable and the foregoing adjustment analysis, a price per unit indication near the midpoint of the indicated range was most appropriate for the subject.

EFFECTIVE GROSS INCOME MULTIPLIER ANALYSIS

The EGIM reflects the relationship between effective gross annual income and sales price. The EGIM is a unit of comparison that cannot be adjusted and, there, it is primarily utilized to indicate a point of tendency. The following illustrates the EGIM for each of the sales analyzed herein.

SANDS POINT APARTMENTS                                 SALES COMPARISON APPROACH

                   EFFECTIVE GROSS INCOME MULTIPLIER ANALYSIS

Sale No.                                         Occupancy   OER       EGIM
--------                                         ---------   ---       ----
   1                                                95%     58.40%     6.26
   2                                                93%     46.13%     7.68
   3                                                90%     51.75%     7.96
   4                                                86%     65.62%     7.12
   5                                                86%     53.52%     8.09
   6                                                93%     49.70%     7.18
                                                  ----      -----      ----
 Subj.                                              84%     58.73%       --
                                                  ----      -----      ----

Compiled by CBRE

The EGIM analysis is applied as a Sales Comparison tool to compare the income generating capabilities of the comparables without the influence of operating expenses. In this instance the range is relatively narrow and we have reconciled the subject's EGIM towards the middle part of the range.

SALES COMPARISON APPROACH CONCLUSION

The following table presents the estimated value for the subject as indicated by the sales comparison approach.

                           SALES COMPARISON APPROACH

OTAL UNITS                   X          VALUE PER UNIT      =          VALUE
----------                  ---         --------------     ---     -------------
    432                      X           $    41,000        =      $  17,712,000
    432                      X           $    45,000        =      $  19,440,000

    EGI                      X                  EGIM        =          VALUE
----------                  ---         --------------     ---    --------------
$ 2,743,905                  X                  7.00        =      $  19,207,334

VALUE CONCLUSION

INDICATED STABILIZED VALUE                                         $  18,500,000
Lease-Up Discount                                                 ($     140,000)
                                                                   -------------
VALUE INDICATION                                                   $  18,360,000
ROUNDED                                                            $  18,360,000
VALUE PER UNIT                                                     $      42,500

Compiled by CBRE

SANDS POINT APARTMENTS                                 SALES COMPARISON APPROACH

NET OPERATING INCOME ANALYSIS

As a cross check to the foregoing analysis, the net operating income (NOI) being generated by the comparable sales as compared to the subject's pro forma NOI that was estimated in the Income Capitalization Approach has been analyzed. In general, it is a fundamental assumption that the physical characteristics of a property (e.g., location, access, design/ appeal, condition, etc.) are reflected in the net operating income being generated, and the resultant price per unit paid for a property has a direct relationship to the NOI being generated.

The following NOI analysis table illustrates the sale prices (after adjustments for conditions of sale and market conditions) of the individual sales plotted in comparison their NOIs. In addition, a trend line has been plotted based on a linear regression analysis of the comparables. The subject's indicated value has been plotted along this trend line at its pro forma stabilized NOI.

                          NET OPERATING INCOME ANALYSIS

                                  [LINE GRAPH]

COMPILED BY CBRE

The concluded value presented herein provides economic support for the direct comparison of sale comparables.

SANDS POINT APARTMENTS                            INCOME CAPITALIZATION APPROACH

                         INCOME CAPITALIZATION APPROACH

The following location map and table of rents summarizes the comparable data used in the valuation of the subject property. A detailed description of each transaction is included in the Addenda.

                                     [MAP]

                     SUMMARY OF COMPARABLE APARTMENT RENTALS

COMP.                                                                      YEAR            NO.    AVG. RENT
 NO.          PROPERTY NAME               LOCATION                         BUILT   OCC.   UNITS   PER UNIT
----          ---------------             ------------------------         -----   ----   -----   ---------

 1            Hunter's Ridge              8902 N 19th Avenue,              1987     94%    428    $     532
                                          Phoenix, AZ

 2            Maya Linda                  8222 N 19th Avenue,              1980     91%    360    $     490
                                          Phoenix, AZ

 3            Mission Shadows             8111 N. 19th Avenue,             1986     88%    237    $     642
                                          Phoenix, AZ

 4            The Fairways                2045 W Butler Drive,             1981     93%    160    $     601
                                          Phoenix, AZ

 5            The Greens                  8445 N 23rd Avenue,              1980     94%    136    $     611
                                          Phoenix, AZ

 6            The Links                   2121 W Royal Palm Road,          1980     95%    207    $     613
                                          Phoenix, AZ                      ----    ---    ----    ---------

 Subj.        Sands Point Apartments      8330 North 19th Avenue,          1985     73%    432           --
  Pro                                     Phoenix, Arizona                 ----    ---    ----    ---------
Forma

Compiled by CBRE

SANDS POINT APARTMENTS                            INCOME CAPITALIZATION APPROACH

The comparables are all primary competitors located around Paradise Valley Mall.

ANALYSIS OF RENT COMPARABLES

RENT COMPARABLE ONE

Hunter's Ridge is a 428-unit project that is located about one-half mile north of the subject near 19th Avenue and Dunlap Avenue. The project was developed in 1987 and contains two and three story walk-up units. Amenities include a pool, spa, fitness center, racquetball, playground, and covered parking. Units have eight foot ceilings, washers and dryers, and fireplaces on select units. The unit mix includes one and two-bedroom units. The current occupancy is 94%. Base rent ranges from $455 to $630. Water, sewer and trash removal are included in the base rent. Concessions are equivalent to one month free on a 12 month lease, prorated. No premium rent was reported. This comparable is similar to the subject and supports the mid-range of market rent.

RENT COMPARABLE TWO

This comparable represents a two and three story, 213,528 square foot, Class B garden apartment building which was completed in 1980, and is located at 8222 N 19th Avenue. The exterior walls are constructed of frame and stucco, and the project features covered parking, pools, spas, on-site laundry and a security patrol. The property is currently 91% leased and the unit mix includes studios, and one-, and two-bedroom units. Base rent is $399 to $650 per month, including water, sewer, and refuse removal. Concessions are reflected in monthly rental deductions that are already netted out of the quoted rates. This comparable is generally similar to the subject.

RENT COMPARABLE THREE

Mission Shadows is a Picerne project that is located along 19th Avenue north of Northern Avenue. Developed in 1986, the project contains 237 units. The density is 28.24 units per acre. Project amenities include a pool, spa, fitness center, on-site laundry, security gate, and covered parking. Units have eight foot ceilings, patios and balconies, but no washer or dryer hook-ups. The unit mix includes studio, one, and two-bedroom units. The current occupancy is 88%. Base rent ranges from $495 to $735 per unit. No utilities are included in the base rent. Concessions involve one month free on a 12-month lease. This comparable is also somewhat inferior to the subject.

RENT COMPARABLE FOUR

The Fairways is located along Butler Drive, about two blocks west of the subject. The project was developed in 1981 and contains 160 units. The buildings are two-story walk-ups and the unit mix includes studio through three bedroom units. Amenities include pool, spa, racquetball, basketball, covered parking and an on-site laundry. Units have patios and balconies and washer and dryer hook-ups. The current occupancy is 93%. Base rent ranges from $460 to $764. Specials involve

SANDS POINT APARTMENTS                            INCOME CAPITALIZATION APPROACH

one month free rent pro rated over a 12 month lease. No premium rent was reported. This comparable is similar to the subject.

RENT COMPARABLE FIVE

The Greens is located along the El Caro golf course about one mile west of the subject. The project was developed in 1980 and contains 130 units. Project amenities consists of a pool, clubhouse, laundry and covered parking. Units have eight foot ceilings and patios and balconies, but lack washers and dryers. The current occupancy is 94% and base rental rates range from $575 to $715. Water, sewer and refuse removal are included in the base rent. Special involve one month free on a 12 month lease and an additional $20 to $40 off. This comparable is also similar to the subject.

RENT COMPARABLE SIX

The links is a 207-unit apartment project that is located on the El Caro golf course about one mile west of the subject. The project was developed in 1980 and contains studios, one, and two-bedroom units. The density is 28.77 units per acre. Amenities include a pool, spa, clubhouse, covered parking, on-site laundry and a security patrol. The current occupancy is 95%. Base rent is $460 to $700, and no utilities are included. Concessions are one month free on a 12 month lease, and premiums are $25 for views of the golf course. This comparable is similar to the subject.

SUBJECT RENTAL INFORMATION

The following table depicts the subject's unit mix and rental rates.

                           SUBJECT RENTAL INFORMATION

                      No. of          Unit        Quoted                Rent
      Type            Units         Size (SF)      Rents               Per SF
-----------------     ------        --------     ---------          ------------
   1 BR, 1 BA           96            597 SF     $     499          $       0.84
   1 BR, 1 BA           72            678 SF     $     533          $       0.79
   1 BR, 1 BA           48            732 SF     $     577          $       0.79
   1 BR, 1 BA           48            782 SF     $     631          $       0.81
   2 BR, 1 BA           48            863 SF     $     643          $       0.75
   2 BR, 2 BA           36            951 SF     $     686          $       0.72
   2 BR, 2 BA           48            999 SF     $     686          $       0.69
   2 BR, 2 BA           36          1,040 SF     $     708          $       0.68
Total/Average:         432            787 SF     $     598          $       0.76
Compiled by CBRE

The rental rates in the previous table are base rental rates prior to premiums and concessions. Current concessions are quoted as one month free on a 12 month lease.

SANDS POINT APARTMENTS                            INCOME CAPITALIZATION APPROACH

ESTIMATE OF MARKET RENT

In order to estimate the market rates for the various floor plans, the subject unit types have been compared with similar units in the comparable projects. The following is a discussion of each unit type.

ONE-BEDROOM UNITS

                          SUMMARY OF COMPARABLE RENTALS
                                ONE BEDROOM UNITS

                                                                 RENTAL RATES
COMPARABLE                  PLAN TYPE                SIZE       $/MO.     $/SF
-----------------       ---------------------       ------      -----    ------
Mission Shadows         1 BR, 1 BA                  444 SF      $ 520    $ 1.17
Hunter's Ridge          1 BR, 1 BA                  465 SF      $ 455    $ 0.98
Hunter's Ridge          1 BR, 1 BA                  555 SF      $ 470    $ 0.85
Maya Linda              1 BR, 1 BA                  555 SF      $ 475    $ 0.86
Maya Linda              1 BR, 1 BA                  579 SF      $ 490    $ 0.85
SUBJECT                 1 BR, 1 BA APACHE           597 SF      $ 499    $ 0.84
The Fairways            1 BR, 1 BA                  600 SF      $ 530    $ 0.88
The Greens              1 BR, 1 BA golf cour        606 SF      $ 575    $ 0.95
Mission Shadows         1 BR, 1 BA                  614 SF      $ 590    $ 0.96
The Greens              1 BR, 1 BA                  625 SF      $ 575    $ 0.92
Mission Shadows         1 BR, 1 BA                  662 SF      $ 610    $ 0.92
SUBJECT                 1 BR, 1 BA MOHAVE           678 SF      $ 533    $ 0.79
Hunter's Ridge          1 BR, 1 BA                  683 SF      $ 535    $ 0.78
The Links               1 BR, 1.5 BA Loft           725 SF      $ 625    $ 0.86
SUBJECT                 1 BR, 1 BA MESQUITE         732 SF      $ 577    $ 0.79
The Links               1 BR, 1 BA Flat             742 SF      $ 535    $ 0.72
SUBJECT                 1 BR, 1 BA SAGUARO          782 SF      $ 631    $ 0.81

Compiled by CBRE

The subject's quoted rental rates are within the range indicated by the rent comparables. The subject's rent roll indicates that a majority of the occupied one-bedroom units are leased at or below the quoted rates due to recent rental increases and specials. Considering the available data, monthly market rent for the subject units is estimated at the quoted rates.

SANDS POINT APARTMENTS                            INCOME CAPITALIZATION APPROACH

TWO-BEDROOM UNITS

                          SUMMARY OF COMPARABLE RENTALS
                                TWO BEDROOM UNITS

                                                                        RENTAL RATES
COMPARABLE                    PLAN TYPE                  SIZE          $/MO.     $/SF
------------------     -------------------------       --------        -----   ------
Hunter's Ridge         2 BR, 1.5 BA                      792 SF        $ 585   $ 0.74
Maya Linda             2 BR, 1 BA                        799 SF        $ 625   $ 0.78
The Fairways           2 BR, 1 BA                        829 SF        $ 620   $ 0.75
Mission Shadows        2 BR, 2 BA                        852 SF        $ 715   $ 0.84
The Greens             2 BR, 1.5 BA                      861 SF        $ 675   $ 0.78
SUBJECT                2 BR, 1 BA DESERT WILLOW          863 SF        $ 643   $ 0.75
Maya Linda             2 BR, 2 BA                        879 SF        $ 650   $ 0.74
The Fairways           2 BR, 2 BA                        895 SF        $ 694   $ 0.78
Mission Shadows        2 BR, 2 BA                        901 SF        $ 735   $ 0.82
The Greens             2 BR, 2 BA                        904 SF        $ 715   $ 0.79
Hunter's Ridge         2 BR, 2 BA                        911 SF        $ 630   $ 0.69
The Links              2 BR, 1 BA Flat                   918 SF        $ 650   $ 0.71
Mission Shadows        2 BR, 2 BA                        934 SF        $ 735   $ 0.79
SUBJECT                2 BR, 2 BA JOSHUA                 951 SF        $ 686   $ 0.72
SUBJECT                2 BR, 2 BA OCOTILLO               999 SF        $ 686   $ 0.69
SUBJECT                2 BR, 2 BA PALO VERDE           1,040 SF        $ 708   $ 0.68
The Links              2 BR, 2 BA Flat                 1,084 SF        $ 700   $ 0.65

Compiled by CBRE

The subject's quoted rental rates are within the range indicated by the rent comparables. The subject's rent roll indicates that a majority of the occupied two-bedroom units are leased at or below the quoted rates due to recent price increases and specials. Considering the available data, monthly market rent for the subject units is reconciled at the quoted rates.

MARKET RENT CONCLUSIONS

Based on the foregoing analysis and discussion, the following is the estimate of potential rental income for the subject:

SANDS POINT APARTMENTS                            INCOME CAPITALIZATION APPROACH

                             MARKET RENT CONCLUSIONS

 No.                           Unit                                   Monthly Rent                   Annual Rent         Annual
Units         Unit Type        Size            Total SF     $/Unit       $/SF       PRI           $/Unit       $/SF       Total
-----        ----------      --------         ----------    ------    --------   ----------      ---------   --------  -----------
 96          1 BR, 1 BA        597 SF          57,312 SF     $ 499      $ 0.84   $   47,904      $   5,988   $  10.03  $   574,848
 72          1 BR, 1 BA        678 SF          48,816 SF     $ 533      $ 0.79   $   38,376      $   6,396   $   9.43  $   460,512
 48          1 BR, 1 BA        732 SF          35,136 SF     $ 577      $ 0.79   $   27,696      $   6,924   $   9.46  $   332,352
 48          1 BR, 1 BA        782 SF          37,536 SF     $ 631      $ 0.81   $   30,288      $   7,572   $   9.68  $   363,456
 48          2 BR, 1 BA        863 SF          41,424 SF     $ 643      $ 0.75   $   30,864      $   7,716   $   8.94  $   370,368
 36          2 BR, 2 BA        951 SF          34,236 SF     $ 686      $ 0.72   $   24,696      $   8,232   $   8.66  $   296,352
 48          2 BR, 2 BA        999 SF          47,952 SF     $ 686      $ 0.69   $   32,928      $   8,232   $   8.24  $   395,136
 36          2 BR, 2 BA      1,040 SF          37,440 SF     $ 708      $ 0.68   $   25,488      $   8,496   $   8.17  $   305,856
----                         --------         ----------     -----      ------   ----------      ---------   --------  -----------
 432                           787 SF         339,852 SF     $ 598      $ 0.76   $  258,240      $   7,173   $   9.12  $ 3,098,880
----                         --------         ----------     -----      ------   ----------      ---------   --------  -----------

Compiled by CBRE

RENT ADJUSTMENTS

Rent adjustments are sometimes necessary to account for differences in rental rates applicable to different units within similar floor plans due to items such as location within the property, view, and level of amenities. These rental adjustments may be in the form of rent premiums or rent discounts.

As noted, the rental rates for some of the subject's units vary depending upon floor height, views, and the presence of microwave ovens and/or fireplaces. Management is quoting and receiving $10 rental premiums for third story units with fireplaces and vaulted ceilings. This premium is in line with market rates and is therefore modeled as additional rental income in this analysis (144 units x $10 per month x 12 months = $17,280).

RENT ROLL ANALYSIS

The rent roll analysis serves as a crosscheck to the estimate of market rent for the subject. The collections shown on the rent roll include rent premiums and/or discounts.

                               RENT ROLL ANALYSIS

                                                                Total                Total
Revenue Component                                            Monthly Rent         Annual Rent
------------------------------------------                   ------------         -----------
   315 Occupied Units at Contract Rates                      $   191,842          $ 2,302,104
   117 Vacant Units at Market Rates                          $    68,604          $   823,248
                                                             -----------          -----------
   432 Total Units @ Contract Rent                           $   260,446          $ 3,125,352
   432 Total Units @ Market Rent                             $   259,680          $ 3,116,160

Compiled by CBRE

The rent roll is skewed because there are so many vacant units modeled at market rent. However, there is a general correlation between the rent roll and our estimate of market rent.

SANDS POINT APARTMENTS                            INCOME CAPITALIZATION APPROACH

POTENTIAL RENTAL INCOME CONCLUSION

Within this analysis, potential rental income is estimated based upon the forward-looking market rental rates over the next twelve months. This method of calculating rental income is most prevalent in the local market and is consistent with the method used to derive overall capitalization rates from the comparable sales data.

In estimating the subject's pro forma operating data, the actual operating history and budgets have been analyzed. The following table presents the available operating data history for the subject.

                                OPERATING HISTORY

                                                                                 Trailing 12                   2005
YEAR-OCCUPANCY                    2003        82%       2004           87%      (3/04 -2/05)        91%       Budget         85%
--------------                    ----        ---       ----           ---      ------------        ---       ------         ---
                                 Total      $/Unit      Total        $/Unit         Total         $/Unit       Total        $/Unit
                              -----------  --------   -----------   --------   --------------    --------   -----------   --------
INCOME
 Rental Income                $ 2,218,495  $  5,135   $ 2,243,888   $  5,194   $    2,215,236    $  5,128   $ 2,371,126   $  5,489
 Other Income                     247,306       572       334,248        774          298,904         692       235,843        546
 RUBS Income                       84,850       196       130,769        303          134,737         312       145,200        336
                              -----------  --------   -----------   --------   --------------    --------   -----------   --------
 Effective Gross Income       $ 2,550,651  $  5,904   $ 2,708,905   $  6,271   $    2,648,877    $  6,132   $ 2,752,169   $  6,371
EXPENSES
 Real Estate Taxes            $   204,028  $    472   $   199,570   $    462   $      199,416    $    462   $   205,537   $    476
 Property Insurance                71,010       164        76,035        176           75,081         174        77,042        178
 Utilities                        228,015       528       243,127        563          241,442         559       271,385        628
 Repair and Maintenance            71,257       165        56,307        130           70,889         164        65,713        152
 Apartment Turnover               107,376       249       100,730        233          104,295         241       117,293        272
 Contract Services                 71,560       166        64,942        150           75,154         174        91,164        211
 Advertising and Promotion        103,188       239        91,588        212           91,294         211        82,265        190
 Administrative                    67,540       156        69,849        162           70,331         163        73,682        171
 Payroll                          405,017       938       486,306      1,126          476,398       1,103       420,896        974
 Management Fee                   124,732       289       132,397        306          129,922         301       125,847        291
 Reserves for Replacement          86,400       200        86,400        200           86,400         200        86,400        200
                              -----------  --------   -----------   --------   --------------    --------   -----------   --------
 Operating Expenses           $ 1,540,123  $  3,565   $ 1,607,251   $  3,720   $    1,620,622    $  3,751   $ 1,617,224   $  3,744
                              ===========  ========   ===========   ========   ==============    ========   ===========   ========
NET OPERATING INCOME          $ 1,010,528  $  2,339   $ 1,101,654   $  2,550   $    1,028,255    $  2,380   $ 1,134,945   $  2,627

Source: Operating statements

An adjustment for replacement reserves was made to the historical figures to facilitate comparison with the subject's pro forma.

LOSS TO LEASE

Loss-to-lease occurs because there are leases in place at the property that are below the current quoted and/or market lease rates. That is, the subject will never attain 100% of its potential market rents at any given time because there are always existing leases in place at lower rates. As well, management often allows tenants to renew for less than the full market rate, and in turn, the landlord foregoes the cost of painting and redecorating prior to re-leasing the unit. The loss to lease associated with the subject property is estimated at 1.50% of gross rental income. This method of calculating rental income is most prevalent in the local market and is consistent with the method used to derive overall capitalization rates from the comparable sales data.

SANDS POINT APARTMENTS                            INCOME CAPITALIZATION APPROACH

RENT CONCESSIONS

Rent concessions are currently prevalent in the local market in the form of free rent, reduced move-in costs and pro rated discounts. The subject's quoted concessions are basically 8%, or one month free on a 12 month lease. Trailing 12 month concessions were 7% of PRI and concessions for 2004 were the same rate. However, given the physical occupancy challenges of the subject, we have modeled a long term concession rate of 8.00% for the subject.

VACANCY & COLLECTION LOSS

The subject's is currently 72.9% occupied. Meanwhile, the rent comparables average 92.5%, the submarket averages 92.0%, and the Phoenix metropolitan area averages 92.0%. The following table summarizes the historical physical occupancy within the subject according to the financial statements:

                                   OCCUPANCY

Year                                       % PGI
------------------------                   -----
2003                                         82%
2004                                         87%
Trailing 12 (3/04 -2/05)                     91%
2005 Budget                                  85%
CBRE ESTIMATE                                88%
                                           ----

Compiled by CBRE

Based upon the recent history, we have estimated the subject's stabilized physical vacancy at 12.0%. In addition, we have modeled a 4.0% collection loss in our analysis. The subject has consistently generated a 3% to 7% collection loss expense and 3.4% is reflected in the 2005 budget.

OTHER INCOME

Other income is supplemental to that derived from leasing of the improvements. This includes categories such as forfeited deposits, vending machines, late charges, etc. The subject's ancillary income is detailed as follows:

                                  OTHER INCOME

Year                                              Total          $/Unit
-------------------------                      ----------       --------
2003                                           $  247,306       $    572
2004                                           $  334,248       $    774
Trailing 12 (3/04 -2/05)                       $  298,904       $    692
2005 Budget                                    $  235,843       $    546
CBRE ESTIMATE                                  $  230,000       $    532

Compiled by CBRE

SANDS POINT APARTMENTS                            INCOME CAPITALIZATION APPROACH

The subject's other income amounts have been skewed upward by high late fees and lease-buyout fees. As the subject moves into a stabilized level of operations, these forms of income will be reduced. Therefore, the budget has been emphasized in the pro forma.

RUBS INCOME

The subject property includes a RUBS program (Ratio Utility Billing System), whereby a portion of the utility expense is shared by tenants and reimbursed to the landlord on a pro rata basis. The subject's RUBS income is detailed as follows:

                                  RUBS INCOME

Year                                         Total                    $/Unit
-------------------------                 ----------                  -------
2003                                      $   84,850                  $   196
2004                                      $  130,769                  $   303
Trailing 12 (3/04 -2/05)                  $  134,737                  $   312
2005 Budget                               $  145,200                  $   336
CBRE ESTIMATE                             $  145,000                  $   336

Compiled by CBRE

The budget is consistent with the recent history of the subject and has therefore been emphasized in the pro forma.

EFFECTIVE GROSS INCOME

The subject's effective gross income is detailed as follows:

                             EFFECTIVE GROSS INCOME

Year                                         Total            % Change
-------------------------                ------------         --------
2003                                     $  2,550,651               --
2004                                     $  2,708,905                6%
Trailing 12 (3/04 -2/05)                 $  2,648,877               -2%
2005 Budget                              $  2,752,169                4%
CBRE ESTIMATE                            $  2,743,905                0%

Compiled by CBRE

Our pro forma estimate is approximately 3% higher than the most recent full year and is within 1% of the 2005 budget. Both benchmarks serve as reasonableness tests for out conclusion.

OPERATING EXPENSE ANALYSIS

The following subsections represent the analysis for the pro forma estimate of each category of the subject's stabilized expenses.

SANDS POINT APARTMENTS                            INCOME CAPITALIZATION APPROACH

EXPENSE COMPARABLES

The following table summarizes expenses obtained from recognized industry publications and/or comparable properties.

                               EXPENSE COMPARABLES

Comparable Number                                  1                           2                            3
                                              -----------                 ------------                 -----------
Location                                      Phoenix MSA                 Phoenix MSA                  Phoenix MSA
Units                                             250                         548                           273
GLA (SF)                                        235,000                     470,000                       193,000
Expense Year                                     2004                         2004                          2004

Effective Gross Income          $  2,108,815  $     8,435   $  3,155,905  $      5,759   $ 1,783,497   $     6,533


Expenses                            Total        $/Unit         Total        $/Unit        Total         $/Unit
                                ------------  -----------   ------------  ------------   -----------   -----------
 Real Estate Taxes              $    161,306  $       645   $    229,128  $        418   $   126,564   $       464
 Property Insurance                   44,220          177        136,302           249        28,392           104
 Utilities                           123,988          496        384,770           702       117,246           429
 Repair and Maintenance               80,879          324        283,454           517             -             -
 Apartment Turnover                        -            -              -             -       120,054           440
 Contract Services                    56,879          228        105,901           193        34,851           128
 Advertising and Promotion            48,975          196        103,340           189        49,791           182
 Administrative                       29,985          120         66,202           121        23,463            86
 Payroll                             228,418          914        510,328           931       266,115           975
 Management Fee                       83,295          333        142,015           259        71,439           262
     (as a % of EGI)                                  3.9%                         4.5%                        4.0%
 Reserves for Replacement             62,500          250        109,600           200        58,056           213
                                ------------  -----------   ------------  ------------   -----------   -----------
Operating Expenses              $    920,445  $     3,682   $  2,071,040  $      3,779   $   895,971   $     3,282
     Operating Expense Ratio                         43.6%                        65.6%                       50.2%

Source: Actual Operating Statements and IREM

REAL ESTATE TAXES

The real estate taxes for the subject were previously discussed. The subject's expense is detailed as follows:

                               REAL ESTATE TAXES

Year                                           Total      $/Unit
--------------------------                  ----------   -------
2003                                        $  204,028   $   472
2004                                        $  199,570   $   462
Trailing 12 (3/04 -2/05)                    $  199,416   $   462
2005 Budget                                 $  205,537   $   476
Expense Comparable 1                               N/A   $   645
Expense Comparable 2                               N/A   $   418
Expense Comparable 3                               N/A   $   464
CBRE ESTIMATE                               $  199,245   $   461

Compiled by CBRE

SANDS POINT APARTMENTS                            INCOME CAPITALIZATION APPROACH

The subject's recent historical and budgeted amounts are similar and reflective of the historical assessment of the subject. Our estimate is based on the current assessment and 2004 tax rate, and is consistent with other properties operating in the area that were summarized in the tax and assessment section of the report.

PROPERTY INSURANCE

Property insurance expenses typically include fire and extended coverage and owner's liability coverage. The subject's expense is detailed as follows:

                               PROPERTY INSURANCE

Year                                              Total                   $/Unit
--------------------------                      ----------               --------
2003                                            $   71,010               $    164
2004                                            $   76,035               $    176
Trailing 12 (3/04 -2/05)                        $   75,081               $    174
2005 Budget                                     $   77,042               $    178
Expense Comparable 1                                   N/A               $    177
Expense Comparable 2                                   N/A               $    249
Expense Comparable 3                                   N/A               $    104
CBRE ESTIMATE                                   $   77,760               $    180

Compiled by CBRE

The most recent full year is consistent with the mid-point of the expense comparables and we have therefore concluded the subject's pro forma estimate at the mid-point of the typical range. Our estimate is consistent with other properties operating in the area and generally supported by the available historical and budgeted financial data.

UTILITIES

Utility expenses include electricity, natural gas, water, trash and sewer. The subject's expense is detailed as follows:

SANDS POINT APARTMENTS                            INCOME CAPITALIZATION APPROACH

                                   UTILITIES

Year                                  Total            $/Unit
------------------------           ----------         --------
2003                               $  228,015         $   528
2004                               $  243,127         $   563
Trailing 12 (3/04 -2/05)           $  241,442         $   559
2005 Budget                        $  271,385         $   628
Expense Comparable 1                      N/A         $   496
Expense Comparable 2                      N/A         $   702
Expense Comparable 3                      N/A         $   429
CBRE ESTIMATE                      $  270,000         $   625

Compiled by CBRE

The subject's utilities are gross expenses prior to any reimbursements. The total expense trended consistently from 2003 to 2004, but management is projecting a significant increase in 2005. The pro forma has been reconciled with emphasis on the budget and the conclusion falls towards the midpoint of the range supported by the expense comparables.

REPAIRS AND MAINTENANCE

Repairs and maintenance expenses typically include routine on-site maintenance and repairs, as well as replacements of non-capital items. The subject's expense is detailed as follows:

                             REPAIR AND MAINTENANCE

Year                                             Total     $/Unit
------------------------                      ---------   --------
2003                                          $  71,257   $   165
2004                                          $  56,307   $   130
Trailing 12 (3/04 -2/05)                      $  70,889   $   164
2005 Budget                                   $  65,713   $   152
Expense Comparable 1                                N/A   $   324
Expense Comparable 2                                N/A   $   517
Expense Comparable 3                                N/A   $     0
CBRE ESTIMATE                                 $  69,120   $   160

Compiled by CBRE

The subject's repair and maintenance expenses have trended from $130 to $164 per unit and the current budget is $152 per unit. The pro forma has been reconciled between the range supported by the comparables and the subject's 2005 budget.

APARTMENT TURNOVER

The subject's turnover expenses are summarized as follows:

SANDS POINT APARTMENTS                            INCOME CAPITALIZATION APPROACH

                               APARTMENT TURNOVER

Year                                                        Total      $/Unit
-------------------------                                ----------   --------
2003                                                     $  107,376   $   249
2004                                                     $  100,730   $   233
Trailing 12 (3/04 -2/05)                                 $  104,295   $   241
2005 Budget                                              $  117,293   $   272
Expense Comparable 1                                            N/A   $     0
Expense Comparable 2                                            N/A   $     0
Expense Comparable 3                                            N/A   $   440
CBRE ESTIMATE                                            $  118,800   $   275

Compiled by CBRE

The most recent years of operation support a range of $233 to $249 per unit for turnover expenses. The pro forma has been reconciled towards the upper portion of this range at $275 per unit.

CONTRACT SERVICES

Contract services typically includes all outside landscaping and grounds maintenance service contracts and the cost of landscaping supplies, as well as security services. The subject's expense is detailed as follows:

                                CONTRACT SERVICES

Year                                                      Total     $/Unit
-------------------------                               ---------   -------
2003                                                    $  71,560   $   166
2004                                                    $  64,942   $   150
Trailing 12 (3/04 -2/05)                                $  75,154   $   174
2005 Budget                                             $  91,164   $   211
Expense Comparable 1                                          N/A   $   228
Expense Comparable 2                                          N/A   $   193
Expense Comparable 3                                          N/A   $   128
CBRE ESTIMATE                                           $  86,400   $   200

Compiled by CBRE

The most recent full years of operations have trended from $150 to $174 per unit and the budget is $211 per unit. The expense comparables support a range of $128 to $228 per unit. Based upon this range, the pro forma is reconciled at $200 per unit.

ADVERTISING AND PROMOTION

Advertising and promotion expenses typically include all costs associated with the promotion of the subject property including advertisements in local publications, trade publications, yellow pages, et cetera. The subject's expense is detailed as follows:

SANDS POINT APARTMENTS                            INCOME CAPITALIZATION APPROACH

                            ADVERTISING AND PROMOTION

Year                                              Total      $/Unit
-------------------------                      ----------   -------
2003                                           $  103,188   $   239
2004                                           $   91,588   $   212
Trailing 12 (3/04 -2/05)                       $   91,294   $   211
2005 Budget                                    $   82,265   $   190
Expense Comparable 1                                  N/A   $   196
Expense Comparable 2                                  N/A   $   189
Expense Comparable 3                                  N/A   $   182
CBRE ESTIMATE                                  $   97,200   $   225

Compiled by CBRE

The pro forma has been reconciled based upon the most recent full year of operations and the current budget. Although the market is improving, the subject has struggled with below-market occupancy over the last several years. Therefore, conclusion is reconciled somewhat above the recent full-year levels for the subject.

ADMINISTRATIVE

Administrative expenses typically include legal costs, accounting, telephone, supplies, furniture, temporary help and items that are not provided by off-site management. The subject's expense is detailed as follows:

                                 ADMINISTRATIVE

Year                                     Total     $/Unit
-------------------------             ---------   --------
2003                                  $  67,540   $    156
2004                                  $  69,849   $    162
Trailing 12 (3/04 -2/05)              $  70,331   $    163
2005 Budget                           $  73,682   $    171
Expense Comparable 1                        N/A   $    120
Expense Comparable 2                        N/A   $    121
Expense Comparable 3                        N/A   $     86
CBRE ESTIMATE                         $  64,800   $    150

Compiled by CBRE

This expense category has trended from $156 to $163 per unit per year for the subject, and the budget is $171 per unit. The comparables support a range of $86 to $120. The pro forma is based reconciled between the level supported by the comparables and the subject's current budget.

SANDS POINT APARTMENTS                            INCOME CAPITALIZATION APPROACH

PAYROLL

Payroll expenses typically include all payroll and payroll related items for all directly employed administrative personnel. Not included are the salaries or fees for off-site management firm personnel and services. The subject's expense is detailed as follows:

                                     PAYROLL

Year                                     Total          $/Unit
-------------------------             ----------      ---------
2003                                  $  405,017      $     938
2004                                  $  486,306      $   1,126
Trailing 12 (3/04 -2/05)              $  476,398      $   1,103
2005 Budget                           $  420,896      $     974
Expense Comparable 1                         N/A      $     914
Expense Comparable 2                         N/A      $     931
Expense Comparable 3                         N/A      $     975
CBRE ESTIMATE                         $  432,000      $   1,000

Compiled by CBRE

Payroll expenses within the subject increased significantly in 2004. Payroll then trends downward through the 2005 budget. The pro forma is estimated based upon the expense comparables and the current budget.

MANAGEMENT FEE

Management expenses are typically negotiated as a percentage of collected revenues (effective gross income). The subject's expense is detailed as follows:

                                 MANAGEMENT FEE

Year                                                Total         % EGI
--------------------------                       ----------       ------
2003                                             $  124,732        4.9%
2004                                             $  132,397        4.9%
Trailing 12 (3/04 -2/05)                         $  129,922        4.9%
2005 Budget                                      $  125,847        4.6%
CBRE ESTIMATE                                    $  109,756        4.0%

Compiled by CBRE

Professional management fees in the local market range from 3.0% to 5.0% for comparable properties. Historically, the subject has incurred a 4.6% to 4.9% management fee; however, the project is managed by the owner. Given the subject's size and the competitiveness of the local market area, we believe an appropriate management expense for the subject would be towards the lower end of the range.

SANDS POINT APARTMENTS                            INCOME CAPITALIZATION APPROACH

RESERVES FOR REPLACEMENT

Reserves for replacement have been estimated based on discussions with knowledgeable market participants who indicate a range from $150 to $300 per unit for comparable properties. In this analysis, reserves of $200 per unit are modeled.

OPERATING EXPENSE CONCLUSION

The subject's expense is detailed as follows:

                               OPERATING EXPENSES

Year                                                Total             $/Unit
------------------------                         -----------         --------
2003                                             $ 1,540,123         $  3,565
2004                                             $ 1,607,251         $  3,720
Trailing 12 (3/04 -2/05)                         $ 1,620,622         $  3,751
2005 Budget                                      $ 1,617,224         $  3,744
Expense Comparable 1                                     N/A         $  3,682
Expense Comparable 2                                     N/A         $  3,779
Expense Comparable 3                                     N/A         $  3,282
CBRE ESTIMATE                                    $ 1,611,481         $  3,730

Compiled by CBRE

The subject's per unit operating expense pro forma is within the range supported by the expense comparables and is consistent with the recent operations of the subject.

NET OPERATING INCOME CONCLUSION

The subject's net operating income is detailed as follows:

                              NET OPERATING INCOME

Year                                           Total         $/Unit
------------------------                   ------------    ----------
2003                                       $  1,010,528    $    2,339
2004                                       $  1,101,654    $    2,550
Trailing 12 (3/04 -2/05)                   $  1,028,255    $    2,380
2005 Budget                                $  1,134,945    $    2,627
CBRE ESTIMATE                              $  1,132,424    $    2,621

Compiled by CBRE

Our pro forma estimate is approximately 9% higher than the most recent full year due to recently implemented rental rate increases at the subject property, which are not reflected in the historical data. The pro forma estimate conforms very closely with the budget.

SANDS POINT APARTMENTS                            INCOME CAPITALIZATION APPROACH

DIRECT CAPITALIZATION

Direct capitalization is a method used to convert a single year's estimated stabilized net operating income into a value indication. The following subsections represent different techniques for deriving an overall capitalization rate for direct capitalization.

COMPARABLE SALES

The OARs confirmed for the comparable sales analyzed in the Sales Comparison Approach are as follows:

                         COMPARABLE CAPITALIZATION RATES

                                   Sale        Sale Price                              Pro Forma
    Sale                           Date         $/Unit               Occupancy            OAR
--------------                    ------       ----------            ---------         ---------
     1                            Aug-03       $  39,757                  95%             6.64%
     2                            Feb-04       $  54,735                  93%             7.01%
     3                            Sep-04       $  49,825                  90%             6.06%
     4                            Jan-05       $  41,018                  86%             4.83%
     5                            Mar-05       $  54,255                  86%             5.74%
     6                            Mar-05       $  43,140                  93%             7.00%
--------------                    ------                               -----              ----
INDICATED OAR:                                                            84%             6.25%
--------------                                                         -----              ----

Compiled by: CBRE

The comparables support an overall range of 4.83% to 7.01%, with a downward trend over time (Comparable Six is skewed by a planned renovation/repositioning). The most recent comparables reflect overall rates that were derived from income in place. The subject's pro forma NOI is about 9% higher than the trailing 12 month figures, but is below the budget. Therefore, the OAR derived from the comparable sales is reconciled somewhat above the mid-point of the range.

PUBLISHED INVESTOR SURVEYS

The results of the most recent National Investor Survey, published by CBRE, are summarized in the following table.

                          OVERALL CAPITALIZATION RATES

Investment Type                                         OAR Range           Average
---------------                                       ------------          -------
Apartments
  Class A                                             5.00% - 8.00%           6.07%
  Class B                                             5.00% - 8.00%           6.58%
  Class C                                             6.00% - 9.00%           7.37%
                                                                              ----
INDICATED OAR:                                                                6.50%
--------------                                                                ----

Source: CBRE National Investor Survey

SANDS POINT APARTMENTS                            INCOME CAPITALIZATION APPROACH

The subject is considered to be a Class B property. The continued decline in interest rates in 2002 through 2005 had a significant impact on cap rates for investment grade properties due to the fact that most investors have been focusing on cash-on-cash returns. In other words, investors have been accepting a lower overall return due to the high equity return. There is a current lack of supply of product available for purchase in the real estate investment market. This lack of supply has exerted additional downward pressure on capitalization rates. In addition, the relatively poor performance of the stock market has also increased the supply of capital allocated to real estate investments. Although interest rates have increased recently, short and long-term interest rates remain low by historical standards, leading to an increase capital available from short and long-term cash equivalents into real estate investments. With regard to rates, we have heard from at least three sources independently that the various investor surveys are outdated by the time they are published.

Due to these trends, the subject's OAR as derived from the most recent National Investor Survey has been reconciled somewhat below the mid-point of the range supported for Class B properties.

BAND OF INVESTMENT

The band of the investment technique has been utilized as a crosscheck to the foregoing techniques. The analysis is shown in the following table.

                               BAND OF INVESTMENT

Mortgage Interest Rate                       5.25%
Mortgage Term (Amortization Period)      30 Years
Mortgage Ratio (Loan-to-Value)                 75%
Mortgage Constant                         0.06626
Equity Dividend Rate (EDR)                    6.5%

Mortgage Requirement                           75%    x       0.06626  =    0.04970
Equity Requirement                             25%    x       0.06500  =    0.01625
                                         --------                           -------
                                              100%                          0.06595

INDICATED OAR:                                                                 6.60%
--------------

Compiled by: CBRE

CAPITALIZATION RATE CONCLUSION

The following table summarizes the OAR conclusions.

SANDS POINT APARTMENTS                            INCOME CAPITALIZATION APPROACH

                    OVERALL CAPITALIZATION RATE - CONCLUSION

Source                                                     Indicated OAR
--------------------------                                 -------------
Comparable Sales                                                6.25%
National Investor Survey                                        6.50%
Band of Investment                                              6.60%
CBRE ESTIMATE                                                   6.25%

Compiled by: CBRE

In concluding an overall capitalization rate for the subject, primary reliance has been placed upon the data obtained from the comparable sales and interviews with active market participants. This data tends to provide the most accurate depiction of both buyer's and seller's expectations within the market and the ranges indicated are relatively tight. Further secondary support for our conclusion is noted via both the CBRE National Investor Survey and the band of investment methodology. Considering the data presented, the concluded overall capitalization rate appears to be well supported in the local market.

DIRECT CAPITALIZATION SUMMARY

A summary of the direct capitalization of the subject at stabilized occupancy is illustrated in the following table.

SANDS POINT APARTMENTS                            INCOME CAPITALIZATION APPROACH

                          DIRECT CAPITALIZATION SUMMARY

                                                         $/Unit/Yr       Total
                                                         ---------    ------------
INCOME
  Potential Rental Income                                 $7,213      $ 3,116,160
  Less: Loss to Lease                         1.50%         (108)         (46,742)
  Less: Concessions                           8.00%         (577)        (249,293)
  Credit Loss                                 4.00%         (261)        (112,805)
  Vacancy                                    12.00%         (783)        (338,415)
                                                          ------      -----------
NET RENTAL INCOME                                         $5,484      $ 2,368,905

  Other Income                                               532          230,000
  RUBS Income                                                336          145,000
                                                          ------      -----------
EFFECTIVE GROSS INCOME                                    $6,352      $ 2,743,905

EXPENSES
  Real Estate Taxes                                       $  461      $   199,245
  Property Insurance                                         180           77,760
  Utilities                                                  625          270,000
  Repair and Maintenance                                     160           69,120
  Apartment Turnover                                         275          118,800
  Contract Services                                          200           86,400
  Advertising and Promotion                                  225           97,200
  Administrative                                             150           64,800
  Payroll                                                  1,000          432,000
  Management Fee                              4.00%          254          109,756
  Reserves for Replacement                                   200           86,400
                                                          ------      -----------
OPERATING EXPENSES                                        $3,730      $ 1,611,481
                                                          ------      -----------
OPERATING EXPENSE RATIO                                                     58.73%
NET OPERATING INCOME                                      $2,621      $ 1,132,424
OAR                                                                         /6.25%
                                                                      -----------
INDICATED STABILIZED VALUE                                            $18,120,000
  Lease-Up Discount                                                      (140,000)
                                                                      -----------
VALUE INDICATION                                                      $17,980,000
ROUNDED                                                               $18,000,000
VALUE PER UNIT                                                        $    41,620

                                                        CAP RATE         VALUE
                                                        --------      -----------
MATRIX ANALYSIS
                                                          6.00%       $18,733,700
                                                          6.25%       $17,978,800
                                                          6.50%       $17,281,900

Compiled by CBRE

SANDS POINT APARTMENTS                            INCOME CAPITALIZATION APPROACH

DISCOUNTED CASH FLOW ANALYSIS

The DCF assumptions concluded for the subject are summarized as follows:

                   SUMMARY OF DISCOUNTED CASH FLOW ASSUMPTIONS

GENERAL ASSUMPTIONS

  Start Date                                                         Apr-05
  Terms of Analysis                                                10 Years
  Software                                                            Excel

GROWTH RATE ASSUMPTIONS

  Income Growth                                                        3.00%
  Expense Growth                                                       3.00%
  Inflation (CPI)                                                      3.00%
  Real Estate Tax Growth                                               3.00%

MARKET RATES - YEAR 1

  Average Rent ($/Unit/Yr.)                                        $  7,173
  Total Operating Expenses ($/Unit/Yr.)                            $  3,730

OCCUPANCY ASSUMPTIONS

  Current Occupancy                                                   72.92%
  Stabilized Occupancy                                                88.00%
  Credit Loss                                                          4.00%
  Stabilized Occupancy (w/Credit Loss)                                84.00%
  Loss to Lease                                                         1.5%
  Concessions                                                           8.0%
  Estimated Lease-up Period                                        6 Months

FINANCIAL ASSUMPTIONS

  Discount Rate                                                        8.75%
  Terminal Capitalization Rate                                         7.00%

OTHER ASSUMPTIONS

  Cost of Sale                                                         2.00%
  Capital Expenses (Deferred Maintenance)                          $      0

Compiled by CBRE

GENERAL ASSUMPTIONS

The DCF analysis utilizes a 10-year projection period with fiscal year inflation and discounting. This is consistent with current investor assumptions. The analysis is done with Excel software.

GROWTH RATE ASSUMPTIONS

The inflation and growth rates for the DCF analysis have been estimated by analyzing the expectations typically used by buyers and sellers in the local marketplace. Published investor surveys, an analysis of

SANDS POINT APARTMENTS                            INCOME CAPITALIZATION APPROACH

the Consumer Price Index (CPI), as well as CBRE's survey of brokers and investors active in the local market form the foundation for the selection of the appropriate growth rates.

                             SUMMARY OF GROWTH RATES

Investment Type                                             Rent          Expenses          Inflation
---------------                                             -----         --------          ---------
U.S. Bureau of Labor Statistics (CPI-U)
  10-Year Snapshot Average as of Mar-05                                                        2.47%

Apartments
  Class A - Average                                         2.88%           2.96%              2.98%
  Class B - Average                                         3.02%           2.91%              2.98%
  Class C - Average                                         3.42%           2.83%              3.00%
CBRE ESTIMATE                                               3.00%           3.00%              3.00%

Source: CBRE National Investor Survey & www.bls.gov

The inflation and growth rates for the DCF analysis have been estimated by analyzing the expectations typically used by buyers and sellers active in the local marketplace. Published investor surveys, an analysis of the Consumer Price Index (CPI), as well as CBRE's survey of brokers and investors active in the local marketplace form the foundation for the selection of the appropriate growth rates.

LEASING ASSUMPTIONS

The previously concluded pro forma income and expenses have been utilized as the basis for Year 1 of the holding period. All subsequent years vary according to the growth rate assumptions applied to the Year 1 estimate.

OCCUPANCY ASSUMPTIONS

The occupancy rate over the holding period is based on the subject's estimated stabilized occupancy rate and estimated lease-up period to achieve a stabilized occupancy position. In anticipation of a reduction in concessions over the next several years, we have stepped down the effective vacancy rate over the first four years of analysis.

FINANCIAL ASSUMPTIONS

DISCOUNT RATE ANALYSIS

Similar to overall capitalization rates, there has been a significant reduction in discount rates over the past several months. Once again, this is due to several factors. First, interest rates on commercial loans have dropped substantially over the past year. This has allowed investors to accept lower overall property yields, but still maintain acceptable equity yield rates. Secondly, the stock market volatility and lack of value appreciation, and lower interest rates have adversely impacted the returns on "safe" investment vehicles such as money market funds, certificates of deposit, etc. have resulted in

SANDS POINT APARTMENTS                            INCOME CAPITALIZATION APPROACH

more funds being invested in real estate. In turn, this has caused discount rate to decline. The investment market appears to be reacting to this by accepting lower returns on real estate, which, in comparison to other investment vehicles, remain high. The results of the most recent National Investor Survey, published by CBRE, are summarized in the following table.

                                 DISCOUNT RATES

Investment Type                  Rate Range                       Average
---------------                --------------                     -------
Apartments
  Class A                      6.50% - 10.00%                      8.15%
  Class B                      6.50% -  9.50%                      8.57%
  Class C                      7.00% - 10.00%                      9.17%
CBRE ESTIMATE                                                      8.75%

Source: CBRE National Investor Survey

Based on discussions with some institutional clients, including RREEF, Prudential, UBS Investors, CalPERS, Teachers, CBRE Investors, etc., it appears that the market is continuing to get even more aggressive with regard to trading real estate. Part of what is driving this is that fund sponsors (the people supplying the money to be invested) are increasing the dollars they are allocating to real estate. Whereas the fund sponsors have historically allocated 6-8% of their overall fund to real estate, two sponsors have recently raised their allocations from 6% to 10%. The effect of just these two sizeable pension funds increasing their allocations is to put several hundred million more dollars out into the market chasing real estate deals. Some of the investment advisors mentioned that they literally don't know how they are going to get all of the money invested, but that it will for sure result increasing downward pressure on investment rates.

The subject is a Class B project located in a fully developed market. Rent growth has been generally stagnant over the last several years, but there is reasonable expectations for an improvement in leasing and occupancy over the next several years. Given these trends, the subject's discount rate is reconciled towards the upper portion of the range supported by the National Investor Survey. The conclusion is consistent with the going in OAR and the long term growth rate in income and value.

TERMINAL CAPITALIZATION RATE

The reversionary value of the subject is based on an assumed sale at the end of the holding period based on capitalizing the Year 11 NOI at a terminal capitalization rate. Typically, for properties similar to the subject, terminal capitalization rates are 50 to 100 basis points higher than going-in capitalization rates (OARs). This is a result of the uncertainty of future economic conditions and the natural aging of the property.

SANDS POINT APARTMENTS                            INCOME CAPITALIZATION APPROACH

                          TERMINAL CAPITALIZATION RATES

Investment Type                                      Rate Range                     Average
---------------                                    --------------                   -------
Apartments
   Class A                                         5.50% - 8.50%                     6.64%
   Class B                                         5.50% - 8.25%                     6.98%
   Class C                                         6.50% - 9.00%                     7.96%
CBRE ESTIMATE                                                                        7.00%

Source: CBRE National Investor Survey

DISCOUNTED CASH FLOW CONCLUSION

The DCF schedule(s) and value conclusions are depicted on the following page(s).

SANDS POINT APARTMENTS                            INCOME CAPITALIZATION APPROACH

[CBRE LOGO]

                             SANDS POINT APARTMENTS
                          DISCOUNTED CASH FLOW ANALYSIS
                                 BEGINNING 04/05

YEAR                             1              2              3              4              5              6
----                       -------------  -------------  -------------  -------------  -------------  -------------
REVENUE
 Potential Rental Income    $ 3,116,160    $ 3,209,645    $ 3,305,934    $ 3,405,112    $ 3,507,265    $ 3,612,483
 Less: Loss to Lease       ($    46,742)  ($    48,145)  ($    49,589)  ($    51,077)  ($    52,609)  ($    54,187)
 Less: Concessions         ($   249,293)  ($   256,772)  ($   264,475)  ($   272,409)  ($   280,581)  ($   288,999)
 Credit Loss                   (112,805)      (116,189)      (119,675)      (123,265)      (126,963)      (130,772)
 Vacancy                       (338,415)      (348,567)      (329,106)      (308,163)      (317,407)      (326,930)
 Other Income                   375,000        386,250        397,838        409,773        422,066        434,728
                           ------------   ------------   ------------   ------------   ------------   ------------

EFFECTIVE GROSS INCOME      $ 2,743,905    $ 2,826,222    $ 2,940,928    $ 3,059,972    $ 3,151,770    $ 3,246,324

EXPENSES
 Real Estate Taxes          $   199,245    $   205,222    $   211,379    $   217,720    $   224,252    $   230,980
 Property Insurance              77,760         80,093         82,496         84,971         87,520         90,146
 Utilities                      270,000        278,100        286,443        295,036        303,887        313,004
 Repair and Maintenance          69,120         71,194         73,330         75,530         77,796         80,130
 Apartment Turnover             118,800        122,364        126,035        129,816        133,710        137,721
 Contract Services               86,400         88,992         91,662         94,412         97,244        100,161
 Advertising and Promotion       97,200        100,116        103,119        106,213        109,399        112,681
 Administrative                  64,800         66,744         68,746         70,808         72,932         75,120
 Payroll                        432,000        444,960        458,309        472,058        486,220        500,807
 Management Fee                 109,756        113,049        117,637        122,399        126,071        129,853
 Reserves for Replacement        86,400         88,992         91,662         94,412         97,244        100,161
                           ------------   ------------   ------------   ------------   ------------   ------------

TOTAL EXPENSES              $ 1,611,481    $ 1,659,826    $ 1,710,818    $ 1,763,375    $ 1,816,275    $ 1,870,764
                           ------------   ------------   ------------   ------------   ------------   ------------

NET INCOME                  $ 1,132,424    $ 1,166,396    $ 1,230,110    $ 1,296,597    $ 1,335,496    $ 1,375,560
                           ============   ============   ============   ============   ============   ============

ASSUMPTIONS:
 Income Growth                      N/A           3.00%          3.00%          3.00%          3.00%          3.00%
 Loss to Lease                     1.50%          1.50%          1.50%          1.50%          1.50%          1.50%
 Concessions                       8.00%          8.00%          8.00%          8.00%          8.00%          8.00%
 Credit Loss                       4.00%          4.00%          4.00%          4.00%          4.00%          4.00%
 Vacancy                          12.00%         12.00%         11.00%         10.00%         10.00%         10.00%
 Tax Expense Growth                 N/A           3.00%          3.00%          3.00%          3.00%          3.00%
 Op. Expense Growth                 N/A           3.00%          3.00%          3.00%          3.00%          3.00%
 Management Fee                    4.00%
 Cost of Sale                      2.00%

YEAR                               7              8              9              10         REVERSION
----                         -------------  -------------  -------------  -------------  -------------
REVENUE
 Potential Rental Income      $ 3,720,857    $ 3,832,483    $ 3,947,457    $ 4,065,881    $ 4,187,857
 Less: Loss to Lease         ($    55,813)  ($    57,487)  ($    59,212)  ($    60,988)  ($    62,818)
 Less: Concessions           ($   297,669)  ($   306,599)  ($   315,797)  ($   325,270)  ($   335,029)
 Credit Loss                     (134,695)      (138,736)      (142,898)      (147,185)      (151,600)
 Vacancy                         (336,738)      (346,840)      (357,245)      (367,962)      (379,001)
 Other Income                     447,770        461,203        475,039        489,290        503,969
                             ------------   ------------   ------------   ------------   ------------

EFFECTIVE GROSS INCOME        $ 3,343,713    $ 3,444,025    $ 3,547,345    $ 3,653,765    $ 3,763,378

EXPENSES
 Real Estate Taxes            $   237,909    $   245,046    $   252,397    $   259,969    $   267,768
 Property Insurance                92,850         95,636         98,505        101,460        104,504
 Utilities                        322,394        332,066        342,028        352,289        362,858
 Repair and Maintenance            82,534         85,010         87,560         90,187         92,893
 Apartment Turnover               141,853        146,109        150,492        155,007        159,657
 Contract Services                103,166        106,261        109,449        112,732        116,114
 Advertising and Promotion        116,061        119,543        123,129        126,823        130,628
 Administrative                    77,374         79,695         82,086         84,549         87,085
 Payroll                          515,831        531,306        547,245        563,662        580,572
 Management Fee                   133,749        137,761        141,894        146,151        150,535
 Reserves for Replacement         103,166        106,261        109,449        112,732        116,114
                             ------------   ------------   ------------   ------------   ------------

TOTAL EXPENSES                $ 1,926,887    $ 1,984,694    $ 2,044,234    $ 2,105,561    $ 2,168,728
                             ------------   ------------   ------------   ------------   ------------

NET INCOME                    $ 1,416,826    $ 1,459,331    $ 1,503,111    $ 1,548,205    $ 1,594,650
                             ============   ============   ============   ============   ============

ASSUMPTIONS:
 Income Growth                       3.00%          3.00%          3.00%          3.00%          3.00%
 Loss to Lease                       1.50%          1.50%          1.50%          1.50%          1.50%
 Concessions                         8.00%          8.00%          8.00%          8.00%          8.00%
 Credit Loss                         4.00%          4.00%          4.00%          4.00%          4.00%
 Vacancy                            10.00%         10.00%         10.00%         10.00%         10.00%
 Tax Expense Growth                  3.00%          3.00%          3.00%          3.00%          3.00%
 Op. Expense Growth                  3.00%          3.00%          3.00%          3.00%          3.00%
 Management Fee
 Cost of Sale

                             EGI, EXPENSES, AND NOI

                                  [BAR CHART]

                               SALE / YIELD MATRIX

                                Terminal Cap Rate

                      6.75%            7.00%           7.25%
                   ----------       ----------      ----------
IRR
8.50%              18,870,536       18,504,830      18,164,345
8.75%              18,536,664       18,179,279      17,846,541
9.00%              18,210,377       17,861,104      17,535,920

RECONCILED VALUE INDICATION (ROUNDED):                 $ 18,180,000

LEASE-UP                                              ($    140,000)

                                                       ------------
AS-IS VALUE INDICATION (ROUNDED):                      $ 18,040,000

                                                       $41,759/Unit

SANDS POINT APARTMENTS                            INCOME CAPITALIZATION APPROACH

CONCLUSION OF INCOME CAPITALIZATION APPROACH

The conclusions via the valuation methods employed for this approach are as follows:

                      INCOME CAPITALIZATION APPROACH VALUES

                                                       As Is on            As Stabilized on
                                                    April 21, 2005          April 21, 2005
                                                    --------------         ----------------
Direct Capitalization Method                          $18,000,000             $18,140,000
Discounted Cash Flow Analysis                         $18,040,000             $18,180,000
                                                      -----------             -----------
RECONCILED VALUE                                      $18,000,000             $18,150,000
                                                      -----------             -----------

Compiled by CBRE

Primary emphasis has been placed on Direct Capitalization. This method is considered to best reflect the actions of buyers and sellers currently active in this market.

SANDS POINT APARTMENTS                                   RECONCILIATION OF VALUE

                             RECONCILIATION OF VALUE

The value indications from the approaches to value are summarized as follows:

                          SUMMARY OF VALUE CONCLUSIONS

                                               As Is on           As Stabilized on
                                            April 21, 2005         April 21, 2005
                                            --------------        ----------------
Sales Comparison Approach                     $18,360,000            $18,500,000
Income Capitalization Approach                $18,000,000            $18,140,000
                                              -----------            -----------
Reconciled Value                              $18,000,000            $18,150,000
                                              -----------            -----------

Compiled by CBRE

The Cost Approach typically gives a reliable value indication when there is evidence for the replacement cost estimate and when there is minimal depreciation contributing to a loss in value which must be estimated. Neither factor applies to the subject. In terms of modeling investor behavior the Cost Approach is considered to be the least reliable method of valuation for the subject. Therefore, the Cost Approach was not applied in this analysis.

In the Sales Comparison Approach, the subject property is compared to similar properties that have been sold recently or for which listing prices or offers are known. The sales used in this analysis are considered fairly comparable to the subject, and the required adjustments were based on reasonable and well supported rationale. In addition, market participants are currently analyzing purchase prices on investment properties as they relate to available substitutes in the market. Therefore, the Sales Comparison Approach is considered to provide a reliable value indication and has been given emphasis in the final value reconciliation.

The Income Capitalization Approach is applicable to the subject property since it is an income producing property leased in the open market. This technique best reflects the actions and motivation of the most probable buyer of the subject, and this technique most closely corresponds with the current sale of the subject. Therefore, the Income Capitalization Approach is considered to be a reasonable and substantiated value indicator and has been heavily weighted in the final value estimate.

Based on the foregoing, the market value of the subject has been concluded as follows:

                             MARKET VALUE CONCLUSION

APPRAISAL PREMISE        INTEREST APPRAISED             EXPOSURE         DATE OF VALUE     VALUE CONCLUSION
-----------------        ------------------          --------------      --------------    ----------------
As Is                    Fee Simple Estate           6 to 12 months      April 21, 2005       $18,000,000
As If Stabilized         Fee Simple Estate           6 to 12 months      April 21, 2005       $18,150,000

Compiled by CBRE

SANDS POINT APARTMENTS                                   RECONCILIATION OF VALUE

SPECIAL ASSUMPTIONS

None noted.

SANDS POINT APARTMENTS                       ASSUMPTIONS AND LIMITING CONDITIONS

                       ASSUMPTIONS AND LIMITING CONDITIONS

1. Unless otherwise specifically noted in the body of the report, it is assumed that title to the property or properties appraised is clear and marketable and that there are no recorded or unrecorded matters or exceptions to title that would adversely affect marketability or value. CBRE is not aware of any title defects nor has it been advised of any unless such is specifically noted in the report. CBRE, however, has not examined title and makes no representations relative to the condition thereof. Documents dealing with liens, encumbrances, easements, deed restrictions, clouds and other conditions that may affect the quality of title have not been reviewed. Insurance against financial loss resulting in claims that may arise out of defects in the subject property's title should be sought from a qualified title company that issues or insures title to real property.

2. Unless otherwise specifically noted in the body of this report, it is assumed: that the existing improvements on the property or properties being appraised are structurally sound, seismically safe and code conforming; that all building systems (mechanical/electrical, HVAC, elevator, plumbing, etc.) are in good working order with no major deferred maintenance or repair required; that the roof and exterior are in good condition and free from intrusion by the elements; that the property or properties have been engineered in such a manner that the improvements, as currently constituted, conform to all applicable local, state, and federal building codes and ordinances. CBRE professionals are not engineers and are not competent to judge matters of an engineering nature. CBRE has not retained independent structural, mechanical, electrical, or civil engineers in connection with this appraisal and, therefore, makes no representations relative to the condition of improvements. Unless otherwise specifically noted in the body of the report: no problems were brought to the attention of CBRE by ownership or management; CBRE inspected less than 100% of the entire interior and exterior portions of the improvements; and CBRE was not furnished any engineering studies by the owners or by the party requesting this appraisal. If questions in these areas are critical to the decision process of the reader, the advice of competent engineering consultants should be obtained and relied upon. It is specifically assumed that any knowledgeable and prudent purchaser would, as a precondition to closing a sale, obtain a satisfactory engineering report relative to the structural integrity of the property and the integrity of building systems. Structural problems and/or building system problems may not be visually detectable. If engineering consultants retained should report negative factors of a material nature, or if such are later discovered, relative to the condition of improvements, such information could have a substantial negative impact on the conclusions reported in this appraisal. Accordingly, if negative findings are reported by engineering consultants, CBRE reserves the right to amend the appraisal conclusions reported herein.

3. Unless otherwise stated in this report, the existence of hazardous material, which may or may not be present on the property was not observed by the appraisers. CBRE has no knowledge of the existence of such materials on or in the property. CBRE, however, is not qualified to detect such substances. The presence of substances such as asbestos, urea formaldehyde foam insulation, contaminated groundwater or other potentially hazardous materials may affect the value of the property. The value estimate is predicated on the assumption that there is no such material on or in the property that would cause a loss in value. No responsibility is assumed for any such conditions, or for any expertise or engineering knowledge required to discover them. The client is urged to retain an expert in this field, if desired.

      We have inspected, as thoroughly as possible by observation, the land; however, it was impossible to personally inspect conditions beneath the soil. Therefore, no representation is made as to these matters unless specifically considered in the appraisal.

4. All furnishings, equipment and business operations, except as specifically stated and typically considered as part of real property, have been disregarded with only real property being considered in the report unless otherwise stated. Any existing or proposed improvements, on or off-site, as well as any alterations or repairs considered, are assumed to be completed in a workmanlike manner according to standard practices based upon the information submitted to CBRE This report may be subject to amendment upon re-inspection of the subject property subsequent to repairs, modifications, alterations and completed new construction. Any estimate of Market Value is as of the date indicated; based upon the information, conditions and projected levels of operation.

5. It is assumed that all factual data furnished by the client, property owner, owner's representative, or persons designated by the client or owner to supply said data are accurate and correct unless otherwise specifically noted in the appraisal report. Unless otherwise specifically noted in the appraisal report, CBRE has no reason to believe that any of the data furnished contain any material error. Information and data referred to in this paragraph include, without being limited to, numerical street addresses, lot and block numbers, Assessor's Parcel Numbers, land dimensions, square footage area of the land, dimensions of the improvements, gross building areas, net rentable areas, usable areas, unit count, room count, rent schedules, income data, historical operating expenses, budgets, and related data. Any material error in any of the above data could have a substantial impact on the conclusions reported. Thus, CBRE reserves the right to amend conclusions reported if made aware of any such error. Accordingly, the client-addressee should carefully review

SANDS POINT APARTMENTS                       ASSUMPTIONS AND LIMITING CONDITIONS

      all assumptions, data, relevant calculations, and conclusions within 30 days after the date of delivery of this report and should immediately notify CBRE of any questions or errors.

6. The date of value to which any of the conclusions and opinions expressed in this report apply, is set forth in the Letter of Transmittal. Further, that the dollar amount of any value opinion herein rendered is based upon the purchasing power of the American Dollar on that date. This appraisal is based on market conditions existing as of the date of this appraisal. Under the terms of the engagement, we will have no obligation to revise this report to reflect events or conditions which occur subsequent to the date of the appraisal. However, CBRE will be available to discuss the necessity for revision resulting from changes in economic or market factors affecting the subject.

7. CBRE assumes no private deed restrictions, limiting the use of the subject property in any way.

8. Unless otherwise noted in the body of the report, it is assumed that there are no mineral deposit or subsurface rights of value involved in this appraisal, whether they be gas, liquid, or solid. Nor are the rights associated with extraction or exploration of such elements considered unless otherwise stated in this appraisal report. Unless otherwise stated it is also assumed that there are no air or development rights of value that may be transferred.

9. CBRE is not aware of any contemplated public initiatives, governmental development controls, or rent controls that would significantly affect the value of the subject.

10. The estimate of Market Value, which may be defined within the body of this report, is subject to change with market fluctuations over time. Market value is highly related to exposure, time promotion effort, terms, motivation, and conclusions surrounding the offering. The value estimate(s) consider the productivity and relative attractiveness of the property, both physically and economically, on the open market.

11. Any cash flows included in the analysis are forecasts of estimated future operating characteristics are predicated on the information and assumptions contained within the report. Any projections of income, expenses and economic conditions utilized in this report are not predictions of the future. Rather, they are estimates of current market expectations of future income and expenses. The achievement of the financial projections will be affected by fluctuating economic conditions and is dependent upon other future occurrences that cannot be assured. Actual results may vary from the projections considered herein. CBRE does not warrant these forecasts will occur. Projections may be affected by circumstances beyond the current realm of knowledge or control of CBRE

12. Unless specifically set forth in the body of the report, nothing contained herein shall be construed to represent any direct or indirect recommendation of CBRE to buy, sell, or hold the properties at the value stated. Such decisions involve substantial investment strategy questions and must be specifically addressed in consultation form.

13. Also, unless otherwise noted in the body of this report, it is assumed that no changes in the present zoning ordinances or regulations governing use, density, or shape are being considered. The property is appraised assuming that all required licenses, certificates of occupancy, consents, or other legislative or administrative authority from any local, state, nor national government or private entity or organization have been or can be obtained or renewed for any use on which the value estimates contained in this report is based, unless otherwise stated.

14. This study may not be duplicated in whole or in part without the specific written consent of CBRE nor may this report or copies hereof be transmitted to third parties without said consent, which consent CBRE reserves the right to deny. Exempt from this restriction is duplication for the internal use of the client-addressee and/or transmission to attorneys, accountants, or advisors of the client-addressee. Also exempt from this restriction is transmission of the report to any court, governmental authority, or regulatory agency having jurisdiction over the party/parties for whom this appraisal was prepared, provided that this report and/or its contents shall not be published, in whole or in part, in any public document without the express written consent of CBRE which consent CBRE reserves the right to deny. Finally, this report shall not be advertised to the public or otherwise used to induce a third party to purchase the property or to make a "sale" or "offer for sale" of any "security", as such terms are defined and used in the Securities Act of 1933, as amended. Any third party, not covered by the exemptions herein, who may possess this report, is advised that they should rely on their own independently secured advice for any decision in connection with this property. CBRE shall have no accountability or responsibility to any such third party.

15. Any value estimate provided in the report applies to the entire property, and any pro ration or division of the title into fractional interests will invalidate the value estimate, unless such pro ration or division of interests has been set forth in the report.

16. The distribution of the total valuation in this report between land and improvements applies only under the existing program of utilization. Component values for land and/or buildings are not intended to be used in conjunction with any other property or appraisal and are invalid if so used.

SANDS POINT APARTMENTS                       ASSUMPTIONS AND LIMITING CONDITIONS

17. The maps, plats, sketches, graphs, photographs and exhibits included in this report are for illustration purposes only and are to be utilized only to assist in visualizing matters discussed within this report. Except as specifically stated, data relative to size or area of the subject and comparable properties has been obtained from sources deemed accurate and reliable. None of the exhibits are to be removed, reproduced, or used apart from this report.

18. No opinion is intended to be expressed on matters which may require legal expertise or specialized investigation or knowledge beyond that customarily employed by real estate appraisers. Values and opinions expressed presume that environmental and other governmental restrictions/conditions by applicable agencies have been met, including but not limited to seismic hazards, flight patterns, decibel levels/noise envelopes, fire hazards, hillside ordinances, density, allowable uses, building codes, permits, licenses, etc. No survey, engineering study or architectural analysis has been made known to CBRE unless otherwise stated within the body of this report. If the Consultant has not been supplied with a termite inspection, survey or occupancy permit, no responsibility or representation is assumed or made for any costs associated with obtaining same or for any deficiencies discovered before or after they are obtained. No representation or warranty is made concerning obtaining these items. CBRE assumes no responsibility for any costs or consequences arising due to the need, or the lack of need, for flood hazard insurance. An agent for the Federal Flood Insurance Program should be contacted to determine the actual need for Flood Hazard Insurance.

19. Acceptance and/or use of this report constitutes full acceptance of the Contingent and Limiting Conditions and special assumptions set forth in this report. It is the responsibility of the Client, or client's designees, to read in full, comprehend and thus become aware of the aforementioned contingencies and limiting conditions. Neither the Appraiser nor CBRE assumes responsibility for any situation arising out of the Client's failure to become familiar with and understand the same. The Client is advised to retain experts in areas that fall outside the scope of the real estate appraisal/consulting profession if so desired.

20. CBRE assumes that the subject property analyzed herein will be under prudent and competent management and ownership; neither inefficient or super-efficient.

21. It is assumed that there is full compliance with all applicable federal, state, and local environmental regulations and laws unless noncompliance is stated, defined and considered in the appraisal report.

22. No survey of the boundaries of the property was undertaken. All areas and dimensions furnished are presumed to be correct. It is further assumed that no encroachments to the realty exist.

23. The Americans with Disabilities Act (ADA) became effective January 26, 1992. Notwithstanding any discussion of possible readily achievable barrier removal construction items in this report, CBRE has not made a specific compliance survey and analysis of this property to determine whether it is in conformance with the various detailed requirements of the ADA. It is possible that a compliance survey of the property together with a detailed analysis of the requirements of the ADA could reveal that the property is not in compliance with one or more of the requirements of the ADA. If so, this fact could have a negative effect on the value estimated herein. Since CBRE has no specific information relating to this issue, nor is CBRE qualified to make such an assessment, the effect of any possible non-compliance with the requirements of the ADA was not considered in estimating the value of the subject property.

24. Client shall not indemnify Appraiser or hold Appraiser harmless unless and only to the extent that the Client misrepresents, distorts, or provides incomplete or inaccurate appraisal results to others, which acts of the Client proximately result in damage to Appraiser. The Client shall indemnify and hold Appraiser harmless from any claims, expenses, judgments or other items or costs arising as a result of the Client's failure or the failure of any of the Client's agents to provide a complete copy of the appraisal report to any third party. In the event of any litigation between the parties, the prevailing party to such litigation shall be entitled to recover from the other reasonable attorney fees and costs.

25. The report is for the sole use of the client; however, client may provide only complete, final copies of the appraisal report in its entirety (but not component parts) to third parties who shall review such reports in connection with loan underwriting or securitization efforts. Appraiser is not required to explain or testify as to appraisal results other than to respond to the client for routine and customary questions. Please note that our consent to allow an appraisal report prepared by CBRE or portions of such report, to become part of or be referenced in any public offering, the granting of such consent will be at our sole discretion and, if given, will be on condition that we will be provided with an Indemnification Agreement and/or Non-Reliance letter, in a form and content satisfactory to us, by a party satisfactory to us. We do consent to your submission of the reports to rating agencies, loan participants or your auditors in its entirety (but not component parts) without the need to provide us with an Indemnification Agreement and/or Non-Reliance letter.

26. As part of the clients requested scope of work we have provided an estimate of Insurable value. We have followed appraisal standards to develop a reasonable calculation based upon Industry practices and Industry accepted manuals such as Marshall Cost Estimator. The method we employ is a derivation of the Cost Approach, which is primarily used

SANDS POINT APARTMENTS                       ASSUMPTIONS AND LIMITING CONDITIONS

      as an academic exercise to help support our market value estimate and therefore is not reliable for Insurable Value estimates. Actual construction costs and related estimates can vary greatly from this estimate.

      This analysis should not be relied upon to determine proper insurance coverage, which can only be properly estimated by consultants considered experts in cost estimation and insurance underwriting. It is provided to aid our client as part of their overall decision making process and we make no representations or warranties regarding the accuracy of this estimate and strongly recommend other sources be utilized to develop any estimate of Insurable value.

SANDS POINT APARTMENTS                                                   ADDENDA

                                     ADDENDA

SANDS POINT APARTMENTS                                                ADDENDUM A

                                   ADDENDUM A

                                GLOSSARY OF TERMS

SANDS POINT APARTMENTS                                                ADDENDUM A

ASSESSED VALUE Assessed value applies in ad valorem taxation and refers to the value of a property according to the tax rolls. Assessed value may not conform to market value, but it is usually calculated in relation to a market value base. +

CASH EQUIVALENCY The procedure in which the sale prices of comparable properties sold with atypical financing are adjusted to reflect typical market terms.

CONTRACT, COUPON, FACE, OR NOMINAL RENT The nominal rent payment specified in the lease contract. It does not reflect any offsets for free rent, unusual tenant improvement conditions, or other factors that may modify the effective rent payment.

COUPON RENT

   See Contract, Coupon, Face, or Nominal Rent

EFFECTIVE RENT 1) The rental rate net of financial concessions such as periods of no rent during a lease term; may be calculated on a discounted basis, reflecting the time value of money, or on a simple, straight-line basis. ++
   2) The economic rent paid by the lessee when normalized to account for financial concessions, such as escalation clauses, and other factors. Contract, or normal, rents must be converted to effective rents to form a consistent basis of comparison between comparables.

EXCESS LAND In regard to an improved site, the land not needed to serve or support the existing improvement. In regard to a vacant site or a site considered as though vacant, the land no needed to accommodate the site's primary highest and best use. Such land may be separated from the larger site and have its own highest and best use, or it may allow for future expansion of the existing or anticipated improvement. See also surplus land. ++

FACE RENT

   See Contract, Coupon, Face, or Nominal Rent

FEE SIMPLE ESTATE Absolute ownership unencumbered by any other interest or estate, subject only to the limitations imposed by the governmental powers of taxation, eminent domain, police power, and escheat. ++

FLOOR AREA RATIO (FAR) The relationship between the above-ground floor area of a building, as described by the building code, and the area of the plot on which it stands; in planning and zoning, often expressed as a decimal, e.g., a ratio of 2.0 indicates that the permissible floor area of a building is twice the total land area; also called building-to-land ratio. ++

FULL SERVICE LEASE A lease in which rent covers all operating expenses.
   Typically, full service leases are combined with an expense stop, the expense level covered by the contract lease payment. Increases in expenses above the expense stop level are passed through to the tenant and are known as expense pass-throughs.

GOING CONCERN VALUE Going concern value is the value of a proven property operation. It includes the incremental value associated with the business concern, which is distinct from the value of the real estate only. Going concern value includes an intangible enhancement of the value of an operating business enterprise which is produced by the assemblage of the land, building, labor, equipment, and marketing operation. This process creates an economically viable business that is expected to continue. Going concern value refers to the total value of a property, including both real property and intangible personal property attributed to the business value. +

GROSS BUILDING AREA (GBA) The sum of all areas at each floor as measured to the exterior walls.

INSURABLE VALUE Insurable Value is based on the replacement and/or reproduction cost of physical items that are subject to loss from hazards. Insurable value is that portion of the value of an asset or asset group that is acknowledged or recognized under the provisions of an applicable loss insurance policy. This value is often controlled by state law and varies from state to state. +

INVESTMENT VALUE Investment value is the value of an investment to a particular investor based on his or her investment requirements. In contrast to market value, investment value is value to an individual, not value in the marketplace. Investment value reflects the subjective relationship between a particular investor and a given investment. When measured in dollars, investment value is the price an investor would pay for an investment in light of its perceived capacity to satisfy his or her desires, needs, or investment goals. To estimate investment value, specific investment criteria must be known. Criteria to evaluate a real estate investment are not necessarily set down by the individual investor; they may be established by an expert on real estate and its value, that is, an appraiser. +

LEASED FEE

   See leased fee estate

LEASED FEE ESTATE An ownership interest held by a landlord with the right of use and occupancy conveyed by lease to others. The rights of the lessor (the leased fee owner) and the leased fee are specified by contract terms contained within the lease.++

SANDS POINT APARTMENTS                                                ADDENDUM A

LEASEHOLD

   See leasehold estate

LEASEHOLD ESTATE The interest held by the lessee (the tenant or renter) through a lease conveying the rights of use and occupancy for a stated term under certain conditions.++

LOAD FACTOR The amount added to usable area to calculate the rentable area. It is also referred to as a "rentable add-on factor" which, according to BOMA, "is computed by dividing the difference between the usable square footage and rentable square footage by the amount of the usable area. Convert the figure into a percentage by multiplying by 100.

MARKET RENT The most probable rent that a property should bring in a competitive and open market reflecting all conditions and restrictions of the specified lease agreement including term, rental adjustment and revaluation, permitted uses, use restrictions, and expense obligations. ++

MARKET VALUE Market value is one of the central concepts of the appraisal practice. Market value is differentiated from other types of value in that it is created by the collective patterns of the market. Market value means the most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby: 1) A reasonable time is allowed for exposure in the open market; 2) Both parties are well informed or well advised, and acting in what they consider their own best interests; 3) Buyer and seller are typically motivated; 4) Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and 5) The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale. (SS)

MARKETING PERIOD The time it takes an interest in real property to sell on the market subsequent to the date of an appraisal. ++

NET LEASE Lease in which all or some of the operating expenses are paid directly by the tenant. The landlord never takes possession of the expense payment. In a Triple Net Lease all operating expenses are the responsibility of the tenant, including property taxes, insurance, interior maintenance, and other miscellaneous expenses. However, management fees and exterior maintenance are often the responsibility of the lessor in a triple net lease. A modified net lease is one in which some expenses are paid separately by the tenant and some are included in the rent.

NET RENTABLE AREA (NRA) 1) The area on which rent is computed. 2) The Rentable
   Area of a floor shall be computed by measuring to the inside finished surface of the dominant portion of the permanent outer building walls, excluding any major vertical penetrations of the floor. No deductions shall be made for columns and projections necessary to the building. Include space such as mechanical room, janitorial room, restrooms, and lobby of the floor. *

NOMINAL RENT

   See Contract, Coupon, Face, or Nominal Rent

OCCUPANCY RATE The relationship or ratio between the income received from the rented units in a property and the income that would be received if all the units were occupied.++

PROSPECTIVE FUTURE VALUE "UPON COMPLETION OF CONSTRUCTION" Prospective future value "upon completion of construction" is the prospective value of a property on the future date that construction is completed, based upon market conditions forecast to exist, as of that completion date. The value estimate at this stage is stated in current dollars unless otherwise indicated.

PROSPECTIVE FUTURE VALUE "UPON REACHING STABILIZED OCCUPANCY" Prospective future value "upon reaching stabilized occupancy" is the prospective value of a property at a future point in time when all improvements have been physically constructed and the property has been leased to its optimum level of long-term occupancy. The value estimate at this stage is stated in current dollars unless otherwise indicated.

REASONABLE EXPOSURE TIME The estimated length of time the property interest being appraised would have been offered on the market prior to the hypothetical consummation of a sale at market value on the effective date of the appraisal; a retrospective estimate based upon an analysis of past events assuming a competitive and open market. --

RENT

   See
   full service lease
   net lease
   market rent
   contract, coupon, face, or nominal rent
   effective rent

SANDS POINT APARTMENTS                                                ADDENDUM A

SHELL SPACE Space which has not had any interior finishing installed, including even basic improvements such as ceilings and interior walls, as well as partitions, floor coverings, wall coverings, etc..

SURPLUS LAND Land not necessary to support the highest and best use of the existing improvement but, because of physical limitations, building placement, or neighborhood norms, cannot be sold off separately. Such land may or may not contribute positively to value and may or may not accommodate future expansion of an existing or anticipated improvement. See also excess land. ++

USABLE AREA 1) The area actually used by individual tenants. 2) The Usable Area of an office building is computed by measuring to the finished surface of the office side of corridor and other permanent walls, to the center of partitions that separate the office from adjoining usable areas, and to the inside finished surface of the dominant portion of the permanent outer building walls. Excludes areas such as mechanical rooms, janitorial room, restrooms, lobby, and any major vertical penetrations of a multi-tenant floor. *

USE VALUE Use value is a concept based on the productivity of an economic good.
   Use value is the value a specific property has for a specific use. Use value focuses on the value the real estate contributes to the enterprise of which it is a part, without regard to the property's highest and best use or the monetary amount that might be realized upon its sale. +

VALUE APPRAISED During the real estate development process, a property typically progresses from a state of unimproved land to construction of improvements to stabilized occupancy. In general, the market value associated with the property increases during these stages of development. After reaching stabilized occupancy, ongoing forces affect the property during its life, including a physical wear and tear, changing market conditions, etc. These factors continually influence the property's market value at any given point in time.

   See also
   market value "as is" on the appraisal date market value "as if complete" on the appraisal date prospective future value "upon completion of construction" prospective future value "upon reaching stabilized occupancy"

--------------------

+ The Appraisal of Real Estate, Twelfth Edition, Appraisal Institute, 2001.

++ The Dictionary of Real Estate Appraisal, Fourth Edition, 2002.

(SS) The Office of the Comptroller of the Currency, 12 CFR Part 34, Subpart C, -34.42(f), August 24, 1990. This definition is compatible with the definition of market value contained in The Dictionary of Real Estate Appraisal, Third Edition, and the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of The Appraisal Foundation, 1992 edition. This definition is also compatible with the OTS, RTC, FDIC, NCUA, and the Board of Governors of the Federal Reserve System definition of market value.

* 2000 BOMA Experience Exchange Report, Income/Expense Analysis for Office Buildings (Building Owners and Managers Association, 2000)

-- Statement on Appraisal Standard No. 6, Appraisal Standards Board of The Appraisal Foundation, September 19, 1992.

SANDS POINT APARTMENTS                                                ADDENDUM B

                                   ADDENDUM B

                             ADDITIONAL PHOTOGRAPHS

SANDS POINT APARTMENTS                                                ADDENDUM B

                                   [PICTURE]

                             CLUBHOUSE / ELEVATIONS

                                   [PICTURE]

                                 MODEL KITCHEN

SANDS POINT APARTMENTS                                                ADDENDUM B

                                   [PICTURE]

                               MODEL LIVING ROOM

                                   [PICTURE]

                          THIRD STORY VAULTED CEILINGS

SANDS POINT APARTMENTS                                                ADDENDUM B

                                   [PICTURE]

                               VACANT LIVING ROOM

                                   [PICTURE]

                           TENNIS / VOLLEYBALL COURTS

SANDS POINT APARTMENTS                                                ADDENDUM B

                                   [PICTURE]

                             INTERIOR STREET SCENE

                                   [PICTURE]

                FACING NORTH ALONG 19TH AVENUE FROM THE SUBJECT

SANDS POINT APARTMENTS                                                ADDENDUM C

                                   ADDENDUM C

                            IMPROVED COMPARABLE SALES

                              APARTMENT SALE NO. 1

SMOKETREE APARTMENTS

LOCATION DATA

Location:                                     3161 W CHERYL DR
                                              PHOENIX,AZ 85051
County:                                       MARICOPA
Assessor's Parcel No:                         149-16-067
Atlas Ref:                                    103 - 161/LL

PHYSICAL DATA

Type:                                         MULTI-FAMILY GARDEN
Land Area:                                    10.190 ACRES
Grs Liv.Area                                  189,880 SF
Number of Units:                              280
Average Unit Size:                            678 SF
Year Built:                                   1974
No. of Stories:                               2
Exterior:                                     FRAME/STUCCO
Condition:                                    GOOD
Amenities:                                    BALCONY, BBQ, CEILING FANS, CLUB
                                              HOUSE, COVERED PARKING, PATIO,

SALE DATA                                     POOL

Transaction Type:                             SALE
Date:                                         8/2003
Marketing Time:                               N/A
Grantor:                                      JERRY MONKARSH 310-278-1830
Grantee:                                      MARC SAMPLIN (CFO) 914-899-8000
Document No.:                                 1077315
Sale Price:                                   $11,132,000
Financing:                                    CASH TO SELLER
Cash Eq.Price:                                $11,132,000
Req.Capital Cost:                             $0
Adj. Sale Price:                              $11,132,000
Verification:                                 BROKER

ANALYSIS

Buyers Und. Crit.:                            OTHER
Overall Cap. Rate (OAR):                      6.64 %
Projected IRR:                                N/A %
Eff. Gross Multiplier (EGIM):                 6.26
Oper. Expense Ratio (OER):                    58.40 %
Price Per Square Foot:                        $58.63
Price Per Unit:                               $39,757

                                   [PICTURE]

FINANCIAL DATA

Source:                                       BROKER
Occupancy at Sale:                            95%
Existing or ProForma Inc:                     EXISTING

                               TOTAL        PER UNIT
                            ------------    --------
Potential Gross Income:     $  1,870,764    $  6,681
Vacancy and Credit Loss:    $     93,538    $    334
Effective Gross Income:     $  1,777,226    $  6,347
Expenses and Reserves:      $  1,037,916    $  3,706
Net Operating Income:       $    739,310    $  2,640

UNIT MIX

UNIT TYPE     NO.     SF        %
---------    ----   -------   -----
Studio        86        450      30
1 Bedroom    148        720      52
2 Bedroom     46        970      16
             ===    =======   =====
TOTALS       280    189,880     100

COMMENTS

This comparable represents the August 2003 sale of Smoketree Apartments, a 280 unit property located at 3161 W. Cheryl Dr. in Phoenix, Arizona. The property was developed in 1974 with 16 2-story buildings. The project is master-metered for HVAC. Tenants pay plug-ins.

The property sold for $11,132,000 or $39,757 per unit. According to the broker the effective gross income was $1,777,226 with property taxes of $81,232 and expenses of $956,684 for a net operating income of $739,310. The overall capitalization rate for the sale was 6.64%. The buyer assumed the existing financing of $7.0 million at 6.945%, 30 year amortization due in 2008 and carried an additional $2.3 million at a 2.37%.

[CBRE LOGO]

                              APARTMENT SALE NO. 2

SOUTH CREEK APARTMENTS

LOCATION DATA

Location:                                     4424 E. BASELINE ROAD
                                              PHOENIX,AZ 85044
County:                                       MARICOPA
Assessor's Parcel No:                         123-19-004
Atlas Ref:                                    N/A

PHYSICAL DATA

Type:                                         MULTI-FAMILY GARDEN
Land Area:                                    23.445 ACRES
Grs Liv.Area                                  472,152 SF
Number of Units:                              528
Average Unit Size:                            894 SF
Year Built:                                   1986
No. of Stories:                               2
Exterior:                                     STUCCO
Condition:                                    GOOD
Amenities:                                    2 POOLS AND SPAS, SECURITY GATE,
                                              COVERED PARKING, SAUNA, FITNESS
SALE DATA                                     CENTER

Transaction Type:                             SALE
Date:                                         2/2004
Marketing Time:                               3 MONTHS
Grantor:                                      ERP OPERATING LP
Grantee:                                      FAIRFIELD SOUTHCREEK
Document No.:                                 04-131014
Sale Price:                                   $28,650,000
Financing:                                    CASH TO SELLER
Cash Eq.Price:                                $28,650,000
Req.Capital Cost:                             $250,000
Adj. Sale Price:                              $28,900,000
Verification:                                 BROKERS/BUYER/MANAGEMENT/INSPE

ANALYSIS

Buyers Und. Crit.:                            DIRECT CAP
Overall Cap. Rate (OAR):                      7.01%
Projected IRR:                                N/A%
Eff. Gross Multiplier (EGIM):                 7.68
Oper. Expense Ratio (OER):                    46.13%
Price Per Square Foot:                        $61.21
Price Per Unit:                               $54,734

                                   [PICTURE]

FINANCIAL DATA

Source:                                       APPRAISER
Occupancy at Sale:                            93
Existing or ProForma Inc:                     PRO FORMA

                                TOTAL           PER UNIT
                            --------------     -----------
Potential Gross Income:     $    4,431,720     $     8,393
Vacancy and Credit Loss:    $      668,747     $     1,266
Effective Gross Income:     $    3,762,973     $     7,126
Expenses and Reserves:      $    1,736,036     $     3,287
Net Operating Income:       $    2,026,937     $     3,838

UNIT MIX

UNIT TYPE      NO.       SF       %
----------     ---    -------    ---
1 BR, 1 BA     160        655     30
2 BR, 2 BA     152        940     28
2 BR, 2 BA     112        980     21
2 BR, 2 BA      52       1006      9
3 BR, 2 BA      52       1200      9
               ===    =======    ===
TOTALS         528    472,152    100

COMMENTS

This comparable is a 528-unit garden apartment project that is located in southeast Phoenix. The improvements were constructed in 1986 and were in good physical condition at the time of sale. The density is 22.52 units per acre. Each unit has a patio or balcony and a washer and dryer. The buyer incurred an additional $250,000 in poly buteline pipe replacement costs.

Reserves of $250 per unit are factored into the pro forma. The OAR based upon annualized income in place at the time of sale was 6.80%.

[CBRE LOGO]

                              APARTMENT SALE NO. 3

TERRACINA

LOCATION DATA

Location:                                     1450 E. BELL ROAD
                                              PHOENIX,AZ 85022
County:                                       MARICOPA
Assessor's Parcel No:                         214-14-304
Atlas Ref:                                    N/A

PHYSICAL DATA

Type:                                         MULTI-FAMILY GARDEN
Land Area:                                    38.500 ACRES
Grs Liv.Area                                  732,484 SF
Number of Units:                              856
Average Unit Size:                            856 SF
Year Built:                                   1984
No. of Stories:                               2 & 3
Exterior:                                     FRAME AND STUCCO
Condition:                                    GOOD
Amenities:                                    POOLS, SPAS, FITNESS CENTER,
                                              SECURITY ACCESS GATE, ON-SITE
SALE DATA                                     LAUNDRY

Transaction Type:                             SALE
Date:                                         9/2004
Marketing Time:                               6 MONTHS
Grantor:                                      UDR TEXAS PROPERTIES, LP
Grantee:                                      REPFUND TERRACINA APARTMENTS,
Document No.:                                 04-1076443
Sale Price:                                   $42,650,000
Financing:                                    CASH TO SELLER
Cash Eq.Price:                                $42,650,000
Req.Capital Cost:                             $0
Adj. Sale Price:                              $42,650,000
Verification:                                 BROKER

ANALYSIS

Buyers Und. Crit.:                            DIRECT CAP
Overall Cap. Rate (OAR):                      6.06 %
Projected IRR:                                N/A %
Eff. Gross Multiplier (EGIM):                 7.96
Oper. Expense Ratio (OER):                    51.75 %
Price Per Square Foot:                        $58.23
Price Per Unit:                               $49,824

                                   [PICTURE]

FINANCIAL DATA

Source:                                       BROKER
Occupancy at Sale:                            90%
Existing or ProForma Inc:                     EXISTING

                                  TOTAL          PER UNIT
                             ---------------     ---------
Potential Gross Income:      $     7,147,595     $   8,349
Vacancy and Credit Loss:     $     1,786,899     $   2,087
Effective Gross Income:      $     5,360,696     $   6,262
Expenses and Reserves:       $     2,774,296     $   3,241
Net Operating Income:        $     2,586,400     $   3,021

UNIT MIX

UNIT TYPE     NO.       SF         %
---------     ---     -------     ---

1BR, 1BA      384         720      44
2BR, 1BA      192         840      22
2BR, 2BA      232        1006      27
3BR, 2BA       32        1194       3
3BR, 2BA       16        1444       1
              ===     =======     ===
TOTALS        856     732,464     100

COMMENTS

This comparable is located at 14th Street and Bell Road in north-Phoenix. Originally developed by Spanos, the project is being sold by United Dominion. Units have eight foot ceilings and patios and balconies. The three-bedroom units have washer and dryer hook-ups and the largest three-bedroom units have washers and dryers.

The project was marketed at a pro forma cap rate of 6.5%. The trailing 12-month cap rate is 6.1%, adjusted for $300 in reserves. The asking price was $44,320,000, or $51,776 per unit.

[CBRE LOGO]

                              APARTMENT SALE NO. 4

DESERT SHADOWS

LOCATION DATA

Location:                                     14230 N 19TH AVENUE
                                              PHOENIX,AZ 85023
County:                                       MARICOPA
Assessor's Parcel No:                         208-23-274A
Atlas Ref:                                    N/A

PHYSICAL DATA

Type:                                         MULTI-FAMILY GARDEN
Land Area:                                    26.920 ACRES
Grs Liv.Area                                  454,208 SF
Number of Units:                              548
Average Unit Size:                            829 SF
Year Built:                                   1980
No. of Stories:                               1 & 2
Exterior:                                     FRAME & STUCCO
Condition:                                    AVERAGE
Amenities:                                    4 POOLS, 4 SPAS, 2 TENNIS COURTS,
                                              BASKETBALL COURT, INLINE HOCKEY
SALE DATA                                     COURT, PLAYGROUND, CLUBHOUSE,

Transaction Type:                             SALE
Date:                                         1/2005
Marketing Time:                               N/A
Grantor:                                      DESERT SHADOWS APARTMENTS, INC.
Grantee:                                      BASCOM ARIZONA VENURES, LLC
Document No.:                                 05-104879
Sale Price:                                   $22,478,000
Financing:                                    MARKET TERMS
Cash Eq.Price:                                $22,478,000
Req.Capital Cost:                             $0
Adj. Sale Price:                              $22,478,000
Verification:                                 BUYER/BROKER/CONTRACT

ANALYSIS

Buyers Und. Crit.:                            DIRECT CAP
Overall Cap. Rate (OAR):                      4.83 %
Projected IRR:                                N/A %
Eff. Gross Multiplier (EGIM):                 7.12
Oper. Expense Ratio (OER):                    65.62 %
Price Per Square Foot:                        $49.49
Price Per Unit:                               $41,018

                                   [PICTURE]

FINANCIAL DATA

Source:                                       SELLER
Occupancy at Sale:                            86 %
Existing or ProForma Inc:                     EXISTING

                                TOTAL           PER UNIT
                             ------------       --------
Potential Gross Income:      $  3,586,256        $6,544
Vacancy and Credit Loss:     $    430,351        $  785
Effective Gross Income:      $  3,155,905        $5,758
Expenses and Reserves:       $  2,071,041        $3,779
Net Operating Income:        $  1,084,864        $1,979

UNIT MIX

UNIT TYPE        NO.        SF          %
---------        ---     -------       ---
1 BR, 1 BA       224         700        40
2 BR, 1 BA       176         816        32
2 BR, 2 BA       120         978        21
3 BR, 2 BA        16        1194         2
3 BR, 2 BA        12        1444         2
                 ===     =======       ===
TOTALS           548     454,208       100

COMMENTS

Project amenities include 4 pools, 4 spas, 2 tennis courts, basketball court, inline hockey court, playground, clubhouse, exercise/fitness room, computer room, 2 saunas, and 8 laundry facilities.

The cap rate is calculated on income in place at the time of sale, adjusted for $200 per unit in reserves. The buyer is planning to reposition the project over four years with $4.6 million in capital renovations.

[CBRE LOGO]

                              APARTMENT SALE NO. 5

SUPERSTITION PARK

LOCATION DATA

Location:                                     30 WEST CARTER DRIVE
                                              TEMPE,AZ 85282
County:                                       MARICOPA
Assessor's Parcel No:                         133-41-609 TO 613
Atlas Ref:                                    149 LZ:172

PHYSICAL DATA

Type:                                         MULTI-FAMILY GARDEN
Land Area:                                    17.950 ACRES
Grs Liv.Area                                  248,912 SF
Number of Units:                              376
Average Unit Size:                            662 SF
Year Built:                                   1985
No. of Stories:                               2
Exterior:                                     FRAME & STUCCO
Condition:                                    GOOD
Amenities:                                    AC, DW, DSP, FFR, MW, PBP, CTO,
                                              CF, WIS, STG, MB, SCO, VB; SP,
SALE DATA                                     SPA, LND, PLY, BBQ, SG.

Transaction Type:                             ESCROW
Date:                                         3/2005
Marketing Time:                               N/A
Grantor:                                      MERIDIAN REALTY INVESTORS, LP
Grantee:                                      NOT DISCLOSED
Document No.:                                 N/A
Sale Price:                                   $20,400,000
Financing:                                    CASH TO SELLER
Cash Eq.Price:                                $20,400,000
Req.Capital Cost:                             $0
Adj. Sale Price:                              $20,400,000
Verification:                                 BROKER

ANALYSIS

Buyers Und. Crit.:                            DIRECT CAP
Overall Cap. Rate (OAR):                      5.74 %
Projected IRR:                                N/A %
Eff. Gross Multiplier (EGIM):                 8.09
Oper. Expense Ratio (OER):                    53.52 %
Price Per Square Foot:                        $81.96
Price Per Unit:                               $54,255

                                   [PICTURE]

FINANCIAL DATA

Source:                                       SELLER
Occupancy at Sale:                            86%
Existing or ProForma Inc:                     EXISTING

                                TOTAL          PER UNIT
                             ------------      ---------
Potential Gross Income:      $  3,044,771      $   8,097
Vacancy and Credit Loss:     $    523,092      $   1,391
Effective Gross Income:      $  2,521,679      $   6,706
Expenses and Reserves:       $  1,349,716      $   3,589
Net Operating Income:        $  1,171,963      $   3,116

UNIT MIX

UNIT TYPE      NO.        SF            %
---------      ---      -------        ---
Studio          96          408         25
1 BR, 1 BA      52          560         13
1 BR, 1 BA      56          614         14
2 BR, 2 BA      64          773         17
2 BR, 2 BA     108          896         28
               ===      =======        ===
TOTALS         376      248,912        100

COMMENTS

This comparable is located in south Tempe, along Kyrene Road north of Baseline. The project is master-metered for utilities and has a central chiller. The cap rate on actual income is 5.74%, however the cap rate using the broker's pro forma is 8.0%. Both analyses include an allowance for replacement reserves.

[CBRE LOGO]

                              APARTMENT SALE NO. 6

THUNDERBIRD RANCH

LOCATION DATA

Location:                                         1944 W THUNDERBIRD ROAD
                                                  PHOENIX, AZ 85023
County:                                           MARICOPA
Assessor's Parcel No:                             208-32-336A, 672A
Atlas Ref:                                        103-162/LH

PHYSICAL DATA

Type:                                             MULTI-FAMILY WALK-UP
Land Area:                                        29.430 ACRES
Grs Liv.Area                                      530,256 SF
Number of Units:                                  672
Average Unit Size:                                789 SF
Year Built:                                       1979 RENOVATED 2001
No. of Stories:                                   1 & 2
Exterior:                                         STUCCO
Condition:                                        AVERAGE
Amenities:                                        POOL, SPA, SAUNA, TENNIS,
                                                  VOLLEYBALL, BASKETBALL, REC
                                                  PROGRAM, PLAYGROUND, CLUBHOUSE

SALE DATA

Transaction Type:                                 ESCROW
Date:                                             3/2005
Marketing Time:                                   N/A
Grantor:                                          THUNDERBIRD RANCH ASSOCIATES
Grantee:                                          N/A
Document No.:                                     N/A
Sale Price:                                       $ 28,990,000
Financing:                                        CASH TO SELLER
Cash Eq.Price:                                    $ 28,990,000
Req.Capital Cost:                                 $          0
Adj. Sale Price:                                  $ 28,990,000
Verification:                                     CONFIDENTIAL

ANALYSIS

Buyers Und. Crit.:                                DIRECT CAP
Overall Cap. Rate (OAR):                          7.00 %
Projected IRR:                                    N/A %
Eff. Gross Multiplier (EGIM):                     7.18
Oper. Expense Ratio (OER):                        49.70 %
Price Per Square Foot:                            $      54.67
Price Per Unit:                                   $     43,139

                                    [PICTURE]

FINANCIAL DATA

Source:                                           SELLER
Occupancy at Sale:                                93%
Existing or ProForma Inc:                         EXISTING

                                                     TOTAL             PER UNIT
                                                  ------------         --------
Potential Gross Income:                           $  5,066,445         $  7,539
Vacancy and Credit Loss:                          $  1,031,022         $  1,534
Effective Gross Income:                           $  4,035,423         $  6,005
Expenses and Reserves:                            $  2,005,660         $  2,984
Net Operating Income:                             $  2,029,763         $  3,020

UNIT MIX

UNIT TYPE           NO.       SF           %
---------           ---     -------       ---
1 BR, 1 BA          368         680        54
2 BR, 1 BA          128         816        19
2 BR, 2 BA          136         910        20
3 BR, 2 BA           24        1196         3
3 BR, 2 BA           16        1444         2
                    ---     -------       ---
TOTALS              672     530,256       100
                    ===     =======       ===

COMMENTS

This is an escrow sale with a planned closing date in May 2005. The cap rate is derived from income in place as of 2/05 and includes reserves of $275 per unit.

The project density is 22.83 units per acre. This property is located along an arterial street in proximity to the freeway, shopping, schools, golf and medical facilities.

[CBRE LOGO]

SANDS POINT APARTMENTS                                                ADDENDUM D

                                   ADDENDUM D

                                RENT COMPARABLES

                           APARTMENT COMPARABLE NO. 1

HUNTER'S RIDGE

LOCATION DATA

Location:                                 8902 N 19TH AVENUE
                                          PHOENIX,AZ 85021
County:                                   MARICOPA
Assessor's Parcel No:                     158-05-034
Atlas Ref:                                103 LM:162

PHYSICAL DATA

Type:                                     GARDEN
Number of Units:                          428
Year Built:                               1987
No. of Stories:                           2 & 3
Average Unit Size:                        677SF
Exterior:
Condition:                                GOOD
Amenities:                                SEE COMMENTS

                                   [PICTURE]

OCCUPANCY / LEASE DATA

Occupancy:                                94%
Rent Premiums:                            SEE COMMENTS
Concessions:                              SEE COMMENTS
Typical Lease Term:                       6 TO 12 MONTHS
Utilities incl. in Rent:                  WATER, SEWER, TRASH, HOT WATER
Tenant Profile:                           20-48 AGE, 10% COUPLES, 80% WORKING
Management Co.:                           SEVO MILLER, INC.
Phone No:                                 (602)944-1115
Survey Date:                              4/05

RENT SUMMARY

 UNIT TYPE         NO.         SF          RENT        RENT PSF
------------       ---      -------       -----        --------
 1 BR, 1 BA         56          465         455           0.98
 1 BR, 1 BA        112          555         470           0.85
 1 BR, 1 BA        104          683         535           0.78
2 BR, 1.5 BA        96          792         585           0.74
 2 BR, 2 BA         60          911         630           0.69
                   ---      -------       -----        -------
   TOTALS          428      289,924       $ 532        $  0.79
                   ===      =======       =====        =======

COMMENTS

Hunter's Ridge is located off of 19th Ave just south of Dunlap Ave. The 428-unit project was finished in 1987. The density is 35.64 units per acre. There are 428 covered spaces, and 245 open spaces. The unit mix includes one-, and two-bedroom units. Unit amenities include air conditioning, washer/dryer hookups (some), dishwasher, disposal, frost-free refrigerator, fireplace (some), walk-in closets
(some), storage, private balcony/patio, cable, satellite or direct TV (optional), security system, mini-blinds, vertical blinds, self-cleaning oven, and ceiling fans (some). Complex amenities include clubhouse/recreation room, kitchen/wet bar, weight/exercise room, heated swimming pool(s), spa(s), racquetball court(s), volleyball court(s), laundry room(s), barbecue(s), playground(s), security patrol, and swimming pool(s).

Base rent is $455 to $630 and occupancy is 94%. Water, sewer, trash collection, and hot water are included in the base rent. Concessions were quoted as one month free with a 12-15 month lease. There are no rent premiums.

[CBRE LOGO]

                           APARTMENT COMPARABLE NO. 2

MAYA LINDA

LOCATION DATA

Location:                                 8222 N 19TH AVENUE
                                          PHOENIX,AZ 85021
County:                                   MARICOPA
Assessor's Parcel No:                     158-06-022B
Atlas Ref:                                103 LM:162

PHYSICAL DATA

Type:                                     GARDEN
Number of Units:                          360
Year Built:                               1980
No. of Stories:                           2 & 3
Average Unit Size:                        593 SF
Exterior:                                 STUCCO
Condition:                                AVERAGE
Amenities:                                SEE COMMENTS

                                   [PICTURE]

OCCUPANCY / LEASE DATA

Occupancy:                                91%
Rent Premiums:                            SEE COMMENTS
Concessions:                              SEE COMMENTS
Typical Lease Term:                       6 TO 12 MONTHS
Utilities incl. in Rent:                  WATER, SEWER, TRASH, HOT WATER
Tenant Profile:                           20-30 AGE, COUPLES 20%, WORKING 80%
Management Co.:                           SKY WEST DEVELOPMENT CO.
Phone No:                                 (602) 995-3555
Survey Date:                              04/05

RENT SUMMARY

 UNIT TYPE        NO.       SF            RENT          RENT PSF
----------        ---     -------        -------        --------
Studio            108         455            399           0.88
1 BR, 1 BA         40         555            475           0.86
1 BR, 1 BA        144         579            490           0.85
2 BR, 1 BA         12         799            625           0.78
2 BR, 2 BA         56         879            650           0.74
                  ---     -------        -------        -------
TOTALS            360     213,528        $   490        $  0.83
                  ===     =======        =======        =======

COMMENTS

Maya Linda is located off of 19th Ave north of Northern Ave. The 360-unit project was finished in 1980. The density is 34.23 units per acre. There are 360 covered spaces, and 192 open spaces. The unit mix includes studios, and one-, and two-bedroom units. Unit amenities include air conditioning, dishwasher, disposal, walk-in closets (some), private balcony/patio (some), storage (some), cable, satellite or direct TV (optional), ceiling fans (some), frost-free refrigerator (some), vertical blinds, and mini-blinds. Complex amenities include clubhouse/recreation room, kitchen/wet bar, weight/exercise room, swimming pool(s), heated swimming pool(s), spa(s), laundry room(s), barbecue(s), and security patrol.

Base rent is $399 to $650 and occupancy is 91%. Water, sewer, trash collection, and hot water are included in the base rent. Concessions are included in the quoted rents. Rents increase with pool locations.

[CBRE LOGO]

                           APARTMENT COMPARABLE NO. 3

MISSION SHADOWS

LOCATION DATA

Location:                                8111 N. 19TH AVENUE
                                         PHOENIX, AZ 85021
County:                                  MARICOPA
Assessor's Parcel No:                    158-07-001B
Atlas Ref:                               104 LM: 163

PHYSICAL DATA

Type:                                    GARDEN
Number of Units:                         237
Year Built:                              1986
No. of Stories:                          2
Average Unit Size:                       721 SF
Exterior:                                STUCCO
Condition:                               AVERAGE
Amenities:                               SEE COMMENTS

[PICTURE]

OCCUPANCY / LEASE DATA

Occupancy:                               88%
Rent Premiums:                           SEE COMMENTS
Concessions:                             SEE COMMENTS
Typical Lease Term:                      6, 9, 12 MONTHS
Utilities incl. in Rent:                 NONE
Tenant Profile:                          20-40 AGE, 41% COUPLES, 91% WORKING
Management Co.:                          PICERNE DEVELOPMENT CO.
Phone No:                                (602)861-9904
Survey Date:                             4/05

RENT SUMMARY

 UNIT TYPE           NO.        SF          RENT        RENT PSF
------------         ---      -------      -----        --------
Studio                12          400        495           1.24
1 BR, 1 BA            19          444        520           1.17
1 BR, 1 BA            56          614        590           0.96
1 BR, 1 BA            52          662        610           0.92
2 BR, 2 BA            28          852        715           0.84
2 BR, 2 BA            10          901        735           0.82
2 BR, 2 BA            60          934        735           0.79
                     ---      -------      -----        -------
TOTALS               237      170,950      $ 642        $  0.89
                     ===      =======      =====        =======

COMMENTS

Mission Shadows is located off of 19th Ave north of Northern Ave. The 237-unit project was finished in 1986. The density is 28.24 units per acre. There are 237 covered spaces, and 133 open spaces. The unit mix includes studios, and one-, and two-bedroom units. Unit amenities include air conditioning, ceiling fans, washer/dryer hookups (some), dishwasher, disposal, frost-free refrigerator, private balcony/patio (some), walk-in closets (some), cable, satellite or direct TV (optional), icemaker (some), and storage (some). Complex amenities include weight/exercise room, swimming pool(s), heated swimming pool(s), spa(s), laundry room(s), barbecue(s), putting green, and security gate.

Base rent is $495 to $735 and occupancy is 88%. No utilities are included in the base rent. Concessions were quoted as a $280 move-in and one free month rent. There are no rent premiums.

[CBRE LOGO]

                           APARTMENT COMPARABLE NO. 4

THE FAIRWAYS

LOCATION DATA

Location:                       2045 W BUTLER DRIVE
                                PHOENIX,AZ 85021
County:                         MARICOPA
Assessor's Parcel No:           158-06-022D
Atlas Ref:                      103 LM:162

PHYSICAL DATA

Type:                           GARDEN
Number of Units:                160
Year Built:                     1981
No. of Stories:                 2
Average Unit Size:              739 SF
Exterior:                       STUCCO
Condition:                      AVERAGE
Amenities:                      HEATED POOL/SPA, BBQ, SPORT
                                COURTS, RACQUETBALL, BASKETBALL, LAUNDRY

[PICTURE]

OCCUPANCY / LEASE DATA

Occupancy:                      93%
Rent Premiums:                  NONE
Concessions:                    1 MO. PRORATED OVER 12 MOS
Typical Lease Term:             6 & 12 MONTHS
Utilities incl. in Rent:        HOT WATER
Tenant Profile:                 WORKING
Management Co.:                 WMC MANAGEMENT
Phone No:                       (602)995-9698
Survey Date:                    4/05

RENT SUMMARY

 UNIT TYPE            NO.         SF       RENT      RENT PSF
----------            ---     -------     -----      --------
Studio                 20         429       460         1.07
1 BR, 1 BA             52         600       530         0.88
2 BR, 1 BA             36         829       620         0.75
2 BR, 2 BA             32         895       694         0.78
3 BR, 2 BA              8         919       704         0.77
3 BR, 2 BA             12        1048       764         0.73
                      ---     -------     -----      -------
TOTALS                160     118,192     $ 601      $  0.81
                      ===     =======     =====      =======

COMMENTS

The Fairways apartments and is located at 2045 W. Butler Drive, Phoenix, AZ. The 160-unit project was completed in 1981. There are 160 covered and 64 open parking spaces with no garages. The unit mix includes studio and one-, two- and three-bedroom units. Complex amenities include a swimming pool, sports court, and laundry room. Unit amenities include air conditioning, disposal, frost-free refrigerator, private balcony/patio, storage, ceiling fans, fireplace (some), washer/dryer hookups (some), dishwasher, mini-blinds, vertical blinds, self-cleaning oven, cable, satellite or direct TV (optional), and walk-in closets (some).

Base rents range from $465 for the studio unit to $774 for the three-bedroom unit. This property is master-metered for gas and water. Tenants are responsible for paying all utilities. Current concessions include a $99 move-in. There are no rental premiums.

[CBRE LOGO]

                           APARTMENT COMPARABLE NO. 5

THE GREENS

LOCATION DATA

Location:                        8445 N 23RD AVENUE
                                 PHOENIX,AZ 85021
County:                          MARICOPA
Assessor's Parcel No:            158-06-016
Atlas Ref:                       103 LM:162

PHYSICAL DATA

Type:                            GARDEN
Number of Units:                 136
Year Built:                      1980
No. of Stories:                  2
Average Unit Size:               696 SF
Exterior:                        STUCCO
Condition:                       AVERAGE
Amenities:                       HEATED POOL, CLUBHOUSE, BBQ, LAUNDRY

                                   [PICTURE]

OCCUPANCY / LEASE DATA

Occupancy:                       94%
Rent Premiums:                   NONE
Concessions:                     SEE COMMENTS
Typical Lease Term:              9 & 12 MONTHS
Utilities incl. in Rent:         WATER, SEWER, TRASH, HOT WATER
Tenant Profile:                  WORKING
Management Co.:                  OWNER
Phone No:                        (602)995-9183
Survey Date:                     4/05

RENT SUMMARY

    UNIT TYPE                    NO.        SF          RENT         RENT PSF
--------------------             ---      ------        ----         --------
1 BR, 1 BA golf cour              40         606         575           0.95
1 BR, 1 BA                        56         625         575           0.92
2 BR, 1.5 BA                      16         861         675           0.78
2 BR, 2 BA                        24         904         715           0.79
                                 ---      ------        ----          -----
TOTALS                           136      94,712        $611          $0.88
                                 ---      ------        ----          -----

COMMENTS

The Greens is located on 23rd Avenue just south of Butler Drive in Phoenix. The 136-unit project was completed in 1980. There are 136 covered and 50 open spaces with no garages. The density is 32.02 units per acre. The unit mix includes one- and two-bedroom units. Unit amenities include air conditioning, dishwasher, disposal, frost-free refrigerator, private balcony/patio, storage, cable, satellite or direct TV (optional), mini-blinds, vertical blinds, ceiling fans, self-cleaning oven (some), and walk-in closets (some). Complex amenities include laundry room(s), barbecue areas, a clubhouse/recreation room, a kitchen/wet bar, and a swimming pool.

Base rent is $575 to $715 and occupancy is 94%. No utilities are included in the base rent. Concessions were quoted at a $99 move-in along with rents discounted $20 to $40 per month. There are no rental premiums.

Units have patios and balconies, but lack washers and dryers.

[CBRE LOGO]

                           APARTMENT COMPARABLE NO. 6

THE LINKS

LOCATION DATA

Location:                       2121 W ROYAL PALM ROAD
                                PHOENIX,AZ 85021
County:                         MARICOPA
Assessor's Parcel No:           158-06-020
Atlas Ref:                      103 LM:162

PHYSICAL DATA

Type:                           GARDEN
Number of Units:                207
Year Built:                     1980
No. of Stories:                 2
Average Unit Size:              845 SF
Exterior:                       FRAME & STUCCO
Condition:                      AVERAGE
Amenities:                      HEATED POOL/SPA, CLUBHOUSE, BILLIARDS, PUTTING
                                GREEN, BBQ, LAUNDRY, SECURITY PATROL

                                   [PICTURE]

OCCUPANCY / LEASE DATA

Occupancy:                      95
Rent Premiums:                  $25 FOR GOLF COURSE VIEW
Concessions:                    1/2 MO. FREE ON 6 MO. LEASE
Typical Lease Term:             6 TO 12 MONTHS
Utilities incl. in Rent:        NONE
Tenant Profile:                 30-60 AGE, 45% COUPLES, 80% WORKING
Management Co.:                 PEDRO & NELIDA MIQUEO
Phone No:                       (602)995-9313
Survey Date:                    01/2005

RENT SUMMARY

   UNIT TYPE                    NO.          SF        RENT       RENT PSF
-----------------               ---       -------      ----       --------
Studio Flat                      13           519       460           0.89
1 BR, 1 BA Flat                  56           742       535           0.72
1 BR, 1.5 BA Loft                42           725       625           0.86
2 BR, 1 BA Flat                  48           918       650           0.71
2 BR, 2 BA Flat                  48          1084       700           0.65
                                ---       -------      ----       --------
TOTALS                          207       174,845      $613       $   0.73
                                ===       =======      ====       ========

COMMENTS

The Links is located on the El Caro Golf Course off of 23rd Avenue just north of Northern Avenue. The 207-unit project was finished in 1980. The density is 28.77 units per acre. There are 207 covered parking spaces, 79 open parking spaces, and no garages. The unit mix includes studios and one-, and two-bedroom units. Unit amenities include air conditioning, washer/dryer hookups (some), a dishwasher, a microwave, a disposal, a frost-free refrigerator (some), a private balcony/patio, storage (some), walk-in closets (some), cable, satellite or direct TV (optional), ceiling fans, mini-blinds, vertical blinds, and vaulted ceilings (some). Complex amenities include a clubhouse/recreation room, swimming pool(s), heated swimming pool(s), spa(s), laundry room(s), barbecue area(s), billiards, a kitchen/wet bar, a putting green, and security patrol.

Base rent is $460 to $700 and occupancy is 95%. No utilities are included in the base rent. Concessions were quoted as up to one month free and a $99 move-in. Rents increase by $25 with a golf course view.

[CBRE LOGO]

SANDS POINT APARTMENTS                                                ADDENDUM E

                                   ADDENDUM E

                                 OPERATING DATA

                     AIMCO STATEMENT OF OPERATIONS - DETAIL
                              008685 - Sands Point
                   For the Period Ended December 2005 (12OSD)
                          Run Date: 1/28/2005 9:50 AM

APPLICATION: AIMCOPROPERTY                                     USER ID: gcoalson

                          PREVIOUS      PREVIOUS
CURRENT      CURRENT         YR           YR
 MONTH        MONTH        MONTH       CUR MONTH
 BUDGET     VARIANCE       ACTUAL       VARIANCE
-------     --------      --------     ---------
                                                                 INCOME

242,461     (242,461)     263,184      (263,184)    500000 - Market Rent
      0            0       (6,267)        6,267     500001 - Leases Under/Over Schedule
      0            0         (812)          812     500500 - Rent - Right Price Adjustment
      0            0       (1,990)        1,990     500501 - Renewal Price Adjustment
     (2)           2            0             0     512300 - Commercial Rent
-------     --------      -------      --------
242,459     (242,459)     254,116      (254,116)    TOTAL GROSS POTENTIAL RENT

      0            0        1,475        (1,475)    519100 - Concessions Reimbursement
      0            0         (669)          669     522025 - Service Maintenance Guarantee
      0            0      (12,359)       12,359     625002 - Concessions/Special Promotions
      0            0       (2,969)        2,969     625005 - Renewal Concession
    (23)          23            0             0     625006 - Discount - Residents Monthly
      0            0       (5,894)        5,894     625009 - Concession Amortization
-------     --------      -------      --------
    (23)          23      (20,417)       20,417     TOTAL CONCESSIONS

(30,685)      30,685      (39,951)       39,951     522000 - Vacancy Loss
-------     --------      -------      --------
(30,685)      30,685      (39,951)       39,951     TOTAL VACANCY LOSS

      0            0       (1,960)        1,960     631200 - Administrative Units
-------     --------      -------      --------
      0            0       (1,960)        1,960     TOTAL OTHER RENTAL LOSSES

-------     --------      -------      --------
(30,708)      30,708      (62,327)       62,327     TOTAL RENTAL LOSS

-------     --------      -------      --------
211,752     (211,752)     191,788      (191,788)    NET RENTAL INCOME

      0            0            0             0     590508 - Resident Util Pymts: Electricity
  6,775       (6,775)       3,545        (3,545)    590509 - Resident Util Pymts: Water/Swr
  3,550       (3,550)       6,776        (6,776)    590510 - Resident Util Pymts: Ntrl Gas
  1,775       (1,775)       1,501        (1,501)    590513 - Resident Util Pymts: Trash
-------     --------      -------      --------
 12,100      (12,100)      11,822       (11,822)      TOTAL UTILITY PAYMENTS FROM RESIDENTS

                                                                                                          PREVIOUS
                                              CURRENT       CURRENT         CURRENT        PREVIOUS          YR
                                                YTD           YTD             YTD            YEAR        CURRENT YTD
                                               ACTUAL       BUDGET         VARIANCE         ACTUAL        VARIANCE
                                              -------      ---------      ----------      ---------      -----------
             INCOME

500000 - Market Rent                          264,142      2,900,326      (2,636,184)     3,194,550      (2,930,408)
500001 - Leases Under/Over Schedule            (6,918)             0          (6,918)        (2,915)         (4,003)
500500 - Rent - Right Price Adjustment           (626)             0            (626)       (36,986)         36,360
500501 - Renewal Price Adjustment              (1,674)             0          (1,674)       (51,786)         50,112
512300 - Commercial Rent                            0            (24)             24              0               0
                                              -------      ---------      ----------      ---------      -----------
TOTAL GROSS POTENTIAL RENT                    254,924      2,900,302      (2,645,378)     3,102,863      (2,847,939)

519100 - Concessions Reimbursement              1,056              0           1,056         34,550         (33,494)
522025 - Service Maintenance Guarantee              0              0               0           (669)            669
625002 - Concessions/Special Promotions       (23,798)             0         (23,798)      (201,321)        177,524
625005 - Renewal Concession                    (2,796)             0          (2,796)       (24,482)         21,686
625006 - Discount - Residents Monthly               0           (276)            276           (260)            260
625009 - Concession Amortization                4,813              0           4,813        (15,989)         20,802
                                              -------      ---------      ----------      ---------      -----------
TOTAL CONCESSIONS                             (20,724)          (276)        (20,448)      (208,171)        187,447

522000 - Vacancy Loss                         (54,774)      (430,434)        375,660       (405,828)        351,054
                                              -------      ---------      ----------      ---------      -----------
TOTAL VACANCY LOSS                            (54,774)      (430,434)        375,660       (405,828)        351,054

631200 - Administrative Units                  (1,942)             0          (1,942)       (23,837)         21,895
                                              -------      ---------      ----------      ---------      -----------
TOTAL OTHER RENTAL LOSSES                      (1,942)             0          (1,942)       (23,837)         21,895

                                              -------      ---------      ----------      ---------      -----------
TOTAL RENTAL LOSS                             (77,440)      (430,710)        353,270       (637,836)        560,396

                                              -------      ---------      ----------      ---------      -----------
NET RENTAL INCOME                             177,484      2,469,592      (2,292,109)     2,465,027      (2,287,543)

590508 - Resident Util Pymts: Electricity         187              0             187          1,266          (1,079)
590509 - Resident Util Pymts: Water/Swr         6,194         81,300         (75,106)        75,722         (69,529)
590510 - Resident Util Pymts: Ntrl Gas          3,342         42,600         (39,258)        33,857         (30,516)
590513 - Resident Util Pymts: Trash             1,444         21,300         (19,856)        19,923         (18,479)
                                              -------      ---------      ----------      ---------      -----------
  TOTAL UTILITY PAYMENTS FROM RESIDENTS       11,167        145,200         (134,033)       130,769        (119,602)

                     AIMCO STATEMENT OF OPERATIONS - DETAIL
                              008685 - Sands Point
                   For the Period Ended December 2005 (12OSD)
                          Run Date: 1/28/2005 9:51 AM

APPLICATION: AIMCOPROPERTY                                     USER ID: gcoalson

                 PREVIOUS  PREVIOUS                                                                                     PREVIOUS
CURRENT  CURRENT    YR       YR                                                CURRENT   CURRENT   CURRENT  PREVIOUS       YR
 MONTH    MONTH   MONTH   CUR MONTH                                              YTD       YTD       YTD      YEAR     CURRENT YTD
 BUDGET VARIANCE  ACTUAL   VARIANCE                                             ACTUAL   BUDGET    VARIANCE  ACTUAL      VARIANCE
------- -------- -------- ---------                                            -------  --------- --------- ---------  -----------
     0        0        0         0  591000 - Laundry Income                        982     8,100    (7,118)   10,350      (9,369)
     0        0        0         0  591002 - Vending Income                          0       959      (959)      876        (876)
     0        0    1,405    (1,405) 591007 - AS - Cable TV                           0     5,800    (5,800)    5,789      (5,789)
     0        0      412      (412) 591011 - Soft Drink Vending                    293     1,700    (1,407)    2,243      (1,949)
   375     (375)     397      (397) 599006 - Individual Washer/Dryer Income        477     4,500    (4,024)    3,493      (3,017)
------  -------  -------   -------  ------------------------------------------ -------  --------  --------  --------    --------
   375     (375)   2,214    (2,214)       TOTAL ANCILLARY SERVICES INCOME        1,752    21,059   (19,307)   22,751     (21,000)

   483     (483)   1,637    (1,637) 500005 - Month to Month Fee                    563     8,503    (7,940)   10,707     (10,143)
     0        0        0         0  500006 - Short Term Lease Fee                    0       293      (293)      293        (293)
 6,000   (6,000)   7,320    (7,320) 592001 - Late Charges                        4,488    72,000   (67,512)   85,384     (80,896)
   100     (100)     100      (100) 592002 - NSF Charges                           100     1,200    (1,100)    2,000      (1,900)
     0        0        0         0  592004 - Admin Fees - Resident Charges         173         0       173         0         173
     0        0      150      (150) 592006 - Keys, Locks, Lock Changes             636         0       636     1,145        (509)
   300     (300)     300      (300) 592007 - Transfer Fee                            0       600      (600)    2,400      (2,400)
     0        0        0         0  592009 - Miscellaneous Resident Charges          0       150      (150)      158        (158)
   539     (539)     600      (600) 592010 - Non-refundable Admin Fees             700    12,239   (11,539)    8,035      (7,335)
     0        0        0         0  592012 - Rental Verification Fees                4         0         4         0           4
 1,324   (1,324)   4,052    (4,052) 593000 - Cleaning & Damage Fees              2,040    26,954   (24,914)   41,434     (39,394)
    30      (30)       0         0  593002 - Pet Damage Charges                      0       619      (619)    1,200      (1,200)
   175     (175)     764      (764) 599002 - Legal Fees                          3,405     2,100     1,305    11,432      (8,027)
   132     (132)     150      (150) 599003 - Non-refundable Pet Fees               450     3,002    (2,552)    2,350      (1,900)
 7,500   (7,500)  13,707   (13,707) 599004 - Lease Cancellation Fees            10,638    90,000   (79,362)  147,891    (137,253)
   494     (494)     385      (385) 599005 - Application Fees                      805    10,123    (9,318)    8,932      (8,127)
     0        0        0         0  599007 - Clubhouse Rentals                       0       200      (200)      150        (150)
   400     (400)     347      (347) 599013 - Monthly Pet Rent                      315     4,800    (4,485)    5,939      (5,625)
     0        0        0         0  599099 - Miscellaneous Income                    0         0         0       166        (166)
(1,500)   1,500     (735)      735  599200 - Fee Adjustments                       (16)  (18,000)   17,984   (18,119)     18,103
------  -------  -------   -------  ------------------------------------------ -------  --------  --------  --------    --------
15,978  (15,978)  28,776   (28,776)       TOTAL MISCELLANEOUS INCOME            24,301   214,784  (190,483)  311,497    (287,197)

------  -------  -------   -------  ------------------------------------------ -------  --------  --------  --------    --------
28,453  (28,453)  42,812   (42,812)       TOTAL OTHER INCOME                    37,219   381,042  (343,823)  465,017    (427,798)

(9,137)   9,137  (19,269)   19,269  637000 - Bad Debt Expense                  (10,641) (104,879)   94,238  (238,797)    228,157
   914     (914)   2,713    (2,713) 637001 - Bad Debt Collections                  371    10,688   (10,317)   20,460     (20,089)
     0        0        0         0  637003 - Bad Debt Collection: Profess           56         0        56         0          56

                     AIMCO STATEMENT OF OPERATIONS - DETAIL
                              008685 - Sands Point
                   For the Period Ended December 2005 (12OSD)
APPLICATION: AIMCOPROPERTY   Run Date: 1/28/2005 9:51 AM      USER ID: gcoalson

                     PREVIOUS  PREVIOUS
CURRENT    CURRENT      YR        YR
 MONTH      MONTH     MONTH    CUR MONTH
BUDGET    VARIANCE    ACTUAL   VARIANCE
--------  ---------  --------  ---------
   (365)       365       284       (284)  637005 - Bank Reconciliation Adjustments
-------   --------   -------   --------
 (8,589)     8,589   (16,273)    16,273   TOTAL BAD DEBT EXPENSE

-------   --------   -------   --------
231,615   (231,615)  218,328   (218,328)          EFFECTIVE GROSS INCOME
-------   --------   -------   --------
                                                   OPERATING EXPENSES

     23         23         0          0   610040 - Recreational Equipment
     55         55         0          0   615600 - Fire Protection
      6          6         0          0   619300 - Lease - Equipment
-------   --------   -------   --------
     83         83         0          0   COMMON AREA EXPENSE

  2,256      2,256     6,239      6,239   645001 - Electricity - Vacant
  1,975      1,975    (4,339)    (4,339)  645003 - Electricity - List Bills
  6,116      6,116     5,253      5,253   645100 - Water
 11,398     11,398     6,175      6,175   645203 - Gas - List Bills
      0          0         0          0   645204 - Gas - Laundry
  3,801      3,801     4,322      4,322   645300 - Sewer
-------   --------   -------   --------
 25,545     25,545    17,651     17,651   TOTAL UTILITIES EXPENSE

  1,285      1,285         0          0   626002 - Washer/Dryer Rental
    200        200         0          0   631701 - Contract Common Area Cleaning
    410        410     3,546      3,546   651900 - Contract Exterminating
  1,500      1,500     1,443      1,443   652500 - Contract Trash Removal
      0          0       140        140   653002 - Contract Courtesy Patrol
     38         38        15         15   653004 - Contract Alarm System
     37         37         0          0   653005 - Alarm Repair
  2,300      2,300     3,070      3,070   653700 - Contract Yards and Grounds
    979        979       527        527   654200 - Contract Repairs
      0          0         0          0   654202 - Maintenance Contract
      0          0         0          0   654230 - Contract Security
    150        150         0          0   654302 - Electrical - Contract
    200        200       847        847   654402 - Plumbing Contract

                                          CURRENT    CURRENT      CURRENT     PREVIOUS   PREVIOUS YR
                                            YTD        YTD          YTD         YEAR     CURRENT YTD
                                           ACTUAL     BUDGET     VARIANCE      ACTUAL      VARIANCE
                                          -------   ---------   ----------   ---------   ----------
637005 - Bank Reconciliation Adjustments    1,614      (4,275)       5,889      (2,802)       4,415
                                          -------   ---------   ----------   ---------   ----------
TOTAL BAD DEBT EXPENSE                     (8,600)    (98,466)      89,866    (221,139)     212,539

                                          -------   ---------   ----------   ---------   ----------
        EFFECTIVE GROSS INCOME            206,103   2,752,169   (2,546,065)  2,708,905   (2,502,802)
                                          -------   ---------   ----------   ---------   ----------
         OPERATING EXPENSES

610040 - Recreational Equipment                 0         272          272         266          266
615600 - Fire Protection                        0         660          660         647          647
619300 - Lease - Equipment                      0          66           66           0            0
                                          -------   ---------   ----------   ---------   ----------
COMMON AREA EXPENSE                             0         998          998         914          914

645001 - Electricity - Vacant               3,609      28,529       24,920      32,358       28,749
645003 - Electricity - List Bills           2,230      27,745       25,515      23,462       21,232
645100 - Water                                  0      84,517       84,517      75,754       75,754
645203 - Gas - List Bills                   7,103      84,350       77,247      64,586       57,483
645204 - Gas - Laundry                          0           0            0           0            0
645300 - Sewer                                  0      46,245       46,245      46,968       46,968
                                          -------   ---------   ----------   ---------   ----------
TOTAL UTILITIES EXPENSE                    12,942     271,385      258,444     243,127      230,185

626002 - Washer/Dryer Rental                1,589      15,420       13,831       2,344          756
631701 - Contract Common Area Cleaning        922       2,400        1,478       1,011           89
651900 - Contract Exterminating               711       8,131        7,420      10,970       10,259
652500 - Contract Trash Removal             2,405      18,000       15,595      16,119       13,714
653002 - Contract Courtesy Patrol             140           0         (140)        356          216
653004 - Contract Alarm System                 50         456          406         165          115
653005 - Alarm Repair                           0         449          449          85           85
653700 - Contract Yards and Grounds         2,281      27,600       25,319      27,980       25,699
654200 - Contract Repairs                      91      11,748       11,657         527          436
654202 - Maintenance Contract                 380           0         (380)          0         (380)
654230 - Contract Security                      0         360          360         498          498
654302 - Electrical - Contract                  0       1,800        1,800           0            0
654402 - Plumbing Contract                  1,754       2,400          646       4,886        3,132

                     AIMCO STATEMENT OF OPERATIONS - DETAIL
                              008685 - Sands Point
                   For the Period Ended December 2005 (12OSD)
APPLICATION: AIMCOPROPERTY   Run Date: 1/28/2005 9:51 AM       USER ID: gcoalson

                   PREVIOUS   PREVIOUS                                                                                    PREVIOUS
CURRENT  CURRENT      YR        YR                                                 CURRENT  CURRENT   CURRENT  PREVIOUS      YR
 MONTH    MONTH     MONTH    CUR MONTH                                               YTD      YTD       YTD      YEAR    CURRENT YTD
BUDGET   VARIANCE   ACTUAL   VARIANCE                                              ACTUAL   BUDGET   VARIANCE   ACTUAL    VARIANCE
------   --------  --------  ---------                                             -------  -------  --------  --------  -----------
   200       200          0         0   654602 - Contract HVAC                        195    2,400     2,205        0         (195)
 -----     -----      -----     -----   ----------------- ----                     ------   ------    ------   ------       -------
 7,299     7,299      9,587     9,587    TOTAL CONTRACT SERVICE                    10,518   91,164    80,646   64,942       54,424

    0         0          0         0   612800 - Irrigation Maint                       0      750       750      808          808
   350       350          0         0   617600 - Window & Glass Repair                  0    4,200     4,200    2,504        2,504
    48        48          0         0   632924 - Recreation Equipment Maintenance       0      574       574       90           90
   300       300          0         0   651500 - Cleaning Supplies                    210    3,600     3,390    3,447        3,238
     0         0          0         0   652000 - Exterminating Supplies                 0        0         0       75           75
     8         8         52        52   652300 - Gas/Oil/Mileage                        0       92        92      132          132
   100       100          0         0   653600 - Landscaping Supplies                   0    3,150     3,150    4,354        4,354
   500       500        273       273   654101 - Electrical Supplies                  372    6,300     5,928    6,152        5,780
   600       600        297       297   654102 - Plumbing Supplies                    902    9,150     8,248    6,962        6,059
   500       500         10        10   654103 - Appliance Parts                      303    6,150     5,847    5,860        5,557
   150       150        146       146   654105 - Plumbing Fixtures/Repairs              0    2,100     2,100    6,571        6,571
   108       108        256       256   654109 - Window Replacement                   357    1,296       939    1,413        1,056
     0         0        151       151   654199 - Other Maintenance Materials        2,902        0    (2,902)     151       (2,751)
     0         0          0         0   654201 - Roof Repairs                         295        0      (295)       0         (295)
   129       129          0         0   654204 - Fence Repairs                          0    1,543     1,543    1,543        1,543
   150       150          0         0   654205 - Interior Building Improvements         0    1,800     1,800    1,497        1,497
   550       550          0         0   654206 - Exterior Building Improvements         0    6,600     6,600    7,626        7,626
     0         0          0         0   654209 - Sewer Repairs                          0        0         0      578          578
    12        12          0         0   654232 - Limited Access Gate Repairs            0      146       146        0            0
     0         0          0         0   654500 - Elevator Expense                       0        0         0      201          201
   400       400        123       123   654601 - HVAC Parts & Supplies                113    5,600     5,487    4,376        4,263
    25        25          0         0   654603 - Boiler Parts & Supplies                0      304       304      298          298
   200       200        124       124   654700 - Pool Expense                         189    3,850     3,661    3,766        3,578
   (60)      (60)       661       661   655200 - R & M Rebate - MRO                     0   (2,782)   (2,782)  (2,997)      (2,997)
  (177)     (177)        35        35   655201 - R & M Rebate - Other                  (6)    (740)     (734)    (391)        (384)
    54        54         74        74   656005 - Light Bulbs                          183      648       465       74         (109)
     0         0          0         0   656300 - Misc.                                  0        0         0      497          497
     0         0          0         0   657000 - Equipment/Vehicle Expense              0        0         0      282          282
     0         0          0         0   659001 - Fire Protection Equip Maint            0   11,382    11,382      435          435
 -----     -----      -----     -----                                               -----   ------    ------   ------       ------
 3,946     3,946      2,202     2,202       TOTAL REPAIRS & MAINTENANCE             5,819   65,713    59,894   56,307       50,488

                     AIMCO STATEMENT OF OPERATIONS - DETAIL
                              008685 - Sands Point
                   For the Period Ended December 2005 (12OSD)
APPLICATION: AIMCOPROPERTY   Run Date: 1/28/2005 9:51 AM       USER ID: gcoalson

                   PREVIOUS  PREVIOUS                                                                                     PREVIOUS
CURRENT  CURRENT      YR        YR                                                  CURRENT  CURRENT  CURRENT   PREVIOUS     YR
 MONTH    MONTH     MONTH    CUR MONTH                                                YTD      YTD      YTD       YEAR   CURRENT YTD
 BUDGET  VARIANCE   ACTUAL   VARIANCE                                                ACTUAL   BUDGET  VARIANCE   ACTUAL    VARIANCE
-------  --------  --------  ---------                                              -------  -------  --------  -------- ----------
 1,350    1,350      1,395      1,395   651700 - Contract Cleaning                    1,425   24,100   22,675     22,174     20,749
 1,349    1,349      1,505      1,505   656002 - Contract Carpet Cleaning and Dyes    3,311   25,904   22,594     22,528     19,217
 2,529    2,529        655        655   656003 - Contract Painting - Interior         1,450   39,743   38,293     31,931     30,481
   444      444          0          0   656099 - Decorating - Contract Other          1,075    7,081    6,006      6,699      5,624
   167      167          0          0   656101 - Drapery/Miniblinds Repairs               0    3,040    3,040      2,191      2,191
 1,040    1,040        319        319   656102 - Painting Supplies                      995   17,424   16,429     15,207     14,212
 -----    -----      -----      -----                                                 -----   ------   ------     ------     ------
 6,881    6,881      3,874      3,874      TOTAL TURNOVER EXPENSE                     8,256  117,293  109,037    100,730     92,474

     0        0         50         50   617104 - Radios/Pagers                           33        0      (33)       471        438
 1,348    1,348      1,404      1,404   629001 - Dues and Subscriptions                   0    2,860    2,860      1,404      1,404
     0        0          0          0   631015 - Office Rent                              0        0        0        107        107
   900      900        812        812   631100 - Office Supplies                        888   10,800    9,913     10,857      9,970
   250      250        116        116   631101 - Office Equipment                       105    3,000    2,895      1,639      1,534
    75       75        275        275   631102 - Bank Charges                           153      900      747      2,173      2,020
 1,800    1,800        517        517   631104 - Applicant Screening                    826   21,600   20,774     20,619     19,792
   400      400        190        190   631105 - Uniforms                               292    4,800    4,508      3,428      3,136
    35       35          0          0   631106 - Express Mail, Stamps                    27      420      393        214        187
   475      475        350        350   631108 - Credit Card Service Fees               446    5,700    5,254      5,445      5,000
   150      150          0          0   632500 - Professional Fees                        0      900      900        580        580
   400      400      1,923      1,923   634000 - Legal Fees                           1,562    4,800    3,238      7,162      5,600
   725      725        635        635   636000 - Telephone                              631    8,700    8,069      7,572      6,941
   225      225        205        205   639004 - Computer Maint & Supplies              240    4,610    4,370      2,622      2,382
   250      250         87         87   639007 - Training & Travel                        0    2,000    2,000      3,217      3,217
     0        0         20         20   639099 - Miscellaneous Administrative           245        0     (245)     2,339      2,093
   216      216          0          0   655100 - Resident Stmt Processing Fee             0    2,592    2,592          0          0
 -----    -----      -----      -----                                                 -----   ------   ------     ------     ------
 7,249    7,249      6,583      6,583      TOTAL ADMINISTRATIVE EXPENSES              5,448   73,682   68,234     69,849     64,401

   959      959        723        723   621003 - Periodicals                          1,445   11,508   10,063     11,145      9,700
 -----    -----      -----      -----                                                 -----   ------   ------     ------     ------
   959      959        723        723      PERIODICALS                                1,445   11,508   10,063     11,145      9,700

 1,330    1,330      1,932      1,932   611200 - Web Advertising                      2,236   15,960   13,724     13,975     11,739
 -----    -----      -----      -----                                                 -----   ------   ------     ------     ------
 1,330    1,330      1,932      1,932      INTERNET LEADS                             2,236   15,960   13,724     13,975     11,739

     0        0          0          0   621001 - Newspaper Advertising                  265    3,000    2,735      5,746      5,481

                     AIMCO STATEMENT OF OPERATIONS - DETAIL
                              008685 - Sands Point
                   For the Period Ended December 2005 (12OSD)
APPLICATION: AIMCOPROPERTY   Run Date: 1/28/2005 9:51 AM       USER ID: gcoalson

                   PREVIOUS  PREVIOUS
CURRENT   CURRENT     YR        YR                                               CURRENT  CURRENT   CURRENT   PREVIOUS  PREVIOUS YR
 MONTH     MONTH    MONTH    CUR MONTH                                             YTD      YTD       YTD       YEAR    CURRENT YTD
BUDGET   VARIANCE   ACTUAL   VARIANCE                                            ACTUAL   BUDGET    VARIANCE   ACTUAL    VARIANCE
-------  --------  --------  ---------                                           -------  --------  --------  --------  ------------
     0         0         0          0       NEWSPAPERS                              265     3,000     2,735     5,746        5,481

   500       500       807        807   625001 - Referral Fees                      550     6,000     5,450     4,657        4,107
   500       500         0          0   625008 - Resident Referral Concessions        0     6,000     6,000     5,400        5,400
  (230)     (230)      503        503   625010 - Resident Referral Amortization     503    (2,762)   (3,264)      (28)        (531)
  (203)     (203)     (403)      (403)  625012 - Referral Fee Amortization         (126)   (2,436)   (2,311)   (2,115)      (1,989)
   ---       ---       ---        ---                                             -----     -----     -----     -----        -----
   567       567       906        906       APARTMENT BROKERS                         927     6,802     5,875     7,914        6,987

   675       675       266        266   621013 - Leasing Promotions               1,227     8,100     6,873     8,606        7,379
   ---       ---       ---        ---                                             -----     -----     -----     -----        -----
   675       675       266        266       ACTIVE OUTREACH                       1,227     8,100     6,873     8,606        7,379

     0         0       333        333   611100 - Marketing Phone Services           255         0      (255)    1,066          811
     0         0         0          0   621007 - Brochures - New Leases               0     2,000     2,000       194          194
   350       350         0          0   621011 - Flags/Banners                        0     5,200     5,200     8,534        8,534
   700       700        98         98   621012 - Move-in Gifts                    1,189     8,400     7,211    11,997       10,808
     0         0       385        385   625000 - Signage                            623         0      (623)      727          103
     0         0         0          0   626001 - Furniture - Models                   0         0         0       506          506
   336       336       304        304   629002 - Phone Sales                          0    11,539    11,539     1,248        1,248
 -----     -----     -----      -----                                             -----    ------    ------    ------       ------
 1,386     1,386     1,120      1,120       POINT OF SALE                         2,067    27,139    25,072    24,271       22,204

   113       113       113        113   621014 - Newsletters                        113     1,356     1,243     1,373        1,260
    50        50     1,524      1,524   621015 - Resident Relations                 362       600       238     8,027        7,665
     0         0     1,009      1,009   625007 - Resident Relations Concessions      80         0       (80)    9,632        9,552
   650       650         0          0   625101 - Resident Functions                   0     7,800     7,800       890          890
 -----     -----     -----      -----                                             -----    ------    ------    ------       ------
   813       813     2,645      2,645       RETENTION                               555     9,756     9,201    19,921       19,366

     0         0         0          0   621099 - Advertising - Other                  0         0         0        10           10
 -----     -----     -----      -----                                             -----    ------    ------    ------       ------
     0         0         0          0     OTHER MARKETING                             0         0         0        10           10

 -----     -----     -----      -----                                             -----    ------    ------    ------       ------
 5,729     5,729     7,592      7,592     TOTAL MARKETING EXPENSE                 8,721    82,265    73,543    91,588       82,866

 8,393     8,393     5,948      5,948   621000 - Leasing Payroll                  9,145   100,714    91,569    81,820       72,675
   750       750         0          0   627200 - Miscellaneous Incentives             0     9,000     9,000         0            0
 2,000     2,000         0          0   627300 - Leasing Commissions                  0    27,200    27,200    23,078       23,078

                     AIMCO STATEMENT OF OPERATIONS - DETAIL
                              008685 - Sands Point
                   For the Period Ended December 2005 (12OSD)
APPLICATION: AIMCOPROPERTY   Run Date: 1/28/2005 9:51 AM      USER ID: gcoalson

                   PREVIOUS PREVIOUS                                                                                      PREVIOUS
CURRENT   CURRENT     YR       YR                                             CURRENT   CURRENT     CURRENT   PREVIOUS       YR
  MONTH     MONTH   MONTH   CUR MONTH                                           YTD       YTD         YTD       YEAR     CURRENT YTD
 BUDGET  VARIANCE   ACTUAL   VARIANCE                                         ACTUAL     BUDGET     VARIANCE   ACTUAL     VARIANCE
-------  --------- -------- ---------                                         -------- ---------- ----------- ---------- -----------
      0         0    1,801     1,801  627301 - Commission Amortization          1,801          0      (1,801)     3,202       1,402
    650       650        0         0  627400 - Leasing Renewal Incentives           0     11,746      11,746      8,611       8,611
      0         0        0         0  627500 - Coast-to-Coast Incentive             0        102         102        100         100
      0         0        9         9  631000 - Salaries - Administrative            6          0          (6)    18,877      18,871
  3,658     3,658    4,645     4,645  633000 - Salaries - Manager               5,128     43,890      38,762     49,660      44,532
  5,941     5,941    1,893     1,893  633100 - Employee Apartments              2,490     62,793      60,303     53,436      50,947
      0         0        0         0  651000 - Cleaning Payroll                     0          0           0     12,832      12,832
  1,992     1,992    2,759     2,759  653001 - Salaries - Courtesy Officer      4,501     23,910      19,408     10,176       5,675
      0         0        0         0  653500 - Grnd Pr Payroll                      0          0           0      1,895       1,895
  9,152     9,152   10,533    10,533  654000 - Salaries - Maintenance          15,727    109,825      94,097    135,646     119,919
      0         0    3,237     3,237  659800 - Payroll Adjustment             (12,155)         0      12,155        734      12,888
 (1,511)   (1,511)    (361)     (361) 659900 - Repairs Payroll Capitalized       (364)   (18,103)    (17,740)   (20,398)    (20,035)
  2,035     2,035    1,892     1,892  671100 - Payroll Taxes                    2,784     25,748      22,964     33,990      31,206
 (1,434)   (1,434)       0         0  671109 - Laundry Payroll Taxes                0    (17,271)    (17,271)         0           0
  1,883     1,883    1,735     1,735  672200 - Workers Compensation             2,675     22,601      19,926     36,328      33,653
  1,562     1,562    2,092     2,092  672300 - Health Ins. & Other Benefits     4,174     18,742      14,568     31,385      27,211
      0         0     (274)     (274) 831001 - Ranking Bonus                      748          0        (748)     4,932       4,185
                                                                              -------  ---------  ----------  ---------  ----------
 35,071    35,071   35,909    35,909   TOTAL PAYROLL EXPENSE                   36,660    420,896     384,235    486,306     449,645
-------  --------  -------  --------                                          -------  ---------  ----------  ---------  ----------
 91,804    91,804   83,398    83,398   TOTAL CONTROLLABLE OPERATING EXPENSES   88,364  1,123,395   1,035,031  1,113,761   1,025,397
-------  --------  -------  --------                                          -------  ---------  ----------  ---------  ----------
139,811  (139,811) 134,930  (134,930)            CONTROLLABLE NOI             117,740  1,628,774  (1,511,034) 1,595,144  (1,477,404)
-------  --------  -------  --------    NON-CONTROLLABLE OPERATING EXPENSES   -------  ---------  ----------  ---------  ----------

      0         0        0         0  625013 - Topside Comm/Ref Amortization        0          0           0    (14,451)    (14,451)
-------  --------  -------  --------                                          -------  ---------  ----------  ---------  ----------
      0         0        0         0    TOTAL MISC NON-CONTROLLABLE REV & ???       0          0           0    (14,451)    (14,451)
 10,018    10,018    9,720     9,720  632000 - Management Fees                 20,716    125,847     105,131    132,397     111,681
-------  --------  -------  --------                                          -------  ---------  ----------  ---------  ----------
 10,018    10,018    9,720     9,720    TOTAL MANAGEMENT & ACCOUNTING FEES     20,716    125,847     105,131    132,397     111,681
     (3)       (3)     (26)      (26) 545000 - IN Conc Interest Income            (78)       (33)         44       (134)        (57)
    (11)      (11)     (32)      (32) 549001 - Security Deposit Interest          (31)      (133)       (102)      (232)       (201)

                     AIMCO STATEMENT OF OPERATIONS - DETAIL
                              008685 - Sands Point
                   For the Period Ended December 2005 (12OSD)
APPLICATION: AIMCOPROPERTY   Run Date: 1/28/2005 9:51 AM       USER ID: gcoalson

                   PREVIOUS  PREVIOUS
 CURRENT  CURRENT     YR       YR
  MONTH    MONTH    MONTH   CUR MONTH
 BUDGET  VARIANCE   ACTUAL   VARIANCE
 ------  --------  -------- ---------
 ------  --------  -------- --------
    (14)      (14)     (58)      (58)    TOTAL INTEREST INCOME
     23        23        0         0  639002 - Ad Valorem Tax Service
 17,100    17,100   13,382    13,382  671001 - Real Estate Taxes
      4         4       50        50  671900 - Business Licenses and Permits
 ------  --------  -------  --------
 17,128    17,128   13,432    13,432     TOTAL TAXES
  6,482     6,482    6,482     6,482  672000 - Hazard Insurance
    125       125      130       130  672100 - Fidelity Bond Insurance
   (187)     (187)       0         0  672900 - Other Insurance
-------  --------  -------  --------
  6,420     6,420    6,612     6,612     TOTAL INSURANCE
-------  --------  -------  --------
 23,548    23,548   20,044    20,044     TOTAL TAXES & INSURANCE
-------  --------  -------  --------
 33,553    33,553   29,707    29,707     TOTAL NONCONTROLLABLE OPERATING EXPENSES
-------  --------  -------  --------
125,357   125,357  113,104   113,104     TOTAL OPERATING EXPENSES
-------  --------  -------  --------
106,259  (106,259) 105,224  (105,224)        NET OPERATING INCOME
-------  --------  -------  --------
                                         NON-OPERATING EXPENSES

  1,302     1,302    1,251     1,251  916003 - Amort - Loan Fee
 ------  --------  -------  --------
  1,302     1,302    1,251     1,251     TOTAL PROPERTY AMORT DEF LOAN EXPENSE
 60,898    60,898   61,795    61,795  682001 - Interest 1st Mortgage
 ------  --------  -------  --------
 60,898    60,898   61,795    61,795     TOTAL PROPERTY MORTGAGE EXPENSE
 ------  --------  -------  --------
 62,200    62,200   63,046    63,046     TOTAL INTEREST EXPENSE
      0         0        0         0  661100 - Depr-Bldgs/Excess Mgmt Fees - PPA
  5,188     5,188    5,125     5,125  662000 - Deprec. - Buildings
 47,055    47,055   49,508    49,508  666000 - Deprec. - Furnishings

                                                                                              PREVIOUS
                                                 CURRENT   CURRENT     CURRENT    PREVIOUS      YR
                                                   YTD       YTD         YTD        YEAR    CURRENT YTD
                                                  ACTUAL    BUDGET     VARIANCE    ACTUAL     VARIANCE
                                                 -------- ---------- ----------- ---------- -----------
                                                 -------  ---------   ---------  ---------   ---------
  TOTAL INTEREST INCOME                             (109)      (166)        (58)      (367)       (258)
639002 - Ad Valorem Tax Service                       90        281         191        275         185
671001 - Real Estate Taxes                        17,100    205,205     188,105    199,245     182,144
671900 - Business Licenses and Permits                50         51           1         50           0
                                                 -------  ---------   ---------  ---------   ---------
  TOTAL TAXES                                     17,240    205,537     188,296    199,570     182,330
672000 - Hazard Insurance                          6,481     77,782      71,301     76,815      70,334
672100 - Fidelity Bond Insurance                     130      1,500       1,370      1,417       1,287
672900 - Other Insurance                          (3,599)    (2,240)      1,358     (2,196)      1,402
                                                 -------  ---------   ---------  ---------   ---------
  TOTAL INSURANCE                                  3,013     77,042      74,029     76,035      73,022
                                                 -------  ---------   ---------  ---------   ---------
  TOTAL TAXES & INSURANCE                         20,253    282,579     262,326    275,605     255,352
                                                 -------  ---------   ---------  ---------   ---------
  TOTAL NONCONTROLLABLE OPERATING EXPENSES        40,861    408,259     367,398    393,184     352,324
                                                 -------  ---------   ---------  ---------   ---------
  TOTAL OPERATING EXPENSES                       129,224  1,531,654   1,402,430  1,506,945   1,377,721
                                                 -------  ---------   ---------  ---------   ---------
 NET OPERATING INCOME                             76,879  1,220,515  (1,143,636) 1,201,960  (1,125,081)
                                                 -------  ---------   ---------  ---------   ---------
 NON-OPERATING EXPENSES

916003 - Amort - Loan Fee                          1,251     15,392      14,141     15,915      14,664
                                                 -------  ---------   ---------  ---------   ---------
 TOTAL PROPERTY AMORT DEF LOAN EXPENSE             1,251     15,392      14,141     15,915      14,664
682001 - Interest 1st Mortgage                    61,982    740,054     678,072    749,878     687,896
                                                 -------  ---------   ---------  ---------   ---------
 TOTAL PROPERTY MORTGAGE EXPENSE                  61,982    740,054     678,072    749,878     687,896
                                                 -------  ---------   ---------  ---------   ---------
 TOTAL INTEREST EXPENSE                           63,233    755,446     692,213    765,793     702,560
661100 - Depr-Bldgs/Excess Mgmt Fees - PPA             0          3           3          3           3
662000 - Deprec. - Buildings                       5,198     62,714      57,516     58,953      53,755
666000 - Deprec. - Furnishings                    49,071    579,188     530,117    584,769     535,699

                     AIMCO STATEMENT OF OPERATIONS - DETAIL
                              008685 - Sands Point
                   For the Period Ended December 2005 (12OSD)
APPLICATION: AIMCOPROPERTY     Run Date: 1/28/2005 9:51 AM     USER ID: gcoalson

CURRENT   CURRENT    PREVIOUS YR  PREVIOUS YR
 MONTH     MONTH        MONTH      CUR MONTH
BUDGET    VARIANCE     ACTUAL      VARIANCE
--------  --------   ----------- -------------
 52,244     52,244     54,633        54,633            TOTAL DEPRECIATION EXPENSE
      2          2         25            25      834000 - Legal
-------    -------    -------       -------
      2          2         25            25            TOTAL PARTNERSHIP LEGAL

      0          0          0             0      839100 - Asset Disposal Costs
      0          0          0             0      931000 - Office Payroll
-------    -------    -------       -------
      0          0          0             0            TOTAL PARTNERSHIP OTHER EXPENSE

-------    -------    -------       -------
      2          2         25            25            TOTAL PARTNERSHIP EXPENSE

-------    -------    -------       -------
114,446    114,446    117,704       117,704            TOTAL NON-OPERATING EXPENSES

-------    -------    -------       -------
 (8,187)     8,187   (12,480)        12,480                     NET INCOME(LOSS)
-------    -------    -------       -------

                                CHANGE IN ASSETS

      0          0          0             0      111000 - Petty Cash
-------    -------    -------       -------
      0          0          0             0            CHANGE IN OTHR CASH & CASH EQUI

      0          0    (18,026)       18,026      113000 - Tenant/Member Accts. Rec.
      0          0     13,727       (13,727)     114089 - Allowance for Bad Debt
-------    -------    -------       -------
      0          0     (4,299)        4,299            CHANGE IN TENANTS' RENT RECEIVABLES

      0          0      3,233        (3,233)     113600 - Credit Card Receivable
      0          0       (644)          644      114001 - Ancillary Services A/R
      0          0     (1,248)        1,248      114004 - A/R AIMCO
      0          0      1,045        (1,045)     114011 - AR - Rebates
      0          0      4,119        (4,119)     114016 - A/R Insurance Refund
      0          0          0             0      114301 - Subsidy Voucher Clearing Account
      0          0        (40)           40      116000 - Accrued Interest Short Term Investments
-------    -------    -------       -------
      0          0      6,465       (6,465)            CHANGE IN OTHER RECEIVABLES

                                                   CURRENT    CURRENT     CURRENT     PREVIOUS    PREVIOUS YR
                                                     YTD        YTD         YTD         YEAR      CURRENT YTD
                                                   ACTUAL      BUDGET     VARIANCE     ACTUAL       VARIANCE
                                                   --------  ----------  ----------  ----------   -----------
       TOTAL DEPRECIATION EXPENSE                   54,269     641,905     587,636     643,726       589,457

834000 - Legal                                          58       1,150       1,092       1,142         1,085
                                                   -------   ---------   ---------   ---------     ---------
       TOTAL PARTNERSHIP LEGAL                          58       1,150       1,092       1,142         1,085

839100 - Asset Disposal Costs                            0           0           0       2,250         2,250
931000 - Office Payroll                             11,070       2,841      (8,229)      2,841        (8,229)
                                                   -------   ---------   ---------   ---------     ---------
       TOTAL PARTNERSHIP OTHER EXPENSE              11,070       2,841      (8,229)      5,091        (5,979)

                                                   -------   ---------   ---------   ---------     ---------
       TOTAL PARTNERSHIP EXPENSE                    11,128       3,991      (7,137)      6,233        (4,894)

                                                   -------   ---------   ---------   ---------     ---------

       TOTAL NON-OPERATING EXPENSES                128,630   1,401,342   1,272,712   1,415,753     1,287,123
                                                   -------   ---------   ---------   ---------     ---------

              NET INCOME(LOSS)                     (51,751)   (180,827)    129,076    (213,793)      162,042

                                CHANGE IN ASSETS

111000 - Petty Cash                                    600           0         600        (300)          900
                                                   -------   ---------   ---------   ---------     ---------
       CHANGE IN OTHR CASH & CASH EQUI                 600           0         600        (300)          900

113000 - Tenant/Member Accts. Rec.                  27,273           0      27,273     (13,736)       41,009
114089 - Allowance for Bad Debt                    (13,727)          0     (13,727)     12,049       (25,777)
                                                   -------   ---------   ---------   ---------     ---------
       CHANGE IN TENANTS' RENT RECEIVABLES          13,545           0      13,545      (1,687)       15,232

113600 - Credit Card Receivable                     (3,589)          0      (3,589)      3,224        (6,812)
114001 - Ancillary Services A/R                     13,413           0      13,413        (753)       14,165
114004 - A/R AIMCO                                   1,248           0       1,248      (1,248)        2,496
114011 - AR - Rebates                                  571           0         571       2,636        (2,065)
114016 - A/R Insurance Refund                            0           0           0           0             0
114301 - Subsidy Voucher Clearing Account              603           0         603        (603)        1,207
116000 - Accrued Interest Short Term Investments        76           0          76         (76)          151
                                                   -------   ---------   ---------   ---------     ---------
       CHANGE IN OTHER RECEIVABLES                  12,322           0      12,322       3,180         9,141

                     AIMCO STATEMENT OF OPERATIONS - DETAIL
                              008685 - Sands Point
                   For the Period Ended December 2005 (12OSD)
APPLICATION: AIMCOPROPERTY     Run Date: 1/28/2005 9:51 AM     USER ID: gcoalson

CURRENT  CURRENT   PREVIOUS YR  PREVIOUS YR
 MONTH    MONTH       MONTH      CUR MONTH
BUDGET   VARIANCE    ACTUAL      VARIANCE
-------  --------  -----------  -----------
  0          0        6,568        (6,568)   119100 - Cash - Tenant Security Deposit
 --         --       ------       -------
  0          0        6,568        (6,568)       CHANGE IN TENANTS' SECURITY DEPOSITS

  0          0           31           (31)   121005 - Prepaid Payroll
  0          0          106          (106)   121099 - Other Prepaid Expense
  0          0        6,612        (6,612)   124000 - Prepaid Prop. & Liab. Insurance
  0          0        5,894        (5,894)   126000 - Prepaid Concessions
  0          0          503          (503)   126100 - Prepaid Resident Referrals
  0          0        1,801        (1,801)   126200 - Prepaid Commissions
  0          0         (403)          403    126300 - Prepaid Referral Fees
  0          0            0             0    161002 - Electricity Deposit
 --         --       ------       -------
  0          0       14,544       (14,544)       CHANGE IN PREPAID EXPENSES

  0          0            0             0    141000 - Land
 --         --       ------       -------
  0          0            0             0        CHANGE IN LAND ACQUISITION

  0          0            0             0    142000 - Buildings
  0          0            0             0    142001 - Building Improvements
  0          0            0             0    142402 - Balconies
  0          0            0             0    142415 - Other Building Improvements
  0          0            0             0    143001 - HVAC Condensing Units
  0          0            0             0    143002 - Major Sewer Replacement
  0          0            0             0    144001 - Office Equipment
  0          0            0             0    145002 - Furniture - Model/Club
  0          0            0             0    145003 - Furniture - Outdoor
  0          0            0             0    146500 - Appliances
 --         --       ------       -------
  0          0            0             0        CHANGE IN BUILDING FURNITURE & FIXTURES

  0          0       (2,274)        2,274    143005 - Plumbing Fixtures
  0          0            0             0    145699 - Cabinets
  0          0            0             0    146001 - Drapes/Miniblinds
  0          0            0             0    146299 - Countertops
  0          0         (388)          388    146501 - Dishwasher
  0          0            0             0    146502 - Stoves

                                                CURRENT     CURRENT   CURRENT    PREVIOUS  PREVIOUS YR
                                                  YTD         YTD       YTD        YEAR    CURRENT YTD
                                                ACTUAL       BUDGET   VARIANCE    ACTUAL     VARIANCE
                                            --------------  -------  ----------  --------  -----------
119100 - Cash - Tenant Security Deposit           61,770       0         61,770  (61,770)      123,541
                                              ----------      --     ----------   ------    ----------
    CHANGE IN TENANTS' SECURITY DEPOSITS          61,770       0         61,770  (61,770)      123,541

121005 - Prepaid Payroll                          12,800       0         12,800        0        12,800
121099 - Other Prepaid Expense                       537       0            537      (21)          557
124000 - Prepaid Prop. & Liab. Insurance          11,925       0         11,925   (1,113)       13,039
126000 - Prepaid Concessions                      65,946       0         65,946   15,989        49,957
126100 - Prepaid Resident Referrals                2,403       0          2,403   (2,403)        4,805
126200 - Prepaid Commissions                       8,874       0          8,874   (8,874)       17,748
126300 - Prepaid Referral Fees                     2,115       0          2,115   (2,115)        4,229
161002 - Electricity Deposit                      24,380       0         24,380        0        24,380
                                              ----------      --     ----------   ------    ----------
    CHANGE IN PREPAID EXPENSES                   128,979       0        128,979    1,464       127,516

141000 - Land                                  2,146,775       0      2,146,775        0     2,146,775
                                              ----------      --     ----------   ------    ----------
    CHANGE IN LAND ACQUISITION                 2,146,775       0      2,146,775        0     2,146,775

142000 - Buildings                               144,839       0        144,839        0       144,839
142001 - Building Improvements                12,163,470       0     12,163,470        0    12,163,470
142402 - Balconies                                 8,160       0          8,160        0         8,160
142415 - Other Building Improvements               8,195       0          8,195        0         8,195
143001 - HVAC Condensing Units                    24,628       0         24,628        0        24,628
143002 - Major Sewer Replacement                   1,129       0          1,129        0         1,129
144001 - Office Equipment                          5,144       0          5,144        0         5,144
145002 - Furniture - Model/Club                    9,857       0          9,857        0         9,857
145003 - Furniture - Outdoor                       9,167       0          9,167        0         9,167
146500 - Appliances                               37,616       0         37,616        0        37,616
                                              ----------      --     ----------   ------    ----------
    CHANGE IN BUILDING FURNITURE & FIXTURES   12,412,205       0     12,412,205        0    12,412,205

143005 - Plumbing Fixtures                        64,909       0         64,909   (6,170)       71,079
145699 - Cabinets                                  1,799       0          1,799        0         1,799
146001 - Drapes/Miniblinds                        21,017       0         21,017   (2,141)       23,158
146299 - Countertops                               4,873       0          4,873        0         4,873
146501 - Dishwasher                               19,046       0         19,046   (2,958)       22,003
146502 - Stoves                                    1,734       0          1,734     (275)        2,009

                     AIMCO STATEMENT OF OPERATIONS - DETAIL
                              008685 - Sands Point
                   For the Period Ended December 2005 (12OSD)
APPLICATION: AIMCOPROPERTY     Run Date: 1/28/2005 9:51 AM     USER ID: gcoalson

CURRENT   CURRENT PREVIOUS YR  PREVIOUS YR                                         CURRENT  CURRENT  CURRENT   PREVIOUS  PREVIOUS YR
 MONTH     MONTH     MONTH      CUR MONTH                                            YTD      YTD      YTD       YEAR    CURRENT YTD
 BUDGET  VARIANCE   ACTUAL       VARIANCE                                           ACTUAL  BUDGET   VARIANCE   ACTUAL     VARIANCE
-------  -------- -----------  -----------                                         -------  -------  --------  --------- -----------
   0        0             0          0      146503 - Refrigerators                  26,808     0       26,808      (819)    27,627
   0        0          (169)       169      146505 - Microwaves                      3,553     0        3,553      (459)     4,012
   0        0             0          0      146506 - Washers / Dryers               20,411     0       20,411         0     20,411
   0        0             0          0      146510 - GE Dishwasher Replacements      1,351     0        1,351         0      1,351
   0        0        (2,984)     2,984      146601 - Carpet - Unit                 416,702     0      416,702   (56,787)   473,489
   0        0             0          0      146602 - Tile                           16,218     0       16,218         0     16,218
   0        0        (1,182)     1,182      146603 - Vinyl                         117,979     0      117,979   (20,632)   138,612
   0        0             0          0      146999 - Garbage Disposals               2,808     0        2,808         0      2,808
   0        0             0          0      147499 - Interior Decoration             2,423     0        2,423         0      2,423
   0        0             0          0      147520 - Locks & Keys                      391     0          391         0        391
   0        0             0          0      147530 - Window Replacement                165     0          165      (165)       331
  --       --        ------      -----                                             -------    --      -------  --------    -------
   0        0        (6,998)     6,998            CHANGE IN TURN CR                722,187     0      722,187   (90,406)   812,593

   0        0             0          0      141002 - Parking Area                   65,802     0       65,802         0     65,802
   0        0             0          0      141003 - Swimming Pool - Decking        15,934     0       15,934         0     15,934
   0        0             0          0      141015 - Perimeter Fencing              69,411     0       69,411         0     69,411
   0        0             0          0      142401 - Clubhouse Renovations             461     0          461         0        461
   0        0             0          0      142408 - Electrical/Breakers            15,497     0       15,497    (4,007)    19,504
   0        0             0          0      142409 - Lighting - interior            16,856     0       16,856         0     16,856
   0        0             0          0      142412 - Signage                         8,738     0        8,738         0      8,738
   0        0             0          0      142413 - Roof Replacement - Asphalt    164,708     0      164,708   (37,798)   202,506
   0        0             0          0      142414 - Roof Replacement - Other       71,129     0       71,129   (71,129)   142,257
   0        0             0          0      143004 - Water Heaters                  18,374     0       18,374         0     18,374
   0        0             0          0      144100 - Office Computers                8,948     0        8,948      (422)     9,370
   0        0             0          0      145199 - Furniture & Fixtures            2,026     0        2,026         0      2,026
   0        0             0          0      145499 - Air Conditioning               68,609     0       68,609   (10,417)    79,026
   0        0             0          0      146899 - Fencing                         2,223     0        2,223      (658)     2,881
   0        0          (466)       466      147001 - Maintenance Equipment           9,495     0        9,495    (2,761)    12,256
   0        0             0          0      147199 - Golf Carts                      1,439     0        1,439         0      1,439
   0        0        (8,158)     8,158      147600 - Landscaping                    48,655     0       48,655    (8,158)    56,813
   0        0             0          0      147799 - Model Interior                  6,507     0        6,507         0      6,507
   0        0             0          0      147899 - Painting - Building Exterior  219,035     0      219,035  (184,744)   403,779
   0        0             0          0      147999 - Painting - Building Interior    8,186     0        8,186    (8,186)    16,373
   0        0             0          0      148001 - Golf Cart                       8,173     0        8,173         0      8,173

                     AIMCO STATEMENT OF OPERATIONS - DETAIL
                              008685 - Sands Point
                   For the Period Ended December 2005 (12OSD)
APPLICATION: AIMCOPROPERTY     Run Date: 1/28/2005 9:51 AM     USER ID: gcoalson

CURRENT   CURRENT PREVIOUS YR  PREVIOUS YR
 MONTH     MONTH     MONTH      CUR MONTH
 BUDGET  VARIANCE   ACTUAL       VARIANCE
-------  -------- -----------  -----------
     0          0        0           0      148610 - Fitness Equipment
     0          0        0           0      148630 - Fire Safety
     0          0        0           0      148799 - Resurfacing - Seal / Stripe
     0          0        0           0      149000 - Miscellaneous Fixed Assets
     0          0        0           0      149299 - Structural
     0          0        0           0      149310 - Natural Gas Costs
     0          0        0           0      149399 - Telephone
     0          0      (73)         73      149700 - Cap X Rebate - MRO
     0          0       (4)          4      149701 - Cap X Rebate - Other
     0          0    8,844      (8,844)     149999 - Capital Replacements -CI allocation
------      -----   ------      ------
     0          0      143        (143)           CHANGE IN PROJECT CR

(1,511)     1,511     (361)        361      149901 - Cap X Cap Payroll
------      -----   ------      ------
(1,511)     1,511     (361)        361            CHANGE IN CR CAP PAYROLL

------      -----   ------      ------
(1,511)     1,511   (7,215)      7,215            CHANGE IN CAPITAL REPLACEMENTS

     0          0        0           0      150899 - ICE Cap Payroll
     0          0        0           0      155199 - Initial - Furniture and Fixtures
     0          0        0           0      155499 - Initial - Air Conditioning
     0          0        0           0      155999 - Initial - Carpet/Vinyl
     0          0        0           0      156199 - Initial - Computers
     0          0        0           0      156299 - Initial - Counter Tops
     0          0        0           0      156399 - Initial - Dishwashers
     0          0        0           0      156499 - Initial - Drapery-Blinds
     0          0        0           0      156599 - Initial - Electrical
     0          0        0           0      156899 - Initial - Fencing
     0          0        0           0      156999 - Initial - Garbage Disposals
     0          0        0           0      157199 - Initial - Golf Carts
     0          0        0           0      157599 - Initial - Landscaping
     0          0        0           0      157899 - Initial - Painting - Building Exterior
     0          0        0           0      158199 - Initial - Parking Lots
     0          0        0           0      158299 - Initial - Plumbing
     0          0        0           0      158399 - Initial - Pool

                                                  CURRENT     CURRENT   CURRENT    PREVIOUS   PREVIOUS YR
                                                    YTD         YTD       YTD        YEAR     CURRENT YTD
                                                   ACTUAL     BUDGET    VARIANCE    ACTUAL      VARIANCE
                                                  -------     -------   --------   ---------  -----------
148610 - Fitness Equipment                           1,086         0       1,086          0        1,086
148630 - Fire Safety                                   724         0         724          0          724
148799 - Resurfacing - Seal / Stripe                 2,087         0       2,087          0        2,087
149000 - Miscellaneous Fixed Assets              1,504,231         0   1,504,231          0    1,504,231
149299 - Structural                                 40,330         0      40,330          0       40,330
149310 - Natural Gas Costs                          26,407         0      26,407    (26,407)      52,815
149399 - Telephone                                     105         0         105       (105)         209
149700 - Cap X Rebate - MRO                         (1,650)        0      (1,650)       308       (1,958)
149701 - Cap X Rebate - Other                       (4,409)        0      (4,409)       159       (4,568)
149999 - Capital Replacements -CI allocation      (165,632)        0    (165,632)   165,632     (331,263)
                                                 ---------   -------   ---------   --------    ---------
      CHANGE IN PROJECT CR                       2,233,487         0   2,233,487   (188,694)   2,422,180

149901 - Cap X Cap Payroll                         117,124   (18,103)    135,227    (20,398)     137,522
                                                 ---------   -------   ---------   --------    ---------
      CHANGE IN CR CAP PAYROLL                     117,124   (18,103)    135,227    (20,398)     137,522

                                                 ---------   -------   ---------   --------    ---------
      CHANGE IN CAPITAL REPLACEMENTS             3,072,798   (18,103)  3,090,901   (299,497)   3,372,296

150899 - ICE Cap Payroll                            10,787         0      10,787          0       10,787
155199 - Initial - Furniture and Fixtures            7,734         0       7,734          0        7,734
155499 - Initial - Air Conditioning                  4,469         0       4,469          0        4,469
155999 - Initial - Carpet/Vinyl                     83,905         0      83,905          0       83,905
156199 - Initial - Computers                         5,385         0       5,385          0        5,385
156299 - Initial - Counter Tops                     (2,615)        0      (2,615)         0       (2,615)
156399 - Initial - Dishwashers                       2,425         0       2,425          0        2,425
156499 - Initial - Drapery-Blinds                    1,764         0       1,764          0        1,764
156599 - Initial - Electrical                        6,172         0       6,172          0        6,172
156899 - Initial - Fencing                           2,950         0       2,950          0        2,950
156999 - Initial - Garbage Disposals                 1,277         0       1,277          0        1,277
157199 - Initial - Golf Carts                        5,175         0       5,175          0        5,175
157599 - Initial - Landscaping                       3,031         0       3,031          0        3,031
157899 - Initial - Painting - Building Exterior     38,245         0      38,245          0       38,245
158199 - Initial - Parking Lots                     37,070         0      37,070          0       37,070
158299 - Initial - Plumbing                          3,171         0       3,171          0        3,171
158399 - Initial - Pool                             14,858         0      14,858          0       14,858

                     AIMCO STATEMENT OF OPERATIONS - DETAIL
                              008685 - Sands Point
                   For the Period Ended December 2005 (12OSD)
APPLICATION: AIMCOPROPERTY     Run Date: 1/28/2005 9:51 AM     USER ID: gcoalson

CURRENT   CURRENT  PREVIOUS YR  PREVIOUS YR
 MONTH     MONTH      MONTH      CUR MONTH
 BUDGET  VARIANCE    ACTUAL       VARIANCE
-------  --------  -----------  -----------
  0          0             0            0    158499 - Initial - Ranges
  0          0             0            0    158599 - Initial - Recreation Facilities
  0          0             0            0    158699 - Initial - Refrigerators
  0          0             0            0    158799 - Initial - Resurfacing
  0          0             0            0    158899 - Initial - Roofs
  0          0             0            0    158999 - Initial - Signage
  0          0             0            0    159299 - Initial - Structural
  0          0             0            0    159799 - Initial - Water Heaters
  0          0             0            0    159899 - Initial - Other
  0          0             0            0    159900 - Initial - Range Queens
---        ---       -------      -------
  0          0             0            0          CHANGE IN INITIAL PROPERTY & EQUIPMENT

  0          0             0            0    165199 - Enhance - Furniture & Fixtures
  0          0             0            0    165999 - Enhance - Carpet/Vinyl
  0          0             0            0    166299 - Enhance - Counter Tops
  0          0             0            0    166499 - Enhance - Drapery-Blinds
  0          0             0            0    166799 - Enhance - Equipment
  0          0        (2,224)       2,224    167199 - Enhance - Golf Carts
  0          0             0            0    167299 - Enhance - Grounds Lighting
  0          0             0            0    167799 - Enhance - Model Interior
  0          0             0            0    168299 - Enhance - Plumbing
  0          0             0            0    168499 - Enhance - Ranges
  0          0             0            0    168699 - Enhance - Refrigerators
  0          0             0            0    169699 - Enhance - Washers & Dryers
  0          0             0            0    169799 - Enhance - Water Heaters
  0          0             0            0    169899 - Enhance - Other
  0          0         2,224       (2,224)   169999 - Enhanced Property - CI allocation acct
---        ---       -------      -------
  0          0             0            0          CHANGE IN ENHANCED PROPERTY & EQUIPMENT

  0          0       (11,069)      11,069    179999 - Capital Improvements allocation account
---        ---       -------      -------
  0          0       (11,069)      11,069          CHANGE IN CAPITAL IMPROVEMENTS

  0          0         5,125       (5,125)   149803 - Acc. Depr - Bldg
  0          0        49,508      (49,508)   149809 - Acc. Depr - Furn. Fixtures

                                                    CURRENT    CURRENT    CURRENT     PREVIOUS   PREVIOUS YR
                                                      YTD        YTD        YTD         YEAR     CURRENT YTD
                                                     ACTUAL    BUDGET     VARIANCE     ACTUAL      VARIANCE
                                                  -----------  -------  ------------  ---------  -----------
158499 - Initial - Ranges                                715      0             715          0          715
158599 - Initial - Recreation Facilities               1,227      0           1,227          0        1,227
158699 - Initial - Refrigerators                       2,180      0           2,180          0        2,180
158799 - Initial - Resurfacing                        12,830      0          12,830          0       12,830
158899 - Initial - Roofs                              14,879      0          14,879          0       14,879
158999 - Initial - Signage                             1,195      0           1,195          0        1,195
159299 - Initial - Structural                         41,801      0          41,801          0       41,801
159799 - Initial - Water Heaters                       6,438      0           6,438          0        6,438
159899 - Initial - Other                               3,536      0           3,536          0        3,536
159900 - Initial - Range Queens                       11,159      0          11,159          0       11,159
                                                  ----------    ---     -----------   --------   ----------
      CHANGE IN INITIAL PROPERTY & EQUIPMENT         321,763      0         321,763          0      321,763

165199 - Enhance - Furniture & Fixtures               12,997      0          12,997     (6,544)      19,541
165999 - Enhance - Carpet/Vinyl                        2,518      0           2,518          0        2,518
166299 - Enhance - Counter Tops                          680      0             680          0          680
166499 - Enhance - Drapery-Blinds                         79      0              79          0           79
166799 - Enhance - Equipment                             403      0             403          0          403
167199 - Enhance - Golf Carts                          4,449      0           4,449     (4,449)       8,897
167299 - Enhance - Grounds Lighting                   37,063      0          37,063          0       37,063
167799 - Enhance - Model Interior                      8,099      0           8,099          0        8,099
168299 - Enhance - Plumbing                           19,335      0          19,335          0       19,335
168499 - Enhance - Ranges                                463      0             463          0          463
168699 - Enhance - Refrigerators                         774      0             774          0          774
169699 - Enhance - Washers & Dryers                   11,980      0          11,980          0       11,980
169799 - Enhance - Water Heaters                      29,800      0          29,800    (29,800)      59,600
169899 - Enhance - Other                              11,238      0          11,238          0       11,238
169999 - Enhanced Property - CI allocation acct      (10,993)     0         (10,993)    10,993      (21,985)
                                                  ----------    ---     -----------   --------   ----------
      CHANGE IN ENHANCED PROPERTY & EQUIPMENT        128,885      0         128,885    (29,800)     158,685

179999 - Capital Improvements allocation account     176,624      0         176,624   (176,624)     353,248
                                                  ----------    ---     -----------   --------   ----------
      CHANGE IN CAPITAL IMPROVEMENTS                 176,624      0         176,624   (176,624)     353,248

149803 - Acc. Depr - Bldg                         (7,441,433)     0     (7,441,433)     58,953   (7,500,386)
149809 - Acc. Depr - Furn. Fixtures               (2,732,440)     0     (2,732,440)    584,769   (3,317,210)

                     AIMCO STATEMENT OF OPERATIONS - DETAIL
                              008685 - Sands Point
                   For the Period Ended December 2005 (12OSD)
APPLICATION: AIMCOPROPERTY     Run Date: 1/28/2005 9:51 AM     USER ID: gcoalson

CURRENT  CURRENT   PREVIOUS YR  PREVIOUS YR
 MONTH    MONTH       MONTH      CUR MONTH
 BUDGET  VARIANCE    ACTUAL      VARIANCE
-------  --------  -----------  -----------
------    -----       ------     -------
     0        0       54,633     (54,633)        CHANGE IN ACCUMULATED DEPRECIATION

     0        0            0           0     192101 - Loan Cost
     0        0        1,251      (1,251)    192102 - Amortization
------    -----       ------     -------
     0        0        1,251      (1,251)        CHANGE IN OTHER ASSETS

------    -----       ------     -------
(1,511)   1,511       60,878     (60,878)        CHANGE IN TOTAL ASSETS
------    -----       ------     -------

                                 CHANGE IN LIABILITIES

     0        0        6,367      (6,367)    211000 - Accounts Payable
     0        0            0           0     211003 - Accounts Payable - Other
     0        0       (2,464)      2,464     211008 - Accrued AP - Expenses
     0        0          368        (368)    211050 - Outstanding Check Liability
     0        0        1,295      (1,295)    211100 - Accrued Accounts Payable
------    -----       ------     -------
     0        0        5,567      (5,567)        CHANGE IN ACCOUNTS PAYABLE

     0        0        2,229      (2,229)    212000 - Accrued Wages and Payroll Taxes
     0        0          734        (734)    215800 - Accrued Payroll
------    -----       ------     -------
     0        0        2,963      (2,963)        CHANGE IN PAYROLL ACCRUALS

     0        0            0           0     211090 - Partnership A/P
     0        0         (161)        161     212900 - Sales Taxes Payable
     0        0       13,382     (13,382)    215000 - Accrued Property Taxes
------    -----       ------     -------
     0        0       13,222     (13,222)        CHANGE IN ACCRUED EXPENSES

     0        0       (3,299)      3,299     219100 - Tenant Sec. Dep. Held in Trust
     0        0         (252)        252     219101 - Security Deposit Refund
------    -----       ------     -------
     0        0       (3,551)      3,551         CHANGE IN TENANTS' SECURITY DEPOSITS

     0        0       (1,865)      1,865     221000 - Prepaid Rent
------    -----       ------     -------
     0        0       (1,865)      1,865         CHANGE IN DEFERRED RENTAL REVENUE

                                            CURRENT      CURRENT    CURRENT     PREVIOUS  PREVIOUS YR
                                              YTD          YTD        YTD         YEAR    CURRENT YTD
                                             ACTUAL      BUDGET     VARIANCE     ACTUAL     VARIANCE
                                          ------------  --------  ------------  --------  ------------
                                          -----------   -------   -----------   -------   -----------
    CHANGE IN ACCUMULATED DEPRECIATION    (10,173,873)        0   (10,173,873)  643,722   (10,817,596)

192101 - Loan Cost                            150,152         0       150,152         0       150,152
192102 - Amortization                        (143,896)        0      (143,896)   15,015      (158,911)
                                          -----------   -------   -----------   -------   -----------
    CHANGE IN OTHER ASSETS                      6,256         0         6,256    15,015        (8,759)

                                          -----------   -------   -----------   -------   -----------
    CHANGE IN TOTAL ASSETS                  8,308,650   (18,103)    8,326,753    93,702     8,214,948
                                          -----------   -------   -----------   -------   -----------

        CHANGE IN LIABILITIES

211000 - Accounts Payable                     (10,832)        0       (10,832)  (19,578)        8,746
211003 - Accounts Payable - Other                   0         0             0   (39,688)       39,688
211008 - Accrued AP - Expenses                (11,714)        0       (11,714)   11,714       (23,429)
211050 - Outstanding Check Liability             (368)        0          (368)      368          (735)
211100 - Accrued Accounts Payable              (1,295)        0        (1,295)    1,295        (2,591)
                                          -----------   -------   -----------   -------   -----------
    CHANGE IN ACCOUNTS PAYABLE                (24,209)        0       (24,209)  (45,888)       21,679

212000 - Accrued Wages and Payroll Taxes       (2,111)        0        (2,111)    2,111        (4,223)
215800 - Accrued Payroll                      (17,808)        0       (17,808)      734       (18,542)
                                          -----------   -------   -----------   -------   -----------
    CHANGE IN PAYROLL ACCRUALS                (19,920)        0       (19,920)    2,845       (22,765)

211090 - Partnership A/P                      (29,857)        0       (29,857)        0       (29,857)
212900 - Sales Taxes Payable                   (3,694)        0        (3,694)     (289)       (3,406)
215000 - Accrued Property Taxes               (99,622)        0       (99,622)   (2,280)      (97,343)
                                          -----------   -------   -----------   -------   -----------
    CHANGE IN ACCRUED EXPENSES               (133,174)        0      (133,174)   (2,568)     (130,606)

219100 - Tenant Sec. Dep. Held in Trust       (60,468)        0       (60,468)  (23,000)      (37,468)
219101 - Security Deposit Refund                  252         0           252      (252)          505
                                          -----------   -------   -----------   -------   -----------
    CHANGE IN TENANTS' SECURITY DEPOSITS      (60,216)        0       (60,216)  (23,252)      (36,963)

221000 - Prepaid Rent                          (6,503)        0        (6,503)   (5,445)       (1,057)
                                          -----------   -------   -----------   -------   -----------
    CHANGE IN DEFERRED RENTAL REVENUE          (6,503)        0        (6,503)   (5,445)       (1,057)

                     AIMCO STATEMENT OF OPERATIONS - DETAIL
                              008685 - Sands Point
                   For the Period Ended December 2005 (12OSD)
APPLICATION: AIMCOPROPERTY     Run Date: 1/28/2005 9:51 AM     USER ID: gcoalson

 CURRENT    CURRENT  PREVIOUS YR   PREVIOUS YR
  MONTH      MONTH      MONTH       CUR MONTH
  BUDGET   VARIANCE    ACTUAL       VARIANCE
--------   --------  -----------   -----------
       0          0            0             0   211101 - Mgmt. Fee Payable - AIMCO
--------   --------  -----------   -----------
       0          0            0             0          CHANGE IN FEES PAYABLE

 (14,792)    14,792      (13,613)       13,613    232001 - Principal 1st Mortgage
--------   --------  -----------   -----------
 (14,792)    14,792      (13,613)       13,613     CHANGE IN MORTGAGE NOTES PAYABLE

       0          0         (282)          282   213000 - Accrued Interest Payable
--------   --------  -----------   -----------
       0          0         (282)          282     CHANGE IN MORTGAGE INTEREST ACCR
--------   --------  -----------   -----------
 (14,792)    14,792        2,440        (2,440)      CHANGE IN TOTAL LIABILITIES
--------   --------  -----------   -----------

                                                        CHANGE IN EQUITY

       0          0            0             0      325001 - Retained Earnings
--------   --------  -----------   -----------
       0          0            0             0      CHANGE IN CUMULATIVE LOSSES

       0          0            0             0       312003 - Partners Capital
       0          0      (10,000)       10,000   314000 - Investment in Properties
--------   --------  -----------   -----------
       0          0      (10,000)       10,000         CHANGE IN PARTNER EQUITY
--------   --------  -----------   -----------
       0          0      (10,000)       10,000        CHANGE IN TOTAL EQUITY
--------   --------  -----------   -----------
 (14,792)    14,792       (7,560)        7,560     CHANGE IN TOTAL LIAB & EQUITY
--------   --------  -----------   -----------
 (24,490)    24,490       40,837       (40,837)             NET CASH FLOW
--------   --------  -----------   -----------

       0          0       38,495       (38,495)  111400 - Aimco Prop. LP - Indy Conc.
       0          0        2,342        (2,342)    112001 - Cash in Bank - Field
--------   --------  -----------   -----------
       0          0       40,837       (40,837)       CHANGE IN OPERATING CASH
--------   --------  -----------   -----------
                                       CURRENT     CURRENT      CURRENT     PREVIOUS   PREVIOUS YR
                                         YTD         YTD          YTD         YEAR     CURRENT YTD
                                        ACTUAL     BUDGET      VARIANCE       ACTUAL    VARIANCE
                                     ----------   --------    ----------    --------   -----------
211101 - Mgmt. Fee Payable - AIMCO            0          0             0        (239)          239
                                     ----------   --------    ----------    --------   -----------
       CHANGE IN FEES PAYABLE                 0          0             0        (239)          239


 232001 - Principal 1st Mortgage     (8,928,960)  (170,923)   (8,758,037)   (157,308)   (8,771,652)
                                     ----------   --------    ----------    --------   -----------
  CHANGE IN MORTGAGE NOTES PAYABLE   (8,928,960)  (170,923)   (8,758,037)   (157,308)   (8,771,652)

213000 - Accrued Interest Payable       (61,982)         0       (61,982)     (1,092)      (60,890)
                                     ----------   --------    ----------    --------   -----------
  CHANGE IN MORTGAGE INTEREST ACCR      (61,982)         0       (61,982)     (1,092)      (60,890)
                                     ----------   --------    ----------    --------   -----------
    CHANGE IN TOTAL LIABILITIES      (9,234,963)  (170,923)   (9,064,040)   (232,948)   (9,002,015)
                                     ----------   --------    ----------    --------   -----------

       CHANGE IN EQUITY

   325001 - Retained Earnings          (941,112)         0      (941,112)   (262,284)     (678,828)
                                     ----------   --------    ----------    --------   -----------
   CHANGE IN CUMULATIVE LOSSES         (941,112)         0      (941,112)   (262,284)     (678,828)

    312003 - Partners Capital        (2,031,004)         0    (2,031,004)          0    (2,031,004)
314000 - Investment in Properties     3,568,182          0     3,568,182     446,000     3,122,182
                                     ----------   --------    ----------    --------   -----------
      CHANGE IN PARTNER EQUITY        1,537,178          0     1,537,178     446,000     1,091,178
                                     ----------   --------    ----------    --------   -----------
     CHANGE IN TOTAL EQUITY             809,859          0       809,859     446,000       363,859
                                     ----------   --------    ----------    --------   -----------
  CHANGE IN TOTAL LIAB & EQUITY      (8,425,103)  (170,923)   (8,254,180)    213,052    (8,638,155)
                                     ----------   --------    ----------    --------   -----------
           NET CASH FLOW               (168,204)  (369,853)     201, 649      92,962      (261,166)
                                     ----------   --------    ----------    --------   -----------
111400 - Aimco Prop. LP - Indy Conc.   (101,432)         0      (101,432)     89,544      (190,977)

  112001 - Cash in Bank - Field         (15,021)         0       (15,021)      3,417       (18,438)
                                     ----------   --------    ----------    --------   -----------
     CHANGE IN OPERATING CASH          (116,453)         0      (116,453)     92,962      (209,415)
                                     ----------   --------    -----------   --------   -----------

                     AIMCO STATEMENT OF OPERATIONS - DETAIL
                              008685 - Sands Point
                   For the Period Ended December 2005 (12OSD)
APPLICATION: AIMCOPROPERTY     Run Date: 1/28/2005 9:51 AM     USER ID: gcoalson

CURRENT   CURRENT    PREVIOUS YR   PREVIOUS YR
 MONTH     MONTH       MONTH        CUR MONTH
 BUDGET   VARIANCE     ACTUAL       VARIANCE
-------   --------   -----------   -----------
                                                    CALCULATION OF FREE CASH FLOW

116,263   (116,263)      114,886      (114,886)  REPORTABLE NOI

                                                 PLUS:
 (1,511)     1,511        (7,215)        7,215    Change In Capital Replacements
      0          0             0             0    Change In Initial Property & Equipment

-------   --------   -----------   -----------
114,752   (114,752)      107,670      (107,670)   EQUALS FREE CASH  FLOW
-------   --------   -----------   -----------

                                       Current     Current    Current     Previous    Previous Yr
                                         YTD         YTD        YTD         Year      Current YTD
                                        Actual      Budget    Variance     Actual      Variance
                                      ---------   ---------  ----------   ---------   -----------
   CALCULATION OF FREE CASH FLOW

REPORTABLE NOI                           97,487   1,346,195  (1,248,709)  1,319,539    (1,222,052)

PLUS:
 Change In Capital Replacements       3,072,798     (18,103)  3,090,901    (299,497)    3,372,296
 Change In Initial Property & Equipm    321,763           0     321,763           0       321,763

                                      ---------   ---------  ----------   ---------   -----------
EQUALS FREE CASH  FLOW                3,492,047   1,328,092   2,163,955   1,020,041     2,472,006
                                      ---------   ---------  ----------   ---------   -----------

                     AIMCO 12 Month Operating Trend - Detail
                              008685 - Sands Point
                  For the Period Ended February 2005 (1212OTD)
APPLICATION: AIMCOPROPERTY     Run Date: 3/1/2005 10:43 AM     USER ID: gcoalson

                                            MAR 04     APR 04     MAY 04     JUN 04     JLY 04     AUG 04     SEP 04     OCT 04
                                           --------   ---------  --------   --------   --------   --------   ---------  --------
           INCOME

500000 - Market Rent                        268,658    268,658    265,268    264,448    264,448    271,288    260,118     265,582
500001 - Leases Under/Over Schedule          (1,597)    (3,546)    (2,047)     3,111      1,928     (1,004)     9,531       2,606
500500 - Rent - Right Price Adjustment       (5,173)    (4,339)    (3,728)    (3,208)    (3,059)    (2,071)    (1,780)     (1,519)
500501 - Renewal Price Adjustment            (5,927)    (5,851)    (5,657)    (4,237)    (3,891)    (3,414)    (3,047)     (2,664)
                                           --------   --------   --------   --------   --------   --------   --------    --------
   TOTAL GROSS POTENTIAL RENT               255,962    254,922    253,836    260,113    259,426    264,798    264,822     264,005

519100 - Concessions Reimbursement            1,911      7,893      3,007      3,747        679        658      1,618         250
522025 - Service Maintenance Guarante             0          0          0          0          0          0          0           0
625002 - Concessions/Special Promotior      (15,080)   (14.069)   (12,020)   (15,252)   (19,526)   (32,291)   (22,986)    (23,779)
625005 - Renewal Concession                  (2,081)    (1,527)      (733)    (2,252)    (1,376)    (1,097)    (2,370)     (2,583)
625006 - Discount - Residents Monthly           (38)       (38)       (38)         0          0          0        (23)        (23)
625009 - Concession Amortization               (358)    (5,811)    (5,553)      (987)     2,394     12,143      4,336       2,790
                                           --------   --------   --------   --------   --------   --------   --------    --------
   TOTAL CONCESSIONS                        (15,646)   (13,552)   (15,338)   (14,743)   (17,828)   (20,587)   (19,425)    (23,346)

522000 - Vacancy Loss                       (26,453)   (32,058)   (35,993)   (42,692)   (39,388)   (33,199)   (30,796)    (30,274)
                                           --------   --------   --------   --------   --------   --------   --------    --------
   TOTAL VACANCY LOSS                       (26,453)   (32,058)   (35,993)   (42,692)   (39,388)   (33,199)   (30,796)    (30,274)

631200 - Administrative Units                (2,047)    (2,047)    (2,027)    (1,997)    (1,997)    (2,037)    (1,957)     (1,957)
                                           --------   --------   --------   --------   --------   --------   --------    --------
   TOTAL OTHER RENTAL LOSSES                 (2,047)    (2,047)    (2,027)    (1,997)    (1,997)    (2,037)    (1,957)     (1,957)

                                           --------   --------   --------   --------   --------   --------   --------    --------
   TOTAL RENTAL LOSS                        (44,147)   (47,657)   (53,358)   (59,433)   (59,214)   (55,823)   (52,179)    (55,577)
                                           --------   --------   --------   --------   --------   --------   --------    --------
   NET RENTAL INCOME                         211,815   207,264    200,478    200,681    200,212    208,976    212,643     208,429

590508 - Resident Util Pymts: Electricity         5          5          5         30        137        392        220         113
590509 - Resident Util Pymts: Water/Sw        6,746      6,411      6,279      6,335      6,423      6,770      6,922       6,920
590510 - Resident Util Pymts: Ntrl Gas        1,705      1,891      2,047      2,449      2,787      3,186      3,385       3,559
590513 - Resident Util Pymts: Trash           1,666      1,682      1,683      1,755      1,773      1,834      1,803       5,288
                                           --------   --------   --------   --------   --------   --------   --------    --------
   TOTAL UTILITY PAYMENTS FROM RESII         10,122      9,990     10,014     10,569     11,120     12,181     12,330      15,879
591000 - Laundry Income                       1,942          0      1,894          0      1,516          0      1,399         352
591002 - Vending Income                          80          0        143         93         62         93         86         107
591007 -AS - Cable TV                             0          0          0      1,505          0      1,388          0           0
591011 - Soft Drink Vending                       0        436          0          0        559          0          0         436
599006 - Individual Washer/Dryer Income         255        219        225        195        249        405        290         394
                                           --------   --------   --------   --------   --------   --------   --------    --------
   TOTAL ANCILLARY SERVICES INCOME            2,277        655      2,262      1,793      2,386      1,886      1,775       1,289

500005 - Month to Month Fee                     407        687      1,350        447      1,147      1,107      1,243       1,383

                                            NOV 04     DEC 04    JAN 05     FEB 05      Total
                                           --------  ---------  ---------  --------   ----------
           INCOME

500000 - Market Rent                       265,582    263,184    264,142    259,963    3,181,339
500001 - Leases Under/Over Schedule          2,330     (6,267)    (6,533)     2,640        1,153
500500 - Rent - Right Price Adjustment        (793)      (812)      (652)      (601)     (27,737)
500501 - Renewal Price Adjustment           (2,532)    (1,990)    (1,674)    (1,530)     (42,413)
                                           -------   --------   --------   --------   ----------
   TOTAL GROSS POTENTIAL RENT              264,587    254,116    255,282    260,473    3,112,342

519100 - Concessions Reimbursement               0      1,475      1,056        663       22,954
522025 - Service Maintenance Guarante            0       (669)         0          0         (669)
625002 - Concessions/Special Promotior     (17,710)   (12,359)   (23,267)   (12,492)    (220,830)
625005 - Renewal Concession                 (2,622)    (2,969)    (2,821)    (2,392)     (24,822)
625006 - Discount - Residents Monthly          (23)         0          0          0         (184)
625009 - Concession Amortization              (997)    (5,894)     4,813     (7,637)        (760)
                                           -------   --------   --------   --------   ----------
   TOTAL CONCESSIONS                       (21,352)   (20,417)   (20,219)   (21,858)    (224,311)

522000 - Vacancy Loss                      (38,057)   (39,951)   (54,361)   (64,621)    (467,844)
                                           -------   --------   --------   --------   ----------
   TOTAL VACANCY LOSS                      (38,057)   (39,951)   (54,361)   (64,621)    (467,844)

631200 - Administrative Units               (1,957)    (1,960)    (1.942)    (1,887)     (23,812)
                                           -------   --------   --------   --------   ----------
   TOTAL OTHER RENTAL LOSSES                (1,957)    (1,960)    (1,942)    (1,887)     (23,812)
                                           -------   --------   --------   --------   ----------
   TOTAL RENTAL LOSS                       (61,367)   (62,327)   (76,522)   (88,366)    (715,968)
                                           -------   --------   --------   --------   ----------
   NET RENTAL INCOME                       203,220    191,788    178,760    172,107    2,396,374

590508 - Resident Util Pymts: Electricity      193          0        187        186        1,472
590509 - Resident Util Pymts: Water/Sw       6,816      3,545      6,221      6,116       75,503
590510 - Resident Util Pymts: Ntrl Gas       3,663      6,776      3,358      3,276       38,081
590513 - Resident Util Pymts: Trash         (2,177)     1,501      1,450      1,422       19,681
                                           -------   --------   --------   --------   ----------
   TOTAL UTILITY PAYMENTS FROM RESII         8,495     11,822     11,215     11,000      134,737

591000 - Laundry Income                      1,351          0        982          0        9,436
591002 - Vending Income                         82          0          0         72          817
591007 -AS - Cable TV                            0      1,405          0      1,328        5,626
591011 - Soft Drink Vending                      0        412        293          0        2,137
599006 - Individual Washer/Dryer Income        376        397        477        458        3,940
                                           -------   --------   --------   --------   ----------
   TOTAL ANCILLARY SERVICES INCOME           1,809      2,214      1,752      1,857       21,955

500005 - Month to Month Fee                    730      1,637        587        623       11,347

                     AIMCO 12 MONTH OPERATING TREND - DETAIL
                              008685 - Sands Point
                  For the Period Ended February 2005 (1212OTD)
APPLICATION: AIMCOPROPERTY    Run Date: 3/1/2005 10:43 AM      USER ID: gcoalson

                                      MAR 04    APR 04   MAY 04    JUN 04   JLY 04    AUG 04    SEP 04   OCT 04   NOV 04    DEC 04
                                      ------   -------  -------   -------   ------   -------   -------  -------  -------   -------
500006 - Short Term Lease Fee              0         0        0       277       17         0         0        0        0         0
592001 - Late Charges                  5,535     7,985   16,805     1,260    7,985     6,205     7,340    8,619    4,525     7,320
592002 - NSF Charges                     250       200      225        75      125       200       275       75       50       100
592004 - Admin Fees - Resident
Charges                                    0         0        0         0        0         0         0        0        0         0
592006 - Keys, Locks, Lock Changes         0       150      135        85       25       125        75      175        0       150
592007 - Transfer Fee                    300         0        0         0      300         0       600      300        0       300
592009 - Miscellaneous Resident
Charges                                    0         0        0       100        0        50         0        0        8         0
592010 - Non-refundable Admin Fees     1,300       400      500     1,600      400      (200)      635      800      100       600
592011 - Storage Space                     0         0        0         0        0         0         0        0        0         0
592012 - Rental Verification Fees          0         0        0         0        0         0         0        0        0         0
593000 - Cleaning & Damage Fees        2,859     5,157    3,498     3,837    3,405     3,717     4,536    2,362    1,846     4,052
593002 - Pet Damage Charges                0         0        0         0      800         0         0        0      400         0
599002 - Legal Fees                      350       961      501     1,501      (99)      305       541    1,743    1,770       764
599003 - Non-refundable Pet Fees           0       200      200       200      200       500       150      150        0       150
599004 - Lease Cancellation Fees       6,667    13,417   15,300     8,881    4,769    13,128     6,082   16,686   15,437    13,707
599005 - Application Fees                840       770      945       841      737       667       665      596      386       385
599007 - Clubhouse Rentals                 0         0       50        00        0       100         0        0        0         0
599013 - Monthly Pet Rent                535       635      560       533      477       430       443      400      359       347
599014 - Contra Lease Cancellation
Fees                                       0         0        0         0        0         0         0        0        0         0
599099 - Miscellaneous Income            442        25       58       125        5         0      (124)       0        0         0
599200 - Fee Adjustments              (1,100)     (285)       0    (8,420)  (2,525)   (2,584)     (665)  (1,180)       0      (735)
                                      ------   -------  -------   -------   ------   -------   -------  -------  -------   -------
  TOTAL MISCELLANEOUS INCOME          18,384    30,302   40,127    11,342   17,767    23,751    21,796   32,110   25,612    28,776

                                      ------   -------  -------   -------   ------   -------   -------  -------  -------   -------
  TOTAL OTHER INCOME                  30,783    40,947   52,403    23,704   31,273    37,818    35,900   49,279   35,916    42,812

637000 - Bad Debt Expense             (9,474)  (24,556) (22,874)  (18,736)  (8,928)  (13,084)  (16,809) (23,538) (25,129)  (19,269)
637001 - Bad Debt Collections          1,279     1,119    2,475     1,811    3,405       866       868    3,221                754
637003 - Bad Debt Collection:
Professior                                 0         0        0         0        0         0         0        0        0         0
637005 - Bank Reconciliation
Adjustment                                 0      (370)      95       176      131      (284)   (1,961)    (149)  (1,118)      284
                                      ------   -------  -------   -------   ------   -------   -------  -------  -------   -------
  TOTAL BAD DEBT EXPENSE              (8,194)  (23,807) (20,304)  (16,750)  (5,393)  (12,502)  (17,903) (20,466) (25,493)  (16,273)

    EFFECTIVE GROSS INCOME           234,403   224,405  232,577   207,635  226,092   234,292   230,641  237,241  213,644   218,328

      OPERATING EXPENSES

610040 - Recreational Equipment           90         0        0         0      176         0         0        0        0         0
615600 - Fire Protection                   0       647        0         0        0         0         0        0        0         0
                                      ------   -------  -------   -------   ------   -------   -------  -------  -------   -------
  COMMON AREA EXPENSE                     90       647        0         0      176         0         0        0        0         0

645001 - Electricity - Vacant          1,271     1,096    1,696     2,639    2,868     4,247     3,715    3,249    3,851     6,239


                                      JAN 05      FEB 05       Total
                                     -------     --------    --------
500006 - Short Term Lease Fee              0            0         293
592001 - Late Charges                  4,333        3,523      81,435
592002 - NSF Charges                      75           50       1,700
592004 - Admin Fees - Resident
Charges                                  173            0         173
592006 - Keys, Locks, Lock Changes       566          607       2,093
592007 - Transfer Fee                      0          300       2,100
592009 - Miscellaneous Resident
Charges                                    0            0         158
592010 - Non-refundable Admin Fees       800          600       7,535
592011 - Storage Space                     0          150         150
592012 - Rental Verification Fees          4            0           4
593000 - Cleaning & Damage Fees        1,854        1,109      38,231
593002 - Pet Damage Charges                0            0       1,200
599002 - Legal Fees                    2,804        1,297      12,438
599003 - Non-refundable Pet Fees         150          450       2,350
599004 - Lease Cancellation Fees       3,129       27,372     144,576
599005 - Application Fees                805          735       8,372
599007 - Clubhouse Rentals                 0            0         150
599013 - Monthly Pet Rent                315          332       5,366
599014 - Contra Lease Cancellation
Fees                                       0      (24,583)    (24,583)
599099 - Miscellaneous Income              0            0         530
599200 - Fee Adjustments                 (16)      (1,160)    (18,669)
                                     -------     --------    --------
  TOTAL MISCELLANEOUS INCOME          15,578       11,404     276,949

                                     -------     --------    --------
  TOTAL OTHER INCOME                  28,544       24,261     433,641

637000 - Bad Debt Expense             (8,340)      (7,772)   (198,511)
637001 - Bad Debt Collections            371            0      18,882
637003 - Bad Debt Collection:             56          412         469
Professior
637005 - Bank Reconciliation           1,614         (395)     (1,978)
Adjustment
                                     -------     --------     -------
  TOTAL BAD DEBT EXPENSE              (6,299)      (7,755)   (181,138)

     EFFECTIVE GROSS INCOME          201,005      188,613   2,648,877

      OPERATING EXPENSES

610040 - Recreational Equipment            0            0         266
615600 - Fire Protection                   0            0         647
                                     -------     --------    --------
  COMMON AREA EXPENSE                      0            0         914
645001 - Electricity - Vacant          1,773        1,836      34,479

                     AIMCO 12 MONTH OPERATING TREND - DETAIL
                              008685 - Sands Point
                  For the Period Ended February 2005 (1212OTD)
APPLICATION: AIMCOPROPERTY    Run Date: 3/1/2005 10:43 AM      USER ID: gcoalson

                                      MAR 04    APR 04    MAY 04    JUN 04    JLY 04    AUG 04    SEP 04    OCT 04    NOV 04
                                      ------    ------    ------    ------    ------    ------    ------    ------    ------
645003 - Electricity - List Bills      1,774     1,636     2,230     2,352     2,471     2,447     2,627     2,500     6,240
645100 - Water                         5,127     6,293     6,096     6,973     6,795     8,276     8,226     5,401     5,579
645203 - Gas - List Bills              8,025     6,430     5,324         0     8,698     2,919     3,243     3,439     5,141
645204 - Gas - Laundry                     0         0         0     4,631    (4,631)        0         0         0         0
645300 - Sewer                         4,046     3,984     3,797     4,312     3,589     4,402     4,286     4,247     4,399
649000 - Misc Utility Charges              0         0         0         0        0          0         0         0         0
                                      ------    ------    ------    ------    ------    ------    ------    ------    ------
   TOTAL UTILITIES EXPENSE            20,242    19,437    19,143    20,907    19,791    22,291    22,096    18,836    25,210

626002 - Washer/Dryer Rental               0         0         0         0         0         0     1,059     1,285         0
631701 - Contract Common Area
Cleanin                                    0        31         0         0         0         0         0       160       820
651900 - Contract Exterminating          346       401       346       406       736       440        10       345       376
652500 - Contract Trash Removal        1,439     1,377     1,919     1,509     1,473     1,488     1,382     1,468     1,458
653002 - Contract Courtesy Patrol          0         0         0         0         0       140       114       (38)        0
653004 - Contract Alarm System             0         0        38         0        38         0         0        38         0
653005 - Alarm Repair                     85         0         0         0         0         0         0         0         0
653700 - Contract Yards and Grounds    2,281     2,281     2,281     2,281     2,281     2,281     2,281     2,281     2,281
654200 - Contract Repairs                  0         0         0         0         0         0         0         0         0
654202 - Maintenance Contract              0         0         0         0         0         0         0         0         0
654230 - Contract Security                 0         0        90         0         0        90         0       138        90
654402 - Plumbing Contract               (64)    1,875     1,384         0         0         0       300         0         0
654602 - Contract HVAC                     0         0         0         0         0         0         0         0         0
                                      ------    ------    ------    ------    ------    ------    ------    ------    ------
   TOTAL CONTRACT SERVICE              4,087     5,965     6,057     4,196     4,527     4,439     5,146     5,676     5,025

612800 - Irrigation Maint                  0       249      (249)        0         0       808         0         0         0
617600 - Window & Glass Repair           291       296       464       403       150         0         0       225       675
632924 - Recreation Equipment
Maintenance                                0         0         0         0         0         0         0         0        90
651500 - Cleaning Supplies               441       267       289       438        64       327       636       363       359
652000 - Exterminating Supplies            0         0        75         0         0         0         0         0         0
652300 - Gas/Oil/Mileage                   0         0         7         7        28         0        38         0         0
653600 - Landscaping Supplies              0         0       249       789         0         0         0     2,380       674
654100 - Repairs/Maint. - Materials        0         0         0         0         0         0         0         0         0
654101 - Electrical Supplies             676       118       944       516       189       307     1,131       113       773
654102 - Plumbing Supplies             1,407        91     1,644        12         0       644       428       873       459
654103 - Appliance Parts                 498       180       398       395       385       914       901       630       392
654104 - Equipment Rental/Repair           0         0         0         0         0         0         0         0         0
654105 - Plumbing Fixtures/Repairs         0     1,249    (1,546)    1,727       569       435     1,547     1,253       713
654109 - Window Replacement                0       464      (464)        0       182       198         0       327         0
654120 - Keys and Locks                    0         0         0         0         0         0         0         0         0
654199 - Other Maintenance
Materials                                  0         0         0         0         0         0         0         0         0
654201 - Roof Repairs                      0         0         0         0         0         0         0         0         0
654204 - Fence Repairs                     0         0         0         0         0         0     1,500         0         0

                                          DEC 04        JAN 05        FEB 05         Total
                                          ------        ------        ------        -------
645003 - Electricity - List Bills         (4,339)        2,017         1,977         23,932
645100 - Water                             5,253         6,980         1,156         72,154
645203 - Gas - List Bills                  6,175         6,255         5,283         60,932
645204 - Gas - Laundry                         0             0             0              0
645300 - Sewer                             4,322         3,400         5,154         49,939
649000 - Misc Utility Charges                  0             0             6              6
                                          ------        ------        ------        -------
   TOTAL UTILITIES EXPENSE                17,651        20,425        15,412        241,442

626002 - Washer/Dryer Rental                   0         1,589         1,682          5,615
631701 - Contract Common Area
Cleanin                                        0           922           100          2,033
651900 - Contract Exterminating            3,546           711           345          8,005
652500 - Contract Trash Removal            1,443         1,433         2,423         18,813
653002 - Contract Courtesy Patrol            140           140           140            636
653004 - Contract Alarm System                15            50             0            178
653005 - Alarm Repair                          0             0             0             85
653700 - Contract Yards and Grounds        3,070         2,281         2,420         28,300
654200 - Contract Repairs                    527             0           234            761
654202 - Maintenance Contract                  0             0           835            835
654230 - Contract Security                     0             0             0            408
654402 - Plumbing Contract                   847         1,754           195          6,290
654602 - Contract HVAC                         0           195             0            195
                                          ------        ------        ------        -------
   TOTAL CONTRACT SERVICE                  9,587         9,074         8,374         72,154

612800 - Irrigation Maint                      0             0             0            808
617600 - Window & Glass Repair                 0             0             0          2,504
632924 - Recreation Equipment
Maintenance                                    0             0             0             90
651500 - Cleaning Supplies                     0           210           143          3,536
652000 - Exterminating Supplies                0             0             0             75
652300 - Gas/Oil/Mileage                      52             0             0            132
653600 - Landscaping Supplies                  0             0            56          4.148
654100 - Repairs/Maint. - Materials            0             0           402            402
654101 - Electrical Supplies                 273           372           817          6,230
654102 - Plumbing Supplies                   297           902           843          7,601
654103 - Appliance Parts                      10           303           942          5,947
654104 - Equipment Rental/Repair               0             0           446            446
654105 - Plumbing Fixtures/Repairs           146             0           438          6,531
654109 - Window Replacement                  256           357           965          2,286
654120 - Keys and Locks                        0             0           203            203
654199 - Other Maintenance
Materials                                    151         2,902           202          3,256
654201 - Roof Repairs                          0           295             0            295
654204 - Fence Repairs                         0             0             0          1,500

                     AIMCO 12 MONTH OPERATING TREND - DETAIL
                              008685 - Sands Point
                  For the Period Ended February 2005 (1212OTD)
APPLICATION: AIMCOPROPERTY    Run Date: 3/1/2005 10:43 AM      USER ID: gcoalson

                                      MAR 04    APR 04   MAY 04   JUN 04    JLY 04     AUG 04    SEP 04     OCT 04     NOV 04
                                      ------    ------   ------   ------    ------     ------    ------     ------     ------
654205 - Interior Building
Improvements                              96       327      259        0         0        210         1          0           0
654206 - Exterior Building
Improvements                             771     1,167      748      655       160        823       824        734         378
654232 - Limited Access Gate
Repairs                                    0         0        0        0         0          0        0           0           0
654500 - Elevator Expense                  0         0        0        0         0          0         0         27         174
654601 - HVAC Parts & Supplies           168       897      303       91       139      1,252       624        189         371
654603 - Boiler Parts & Supplies           0         0        0        0        80          0        80          0           0
654700 - Pool Expense                    232       196      224      746       182        649       499        400         163
655200 - R & M Rebate - MRO              (45)      (96)    (148)    (228)     (284)         4    (1,112)      (451)       (613)
655201 - R & M Rebate - Other            (25)      (22)     (34)     (26)      (18)      (120)      (24)       (80)        (25)
656005 - Light Bulbs                       0         0        0        0         0          0         0          0           0
656300 - Misc.                             0         0       65        0         0          0         0          0           0
657000 - Equipment/Vehicle Expense         0        20        0      261         0          0         0          0           0
659001 - Fire Protection Equip Maint       0         0        0        0         0        134         0          0           0
                                      ------     -----    -----    -----     -----     ------    ------      -----       -----
   TOTAL REPAIRS & MAINTENANCE         4,509     5,402    3,228    5,786     1,826      6,585     7,073      6,984       4,583

651700 - Contract Cleaning             1,598     1,060    1,548    1,733     1,190      2,524     2,340      2,898       2,625
656002 - Contract Carpet Cleaning
and C                                  1,719     1,654    1,399    2,318     1,671      1,940     2,513      2,109       2,237
656003 - Contract Painting -
Interior                               2,410     1,935    3,385    2,725     3,781      4,410     3,300      1,650       2,635
656099 - Decorating - Contract
Other                                    398       761      640      400       185        835     1,245        415         445
656101 - Drapery/Miniblinds Repairs      609       486      124        0       376          0         0          0           0
656102 - Painting Supplies             1,144     1,216    1,565      227     1,654      3,019     1,879      1,421         691
                                      ------     -----    -----    -----     -----     ------    ------      -----       -----
   TOTAL TURNOVER EXPENSE              7,877     7,112    8,661    7,402     8,858     12,728    11,278      8,492       8,633

617104 - Radios/Pagers                     0         0        0        0         0          0         0          0         421
629001 - Dues and Subscriptions            0         0        0        0         0          0         0          0           0
631015 - Office Rent                       0         0        0        0         0          0         0        107           0
631100 - Office Supplies                 839     1,072    1,314      245     2,623      1,070       745        399         346
631101 - Office Equipment                150       146      127      107       175        159       132          0         133
631102 - Bank Charges                    165       512      154      153       303        141       167        189           0
631104 - Applicant Screening           1,024     1,871    1,023     2750     1,382      2,619     1,579        883       3,132
631105 - Uniforms                        253       245      273      389       212        351       254        395         354
631106 - Express Mail, Stamps             23        51       24        7         9          0        49          9           0
631108 - Credit Card Service Fees        350       336      348      407       414      1,238       342        432         523
631111 - Resident Eviction/Separation      0         0        0        0         0          0         0          0           0
632500 - Professional Fees                 0         0      350        0       230          0         0          0           0
634000 - Legal Fees                       52       105      565    1,271       (99)        10       153      1,563         830
636000 - Telephone                       583       590      605      512       940        532       515        518         420
639004 - Computer Maint & Supplies      (287)      104      302      203       203        233       205        298         534
639006 - Parking Expense                   0         0        0        0         0          0         0          0           0
639007 - Training & Travel                34       262      338      299        71        194       206        557         456
639099 - Miscellaneous Administrative      9        77      539        0        94        397       279        226         419

                                         DEC 04      JAN 05       FEB 05          Total
                                         ------      ------       ------         -------
654205 - Interior Building
Improvements                                  0           0          396           1,289
654206 - Exterior Building
Improvements                                  0           0            0           6,260
654232 - Limited Access Gate
Repairs                                       0           0           90              90
654500 - Elevator Expense                     0           0            0             201
654601 - HVAC Parts & Supplies              123         113          229           4,498
654603 - Boiler Parts & Supplies              0           0            0             160
654700 - Pool Expense                       124         189          160           3,762
655200 - R & M Rebate - MRO                 661         (82)        (192)         (2,586)
655201 - R & M Rebate - Other                35          (6)         (14)           (359)
656005 - Light Bulbs                         74         183          144             401
656300 - Misc.                                0           0            0              65
657000 - Equipment/Vehicle Expense            0           0            0             282
659001 - Fire Protection Equip Maint          0           0       10,702          10,836
                                          -----       -----       ------         -------
   TOTAL REPAIRS & MAINTENANCE            2,202       5,737       16,973          70,889

651700 - Contract Cleaning                1,395         770        2,411          22,089
656002 - Contract Carpet Cleaning
and C                                     1,505       2,655        2,405          24,125
656003 - Contract Painting -
Interior                                    655       1,450        5,910          34,246
656099 - Decorating - Contract
Other                                         0       1,075            0           6,399
656101 - Drapery/Miniblinds Repairs           0           0            6           1,602
656102 - Painting Supplies                  319         572        2,127          15,834
                                          -----       -----       ------         -------
   TOTAL TURNOVER EXPENSE                 3,874       6,523       12,858         104,295

617104 - Radios/Pagers                       50           4           79             554
629001 - Dues and Subscriptions           1,404           0            0           1,404
631015 - Office Rent                          0           0            0             107
631100 - Office Supplies                    812         835          705          11,005
631101 - Office Equipment                   116         105          105           1,457
631102 - Bank Charges                       275           0          284           2,342
631104 - Applicant Screening                517         826        1,118          18,724
631105 - Uniforms                           190         241          310           3,468
631106 - Express Mail, Stamps                 0          27           40             239
631108 - Credit Card Service Fees           350         446          304           5,490
631111 - Resident Eviction/Separation         0           0        2,283           2,283
632500 - Professional Fees                    0           0          161             741
634000 - Legal Fees                       1,923       1,562           47           7,981
636000 - Telephone                          635         493          614           6,957
639004 - Computer Maint & Supplies          205         240          225           2,464
639006 - Parking Expense                      0           0           50              50
639007 - Training & Travel                   87           0          263           2,768
639099 - Miscellaneous Administrative        20         166           71           2,296

                     AIMCO 12 MONTH OPERATING TREND - DETAIL
                              008685 - Sands Point
                  For the Period Ended February 2005 (1212OTD)
APPLICATION: AIMCOPROPERTY   Run Date: 3/1/2005 10:43 AM       USER ID: gcoalson

                                             MAR 04      APR 04      MAY 04      JUN 04      JLY 04      AUG 04      SEP 04
                                            --------    --------    --------    --------    --------    --------    --------
    TOTAL ADMINISTRATIVE EXPENSES              3,195       5,374       5,963       6,342       6,556       6,943       4,625

621003 - Periodicals                             891         879       1,006         969         959         959         959
                                            --------    --------    --------    --------    --------    --------    --------
    PERIODICALS                                  891         879       1,006         969         959         959         959

611200 - Web Advertising                       1,356       1,098       1,143         908         766       1,704       1,441
                                            --------    --------    --------    --------    --------    --------    --------
    INTERNET LEADS                             1,356       1,098       1,143         908         766       1,704       1,441

621001 - Newspaper Advertising                 1,100           0       1,290           0          23       2,466           0
                                            --------    --------    --------    --------    --------    --------    --------
    NEWSPAPERS                                 1,100           0       1,290           0          23       2,466           0

625001 - Referral Fees                             0         275         275         550         550           0         825
625008 - Resident Referral Concessions             0           0           0         900         600       1,300       1,000
625010 - Resident Referral Amortization          920         456         403        (475)       (218)       (938)       (585)
625012 - Referral Fee Amortization              (378)       (172)       (137)       (344)       (275)        247        (516)
                                            --------    --------    --------    --------    --------    --------    --------
    APARTMENT BROKERS                            542         559         540         632         657         610         724

621013 - Leasing Promotions                      241         551         921       2,785         597       2,241         184
                                            --------    --------    --------    --------    --------    --------    --------
    ACTIVE OUTREACH                              241         551         921       2,785         597       2,241         184

611100 - Marketing Phone Services                  0           0           0         122          80           0         176
621007 - Brochures - New Leases                    0           0           0           0           0           0           0
621011 - Flags/Banners                          (539)        832         746         562       1,098       1,961         952
621012 - Move-in Gifts                             0         492         624       1,799       2,021         423       3,316
625000 - Signage                                   0         196           0           0           0           0          38
626001 - Furniture - Models                       36           0           0           0           0           0         250
629002 - Phone Sales                               0           0           0           0           0           8         436
                                            --------    --------    --------    --------    --------    --------    --------
    POINT OF SALE                               (503)      1,520       1,370       2,483       3,200       2,391       5,168

621014 - Newsletters                             113         231         113         128         113         113         113
621015 - Resident Relations                      348         721         572       1,088         453       1,208       1,022
625007 - Resident Relations Concessions            0          30           0         360         584       1,244        (680)
625101 - Resident Functions                        0           0         141          56         245           0           0
                                            --------    --------    --------    --------    --------    --------    --------
    RETENTION                                    461         982         826       1,631       1,396       2,564         455

621099 - Advertising - Other                       0           0           0           0           0           0           0
                                            --------    --------    --------    --------    --------    --------    --------
    OTHER MARKETING                                0           0           0           0           0           0           0

                                            --------    --------    --------    --------    --------    --------    --------
    TOTAL MARKETING EXPENSE                    4,087       5,589       7,097       9,408       7,598      12,935       8,931

621000 - Leasing Payroll                       5,456       4,444       5,574       6,221       9,199       7,732       7,185

                                             OCT 04      NOV 04      DEC 04      JAN 05      FEB 05      Total
                                            --------    --------    --------    --------    --------    --------
    TOTAL ADMINISTRATIVE EXPENSES              5,577       7,568       6,583       4,945       6,660      70,331

621003 - Periodicals                             959         896         723         723         723      10,644
                                            --------    --------    --------    --------    --------    --------
    PERIODICALS                                  959         896         723         723         723      10,644

611200 - Web Advertising                       1,370       1,247       1,932       1,745       2,006      16,715
                                            --------    --------    --------    --------    --------    --------
    INTERNET LEADS                             1,370       1,247       1,932       1,745       2,006      16,715

621001 - Newspaper Advertising                   128           0           0         265         600       5,871
                                            --------    --------    --------    --------    --------    --------
    NEWSPAPERS                                   128           0           0         265         600       5,871

625001 - Referral Fees                           550         275         807         550         825       5,482
625008 - Resident Referral Concessions             0       1,000           0           0       1,800       6,600
625010 - Resident Referral Amortization          403        (498)        503         503      (1,230)       (756)
625012 - Referral Fee Amortization              (220)         82        (403)       (126)       (387)     (2,627)
                                            --------    --------    --------    --------    --------    --------
    APARTMENT BROKERS                            733         860         906         927       1,008       8,699

621013 - Leasing Promotions                      459          73         266         427       1,684      10,429
                                            --------    --------    --------    --------    --------    --------
    ACTIVE OUTREACH                              459          73         266         427       1,684      10,429

611100 - Marketing Phone Services                177         177         333           0         255       1,321
621007 - Brochures - New Leases                  156           0           0           0           0         156
621011 - Flags/Banners                           348         332           0           0         114       6,406
621012 - Move-in Gifts                         1,469         960          98       1,189           0      12,390
625000 - Signage                                   0         108         385         422         622       1,770
626001 - Furniture - Models                        0           0           0           0           0         286
629002 - Phone Sales                             268         232         304         389         434       2,071
                                            --------    --------    --------    --------    --------    --------
    POINT OF SALE                              2,418       1,809       1,120       2,000       1,424      24,401

621014 - Newsletters                             113         113         113         113         113       1,486
621015 - Resident Relations                       35         850       1,524         293           0       8,114
625007 - Resident Relations Concessions            0           0       1,009          80          90       2,717
625101 - Resident Functions                      108           0           0           0       1,658       2,208
                                            --------    --------    --------    --------    --------    --------
    RETENTION                                    255         963       2,645         486       1,860      14,525

621099 - Advertising - Other                      10           0           0           0           0          10
                                            --------    --------    --------    --------    --------    --------
    OTHER MARKETING                               10           0           0           0           0          10

                                            --------    --------    --------    --------    --------    --------
    TOTAL MARKETING EXPENSE                    6,332       5,848       7,592       6,572       9,305      91,294

621000 - Leasing Payroll                       7,968       8,730       5,948       9,145       8,007      85,609

                     AIMCO 12 MONTH OPERATING TREND - DETAIL
                              008685 - Sands Point
                  For the Period Ended February 2005 (1212OTD)
APPLICATION: AIMCOPROPERTY   Run Date: 3/1/2005 10:43 AM       USER ID: gcoalson

                                           MAR 04        APR 04        MAY 04        JUN 04        JLY 04        AUG 04
                                         ----------    ----------    ----------    ----------    ----------    ----------
627300 - Leasing Commissions                  1,830           542             0           868         1,835         9,100
627301 - Commission Amortization              1,710         2,206         2,337         1,363        (1,040)       (5,858)
627400 - Leasing Renewal Incentives           1,940             0             0             0         1,510           630
627500 - Coast-to-Coast Incentive               100             0             0             0             0             0
631000 - Salaries - Administrative            2,087         2,264         2,152         2,198         4,517             7
633000 - Salaries - Manager                   3,190         3,231         3,303         3,376         6,072         4,888
633100 - Employee Apartments                  5,329         5,504         5,376         5,696         4,982         3,079
651000 - Cleaning Payroll                     1,440         1,440         1,447         1,454         2,182         1,213
653001 - Salaries - Courtesy Officer              0             0             0           484         1,125           968
653500 - Grnd Pr Payroll                          0             0             0             0             0           632
654000 - Salaries - Maintenance               9,333         9,446         9,417         9,514        14,489        10,939
659800 - Payroll Adjustment                   2,439         2,439         4,034         2,439       (14,036)        2,503
659900 - Repairs Payroll Capitalized         (2,703)       (3,235)       (1,757)         (905)       (1,009)       (2,440)
671100 - Payroll Taxes                        2,650         2,387         2,533         2,592         4,190         3,278
672200 - Workers Compensation                 3,162         3,236         3,346         3,369         5,437         3,698
672300 - Health Ins. & Other Benefits         3,761         3,581         1,506         2,840         4,985         2,074
831001 - Ranking Bonus                            0             0         1,215           772         3,678         1,130
                                         ----------    ----------    ----------    ----------    ----------    ----------
    TOTAL PAYROLL EXPENSE                    41,724        37,485        40,483        42,282        48,115        43,572

                                         ----------    ----------    ----------    ----------    ----------    ----------
    TOTAL CONTROLLABLE OPERATING EXP         85,811        87,011        90,633        96,324        97,447       109,493
                                         ----------    ----------    ----------    ----------    ----------    ----------
        CONTROLLABLE NOI                    148,593       137,394       141,944       111,311       128,645       124,799
                                         ----------    ----------    ----------    ----------    ----------    ----------

NON-CONTROLLABLE OPERATING EXPENSES

625013 - Topside Comm/Ref Amortization      (14,451)            0             0             0             0             0
                                         ----------    ----------    ----------    ----------    ----------    ----------
    TOTAL MISC NON-CONTROLLABLE REV         (14,451)            0             0             0             0             0

632000 - Management Fees                     11,293        11,103        11,090        10,824        11,490        10,973
                                         ----------    ----------    ----------    ----------    ----------    ----------
    TOTAL MANAGEMENT & ACCOUNTING            11,293        11,103        11,090        10,824        11,490        10,973

545000 - IN Conc Interest Income                  0            (3)            0           (18)           (3)           (9)
549001 - Security Deposit Interest                0            (9)            0           (14)          (28)          (43)
                                         ----------    ----------    ----------    ----------    ----------    ----------
    TOTAL INTEREST INCOME                         0           (12)            0           (32)          (31)          (53)

639002 - Ad Valorem Tax Service                  55             0             0             0            30             0
671001 - Real Estate Taxes                   17,249        17,248        17,248        17,248        17,248        17,248
671900 - Business Licenses and Permits            0             0             0             0             0             0
                                         ----------    ----------    ----------    ----------    ----------    ----------
TOTAL TAXES                                  17,304        17,248        17,248        17,248        17,278        17,248

                                           SEP 04       OCT 04       NOV 04       DEC 04       JAN 05       FEB 05       Total
                                         ----------   ----------   ----------   ----------   ----------   ----------   ----------
627300 - Leasing Commissions                  5,425          275            0            0            0            0       19,875
627301 - Commission Amortization             (2,281)       1,108        1,858        1,801        1,801        1,709        6,712
627400 - Leasing Renewal Incentives               0            0            0            0            0            0        4,080
627500 - Coast-to-Coast Incentive                 0            0            0            0            0            0          100
631000 - Salaries - Administrative                0            9            0            9            0        1,229       14,471
633000 - Salaries - Manager                   4,604        4,046        4,173        4,645        5,128        3,427       50,084
633100 - Employee Apartments                  4,173        3,548        3,624        1,893        2,490        1,544       47,237
651000 - Cleaning Payroll                         0            0            0            0            0            0        9,177
653001 - Salaries - Courtesy Officer            968        1,936        1,936        2,759        4,501        2,904       17,581
653500 - Grnd Pr Payroll                        936          655         (328)           0            0            0        1,895
654000 - Salaries - Maintenance              11,166       15,509        9,993       10,533       15,727        9,406      135,474
659800 - Payroll Adjustment                   2,503        2,503        4,024        3,237      (12,155)       1,912        1,842
659900 - Repairs Payroll Capitalized         (1,148)        (822)      (1,442)        (361)        (364)      (1,403)     (17,588)
671100 - Payroll Taxes                        2,535        2,385        2,034        1,892        2,784        2,449       31,711
672200 - Workers Compensation                 2,298         (646)       1,905        1,735        2,675        2,216       32,430
672300 - Health Ins. & Other Benefits         1,640          421        1,083        2,092        4,174        1,963       30,119
831001 - Ranking Bonus                        1,208         (654)      (2,142)        (274)         748          (91)       5,589
                                         ----------   ----------   ----------   ----------   ----------   ----------   ----------
    TOTAL PAYROLL EXPENSE                    41,211       38,243       35,448       35,909       36,654       35,272      476,398

                                         ----------   ----------   ----------   ----------   ----------   ----------   ----------
    TOTAL CONTROLLABLE OPERATING EXP        100,360       90,140       92,315       83,398       89,930      104,855    1,127,716
                                         ----------   ----------   ----------   ----------   ----------   ----------   ----------
        CONTROLLABLE NOI                    130,281      147,101      121,329      134,930      111,076       83,758    1,521,161
                                         ----------   ----------   ----------   ----------   ----------   ----------   ----------

NON-CONTROLLABLE OPERATING EXPENSES

625013 - Topside Comm/Ref Amortization            0            0            0            0            0            0      (14,451)
                                         ----------   ----------   ----------   ----------   ----------   ----------   ----------
    TOTAL MISC NON-CONTROLLABLE REV               0            0            0            0            0            0      (14,451)

632000 - Management Fees                     10,638       11,122       10,952        9,720       10,726        9,990      129,922
                                         ----------   ----------   ----------   ----------   ----------   ----------   ----------
    TOTAL MANAGEMENT & ACCOUNTING            10,638       11,122       10,952        9,720       10,726        9,990      129,922

545000 - IN Conc Interest Income                  8           (7)         (74)         (26)        (133)         (93)        (358)
549001 - Security Deposit Interest              (39)         (35)         (33)         (32)         (31)         (31)        (294)
                                         ----------   ----------   ----------   ----------   ----------   ----------   ----------
    TOTAL INTEREST INCOME                       (31)         (41)        (106)         (58)        (164)        (124)        (652)

639002 - Ad Valorem Tax Service                 190            0            0            0           90            0          365
671001 - Real Estate Taxes                   17,248       17,248       13,382       13,382       17,100       17,100      198,951
671900 - Business Licenses and Permits            0            0            0           50           50            0          100
                                         ----------   ----------   ----------   ----------   ----------   ----------   ----------
TOTAL TAXES                                  17,438       17,248       13,382       13,432       17,240       17,100      199,416

                     AIMCO 12 MONTH OPERATING TREND - DETAIL
                              008685 - Sands Point
                  For the Period Ended February 2005 (1212OTD)
APPLICATION: AIMCOPROPERTY   Run Date: 3/1/2005 10:43 AM       USER ID: gcoalson

                                            MAR 04       APR 04       MAY 04       JUN 04       JLY 04       AUG 04       SEP 04
                                          ----------   ----------   ----------   ----------   ----------   ----------   ----------
672000 - Hazard Insurance                      6,387        6,387        6,387        6,482        6,482        6,482        6,482
672100 - Fidelity Bond Insurance                 112          112          112          112          112          112          112
672900 - Other Insurance                           0            0            0            0            0            0            0
                                          ----------   ----------   ----------   ----------   ----------   ----------   ----------
    TOTAL INSURANCE                            6,499        6,499        6,499        6,594        6,594        6,594        6,594

                                          ----------   ----------   ----------   ----------   ----------   ----------   ----------
    TOTAL TAXES & INSURANCE                   23,803       23,747       23,747       23,842       23,872       23,842       24,032

615700 - Environmental Expenses                    0            0            0            0            0            0            0
                                          ----------   ----------   ----------   ----------   ----------   ----------   ----------
    TOTAL PROPERTY UPGRADES                        0            0            0            0            0            0            0

                                          ----------   ----------   ----------   ----------   ----------   ----------   ----------
    TOTAL NONCONTROLLABLE OPERATING           20,646       34,839       34,837       34,634       35,331       34,763       34,639

                                          ----------   ----------   ----------   ----------   ----------   ----------   ----------
    TOTAL OPERATING EXPENSES                 106,457      121,850      125,470      130,957      132,778      144,255      134,999

                                          ----------   ----------   ----------   ----------   ----------   ----------   ----------
      NET OPERATING INCOME                   127,947      102,555      107,107       76,678       93,315       90,037       95,642
                                          ----------   ----------   ----------   ----------   ----------   ----------   ----------

     NON-OPERATING EXPENSES

916003 - Amort - Loan Fee                      1,251        1,251        1,251        1,251        1,251        1,251        1,251
                                          ----------   ----------   ----------   ----------   ----------   ----------   ----------
    TOTAL PROPERTY AMORT DEF LOAN E            1,251        1,251        1,251        1,251        1,251        1,251        1,251

682001 - Interest 1st Mortgage                62,898       62,809       62,368       62,630       62,269       62,448       62,356
                                          ----------   ----------   ----------   ----------   ----------   ----------   ----------
    TOTAL PROPERTY MORTGAGE EXPENSE           62,898       62,809       62,368       62,630       62,269       62,448       62,356

                                          ----------   ----------   ----------   ----------   ----------   ----------   ----------
    TOTAL INTEREST EXPENSE                    64,149       64,061       63,620       63,881       63,520       63,699       63,607

661100 - Depr-Bldgs/Excess Mgmt Fees               0            0            3            0            0            0            0
662000 - Deprec. - Buildings                   4,469        5,273        4,506        4,672        5,264        5,067        5,067
666000 - Deprec. - Furnishings                48,028       48,058       48,556       49,522       48,772       49,638       50,258
                                          ----------   ----------   ----------   ----------   ----------   ----------   ----------
    TOTAL DEPRECIATION EXPENSE                52,497       53,330       53,066       54,193       54,036       54,705       55,325

834000 - Legal                                   567           41            0          266          171            3           12
                                          ----------   ----------   ----------   ----------   ----------   ----------   ----------
    TOTAL PARTNERSHIP LEGAL                      567           41            0          266          171            3           12

831900 - Appraisal Fees                            0            0            0            0            0            0            0
839100 - Asset Disposal Costs                      0            0            0            0            0            0            0
931000 - Office Payroll                            0            0        1,958        1,188            0         (305)           0
                                          ----------   ----------   ----------   ----------   ----------   ----------   ----------
    TOTAL PARTNERSHIP OTHER EXPENSE                0            0        1,958        1,188            0         (305)           0

                                            OCT 04       NOV 04       DEC 04       JAN 05       FEB 05       Total
                                          ----------   ----------   ----------   ----------   ----------   ----------
672000 - Hazard Insurance                      6,482        6,482        6,482        6,481        6,481       77,497
672100 - Fidelity Bond Insurance                 149          130          130          130         (141)       1,183
672900 - Other Insurance                           0            0            0       (3,599)           0       (3,599)
                                          ----------   ----------   ----------   ----------   ----------   ----------
    TOTAL INSURANCE                            6,630        6,612        6,612        3,013        6,340       75,081

                                          ----------   ----------   ----------   ----------   ----------   ----------
    TOTAL TAXES & INSURANCE                   23,878       19,994       20,044       20,253       23,441      274,496

615700 - Environmental Expenses                    0            0            0            0            2            2
                                          ----------   ----------   ----------   ----------   ----------   ----------
    TOTAL PROPERTY UPGRADES                        0            0            0            0            2            2

                                          ----------   ----------   ----------   ----------   ----------   ----------
    TOTAL NONCONTROLLABLE OPERATING           34,959       30,840       29,707       30,815       33,309      389,317

                                          ----------   ----------   ----------   ----------   ----------   ----------
    TOTAL OPERATING EXPENSES                 125,099      123,155      113,104      120,744      138,164    1,517,034

                                          ----------   ----------   ----------   ----------   ----------   ----------
      NET OPERATING INCOME                   112,142       90,488      105,224       80,261       50,449    1,131,843
                                          ----------   ----------   ----------   ----------   ----------   ----------

     NON-OPERATING EXPENSES

916003 - Amort - Loan Fee                      1,251        2,151        1,251        1,251        1,251       15,915
                                          ----------   ----------   ----------   ----------   ----------   ----------
    TOTAL PROPERTY AMORT DEF LOAN E            1,251        2,151        1,251        1,251        1,251       15,915

682001 - Interest 1st Mortgage                61,988       62,170       61,795       61,982       61,887      747,600
                                          ----------   ----------   ----------   ----------   ----------   ----------
    TOTAL PROPERTY MORTGAGE EXPENSE           61,988       62,170       61,795       61,982       61,887      747,600

                                          ----------   ----------   ----------   ----------   ----------   ----------
    TOTAL INTEREST EXPENSE                    63,239       64,321       63,046       63,233       63,138      763,515

661100 - Depr-Bldgs/Excess Mgmt Fees               0            0            0            0            0            3
662000 - Deprec. - Buildings                   5,141        5,125        5,125        5,198        5,580       60,486
666000 - Deprec. - Furnishings                49,850       49,540       49,508       49,071       49,183      589,983
                                          ----------   ----------   ----------   ----------   ----------   ----------
    TOTAL DEPRECIATION EXPENSE                54,991       54,665       54,633       54,269       54,763      650,473

834000 - Legal                                     9           11           25           54            4        1,163
                                          ----------   ----------   ----------   ----------   ----------   ----------
    TOTAL PARTNERSHIP LEGAL                        9           11           25           54            4        1,163

831900 - Appraisal Fees                        2,250       (2,250)           0            0            0            0
839100 - Asset Disposal Costs                      0        2,250            0            0            0        2,250
931000 - Office Payroll                            0            0            0       11,070          208       14,119
                                          ----------   ----------   ----------   ----------   ----------   ----------
    TOTAL PARTNERSHIP OTHER EXPENSE            2,250            0            0       11,070          208       16,369

                     AIMCO 12 MONTH OPERATING TREND - DETAIL
                              008685 - Sands Point
                  For the Period Ended February 2005 (1212OTD)
APPLICATION: AIMCOPROPERTY   Run Date: 3/1/2005 10:43 AM       USER ID: gcoalson

                                               MAR 04        APR 04        MAY 04        JUN 04        JLY 04        AUG 04
                                             ----------    ----------    ----------    ----------    ----------    ----------
    TOTAL PARTNERSHIP EXPENSE                       567            41         1,958         1,454           171          (303)

                                             ----------    ----------    ----------    ----------    ----------    ----------
    TOTAL NON-OPERATING EXPENSES                117,214       117,432       118,644       119,529       117,728       118,101

                                             ----------    ----------    ----------    ----------    ----------    ----------
      NET INCOME(LOSS)                           10,733       (14,877)      (11,536)      (42,851)      (24,413)      (28,065)
                                             ----------    ----------    ----------    ----------    ----------    ----------

       CHANGE IN ASSETS

111000 - Petty Cash                                   0             0             0             0             0             0
                                             ----------    ----------    ----------    ----------    ----------    ----------
    CHANGE IN OTHR CASH & CASH EQUI                   0             0             0             0             0             0

113000 - Tenant/Member Accts. Rec.              (11,225)          500       (27,663)       36,797        (9,609)        1,646
114089 - Allowance for Bad Debt                   6,536        (4,332)       11,994       (12,879)        6,332        (2,715)
                                             ----------    ----------    ----------    ----------    ----------    ----------
    CHANGE IN TENANTS' RENT RECEIVABLES          (4,689)       (3,831)      (15,669)       23,918        (3,277)       (1,069)

113600 - Credit Card Receivable                    (644)        1,318          (298)       (2,025)          372        (1,581)
114000 - Accounts Receivable (Other)              2,281             0             0           (10)           10             0
114001 - Ancillary Services A/R                       0             0             0             0             0             0
114004 - A/R AIMCO                                    0             0             0             0             0             0
114011 - AR - Rebates                               481             0           (89)         (198)          287          (604)
114016 - A/R Insurance Refund                         0             0             0             0         2,196             0
114301 - Subsidy Voucher Clearing Acc                 0             0             0             0             0          (559)
116000 - Accrued Interest Short Term In               0             0             0             0           (21)          (11)
                                             ----------    ----------    ----------    ----------    ----------    ----------
    CHANGE IN OTHER RECEIVABLES                   2,118         1,318          (387)       (2,232)        2,844        (2,755)

119100 - Cash - Tenant Security Deposit         (27,000)       (2,009)      (46,738)        1,486           (28)          (43)
                                             ----------    ----------    ----------    ----------    ----------    ----------
    CHANGE IN TENANTS' SECURITY DEP             (27,000)       (2,009)      (46,738)        1,486           (28)          (43)

121005 - Prepaid Payroll                              0             0             0             0             0          (305)
121099 - Other Prepaid Expense                     (500)          104           104           104           104           104
124000 - Prepaid Prop. & Liab. Insurance        (49,724)        6,499         6,499         2,963         6,594         6,594
126000 - Prepaid Concessions                        358         5,811         5,553           987        (2,394)      (12,143)
126100 - Prepaid Resident Referrals                (388)           75            75          (713)         (338)         (938)
126200 - Prepaid Commissions                     (7,120)          819         1,280           634        (1,116)       (5,858)
126300 - Prepaid Referral Fees                     (378)         (172)         (137)         (344)         (275)          247
126400 - Prepaid Resident Referrals Topside      (1,067)          381           328           238           120             0
126500 - Prepaid Commissions Topside             (3,247)        1,386         1,057           728            76             0
                                             ----------    ----------    ----------    ----------    ----------    ----------
    CHANGE IN PREPAID EXPENSES                  (62,065)       14,904        14,758         4,597         2,771       (12,299)

143005 - Plumbing Fixtures                            0        (1,171)            0             0             0             0

                                             SEP 04       OCT 04       NOV 04       DEC 04       JAN 05       FEB 05      Total
                                           ----------   ----------   ----------   ----------   ----------   ----------  ----------
    TOTAL PARTNERSHIP EXPENSE                      12        2,259           11           25       11,124          212      17,532

                                           ----------   ----------   ----------   ----------   ----------   ----------  ----------
    TOTAL NON-OPERATING EXPENSES              118,944      120,489      118,997      117,704      128,626      118,113   1,431,520

                                           ----------   ----------   ----------   ----------   ----------   ----------  ----------
      NET INCOME(LOSS)                        (23,303)      (8,347)     (28,509)     (12,480)     (48,365)     (67,664)   (299,676)
                                           ----------   ----------   ----------   ----------   ----------   ----------  ----------

       CHANGE IN ASSETS

111000 - Petty Cash                                 0            0         (300)           0            0            0        (300)
                                           ----------   ----------   ----------   ----------   ----------   ----------  ----------
    CHANGE IN OTHR CASH & CASH EQUI                 0            0         (300)           0            0            0        (300)

113000 - Tenant/Member Accts. Rec.               (557)      (3,966)       8,246      (18,026)      16,935        2,450      (4,471)
114089 - Allowance for Bad Debt                (1,789)         686       (3,953)      13,727      (12,567)         755       1,795
                                           ----------   ----------   ----------   ----------   ----------   ----------  ----------
    CHANGE IN TENANTS' RENT RECEIVABLES        (2,345)      (3,280)       4,293       (4,299)       4,368        3,205      (2,676)

113600 - Credit Card Receivable                  (531)         135        3,411        3,233       (3,589)       2,320       2,122
114000 - Accounts Receivable (Other)                0            0            0            0            0            0       2,281
114001 - Ancillary Services A/R                     0       (3,901)       3,792         (644)           0            0        (753)
114004 - A/R AIMCO                                  0            0            0       (1,248)       1,248            0           0
114011 - AR - Rebates                            (141)         415         (190)       1,045          314         (133)      1,187
114016 - A/R Insurance Refund                       0       (4,119)           0        4,119       (3,599)       2,466       1,064
114301 - Subsidy Voucher Clearing Acc            (559)         515            0            0          603            0           0
116000 - Accrued Interest Short Term In            27            0          (30)         (40)          13          (35)        (97)
                                           ----------   ----------   ----------   ----------   ----------   ----------  ----------
    CHANGE IN OTHER RECEIVABLES                (1,204)      (6,955)       6,983        6,465       (5,009)       4,619       5,804

119100 - Cash - Tenant Security Deposit         6,061          (35)         (33)       6,568          (31)         (31)    (61,832)
                                           ----------   ----------   ----------   ----------   ----------   ----------  ----------
    CHANGE IN TENANTS' SECURITY DEP             6,061          (35)         (33)       6,568          (31)         (31)    (61,832)

121005 - Prepaid Payroll                          212           31           31           31            0            0           0
121099 - Other Prepaid Expense                   (699)         106          106          106         (143)          86        (419)
124000 - Prepaid Prop. & Liab. Insurance        6,594        5,067        6,612        6,612         (855)       6,611      10,067
126000 - Prepaid Concessions                   (4,336)      (2,790)         997        5,894       (4,813)       7,637         760
126100 - Prepaid Resident Referrals              (585)         403         (498)         503          503       (1,230)     (3,130)
126200 - Prepaid Commissions                   (2,281)       1,108        1,858        1,801        1,801        1,709      (5,365)
126300 - Prepaid Referral Fees                   (516)        (220)          82         (403)        (126)        (387)     (2,627)
126400 - Prepaid Resident Referrals                 0            0            0            0            0            0           0
126500 - Prepaid Commissions Topside                0            0            0            0            0            0           0
                                           ----------   ----------   ----------   ----------   ----------   ----------  ----------
    CHANGE IN PREPAID EXPENSES                 (1,612)       3,705        9,190       14,544       (3,633)      14,426        (713)

143005 - Plumbing Fixtures                          0            0            0       (2,274)           0         (617)     (4,063)

                     AIMCO 12 MONTH OPERATING TREND - DETAIL
                              008685 - Sands Point
                  For the Period Ended February 2005 (1212OTD)
APPLICATION: AIMCOPROPERTY     Run Date: 3/1/2005 10:44 AM     USER ID: gcoalson

                                                MAR 04      APR 04      MAY 04      JUN 04      JLY 04      AUG 04
                                              ---------    --------    --------    --------    --------    --------
146001 - Drapes/Miniblinds                           0        (233)          0        (280)          0        (945)
146501 - Dishwasher                                  0           0        (182)          0        (441)       (668)
146502 - Stoves                                      0           0        (275)          0           0           0
146503 - Refrigerators                               0           0        (379)          0           0           0
146505 - Microwaves                                  0        (289)          0           0           0           0
146601 - Carpet - Unit                          (4,989)     (4,142)     (5,672)     (7,227)     (5,605)     (5,060)
146603 - Vinyl                                    (747)       (874)     (1,687)     (1,716)     (3,915)     (2,730)
146999 - Garbage Disposals                           0           0           0           0           0           0
147530 - Window Replacement - Turn CR                0           0           0           0        (165)          0
                                              --------     -------     -------     -------     -------     -------
  CHANGE IN TURN CR                             (5,736)     (6,710)     (8,195)     (9,223)    (10,125)     (9,402)

141002 - Parking Area                                0           0           0           0           0           0
141003 - Swimming Pool - Decking                     0           0           0           0           0           0
142408 - Electrical/Breakers                         0           0           0           0           0           0
142413 - Roof Replacement - Asphalt            (97,241)     60,729           0           0           0           0
142414 - Roof Replacement - Other                    0           0           0     (71,129)          0           0
142421 - Balcony Replacement / Repair                0           0           0           0           0           0
144100 - Office Computers                            0           0           0           0           0           0
145199 - Furniture & Fixtures                    9,000           0           0           0           0           0
145499 - Air Conditioning                            0        (339)     (1,479)     (2,077)       (330)       (768)
146899 - Fencing                                     0           0           0           0           0           0
147001 - Maintenance Equipment                       0           0           0           0           0      (2,296)
147600 - Landscaping                                 0           0           0           0           0           0
147899 - Painting - Building Exterior          (14,963)    (15,034)    (36,273)    (23,886)    (33,376)     (5,503)
147999 - Painting - Building Interior               96      (2,777)         96      (2,735)     (2,770)          0
149299 - Structural                                  0           0           0           0           0           0
149399 - Telephone                                 (19)         20           0           0         (26)        (26)
149700 - Cap X Rebate - MRO                          5          11          16          25          32         466
149701 - Cap X Rebate - Other                        3           2           4           3           2          13
149999 - Capital Replacements
       - CI allocation                               0           0      33,719           0     104,081         542
                                              --------     -------     -------     -------     -------     -------
  CHANGE IN PROJECT CR                        (103,119)     42,613      (3,917)    (99,799)     67,612      (7,572)

149901 - Cap X Cap Payroll                      (2,703)     (3,235)     (1,757)       (905)     (1,009)     (2,440)
                                              --------     -------     -------     -------     -------     -------
  CHANGE IN CR CAP PAYROLL                      (2,703)     (3,235)     (1,757)       (905)     (1,009)     (2,440)

                                              --------     -------     -------     -------     -------     -------
  CHANGE IN CAPITAL REPLACEMENTS              (111,559)     32,668     (13,869)   (109,927)     56,478     (19,414)

165199 - Enhance - Furniture & Fixtures         (6,544)          0           0           0           0           0
167199 - Enhance - Golf Carts                        0           0           0           0           0           0
169799 - Enhance - Water Heaters                     0           0           0           0           0     (29,800)
169999 - Enhanced Property - CI allocation           0           0       6,544           0           0           0

                                               SEP 04      OCT 04      NOV 04     DEC 04     JAN 05      FEB 05        Total
                                              --------    --------    -------    -------    --------    ---------    ---------
146001 - Drapes/Miniblinds                          0        (684)         0          0      (1,159)      (1,018)      (4,317)
146501 - Dishwasher                              (441)       (220)      (418)      (388)          0         (616)      (3,374)
146502 - Stoves                                     0           0          0          0           0            0         (275)
146503 - Refrigerators                           (440)          0          0          0           0            0         (819)
146505 - Microwaves                                 0           0          0       (169)          0            0         (459)
146601 - Carpet - Unit                         (5,319)     (7,752)    (4,353)    (2,984)     (4,193)      (6,556)     (63,851)
146603 - Vinyl                                 (2,490)     (3,209)    (1,002)    (1,182)     (1,568)      (2,304)     (23,424)
146999 - Garbage Disposals                          0           0          0          0           0         (272)        (272)
147530 - Window Replacement - Turn CR               0           0          0          0           0            0         (165)
                                              -------     -------     ------     ------     -------     --------     --------
  CHANGE IN TURN CR                            (8,689)    (11,865)    (5,773)    (6,998)     (6,920)     (11,383)    (101,019)

141002 - Parking Area                               0           0          0          0           0       (3,200)      (3,200)
141003 - Swimming Pool - Decking                    0           0          0          0        (265)           0         (265)
142408 - Electrical/Breakers                   (4,007)          0          0          0           0         (752)      (4,759)
142413 - Roof Replacement - Asphalt                 0           0          0          0           0            0      (36,513)
142414 - Roof Replacement - Other                   0           0          0          0           0            0      (71,129)
142421 - Balcony Replacement / Repair               0           0          0          0           0         (550)        (550)
144100 - Office Computers                           0           0          0          0      (1,452)           0       (1,452)
145199 - Furniture & Fixtures                       0           0          0          0           0            0        9,000
145499 - Air Conditioning                      (4,713)          0       (713)         0           0            0      (10,417)
146899 - Fencing                                 (658)          0          0          0        (800)           0       (1,458)
147001 - Maintenance Equipment                      0           0          0       (466)          0            0       (2,761)
147600 - Landscaping                                0           0          0     (8,158)          0            0       (8,158)
147899 - Painting - Building Exterior          (6,705)          0          0          0           0            0     (135,741)
147999 - Painting - Building Interior               0           0          0          0           0            0       (8,090)
149299 - Structural                                 0           0          0          0      (2,265)           0       (2,265)
149399 - Telephone                                  0         (52)         0          0           0            0         (104)
149700 - Cap X Rebate - MRO                       124          50       (423)       (73)          9           21          263
149701 - Cap X Rebate - Other                     118           9          3         (4)          1            2          155
149999 - Capital Replacements
       - CI allocation                        (26,977)     43,788      1,634      8,844       3,227        5,581      174,440
                                              -------     -------     ------     ------     -------     --------     --------
  CHANGE IN PROJECT CR                        (42,818)     43,795        501        143      (1,545)       1,102     (103,003)

149901 - Cap X Cap Payroll                     (1,148)       (822)    (1,442)      (361)       (364)      (1,403)     (17,588)
                                              -------     -------     ------     ------     -------     --------     --------
  CHANGE IN CR CAP PAYROLL                     (1,148)       (822)    (1,442)      (361)       (364)      (1,403)     (17,588)

                                              -------     -------     ------     ------     -------     --------     --------
  CHANGE IN CAPITAL REPLACEMENTS              (52,655)     31,108     (6,713)    (7,215)     (8,828)     (11,684)    (221,610)

165199 - Enhance - Furniture & Fixtures             0           0          0          0           0            0       (6,544)
167199 - Enhance - Golf Carts                  (2,224)          0          0     (2,224)          0            0       (4,449)
169799 - Enhance - Water Heaters                    0           0          0          0           0            0      (29,800)
169999 - Enhanced Property - CI allocation     29,800     (27,576)         0      2,224           0            0       10,993

                     AIMCO 12 MONTH OPERATING TREND - DETAIL
                              008685 - Sands Point
                  For the Period Ended February 2005 (1212OTD)
APPLICATION: AIMCOPROPERTY     Run Date: 3/1/2005 10:44 AM     USER ID: gcoalson

                                                MAR 04      APR 04       MAY 04      JUN 04      JLY 04       AUG 04      SEP 04
                                              ---------    --------    ---------    --------    ---------    --------    --------
  CHANGE IN ENHANCED PROPERTY &                 (6,544)          0        6,544           0            0     (29,800)     27,576

179999 - Capital Improvements allocation             0           0      (40,263)          0     (104,081)       (542)     (2,823)
                                              --------     -------     --------     -------     --------     -------     -------
  CHANGE IN CAPITAL IMPROVEMENTS                     0           0      (40,263)          0     (104,081)       (542)     (2,823)

149803 - Acc. Depr - Bldg                        4,469       5,273        4,506       4,672        5,264       5,067       5,067
149809 - Acc. Depr - Furn. Fixtures             48,028      48,058       48,556      49,522       48,772      49,638      50,258
                                              --------     -------     --------     -------     --------     -------     -------
  CHANGE IN ACCUMULATED DEPRECIATION            52,497      53,330       53,062      54,193       54,036      54,705      55,325

192101 - Loan Cost                                   0           0            0           0         (900)          0           0
192102 - Amortization                            1,251       1,251        1,251       1,251        1,251       1,251       1,251
196000 - Offering Costs                         (2,250)          0            0           0            0           0           0
                                              --------     -------     --------     -------     --------     -------     -------
  CHANGE IN OTHER ASSETS                          (999)      1,251        1,251       1,251          351       1,251       1,251
                                              --------     -------     --------     -------     --------     -------     -------
   CHANGE IN TOTAL ASSETS                     (158,240)     97,631      (41,311)    (26,713)       9,094      (9,966)     29,574
                                              --------     -------     --------     -------     --------     -------     -------
    CHANGE IN LIABILITIES

211000 - Accounts Payable                      126,365      52,581     (213,659)     79,024        7,646     (32,095)    (54,939)
211003 - Accounts Payable - Other               56,770     (60,729)           0           0            0           0           0
211008 - Accrued AP - Expenses                       0           0            0           0          109        (101)        436
211050 - Outstanding Check Liability                 0           0            0           0            0           0           0
211100 - Accrued Accounts Payable              (24,095)     (2,312)         555       5,275       (5,830)          0           0
                                              --------     -------     --------     -------     --------     -------     -------
  CHANGE IN ACCOUNTS PAYABLE                   159,040     (10,460)    (213,104)     84,299        1,926     (32,196)    (54,503)

212000 - Accrued Wages and Payroll Ta            2,439       2,439        5,249       3,211      (10,359)      1,884       3,711
215800 - Accrued Payroll                             0           0            0           0            0           0           0
                                              --------     -------     --------     -------     --------     -------     -------
  CHANGE IN PAYROLL ACCRUALS                     2,439       2,439        5,249       3,211      (10,359)      1,884       3,711

212900 - Sales Taxes Payable                        68        (103)         (99)        (53)          38         145          94
215000 - Accrued Property Taxes                 17,249     (84,654)      17,248      17,248       17,248      17,248      17,248
215001 - Accrued Taxes Prior Year                    0           0            0           0            0           0           0
                                              --------     -------     --------     -------     --------     -------     -------
  CHANGE IN ACCRUED EXPENSES                    17,317     (84,757)      17,149      17,195       17,286      17,393      17,342

219100 - Tenant Sec. Dep. Held in Trust         (3,279)     (4,430)        (760)     (1,791)      (2,309)     (3,938)        230
219101 - Security Deposit Refund                  (114)        101         (126)         50          (25)         57          42
                                              --------     -------     --------     -------     --------     -------     -------
  CHANGE IN TENANTS' SECURITY DEP               (3,393)     (4,329)        (886)     (1,741)      (2,334)     (3,882)        272

221000 - Prepaid Rent                           (2,674)        940         (612)      4,210        5,213      (2,139)      3,539

                                               OCT 04      NOV 04      DEC 04      JAN 05      FEB 05      Total
                                              --------    --------    --------    --------    -------    ---------
  CHANGE IN ENHANCED PROPERTY &               (27,576)          0           0           0          0      (29,800)

179999 - Capital Improvements allocation      (16,212)     (1,634)    (11,069)     (3,227)    (5,581)    (185,433)
                                              -------     -------     -------     -------     ------     --------
  CHANGE IN CAPITAL IMPROVEMENTS              (16,212)     (1,634)    (11,069)     (3,227)    (5,581)    (185,433)

149803 - Acc. Depr - Bldg                       5,141       5,125       5,125       5,198      5,580       60,486
149809 - Acc. Depr - Furn. Fixtures            49,850      49,540      49,508      49,071     49,183      589,983
                                              -------     -------     -------     -------     ------     --------
  CHANGE IN ACCUMULATED DEPRECIATION           54,991      54,665      54,633      54,269     54,763      650,470

192101 - Loan Cost                                  0         900           0           0          0            0
192102 - Amortization                           1,251       1,251       1,251       1,251      1,251       15,015
196000 - Offering Costs                         2,250           0           0           0          0            0
                                              -------     -------     -------     -------     ------     --------
  CHANGE IN OTHER ASSETS                        3,501       2,151       1,251       1,251      1,251       15,015
                                              -------     -------     -------     -------     ------     --------
   CHANGE IN TOTAL ASSETS                      39,248      68,602      60,878      39,159     60,967      168,924
                                              -------     -------     -------     -------     ------     --------
    CHANGE IN LIABILITIES

211000 - Accounts Payable                     109,261    (104,797)      6,367       5,926     11,606       (6,713)
211003 - Accounts Payable - Other                   0           0           0           0          0       (3,959)
211008 - Accrued AP - Expenses                    268      13,466      (2,464)      7,247        707       19,669
211050 - Outstanding Check Liability                0           0         368         227          0          595
211100 - Accrued Accounts Payable                   0           0       1,295         420      2,585      (22,108)
                                              -------     -------     -------     -------     ------     --------
  CHANGE IN ACCOUNTS PAYABLE                  109,529     (91,331)      5,567      13,820     14,898      (12,516)

212000 - Accrued Wages and Payroll Ta           1,849         810       2,229     (11,407)      (739)       1,316
215800 - Accrued Payroll                            0           0         734      11,070          0       11,804
                                              -------     -------     -------     -------     ------     --------
  CHANGE IN PAYROLL ACCRUALS                    1,849         810       2,963        (337)      (739)      13,120

212900 - Sales Taxes Payable                      (83)        (68)       (161)       (259)      (103)        (583)
215000 - Accrued Property Taxes               (82,374)     13,382      13,382     (82,522)    17,100     (102,196)
215001 - Accrued Taxes Prior Year                   0           0           0      99,622          0       99,622
                                              -------     -------     -------     -------     ------     --------
  CHANGE IN ACCRUED EXPENSES                  (82,457)     13,314      13,222      16,842     16,997       (3,157)

219100 - Tenant Sec. Dep. Held in Trust        (1,634)     (1,778)     (3,299)       (781)    (3,835)     (27,602)
219101 - Security Deposit Refund                  (99)          0        (252)        153          0         (213)
                                              -------     -------     -------     -------     ------     --------
  CHANGE IN TENANTS' SECURITY DEP              (1,733)     (1,778)     (3,551)       (627)    (3,835)     (27,815)

221000 - Prepaid Rent                          (5,196)      1,263      (1,865)      1,218       (227)       3,668

                     AIMCO 12 MONTH OPERATING TREND - DETAIL
                              008685 - Sands Point
                  For the Period Ended February 2005 (1212OTD)
APPLICATION: AIMCOPROPERTY      Run Date: 3/1/2005 10:44 AM    USER ID: gcoalson

                                               MAR 04      APR 04       MAY 04      JUN 04      JLY 04      AUG 04      SEP 04
                                              --------    ---------    --------    --------    --------    --------    --------
   CHANGE IN DEFERRED RENTAL REVENUE           (2,674)         940        (612)      4,210       5,213      (2,139)      3,539

232001 - Principal 1st Mortgage               (12,792)     (12,881)    (12,970)    (13,060)    (13,151)    (13,242)    (13,334)
                                              -------     --------     -------     -------     -------     -------     -------
   CHANGE IN MORTGAGE NOTES PAYABLE           (12,792)     (12,881)    (12,970)    (13,060)    (13,151)    (13,242)    (13,334)

213000 - Accrued Interest Payable                   0            0        (352)          0        (270)          0           0
                                              -------     --------     -------     -------     -------     -------     -------
   CHANGE IN MORTGAGE INTEREST                      0            0        (352)          0        (270)          0           0

                                              -------     --------     -------     -------     -------     -------     -------
       CHANGE IN TOTAL LIABILITIES            159,936     (109,047)   (205,526)     94,114      (1,689)    (32,181)    (42,972)
                                              -------     --------     -------     -------     -------     -------     -------

          CHANGE IN EQUITY

325001 - Retained Earnings                          0            0           0           0           0           0           0
                                              -------     --------     -------     -------     -------     -------     -------
   CHANGE IN CUMULATIVE LOSSES                      0            0           0           0           0           0           0

314000 - Investment in Properties                   0       20,000     261,000           0           0      60,000      40,000
                                              -------     --------     -------     -------     -------     -------     -------
   CHANGE IN PARTNER EQUITY                         0       20,000     261,000           0           0      60,000      40,000

                                              -------     --------     -------     -------     -------     -------     -------
        CHANGE IN TOTAL EQUITY                      0       20,000     261,000           0           0      60,000      40,000
                                              -------     --------     -------     -------     -------     -------     -------

                                              -------     --------     -------     -------     -------     -------     -------
   CHANGE IN TOTAL LIAB & Equity              159,936      (89,047)     55,474      94,114      (1,689)     27,819      (2,972)
                                              -------     --------     -------     -------     -------     -------     -------

                                              -------     --------     -------     -------     -------     -------     -------
              NET CASH FLOW                    12,430       (6,293)      2,627      24,550     (17,008)    (10,212)      3,299
                                              -------     --------     -------     -------     -------     -------     -------

100800 - Operating Cash - Self Restricted       8,944       (8,944)          0           0           0           0           0
111400 - Aimco Prop. LP - Indy Conc.            2,645         (583)      3,483         323         457      (6,408)      2,459
111600 - Cash on Hold - Indy Concentration          0            0           0           0           0           0           0
112001 - Cash in Bank - Field                     841        3,234        (856)     24,227     (17,465)     (3,804)        840

                                              -------     --------     -------     -------     -------     -------     -------
   CHANGE IN OPERATING CASH                    12,430       (6,293)      2,627      24,550     (17,008)    (10,212)      3,299
                                              -------     --------     -------     -------     -------     -------     -------

CALCULATION OF FREE CASH FLOW

REPORTABLE NOI                                124,789      113,647     118,197      87,470     104,773     100,957     106,249

PLUS:

                                               OCT 04      NOV 04      DEC 04       JAN 05       FEB 05        Total
                                              --------    --------    --------    ---------    ---------    ----------
   CHANGE IN DEFERRED RENTAL REVENUE           (5,196)      1,263      (1,865)       1,218         (227)        3,668

232001 - Principal 1st Mortgage               (13,426)    (13,520)    (13,613)     (13,708)     (13,803)     (159,499)
                                              -------     -------     -------     --------     --------     ---------
   CHANGE IN MORTGAGE NOTES PAYABLE           (13,426)    (13,520)    (13,613)     (13,708)     (13,803)     (159,499)

213000 - Accrued Interest Payable                (276)          0        (282)           0            0        (1,179)
                                              -------     -------     -------     --------     --------     ---------
   CHANGE IN MORTGAGE INTEREST                   (276)          0        (282)           0            0        (1,179)

                                              -------     -------     -------     --------     --------     ---------
        CHANGE IN TOTAL LIABILITIES             8,289     (91,241)      2,440       17,207       13,291      (187,378)
                                              -------     -------     -------     --------     --------     ---------

         CHANGE IN EQUITY

325001 - Retained Earnings                          0           0           0     (213,793)           0      (213,793)
                                              -------     -------     -------     --------     --------     ---------
   CHANGE IN CUMULATIVE LOSSES                      0           0           0     (213,793)           0      (213,793)

314000 - Investment in Properties                   0      75,000     (10,000)     (48,000)           0       398,000
                                              -------     -------     -------     --------     --------     ---------
   CHANGE IN PARTNER EQUITY                         0      75,000     (10,000)     (48,000)           0       398,000

                                              -------     -------     -------     --------     --------     ---------
        CHANGE IN TOTAL EQUITY                      0      75,000     (10,000)     (48,000)           0       398,000
                                              -------     -------     -------     --------     --------     ---------

                                              -------     -------     -------     --------     --------     ---------
   CHANGE IN TOTAL LIAB & Equity                8,289     (16,241)     (7,560)     (30,793)      13,291       210,622
                                              -------     -------     -------     --------     --------     ---------

                                              -------     -------     -------     --------     --------     ---------
NET CASH FLOW                                  39,191      23,853      40,837      (39,999)       6,594        79,870
                                              -------     -------     -------     --------     --------     ---------

100800 - Operating Cash - Self Restricted           0           0           0            0            0             0
111400 - Aimco Prop. LP - Indy Conc.           (2,472)     62,923      38,495      (34,724)       5,238        71,837
111600 - Cash on Hold - Indy Concentration     41,000     (41,000)          0            0            0             0
112001 - Cash in Bank - Field                     663       1,929       2,342       (5,274)       1,357         8,034

                                              -------     -------     -------     --------     --------     ---------
   CHANGE IN OPERATING CASH                    39,191      23,853      40,837      (39,999)       6,594        79,870
                                              -------     -------     -------     --------     --------     ---------

CALCULATION OF FREE CASH FLOW

REPORTABLE NOI                                123,223     101,334     114,886       90,822       60,317     1,246,664

PLUS:

                     AIMCO 12 MONTH OPERATING TREND - DETAIL
                              008685 - Sands Point
                  For the Period Ended February 2005 (1212OTD)
APPLICATION: AIMCOPROPERTY     Run Date: 3/1/2005 10:44 AM     USER ID: gcoalson

                                            MAR 04       APR 04      MAY 04      JUN 04       JLY 04       AUG 04      SEP 04
                                           --------     --------    --------    --------     --------    ---------    --------
Change In Capital Replacements             (111,559)      32,668    (13,869)    (109,927)      56,478     (19,414)    (52,655)

                                           --------     --------    -------     --------      -------     -------     -------
EQUALS FREE CASH FLOW                        13,231      146,314    104,328      (22,458)     161,251      81,543      53,595
                                           --------     --------    -------     --------      -------     -------     -------

                                            OCT 04      NOV 04      DEC 04       JAN 05       FEB 05        Total
                                           --------    --------    --------    ----------    ---------    ---------
Change In Capital Replacements               31,108     (6,713)     (7,215)       (8,828)     (11,684)     (221,610)

                                            -------     ------     -------       -------      -------     ---------
EQUALS FREE CASH FLOW                       154,331     94,621     107,670        81,994       48,633     1,025,054
                                            -------     ------     -------       -------      -------     ---------

SANDS POINT APARTMENTS                                               ADDENDUM F

                                   ADDENDUM F

                               ENGAGEMENT LETTER

GMAC Commercial Mortgage Corporation                                [GMAC LOGO]
200 Witmer Road
Horsham, PA 19044
Phone: 215-328-1323
Fax: 215-328-3370

April 11, 2005

Jerry P. Gisclair II, MAI
Senior Managing Director
CB Richard Ellis
201 S. Orange Avenue
Suite 1500
Orlando, FL 33606

RE:   APPRAISAL CONTRACT LETTER
      SANDS POINT
      8330 N. 19TH STREET
      PHOENIX, AZ 85021

Dear Mr. Gisclair:

This letter is to confirm GMACCM's request for you to complete an appraisal assignment for the following real property:

PROPERTY DESCRIPTION      ADDRESS                         CITY/STATE

Sands Point               8330 N. 19th Avenue             Phoenix, AZ 85021

To assist you in the assignment, in terms of receiving information concerning the subject property and/or gaining access to the property, you may contact: The Property Manager at 602-864-3400.

The appraisal shall conform to GMAC Commercial Mortgage Appraisal Reporting Guidelines. Further, the appraisal shall meet and conform to the current Uniform Standards of Professional Appraisal Practice promulgated by the Appraisal Standards Board of the Appraisal Foundation. The appraisal shall consist of a complete self-contained Title XI narrative appraisal report. A statement must be included in the Letter of Transmittal that the appraisal is prepared in compliance with the requirements of Title XI of the Federal Financial Institution Reform, Recovery and Enforcement Act of 1989 (FIRREA) and the Uniform Standards of Professional Appraisal Practice.

The purpose of the appraisal is to estimate the Market Value based upon terms of cash of the subject property as defined in the Appraisal Reporting Guidelines. The use of the report is for interim financing purposes. The property interest to be appraised is fee simple subject to the existing lease agreements (if applicable).

You shall determine and fully explain what you believe is the typical marketing period for the property and explain how this determination has affected your market value conclusion.

The following estimates of market value will be required:

GMAC Commercial Mortgage Corporation
200 Witmer Road
Horsham, PA 19044
Phone: 215-328-1323
Fax: 215-328-3370

      1.    "As Is" Market Value on the appraisal date.

      2. Prospective Future Value Upon Reaching Stabilized Occupancy reported in current dollars as of a current date, if the property is not yet stabilized.

      3.    An insurable value.

Refer to Page 3 and 4 of the GMACCM Appraisal Reporting Guidelines for a description of the aforementioned values.

The following points are important to consider in the process of completing the appraisal assignment.

      (1) A current market analysis including information on the specific Phoenix, AZ market inventory, new construction, rent incentives, rental rates and occupancy levels and absorption rates.

      (2) Include the name, title and telephone number of the persons contacted to verify the comparable sales data.

      (3) Analyze the vacancy and collection loss factor using data from comparable properties in the subject market and the current physical and economic vacancy of the subject property.

      (4) The Capitalization and Discount Rates used in the Income Approach should be supported by an analysis of sales data extracted and verified from the market, investor sources and published data such as the Korpacz Real Estate Investor Survey. If the Band of Investment Method is used, the mortgage and equity rates should be adequately supported in the report.

      (5) An Operating Expense Analysis that reviews each applicable line item listed in historical and/or budgeted operating statements. The analysis of operating expenses should focus on historical and/or budgeted operating statements of the subject and market data (where appropriate). An effort should be made to include three (3) operating expense comparables.

      (6) Indicate in the Letter of Transmittal and the Summary of Important Conclusions any special Assumptions and/or Limiting Conditions pertaining to this appraisal assignment.

      (7) Make note and comment on the existence of the following: Legal Non-Conforming Use, Adverse Easement and Encroachments.

      (8) Contact with the local municipal zoning office must be made. Verify in detail, the level of conformity of the subject property to the applicable zoning code. Indicate the threshold and reconstruction limits in the case of a legal non-conforming use.

GMAC Commercial Mortgage Corporation
200 Witmer Road
Horsham, PA 19044
Phone: 215-328-1323
Fax: 215-328-3370

      (9) Analyze the current and projected real estate tax imposition of the subject property. Indicate that contact was made with the local assessor in the process of gathering tax and assessment data. Tax comparables are required.

      (10) A Discounted Cash Flow Analysis will be prepared on acceptable appraisal software using current leasing data on the subject property and current market assumptions as a basis for the analysis. Provide us with a hard copy and disk of your analysis.

      (11) Supply evidence of Errors and Omissions Insurance and a copy of State Certification in the Addenda of the report.

      (12) The nature of this appraisal assignment may negate compliance with one or more of the aforementioned points.

You shall also make note of any evidence of possible hazardous waste contamination. GMACCM recognizes that as an appraiser you are not an expert on the existence of hazardous waste nor does the appraisal assignment require an analysis of such possible contamination. However, if physical signs are evident, a notation of such should be incorporated in the Letter of Transmittal.

In this appraisal assignment, you will complete each of the three accepted approaches to valuation (Cost Approach, Sales Comparison Approach and Income Approach).

We require that YOU sign the final appraisal report as the primary appraiser and YOU OR YOUR DESIGNATED REPRESENTATIVE WILL PERSONALLY INSPECT the subject and each of the comparable properties. Please make every effort to have the effective date of the appraisal as close to the delivery date as possible. In addition, all persons assisting in the preparation and analysis of the appraisal should be identified.

The instructions and requirements set forth in this contract letter and GMACCM Appraisal Reporting Guidelines are to be copied and included in the Addendum of the Appraisal Report.

GMACCM reserves the right to convey a copy of the appraisal to third parties, assigns, and pertinent parties involved in the contemplated loan transaction. Recognize, however, that as a matter of standard policy, we do not provide a copy of the appraisal report to the borrower until after the loan closes. Also, please note that you may be requested to meet with us and possible third parties by phone or at your offices to discuss the analysis and valuation conclusions in the appraisal report without any additional charges when limited to three (3) meetings. The terms and conditions of this engagement letter supersede the assumptions and limiting conditions of the appraisal. Assumptions, opinions and conclusions in the appraisal report are not to be communicated to anyone except the undersigned.

It is our understanding that a draft of the appraisal will be prepared by May 9, 2005. The draft of the appraisal report will be addressed and submitted to the undersigned and also submitted to STEVEN HILDEBRAND, STEVEN_HILDEBRAND@GMACCM.COM of our GMACCM-PLG Horsham office located at 200 Witmer Road, Horsham, PA 19044. Based

GMAC Commercial Mortgage Corporation
200 Witmer Road
Horsham, PA 19044
Phone: 215-328-1323
Fax: 215-328-3370

on prompt delivery of all pertinent information necessary to complete this assignment, the final appraisal report will be due one week after final comments from the GMACCM Underwriter. The appraisal fee for this assignment is $5,500 (all-inclusive). The appraisal fee will be paid upon receipt of one (1) original unbound copy, three (3) bound copies and one (1) electronic copy of the completed appraisal report and confirmation by the GMACCM Reviewer that the appraisal complies with the terms and conditions set forth in this letter, FIRREA requirements and GMACCM Appraisal Reporting Guidelines. GMACCM reserves the right to suspend payment of the appraisal fee if the Appraiser's performance under this agreement is deemed unsatisfactory and the appraiser fails to cure such unsatisfactory performance within 10 days of such notice.

If the draft and final appraisal reports are not completed and delivered to GMACCM by the date stated above, GMACCM reserves the right to (1) cancel the assignment for cause and no fee will be paid, or (2) reduce the appraisal fee by five (5) percent per day commencing on the completion date and thereafter, until the appraisal report is received. The penalty will be deducted from the agreed upon appraisal fee stated in this letter. If a delay is anticipated, contact the undersigned immediately to discuss an extension of the completion date.

You agree to indemnify, defend and hold GMACCM and its directors, officers, employees, harmless from any and all claims losses, costs (including attorney's fees), and liabilities caused by adjudicated fraud, negligence or intentional fraud in preparing this appraisal for GMACCM.

You warrant that you are in compliance with all applicable state and federal licensing and certification regulations in the state where the subject property is located.

Please acknowledge your understanding and approval of this engagement to the undersigned by 2 days after current date. Please contact the undersigned at 215-328-1323 should you have any questions regarding this assignment.

Sincerely,

/s/ Myles Diamond
Myles Diamond
Assistant Vice President
Myles_Diamond@GMACCM.COM

GMAC Commercial Mortgage Corporation
200 Witmer Road
Horsham, PA 19044
Phone: 215-328-1323
Fax: 215-328-3370

APPROVED AND ACCEPTED BY:                JERRY P. GISCLAIR II, MAI
                                         CB RICHARD ELLIS
                                         201 S. ORANGE AVENUE
                                         SUITE 1500
                                         ORLANDO, FL 33606

_________________________                __________________________
NAME:                                    DATE:

TITLE:

SANDS POINT APARTMENTS                                                ADDENDUM G

                                   ADDENDUM G

                             MISCELLANEOUS EXHIBITS

INTERIOR AMENITIES

-     Distinctive one and two bedroom floorplans

-     Wood-burning fireplace*

-     Ceramic tile entries

-     Vaulted Ceilings*

-     Vertical and mini-blinds

-     Washer and dryer connections

-     Ceiling fans

-     Oversized walk-in closets

-     Private patios and balconies

-     Entry doors with private viewers

-     Wired for alarm systems

-     Pre-wired for cable

-     High Speed Internet Access

*Select apartment homes

COMMUNITY FEATURES

-     Gated community

-     2 Refreshing pools and spa

-     Reserved covered parking

-     Fitness center and saunas

-     Lighted tennis court

-     Sand volleyball court

-     Clothing care centers

-     Clubroom with kitchen and lounge area

-     24-Hour service guarantee

-     National coast to coast transfer program

-     AIMCO Homeplanner program


                            [THE APACHE FLOOR PLAN]

                            [THE MOJAVE FLOOR PLAN]

                           [THE MESQUITE FLOOR PLAN]

                            [THE SAGUARO FLOOR PLAN]

                         [THE DESERT WILLOW FLOOR PLAN]

                            [THE JOSHUA FLOOR PLAN]

                           [THE OCOTILLO FLOOR PLAN]

                          [THE PALO VERDE FLOOR PLAN]

                                  [SITE PLAN]

                             SANDS POINT APARTMENTS

         8330 N. 19th Avenue - Phoenix, AZ 85021 - Phone: 602-864-3400
                Fax: 602-864-8827 - E-Mail: Sandspoint@aimco.com
                         Website: www.SandspointApts.com

Floor Plans                                            Square Feet      Prices
---------------------------------------------------    -----------      ------
Apache (1 Bedroom/1 Bath)                                   597       From $499
Mohave (1 Bedroom/1 Bath)                                   678       From $533
Mesquite (1 Bedroom/1 Bath)                                 732       From $577
Saguaro (1 Bedroom/Den)                                     782       From $631
Desert Willow (2 Bedroom/1 Bath)                            863       From $643
Joshua (2 Bedroom/2 Bath)                                   951       From $686
Ocotillo (2 Bedroom/2 Bath)                                 999       From $686
Palo Verde (2 Bedroom/2 Bath)                              1040       From $708
Prices do not include 1.8% sales tax and utilities.

Security Deposits (Refundable): $99 (1x1)/$150 (2x2)

Administrative Fees (Non-Refundable): $101.80

Application Fee (Non-Refundable): $35.63 (Per person over the age of 18)

Pet Fee: $150 Non Refundable (per pet)

Pet Rent: $20 (per pet) Maximum of 2 pets per apartment. Pets under 30 lbs. At full growth and/or 36" in height.

Utilities:
----------
Apache:          Water $16     Trash $9      Gas $2     Total $27
Mohave:          Water $19     Trash $10     Gas $3     Total $32
Mesquite:        Water $20     Trash $11     Gas $3     Total $34
Saguaro:         Water $22     Trash $11     Gas $3     Total $36
Desert Willow:   Water $24     Trash $13     Gas $3     Total $40
Joshua:          Water $26     Trash $14     Gas $4     Total $44
Ocotillo:        Water $27     Trash $15     Gas $4     Total $46
Palo Verde:      Water $29     Trash $15     Gas $4     Total $48

Amenities:

      -     Full Size Washer & Dryers Available

      -     Wood Burning Fire Places in Select Units

      -     Gated Community

      -     Ceiling Fan in Every Bedroom

      -     Reserved Covered Parking

      -     Storage on all Patios/Balconies

      -     Two Refreshing Large pools, one with Hot Tub

      -     Fitness Center

      -     Clubhouse

      -     Vaulted Ceilings in Select Units

      -     Resident Video Movie Rentals

Prices are subject to change without notice.                    As of 4/11/2005

                                   EXHIBIT "A"

                                Legal Description

That part of the Southwest quarter of Section 18, Township 3 North, Range 4 East of the Gila and Salt River Base and Meridian, Maricopa County, Arizona, being more particularly described as follows:

      COMMENCING at the intersection of the Northerly right-of-way line of Cactus Road as shown on the Map of Dedication for PARADISE VILLAGE as recorded in Book 195 of Maps, page 30, records of Maricopa County and the monument line of 42nd Street as shown on the plat of LAS HACIENDAS DE PARADISE VILLAGE as recorded in Book 207 of Maps, page 22, records of Maricopa County and on the plat of PARADISE VALLEY VILLAGE UNIT TWO, as recorded in Book 197 of Maps, page 22, records of Maricopa County;

      thence North 60 degrees 37' 40" East along said right-of-way line a distance of 30.00 feet;

      thence North 29 degrees 26' 46" West along a line parallel with and 30.00 feet Easterly of, as measured at right angles to, said monument line of 42nd Street a distance of 17.00 feet to the POINT OF BEGINNING;

      thence continuing North 29 degrees 26' 46" West along said parallel line a distance of 209.18 feet to a point of curvature;

      thence Northeasterly along said parallel line and a curve concave to the Southeast, having a central angle of 67 degrees 58' 36" and a radius of 924.40 feet, a distance of 1096.72 feet to a point of non-tangency;

      thence South 42 degrees 04' 56" East along the boundary of parcel "A" as recorded in Docket 13925, page 448, records of Maricopa County a distance of 154.90 feet;

      thence North 47 degrees 56' 03" East along said boundary of parcel "A", a distance of 211.04 feet;

      thence North 79 degrees 30' 08" East along said boundary of parcel "A" a distance of 25.02 feet;

      thence South 10 degrees 24' 23" East along the Westerly boundary of a parcel of land recorded in Docket 11469, page 393, records of Maricopa County a distance of 473.39 feet;

      thence South 18 degrees 38' 03" East along said Westerly boundary a distance of 50.08 feet;

      thence South 75 degrees 04' 11" West along the Northerly boundary of two parcels of land recorded in Docket 12601, page 1546, records of Maricopa County a distance of 370.39 feet;

      thence South 18 degrees 44' 36" East along the Westerly boundary of said parcels 4 distance of 378.34 feet to a point on said Northerly right-of-way line of Cactus Road;

      thence South 63 degrees 06' 56" West along said right-of-way line a distance of 44.56 feet;

      thence South 60 degrees 37' 40" West along said right-of-way line a distance of 149.95 feet to a point lying 47.00 feet North 60 degrees 37' 40" East of the Point of Commencement;

      thence North 74 degrees 28' 13" West a distance of 24.04 feet to the POINT
            OF BEGINNING.

                                                        [Greenspoint Apartments]

                                   Exhibit "A"

                                     [MAP]

This is an official copy of a portion of the above referenced flood map. It was extracted using F-MIT On-Line. This map does not reflect changes or amendments which may have been made a subsequent to the date on the title block. For the latest product information about National Flood Insurance Program flood maps check the FEMA Flood Map Store at www.msc.fema.gov

SANDS POINT APARTMENTS                                               ADDENDUM H

                                   ADDENDUM H

                                 QUALIFICATIONS

                                 QUALIFICATIONS

                              WILLIAM J. DAVIS, MAI
                            ASSISTANT VICE PRESIDENT

                              CB Richard Ellis, Inc.
                         Valuation and Advisory Services
                            2415 East Camelback Road
                             Phoenix, Arizona 85016
                                 (602) 735-5649

                                   EDUCATIONAL

Bachelor of Science Degree, Real Estate, Arizona State University, Tempe,
Arizona

                           LICENSE(S)/CERTIFICATION(S)

Certified General Appraiser: State of Arizona (No. 30784)

                                  PROFESSIONAL

                               Appraisal Institute

Designated Member (MAI), Certificate No. 11,493

Published Author: Commercial Leasing Update, August, 1997, Apartment Market Overview

                              EMPLOYMENT EXPERIENCE

1989-1992      Residential Real Estate Appraiser, Siebrand & Associates, Scottsdale,
               Arizona

1992-1998      Staff Real Estate Appraiser, Sell, Huish & Associates, Inc., Tempe,
               Arizona

1998-1998      Senior Commercial Real Estate Appraiser, Sell & Associates, Inc., Tempe,
               Arizona

1998-Present   Assistant Vice President, CB Richard Ellis, Inc., Phoenix, Arizona

Appraisal experience has been in the fee preparation of real estate appraisals, feasibility studies, rent analyses and market studies of commercial and multifamily residential properties. Experience encompasses a wide variety of property types including office, retail, industrial, multifamily, hotel/motel, casinos, resorts, medical office buildings, nursing homes, restaurants, car washes, sand and rock mining and other special purpose properties as well as both urban and rural lands. The valuation of fractional interests in real property is one of my particular areas of expertise.

Assignments completed in Arizona, Nevada, New Mexico, North Dakota, and Montana. Qualified and testified as an expert witness in United States Superior Court in Arizona.

The Intermountain Region of CB Richard Ellis, Inc. Valuation and Advisory Services covers the states of Arizona, Colorado, Idaho, Montana, Nebraska, Nevada, New Mexico, North and South Dakota, Utah and Wyoming. The regional office is based in Phoenix, Arizona, with satellite offices in the cities of Denver, Las Vegas, Salt Lake City, and Tucson.